Vertex Energy, Inc. 8-K

Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY
COURT FOR THE SOUTHERN DISTRICT OF TEXAS
HOUSTON DIVISION

)
In re:	)	Chapter 11
)
VERTEX ENERGY, INC., et al.,[1]	)	Case No. 24-90507 (CML)
)
Debtors.	)	(Joint Administration Requested)
)

DISCLOSURE STATEMENT FOR THE JOINT

CHAPTER 11 PLAN OF VERTEX ENERGY, INC. AND ITS DEBTOR AFFILIATES

BRACEWELL LLP		KIRKLAND & ELLIS LLP
Jason G. Cohen	(TX Bar No. 24050435)	KIRKLAND & ELLIS INTERNATIONAL LLP
Jonathan L. Lozano (TX Bar No. 24121570)		Brian Schartz, P.C. (TX Bar No. 24099361)
711 Louisiana Street, Suite 2300		601 Lexington Avenue
Houston, Texas 77002		New York, New York 10022
Telephone:	(713) 223-2300	Telephone:	(212) 446-4800
Facsimile:	(800) 404-3970	Facsimile:	(212) 446-4900
Email:	jason.cohen@bracewell.com	Email:	brian.schartz@kirkland.com
jonathan.lozano@bracewell.com

-and-		-and-

Mark E. Dendinger (pro hac vice pending)		KIRKLAND & ELLIS LLP
31 W. 52nd Street, Suite 1900		KIRKLAND & ELLIS INTERNATIONAL LLP
New York, NY 10019		John R. Luze (pro hac vice pending)
Telephone:	(212) 508-6100	Rachael M. Bentley (pro hac vice pending)
Facsimile:	(800) 404-3970	333 West Wolf Point Plaza
Email:	mark.dendinger@bracewell.com	Chicago, Illinois 60654
		Telephone:	(312) 862-2000
		Facsimile:	(312) 862-2200
		Email:	john.luze@kirkland.com
rachael.bentley@kirkland.com

Proposed Co-Counsel to the Debtors		Proposed Co-Counsel to the Debtors
and Debtors in Possession		and Debtors in Possession

Dated: September 25, 2024

[1]	A complete list of each of the Debtors in these Chapter 11 Cases may be obtained on the website of the Debtors’ proposed claims and noticing agent at https://www.veritaglobal.net/vertex. The location of Debtor Vertex Energy, Inc.’s corporate headquarters and the Debtors’ service address in these Chapter 11 Cases is 1331 Gemini Street, Suite 250, Houston, Texas 77058.

IMPORTANT INFORMATION ABOUT THIS DISCLOSURE STATEMENT

THE DEBTORS ARE PROVIDING THIS DISCLOSURE STATEMENT TO HOLDERS OF CLAIMS FOR PURPOSES OF SOLICITING VOTES TO ACCEPT OR REJECT THE JOINT CHAPTER 11 PLAN OF VERTEX ENERGY, INC. AND ITS DEBTOR AFFILIATES (AS MAY BE MODIFIED, AMENDED, OR SUPPLEMENTED FROM TIME TO TIME, THE “PLAN”). NOTHING IN THIS DISCLOSURE STATEMENT MAY BE RELIED UPON OR USED BY ANY ENTITY FOR ANY OTHER PURPOSE. BEFORE DECIDING WHETHER TO VOTE TO ACCEPT OR REJECT THE PLAN, EACH HOLDER OF A CLAIM ENTITLED TO VOTE ON THE PLAN SHOULD CAREFULLY CONSIDER ALL OF THE INFORMATION IN THIS DISCLOSURE STATEMENT, INCLUDING THE RISK FACTORS DESCRIBED IN ARTICLE XVIII HEREIN.

THE DEBTORS AND CERTAIN HOLDERS OF CLAIMS SUPPORT THE PLAN, INCLUDING THE CONSENTING STAKEHOLDERS. THE DEBTORS BELIEVE THAT THE COMPROMISES CONTEMPLATED UNDER THE PLAN ARE FAIR AND EQUITABLE, MAXIMIZE THE VALUE OF THE DEBTORS’ ESTATES, AND PROVIDE THE BEST RECOVERY TO STAKEHOLDERS. AT THIS TIME, THE DEBTORS BELIEVE THE PLAN REPRESENTS THE BEST AVAILABLE OPTION FOR COMPLETING THE CHAPTER 11 CASES. THE DEBTORS STRONGLY RECOMMEND THAT YOU VOTE TO ACCEPT THE PLAN.

THE DEBTORS URGE EACH HOLDER OF A CLAIM ENTITLED TO VOTE ON THE PLAN TO CONSULT WITH ITS OWN ADVISORS WITH RESPECT TO ANY LEGAL, FINANCIAL, SECURITIES, TAX, OR BUSINESS ADVICE IN REVIEWING THIS DISCLOSURE STATEMENT, THE PLAN, AND THE TRANSACTIONS CONTEMPLATED THEREBY. FURTHERMORE, THE BANKRUPTCY COURT’S APPROVAL OF THE ADEQUACY OF THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE THE BANKRUPTCY COURT’S APPROVAL OF THE PLAN.

THIS DISCLOSURE STATEMENT CONTAINS, AMONG OTHER THINGS, SUMMARIES OF THE PLAN, CERTAIN STATUTORY PROVISIONS, AND CERTAIN ANTICIPATED EVENTS IN THE CHAPTER 11 CASES. ALTHOUGH THE DEBTORS BELIEVE THAT THESE SUMMARIES ARE FAIR AND ACCURATE, THESE SUMMARIES ARE QUALIFIED IN THEIR ENTIRETY TO THE EXTENT THAT THEY DO NOT SET FORTH THE ENTIRE TEXT OF SUCH DOCUMENTS OR STATUTORY PROVISIONS OR EVERY DETAIL OF SUCH ANTICIPATED EVENTS. THE SUMMARIES OF THE FINANCIAL INFORMATION AND THE DOCUMENTS ANNEXED TO THIS DISCLOSURE STATEMENT OR OTHERWISE INCORPORATED HEREIN BY REFERENCE ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THOSE DOCUMENTS. IN THE EVENT OF ANY INCONSISTENCY OR DISCREPANCY BETWEEN A DESCRIPTION IN THIS DISCLOSURE STATEMENT AND THE TERMS AND PROVISIONS OF THE PLAN OR ANY OTHER DOCUMENTS INCORPORATED HEREIN BY REFERENCE, THE PLAN OR SUCH OTHER DOCUMENTS WILL GOVERN FOR ALL PURPOSES. FACTUAL INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT HAS BEEN PROVIDED BY THE DEBTORS’ MANAGEMENT EXCEPT WHERE OTHERWISE SPECIFICALLY NOTED. THE DEBTORS DO NOT REPRESENT OR WARRANT THAT THE INFORMATION CONTAINED HEREIN OR ATTACHED HERETO IS WITHOUT ANY MATERIAL INACCURACY OR OMISSION. EXCEPT AS OTHERWISE PROVIDED IN THE PLAN OR IN ACCORDANCE WITH APPLICABLE LAW, THE DEBTORS ARE UNDER NO DUTY TO UPDATE OR SUPPLEMENT THIS DISCLOSURE STATEMENT.

IN PREPARING THIS DISCLOSURE STATEMENT, THE DEBTORS RELIED ON FINANCIAL DATA DERIVED FROM THE DEBTORS’ BOOKS AND RECORDS AND ON VARIOUS ASSUMPTIONS REGARDING THE DEBTORS’ BUSINESSES. WHILE THE DEBTORS BELIEVE THAT SUCH FINANCIAL INFORMATION FAIRLY REFLECTS THE FINANCIAL CONDITION OF THE DEBTORS AS OF THE DATE HEREOF AND THAT THE ASSUMPTIONS REGARDING FUTURE EVENTS REFLECT REASONABLE BUSINESS JUDGMENTS, NO REPRESENTATIONS OR WARRANTIES ARE MADE AS TO THE ACCURACY OF THE FINANCIAL INFORMATION CONTAINED HEREIN OR ASSUMPTIONS REGARDING THE DEBTORS’ BUSINESSES AND THEIR FUTURE RESULTS AND OPERATIONS. THE DEBTORS EXPRESSLY CAUTION READERS NOT TO PLACE UNDUE RELIANCE ON ANY FORWARD-LOOKING STATEMENTS CONTAINED HEREIN.

THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE, AND MAY NOT BE CONSTRUED AS, AN ADMISSION OF FACT, LIABILITY, STIPULATION, OR WAIVER. THE DEBTORS OR ANY OTHER AUTHORIZED PARTY MAY SEEK TO INVESTIGATE, FILE, AND PROSECUTE CLAIMS AND MAY OBJECT TO CLAIMS AFTER THE CONFIRMATION OR EFFECTIVE DATE OF THE PLAN IRRESPECTIVE OF WHETHER THIS DISCLOSURE STATEMENT IDENTIFIES ANY SUCH CLAIMS OR OBJECTIONS TO CLAIMS.

THE DEBTORS ARE MAKING THE STATEMENTS AND PROVIDING THE FINANCIAL INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT AS OF THE DATE HEREOF, UNLESS OTHERWISE SPECIFICALLY NOTED. THERE IS NO ASSURANCE THAT THE STATEMENTS CONTAINED HEREIN WILL BE CORRECT AT ANY TIME AFTER SUCH DATE. ALTHOUGH THE DEBTORS MAY SUBSEQUENTLY UPDATE THE INFORMATION IN THIS DISCLOSURE STATEMENT, THE DEBTORS HAVE NO AFFIRMATIVE DUTY TO DO SO, AND EXPRESSLY DISCLAIM ANY DUTY TO PUBLICLY UPDATE ANY FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS, OR OTHERWISE. HOLDERS OF CLAIMS REVIEWING THIS DISCLOSURE STATEMENT SHOULD NOT INFER THAT, AT THE TIME OF THEIR REVIEW, THE FACTS SET FORTH HEREIN HAVE NOT CHANGED SINCE THIS DISCLOSURE STATEMENT WAS FILED. INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION, MODIFICATION, OR AMENDMENT. THE DEBTORS RESERVE THE RIGHT TO FILE AN AMENDED OR MODIFIED PLAN AND RELATED DISCLOSURE STATEMENT FROM TIME TO TIME, SUBJECT TO THE TERMS OF THE PLAN AND THE PLAN SUPPLEMENT.

THE DEBTORS HAVE NOT AUTHORIZED ANY ENTITY TO GIVE ANY INFORMATION ABOUT OR CONCERNING THE PLAN OTHER THAN THAT WHICH IS CONTAINED IN THIS DISCLOSURE STATEMENT. THE DEBTORS HAVE NOT AUTHORIZED ANY REPRESENTATIONS CONCERNING THE DEBTORS OR THE VALUE OF THEIR PROPERTY OTHER THAN AS SET FORTH IN THIS DISCLOSURE STATEMENT.

IF THE PLAN IS CONFIRMED BY THE BANKRUPTCY COURT AND THE EFFECTIVE DATE OCCURS, ALL HOLDERS OF CLAIMS OR INTERESTS (INCLUDING THOSE HOLDERS OF CLAIMS OR INTERESTS WHO DO NOT SUBMIT BALLOTS TO ACCEPT OR REJECT THE PLAN, WHO VOTE TO REJECT THE PLAN, OR WHO ARE NOT ENTITLED TO VOTE ON THE PLAN) WILL BE BOUND BY THE TERMS OF THE PLAN AND THE RESTRUCTURING TRANSACTIONS CONTEMPLATED THEREBY.

THE CONFIRMATION AND EFFECTIVENESS OF THE PLAN ARE SUBJECT TO CERTAIN MATERIAL CONDITIONS PRECEDENT DESCRIBED HEREIN AND SET FORTH IN ARTICLE X OF THE PLAN. THERE IS NO ASSURANCE THAT THE PLAN WILL BE CONFIRMED, OR IF CONFIRMED, THAT THE CONDITIONS REQUIRED TO BE SATISFIED FOR THE PLAN TO GO EFFECTIVE WILL BE SATISFIED (OR WAIVED).

YOU ARE ENCOURAGED TO READ THE PLAN AND THIS DISCLOSURE STATEMENT IN THEIR ENTIRETY, INCLUDING ARTICLE XVIII, ENTITLED “RISK FACTORS” BEFORE SUBMITTING YOUR BALLOT TO VOTE ON THE PLAN.

THE BANKRUPTCY COURT’S APPROVAL OF THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE A GUARANTEE BY THE BANKRUPTCY COURT OF THE ACCURACY OR COMPLETENESS OF THE INFORMATION CONTAINED HEREIN OR AN ENDORSEMENT BY THE BANKRUPTCY COURT OF THE MERITS OF THE PLAN. THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT IS INCLUDED FOR PURPOSES OF SOLICITING VOTES FOR AND CONFIRMATION OF THE PLAN AND MAY NOT BE RELIED ON FOR ANY OTHER PURPOSE.

THIS DISCLOSURE STATEMENT HAS BEEN PREPARED IN ACCORDANCE WITH SECTION 1125 OF THE BANKRUPTCY CODE AND BANKRUPTCY RULE 3016(B) AND IS NOT NECESSARILY PREPARED IN ACCORDANCE WITH FEDERAL OR STATE SECURITIES LAWS OR OTHER SIMILAR LAWS. THIS DISCLOSURE STATEMENT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) OR ANY SIMILAR FEDERAL, STATE, LOCAL, OR FOREIGN REGULATORY AGENCY, NOR HAS THE SEC OR ANY OTHER AGENCY PASSED UPON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. ALL HOLDERS OF CLAIMS AND/OR INTERESTS SHOULD REVIEW THE SECURITIES LAW RESTRICTIONS AND NOTICES SET FORTH IN THIS DISCLOSURE STATEMENT AND THE PLAN (INCLUDING, WITHOUT LIMITATION, UNDER ARTICLE XII THEREOF) IN FULL.

THE DEBTORS HAVE SOUGHT TO ENSURE THE ACCURACY OF THE FINANCIAL INFORMATION PROVIDED IN THIS DISCLOSURE STATEMENT; HOWEVER, THE FINANCIAL INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT OR INCORPORATED HEREIN BY REFERENCE HAS NOT BEEN, AND WILL NOT BE, AUDITED OR REVIEWED BY THE DEBTORS’ INDEPENDENT AUDITORS UNLESS EXPLICITLY PROVIDED OTHERWISE HEREIN.

UPON CONFIRMATION OF THE PLAN, CERTAIN OF THE SECURITIES DESCRIBED IN THIS DISCLOSURE STATEMENT WILL BE ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (TOGETHER WITH THE RULES AND REGULATIONS PROMULGATED THEREUNDER, THE “SECURITIES ACT”), OR SIMILAR FEDERAL, STATE, LOCAL, OR FOREIGN LAWS IN RELIANCE ON THE EXEMPTION SET FORTH IN SECTION 1145 OF THE BANKRUPTCY CODE TO THE EXTENT PERMITTED UNDER APPLICABLE LAW. OTHER SECURITIES MAY BE ISSUED PURSUANT TO OTHER APPLICABLE EXEMPTIONS UNDER THE FEDERAL SECURITIES LAWS. IF EXEMPTIONS FROM REGISTRATION UNDER SECTION 1145 OF THE BANKRUPTCY CODE OR APPLICABLE FEDERAL SECURITIES LAW DO NOT APPLY, THE SECURITIES MAY NOT BE OFFERED OR SOLD EXCEPT UNDER A VALID EXEMPTION OR UPON REGISTRATION UNDER THE SECURITIES ACT. THE DEBTORS RECOMMEND THAT POTENTIAL RECIPIENTS OF SECURITIES ISSUED UNDER THE PLAN CONSULT THEIR OWN LAWYER CONCERNING THEIR ABILITY TO FREELY TRADE SUCH SECURITIES IN COMPLIANCE WITH THE FEDERAL SECURITIES LAWS AND ANY APPLICABLE “BLUE SKY” LAWS. THE DEBTORS MAKE NO REPRESENTATION CONCERNING THE ABILITY OF A PERSON TO DISPOSE OF SUCH SECURITIES.

THE DEBTORS MAKE STATEMENTS IN THIS DISCLOSURE STATEMENT THAT ARE CONSIDERED FORWARD-LOOKING STATEMENTS UNDER FEDERAL SECURITIES LAWS. THE DEBTORS CONSIDER ALL STATEMENTS REGARDING ANTICIPATED OR FUTURE MATTERS TO BE FORWARD-LOOKING STATEMENTS. ALTHOUGH THE DEBTORS BELIEVE THE EXPECTATIONS REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS ARE BASED ON REASONABLE ASSUMPTIONS, THE DEBTORS CAN GIVE NO ASSURANCE THAT THEIR EXPECTATIONS WILL BE ATTAINED, AND IT IS POSSIBLE THAT ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE INDICATED BY THESE FORWARD-LOOKING STATEMENTS DUE TO A VARIETY OF RISKS AND UNCERTAINTIES. FORWARD LOOKING STATEMENTS MAY INCLUDE, BUT ARE NOT LIMITED TO, STATEMENTS ABOUT:

●	THE DEBTORS’ PLANS, OBJECTIVES, INTENTIONS, AND EXPECTATIONS;

●	THE DEBTORS’ BUSINESS STRATEGY;

●	THE DEBTORS’ FINANCIAL STRATEGY, BUDGET, AND PROJECTIONS;

●	THE DEBTORS’ FINANCIAL CONDITION, REVENUES, CASH FLOWS, AND EXPENSES;

●	THE SUCCESS OF THE DEBTORS’ OPERATIONS;

●	THE COSTS OF CONDUCTING THE DEBTORS’ OPERATIONS;

●	THE DEBTORS’ LEVELS OF INDEBTEDNESS, LIQUIDITY, AND COMPLIANCE WITH DEBT COVENANTS;

●	THE LEVEL OF UNCERTAINTY REGARDING THE DEBTORS’ FUTURE OPERATING RESULTS;

●	THE AMOUNT, NATURE, AND TIMING OF THE DEBTORS’ CAPITAL EXPENDITURES;

●	THE TERMS OF CAPITAL AVAILABLE TO THE DEBTORS;

●	THE INTEGRATION AND BENEFITS OF ASSET AND PROPERTY ACQUISITIONS OR THE EFFECTS OF ASSET AND PROPERTY ACQUISITIONS OR DISPOSITIONS ON THE DEBTORS’ CASH POSITION AND LEVELS OF INDEBTEDNESS;

●	THE DEBTORS’ ABILITY TO SATISFY FUTURE CASH OBLIGATIONS;

●	THE EFFECTIVENESS OF THE DEBTORS’ RISK MANAGEMENT ACTIVITIES;

●	THE DEBTORS’ COUNTERPARTIES’ CREDIT RISK;

●	THE OUTCOME OF PENDING AND FUTURE LITIGATION CLAIMS OR REGULATORY PROCEEDINGS;

●	THE GOVERNMENTAL REGULATIONS AND TAXATION APPLICABLE TO THE DEBTORS, INCLUDING ANY CHANGES THERETO;

●	THE RISKS ASSOCIATED WITH THE DEBTORS’ FAILURE TO COMPLY WITH THE EXTENSIVE LAWS AND GOVERNMENTAL REGULATIONS APPLICABLE TO THE U.S. OIL AND GAS INDUSTRY;

●	ENVIRONMENTAL LIABILITIES; AND

●	THE OVERALL HEALTH OF THE OIL AND GAS INDUSTRY AND THE PRICE OF OIL AND NATURAL GAS.

STATEMENTS CONCERNING THESE AND OTHER MATTERS ARE NOT GUARANTEES OF THE POST-EFFECTIVE DATE DEBTORS’ FUTURE PERFORMANCE. THERE ARE RISKS, UNCERTAINTIES, AND OTHER IMPORTANT FACTORS THAT COULD CAUSE THE POST-EFFECTIVE DATE DEBTORS’ ACTUAL PERFORMANCE OR ACHIEVEMENTS TO BE DIFFERENT FROM THOSE THEY MAY PROJECT, AND THE DEBTORS UNDERTAKE NO OBLIGATION TO UPDATE THE PROJECTIONS MADE HEREIN. THESE RISKS, UNCERTAINTIES, AND FACTORS MAY INCLUDE THE FOLLOWING: THE DEBTORS’ ABILITY TO CONFIRM AND CONSUMMATE THE PLAN; THE POTENTIAL THAT THE DEBTORS MAY NEED TO PURSUE AN ALTERNATIVE TRANSACTION IF THE PLAN IS NOT CONFIRMED; THE DEBTORS’ ABILITY TO REDUCE THEIR OVERALL FINANCIAL LEVERAGE; THE POTENTIAL ADVERSE IMPACT OF THE CHAPTER 11 CASES ON THE DEBTORS’ OPERATIONS, MANAGEMENT, AND EMPLOYEES; THE RISKS ASSOCIATED WITH OPERATING THE DEBTORS’ BUSINESSES DURING THE CHAPTER 11 CASES; THE DEBTORS’ INABILITY TO MAINTAIN RELATIONSHIPS WITH SUPPLIERS, EMPLOYERS AND OTHER THIRD PARTIES AS A RESULT OF THE CHAPTER 11 FILING OR THOSE PARTIES’ FAILURE TO COMPLY WITH THEIR CONTRACTUAL OBLIGATIONS; CUSTOMER RESPONSES TO THE CHAPTER 11 CASES; THE DEBTORS’ INABILITY TO DISCHARGE OR SETTLE CLAIMS DURING THE CHAPTER 11 CASES; THE PERFORMANCE OF THE OIL AND GAS MARKET; THE REGULATORY ENVIRONMENT; GENERAL ECONOMIC, BUSINESS, AND MARKET CONDITIONS; INTEREST RATE FLUCTUATIONS; PRICE INCREASES; EXPOSURE TO LITIGATION; THE DEBTORS’ ABILITY TO IMPLEMENT COST REDUCTION INITIATIVES IN A TIMELY MANNER; THE DEBTORS’ ABILITY TO DIVEST EXISTING BUSINESSES; FINANCIAL

v

CONDITIONS OF THE DEBTORS’ CUSTOMERS; ADVERSE TAX CHANGES; LIMITED ACCESS TO CAPITAL RESOURCES; CHANGES IN DOMESTIC AND FOREIGN LAWS AND REGULATIONS; TRADE BALANCE; NATURAL DISASTERS, INCLUDING PANDEMICS, SUCH AS THE COVID-19 PANDEMIC, THAT MAY CAUSE GENERAL BUSINESS DISRUPTIONS; GEOPOLITICAL INSTABILITY; AND THE EFFECTS OF GOVERNMENTAL REGULATION ON THE DEBTORS’ BUSINESSES.

You are cautioned that all forward-looking statements are necessarily speculative, and there are certain risks and uncertainties that could cause actual events or results to differ materially from those referred to in such forward-looking statements. The projections and forward-looking information contained or incorporated by reference herein and attached hereto are only estimates, and the timing and amount of actual distributions to Holders of Allowed Claims and Allowed Interests, among other things, may be affected by many factors that cannot be predicted. Any analyses, estimates, or recovery projections may or may not turn out to be accurate.

SPECIAL NOTICE REGARDING FEDERAL AND STATE SECURITIES LAWS

The securities to be issued on or after the Effective Date will not have been the subject of a registration statement filed with the SEC under the Securities Act or any securities regulatory authority of any state under any state securities law (“Blue Sky Laws”). The Plan has not been approved or disapproved by the SEC or any state regulatory authority and neither the SEC nor any state regulatory authority has passed upon the accuracy or adequacy of the information contained in this Disclosure Statement or the Plan. Any representation to the contrary is a criminal offense. The securities may not be offered or sold within the United States or to, or for the account or benefit of, United States persons (as defined in Regulation S under the Securities Act), except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable laws of other jurisdictions.

The Debtors will rely on section 1145(a) of the Bankruptcy Code to exempt from registration under the Securities Act and Blue-Sky Laws the offer, issuance, and distribution, if applicable, of New Common Stock (the “Solicitation”) under the Plan (other than any New Common Stock underlying the Management Incentive Plan), and to the extent such exemption is not available, then such New Common Stock will be offered, issued, and distributed under the Plan pursuant to other applicable exemptions from registration under the Securities Act and any other applicable securities laws. Neither the Solicitation nor this Disclosure Statement constitutes an offer to sell or the solicitation of an offer to buy securities in any state or jurisdiction in which such offer or solicitation is not authorized.

Any New Common Stock underlying the Management Incentive Plan will be offered, issued, and distributed in reliance upon Section 4(a)(2) of the Securities Act, Regulation D promulgated thereunder, Regulation S under the Securities Act, and/or other exemptions from registration, will be considered “restricted securities,” and may not be transferred except pursuant to an effective registration statement under the Securities Act or an available exemption therefrom.

TABLE OF CONTENTS

Page

I.	INTRODUCTION	1

II.	PRELIMINARY STATEMENT	1

III.	QUESTIONS AND ANSWERS REGARDING THIS DISCLOSURE STATEMENT AND THE PLAN	4

A.	What Is Chapter 11?	4

B.	Why Are the Debtors Sending Me this Disclosure Statement?	5

C.	What Are Restructuring Transactions Under the Plan?	5

D.	Am I Entitled to Vote on the Plan?	5

E.	What Will I Receive from the Debtors If I Hold an Allowed Administrative Claim, DIP Claim, Amended Intermediation Facility Claim, Professional Fee Claim, or Priority Tax Claim?	5

F.	What Will I Receive from the Debtors If the Plan Is Consummated?	5

IV.	TREATMENT OF CLAIMS AND INTERESTS	5

A.	Administrative Claims and Priority Claims	5

V.	CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS	8

A.	Classification of Claims and Interests.	8

B.	Treatments of Claims and Interests	8

C.	Special Provision Governing Unimpaired Claims	12

D.	Elimination of Vacant Classes	13

E.	Voting Classes, Presumed Acceptance by Non-Voting Classes.	13

F.	Intercompany Interests	13

G.	Confirmation Pursuant to Sections 1129(a)(10) and 1129(b) of the Bankruptcy Code	13

H.	Controversy Concerning Impairment	13

I.	Subordinated Claims	13

VI.	SOLICITATION AND VOTING PROCEDURES	13

A.	Holders of Claims or Interests Entitled to Vote on the Plan	14

B.	Votes Required for Acceptance by a Class	14

C.	What Happens to My Recovery If the Plan Is Not Confirmed or Does Not Go Effective?	14

D.	If the Plan Provides That I Get a Distribution, Do I Get it upon Confirmation or When the Plan Goes Effective, and What Is Meant by “Confirmation,” “Effective Date,” and “Consummation?”	14

E.	What are the sources of Cash and other consideration required to fund the Plan?	14

F.	Are There Risks to Owning the New Common Stock upon the Debtors’ Emergence from Chapter 11?	15

G.	Is There Potential Litigation Related to the Plan?	15

i

H.	Does the Plan Preserve Causes of Action?	15

I.	Will There Be Releases, Injunction, and Exculpation Granted to Parties in Interest as Part of the Plan?	16

J.	Certain Factors to Be Considered Prior to Voting.	17

K.	Solicitation Procedures	18

L.	Additional Information for the Voting Classes	18

VII.	THE DEBTORS’ CORPORATE HISTORY, STRUCTURE, AND BUSINESS OVERVIEW	21

A.	The Debtors’ Corporate History and Business Operations	21

B.	The Debtor’s Prepetition Capital Structure	24

VIII.	EVENTS LEADING TO THE CHAPTER 11 FILINGS	26

A.	Challenges Facing the Debtors’ Business	26

B.	The Company’s Prepetition Restructuring Initiatives	28

C.	Postpetition Financing and Use of Cash Collateral	29

IX.	Material Developments and Events OF the Chapter 11 Cases	31

X.	SUMMARY OF THE PLAN	33

A.	General Settlement of Claims and Interests	33

B.	Restructuring Transactions	33

C.	Director, Officer, and Manager Liability Insurance	34

D.	Employment Obligations	34

E.	Cancellation of Notes, Instruments, Certificates and Other Documents	35

F.	Section 1146 Exemption.	35

G.	The Recapitalization Transaction	36

H.	The Asset Sale.	40

XI.	OTHER KEY ASPECTS OF THE PLAN	44

A.	Treatment of Executory Contracts and Unexpired Leases	44

XII.	PROVISIONS GOVERNING DISTRIBUTIONS	48

A.	Timing and Calculation of Amounts to Be Distributed.	48

B.	Disbursing Agent	48

C.	Rights and Powers of Disbursing Agent	48

D.	Delivery of Distributions and Undeliverable or Unclaimed Distributions	48

E.	Manner of Payment	49

F.	Compliance with Tax Requirements	50

G.	Allocations	50

H.	No Postpetition Interest on Claims	50

I.	Foreign Currency Exchange Rate.	50

ii

J.	Setoffs and Recoupment	50

K.	Claims Paid or Payable by Third Parties	51

XIII.	THE PLAN ADMINISTRATOR	51

A.	The Plan Administrator	51

B.	Tax Returns	53

C.	Dissolution of the Wind Down Debtors	53

XIV.	Procedures for Resolving Contingent, Unliquidated, and Disputed Claims	53

A.	Allowance of Claims	53

B.	Claims Administration Responsibilities	53

C.	Disputed Claims Process.	53

D.	Disputed Claims Reserve.	54

E.	Estimation of Claims and Interests	54

F.	Adjustment to Claims or Interests Without Objection	54

G.	Disallowance of Claims or Interests	54

H.	No Distributions Pending Allowance	55

I.	Distributions After Allowance	55

XV.	SETTLEMENT, RELEASE, INJUNCTION, AND RELATED PROVISIONS	55

A.	Discharge of Claims and Termination of Interests	55

B.	Release of Liens	55

C.	Releases by the Debtors	56

D.	Releases by the Releasing Parties	57

E.	Exculpation	58

F.	Injunction	59

G.	Protections Against Discriminatory Treatment	60

H.	Document Retention.	60

I.	Reimbursement or Contribution.	60

XVI.	CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF THE PLAN.	60

A.	Conditions Precedent to the Effective Date.	60

B.	Waiver of Conditions	61

C.	Effect of Failure of Conditions	62

D.	Substantial Consummation.	62

XVII.	MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN.	62

A.	Modification and Amendments	62

B.	Effect of Confirmation on Modifications	62

C.	Revocation or Withdrawal of Plan	62

iii

XVIII.	RISK FACTORS	62

A.	Bankruptcy Law Considerations	63

B.	Risks Related to Recoveries Under the Plan	66

C.	Risks Related to the Debtors’ and the Post-Effective Date Debtors’ Businesses	68

D.	Risks Related to the Offer and Issuance of Securities Under the Plan	73

E.	Miscellaneous Risk Factors and Disclaimers	74

XIX.	CONFIRMATION OF THE PLAN	75

A.	The Confirmation Hearing.	75

B.	Requirements for Confirmation of the Plan.	75

C.	Feasibility	76

D.	Acceptance by Impaired Classes	76

E.	Confirmation Without Acceptance by All Impaired Classes	77

F.	Valuation Analysis	77

XX.	CERTAIN SECURITIES LAW MATTERS	78

A.	New Common Stock.	78

B.	Exemption from Registration Requirements; Issuance of New Common Stock under the Plan	78

C.	Resales of New Common Stock; Definition of “Underwriter” Under Section 1145(b) of the Bankruptcy Code	79

XXI.	Certain U.S. Federal Income Tax Consequences of the Plan	82

A.	Introduction.	82

B.	Certain U.S. Federal Income Tax Consequences of the Plan to U.S. Holders	86

C.	Certain U.S. Federal Income Tax Consequences of the Plan to Non-U.S. Holders	91

D.	Information Reporting and Back-Up Withholding	94

XXII.	RECOMMENDATION	96

iv

EXHIBITS2

EXHIBIT A	Plan

EXHIBIT B	Restructuring Support Agreement

EXHIBIT C	Company Organizational Chart

2        Each Exhibit is incorporated herein by reference.

I.	INTRODUCTION

Vertex Energy, Inc. (“VEI” and together with the above captioned debtors and debtors in possession, the “Debtors” and together with their non-Debtor affiliate, “Vertex” or the “Company”), submit this disclosure statement (this “Disclosure Statement”), pursuant to section 1125 of the Bankruptcy Code, to Holders of Claims against the Debtors in connection with the solicitation of votes for acceptance of the Joint Chapter 11 Plan of Vertex Energy, Inc. and Its Debtor Affiliates (the “Plan”).3  A copy of the Plan is attached hereto as Exhibit A and incorporated herein by reference. The Plan constitutes a separate chapter 11 plan for each of the Debtors.

THE DEBTORS AND CERTAIN STAKEHOLDERS THAT HAVE EXECUTED THE RESTRUCTURING SUPPORT AGREEMENT BELIEVE THAT THE COMPROMISES CONTEMPLATED UNDER THE PLAN ARE FAIR AND EQUITABLE, MAXIMIZE THE VALUE OF THE DEBTORS’ ESTATES, AND PROVIDE THE BEST AVAILABLE RECOVERY TO STAKEHOLDERS. AT THIS TIME, THE DEBTORS BELIEVE THE PLAN REPRESENTS THE BEST AVAILABLE OPTION FOR SUCCESSFULLY COMPLETING THE CHAPTER 11 CASES. THE DEBTORS STRONGLY RECOMMEND THAT YOU VOTE TO ACCEPT THE PLAN.

II.	PRELIMINARY STATEMENT

Vertex Energy, Inc. (“VEI,” and together with the other above-captioned debtors and debtors in possession, the “Debtors,” and collectively with their non-debtor affiliate, “Vertex” or the “Company”) commenced the Chapter 11 Cases to implement a comprehensive restructuring. Vertex was founded in 2001 by Benjamin P. Cowart, the Company’s Chief Executive Officer. Vertex began as a used motor oil (“UMO”) supplier based in Houston, Texas, supplying UMO to third parties in the Gulf Coast region. Over the next twenty-three years, Vertex retained its headquarters in Houston but grew to become a leading energy transition company and marketer of high-quality refined products. Today, the Company employs ~480 people who support the Company’s operations in Texas, Alabama, Oklahoma, Louisiana, Mississippi, and Arkansas. Vertex maintains three principal business segments:

(a)	Conventional Refining. Vertex owns and operates a refinery located near Mobile, Alabama (the “Mobile Refinery”), which is competitively situated in the U.S. Gulf Coast region to optimize the Company’s distribution of refined products throughout the southeastern United States, addressing critical energy needs in the region.

(b)	UMO Operations. Vertex directly collects UMO and related co-products from thousands of locations across the U.S. Gulf Coast and then recycles them through the largest “re-refining” processing and blending program in the state of Louisiana. Through this process, Vertex converts UMO into, among other things, vacuum gas oil and low sulfur marine fuels that can be reused by the Company’s customers.

(c)	Renewable Fuel Refining. In June 2023, Vertex completed the conversion of one section of the Mobile Refinery to produce renewable diesel and other finished renewable fuel products. However, due to delays and other factors, the Company paused its renewable fuels production during the second quarter of 2024 and returned the Mobile Refinery to 100% conventional fuel operations. Although the conversion back to the production of renewable fuels is expected to be completed in October 2024, the Mobile Refinery retains the ability to resume production of renewable products in the future.

[3]	Capitalized terms used but not otherwise defined in this Disclosure Statement shall have the meaning ascribed to such terms in the Plan. The summary of the Plan provided herein is qualified in its entirety by reference to the Plan. In the case of any inconsistency between this Disclosure Statement and the Plan, the Plan will govern.

Vertex’s story has primarily been one of growth and expansion since its inception in 2001. Despite this steady and prolonged positive momentum, the Company’s more recent attempt to capitalize on the growing market for renewables fell short of expectations due to various headwinds.

Over the past 2 decades, the Company’s ability to anticipate and evaluate industry trends was a large contributor to its growth. This foresight allowed Vertex to successfully complete a number of horizontal and vertical acquisitions that fueled its transformation into a multidimensional energy company with various business lines. Several years ago, a new industry trend began to emerge—the acute rise in demand for biofuel, which was primarily driven by the evolving regulatory landscape. Various state and national policies aimed at reducing the use of fossil fuels and improving air quality, such as the federal Renewable Fuel Standard program (the “RFS Program”) and California’s low-carbon fuel standard (“LCFS”) program, grew in prominence and increased demand for renewable energy products.

For instance, statewide programs like California’s LCFS, offer incentives to customers who purchase renewable diesel and requires conventional fuels to be blended with biofuels that dilute their conventional carbon components. This combination of regulatory mandates and financial incentives translated to a significant increase in consumer demand for biofuel, and the prices for renewable diesel soared. In light of this trend, Vertex observed that refining companies with renewable diesel capabilities had a considerable (and lucrative) advantage.

Eager to capitalize on the national rise in demand for “greener” fuels, the Company (like many other United States (“U.S.”) fuel makers at the time) turned to biofuel development, with a particular focus on renewable diesel. In order to seize on this opportunity, the Company decided to pivot a segment of its conventional fuel capabilities at the Mobile Refinery to renewable diesel production in 2021. At the time, Vertex saw this as an opportune way to use its existing distribution infrastructure to address this growing market. Importantly, the Company believed that renewable diesel could be (a) seamlessly blended, transported, and even co-processed within the Company’s current fuel production channels, (b) transported in Vertex’s existing petroleum pipelines, and (c) sold at retail stations across the country, either as a blended product or in its independent state. Renewable diesel was not only a sizable growth opportunity, but also an industry shift that the Company was especially well-positioned to seize.

On July 11, 2022, Debtor Vertex Refining Alabama, LLC (“Vertex Refining”) entered into an agreement with Matheson Tri-Gas, Inc. (“Matheson”), pursuant to which Matheson agreed to build, own, operate, and maintain a steam reformer hydrogen facility (the “Hydrogen Facility”) in one section of the Mobile Refinery (the “Matheson Agreement”) to secure the hydrogen supply necessary to expand the Mobile Refinery’s renewable diesel operations. Upon completion, a part of the Mobile Refinery’s existing refining infrastructure would be reformatted to begin producing renewable diesel.

Construction of the Hydrogen Facility was intended to facilitate the next chapter of the Debtors’ businesses; however, the project began experiencing problems almost immediately. Construction delays and cost overruns plagued the project since its inception, which stagnated the Company’s attempt at becoming a leader in renewable diesel production. As a result, the Mobile Refinery was only ever able to produce around half of the originally projected 14,000 barrels-per-day (“bpd”) of renewable diesel. Amid the construction delays, many other U.S. refiners recalibrated their plants and began producing renewable diesel—as a result, a supply surplus for low-emission biofuels emerged that hammered profit margins and threatened to implode the growing renewable diesel sector as a whole.

To make matters worse, just as the Company was grappling with the construction delays at the Mobile Refinery and an increasingly competitive renewable diesel market, Vertex was also feeling the pressure from mounting obligations under the federal RFS Program. The RFS Program requires “obligated parties” (e.g., fuel blenders, refiners, or importers) to blend a minimum amount of on-road transportation biofuels, such as gasoline mixtures that incorporate renewable products like ethanol. The specific amount of blended fuel that an obligated party is required to produce is referred to as its “renewable volume obligation.” If obligated parties are unable to produce enough biofuels under the RFS Program, they accrue monetary obligations payable to the federal government.

The U.S. Environmental Protection Agency (“EPA”) sets the renewable volume obligations annually based on a variety of factors including, among other things, current climate change policy, commodity prices, the availability of inputs, costs, and air quality. Just as Vertex and the rest of the private sector responded to the sharp increase in biofuel demand, so too did the EPA—the Agency saw the moment as an opportunity to increase the renewable volume obligations even more to encourage even faster adoption of renewable fuels. Accordingly, in 2023, the EPA ruled that the total renewable volume obligations would increase by 120 million gallons year-over-year, which required fuel refiners like Vertex to blend nearly 21 billion gallons of renewable fuel in 2023 and 21.5 billion gallons in 2024.

The Company was unable to meet its renewable volume obligations through production because of the persistent issues at the Mobile refinery—and, even if it could have, doing so would not have been as profitable as projected because of the biodiesel supply surplus that had formed. Accordingly, as time went on, the Company continued to accrue substantial obligations under the RFS Program that it could not offload—the Company estimates that by the end of the first quarter of 2025, such obligations will total approximately $72.3 million.4

Over the past couple of years, in addition to the growing volume of obligations, there has been a significant decline in what are known as “crack spreads,” which is an industry term for projected profitability that captures the difference between the price of gasoline and the cost of crude oil. Specifically, the Company utilizes the common “2-1-1” crack spread5  to track the directional profitability of certain refining configurations. The crack spread and the profitability of the Company’s refining operations more generally both became compressed during this period and were difficult to predict due to the market volatility. Ultimately, the Company was unable to capture the margins it had projected due to these headwinds.

Thus, in 2023, the Company faced the following headwinds, culminating in the perfect storm—looming renewable volume obligations, a shell of a Hydrogen Facility, unstable crack spreads, and a surplus of renewable energy supply in the market. Simply put, the rich renewables market that the Company once projected and planned for was slipping away—just as crack spreads, more generally, were compressing. These challenges, combined with deteriorating liquidity and the impending maturity of a significant portion of the Company’s debt load, placed considerable strain on Vertex’s business. In response, in late 2023, the Company explored a potential sale of certain of the Company’s assets, including the renewable diesel segment of the Mobile Refinery. However, by spring of 2024, no actionable transactions materialized, and the Company suspended its marketing process.

Thereafter, in summer of 2024, the Company, with the assistance of Alvarez & Marsal (“A&M”) as its financial advisor, Perella Weinberg Partners LP (“PWP”) as investment banker, Kirkland & Ellis, LLP (“K&E”) and Bracewell LLP (“Bracewell”) as legal counsel (collectively, A&M, PWP, K&E, and Bracewell, the “Advisors”), began discussions with an ad hoc group of certain first lien term loan lenders (the “Consenting Term Loan Lenders”), represented by Sidley Austin LLP, as counsel, and Houlihan Lokey, as investment banker. The Company, with the assistance of its Advisors, evaluated potential in-court and out-of-court solutions and continued to engage with the Consenting Term Loan Lenders regarding the potential terms of a value maximizing transaction. During the course of these discussions, it became clear that any viable path forward would require incremental liquidity to address the Company’s immediate cash needs.

On July 24, 2024, the Company sought and received $20 million in incremental funding from a third-party lender under the Company’s prepetition term loan facility. Over the next several weeks, the Debtors and the Consenting Term Loan Lenders continued to discuss the potential terms of a value maximizing transaction; however, by mid-August 2024, it became clear that the only way to right size the Company’s balance sheet and address certain material liabilities was through an in-court restructuring process. To extend the Company’s runway and allow the parties’ negotiations to continue in earnest, the Consenting Term Loan Lenders provided the Company with a $25 million “bridge loan” on August 23, 2024, under the prepetition term loan facility, and the Debtors focused on preparing for an orderly transition into chapter 11.

In the weeks that followed, the Debtors, the Consenting Term Loan Lenders, and the DIP Lenders worked around the clock to negotiate (a) debtor-in-possession financing to fund the Company’s operations during the

[4]	By the end of Q1 2025, the Company currently anticipates that it will have accrued approximately $72.3 million in obligations under the RFS Program related to 2023 and 2024 production activity.

[5]	The 2-1-1 crack spread measures the profitability of converting two barrels of crude oil into one barrel of gasoline and one barrel of diesel.

Chapter 11 Cases, (b) a restructuring support agreement (the “Restructuring Support Agreement”), and (c) the Plan. While these negotiations were ongoing, the Debtors simultaneously engaged with certain contract counterparties under various forward contracts, including Macquarie North America Trading Inc. (“Macquarie”) and Shell Trading (US) Company (together with certain of its affiliates, “Shell”), to secure their commitment to continue performing under the Company’s critical intermediation facility during the Chapter 11 Cases. These commitments will allow the Debtors to meet their working capital needs and, in turn, operate in the ordinary course of business during the Chapter 11 Cases.

During these discussions, it was clear to both the Debtors and the Consenting Term Loan Lenders that a prolonged in-court process would be detrimental to all stakeholders and that efficiency was paramount. The Restructuring Support Agreement and the Plan provide a clear path forward to meet those objectives.

Specifically, the Company began a marketing process on September 3, 2024, for some or all of the Debtors’ assets, which the Company proposes to continue postpetition. The initial indications of interest (“IOIs”) as a result of that process will give the Debtors a clear picture of the ultimate shape the Chapter 11 Cases will take. Pursuant to the proposed bidding procedures,6  if the Debtors receive one or more IOIs for an actionable proposal, the Debtors will move swiftly toward an auction, where the Consenting Term Loan Lenders will also have an opportunity to submit a credit bid. If the Consenting Term Loan Lenders decline to do so, the Debtors will continue down the plan confirmation process. Ultimately, the Debtors expect to reach the effective date of the Plan through either (a) a standalone recapitalization of the Company’s balance sheet (the “Recapitalization Transaction”); or (b) following a sale of all, substantially all, or any portion of the Debtors’ assets through one or more sales (the “Asset Sale”). Critically, as provided in the Restructuring Support Agreement, in the event that the Debtors pursue an Asset Sale, the Consenting Term Loan Lenders have agreed to fund a wind-down reserve to (a) satisfy the estimated fees, costs, and expenses necessary to fully administer and wind down the Debtors’ estates and (b) pay in full all claims required to be paid under the Plan and the Bankruptcy Code.7

Conversely, in the event the Debtors proceed with the Recapitalization Transaction, there are a number of key issues that the Debtors will need to address during this process, including, among other things, resolving the approximately $72.3 million in obligations that the Company currently estimates it will have accrued under the federal RFS Program by the end of Q1 20205, negotiating an amended intermediation facility with Macquarie or a new third party, and/or sourcing exit financing.

III.	QUESTIONS AND ANSWERS REGARDING THIS DISCLOSURE STATEMENT AND THE PLAN

A.	What Is Chapter 11?

Chapter 11 is the principal business reorganization chapter of the Bankruptcy Code. In addition to permitting debtor rehabilitation, chapter 11 promotes equality of treatment for similarly situated creditors and equity interest holders, subject to the priority of distributions prescribed by the Bankruptcy Code.

The commencement of a chapter 11 case creates an estate that comprises all of the legal and equitable interests of the debtor as of the date the chapter 11 case is commenced. The Bankruptcy Code provides that the debtor may continue to operate its business and remain in possession of its property as a “debtor in possession.”

Consummating a chapter 11 plan is the principal objective of a chapter 11 case. A bankruptcy court’s confirmation of a plan binds the debtor, any person acquiring property under the plan, any creditor or equity interest holder of the debtor (whether or not such creditor or equity interest holder voted to accept the plan), and any other entity as may be ordered by the bankruptcy court. Subject to certain limited exceptions, the order issued by a bankruptcy court confirming a plan provides for the treatment of the debtor’s liabilities in accordance with the terms of the confirmed plan.

[6]	The terms of the proposed bidding procedures are described in more detail in the Bidding Procedures Motion.

[7]	The Restructuring Term Sheet and the DIP Term Sheet are attached as Exhibit B and Exhibit C to the Restructuring Support Agreement, respectively, and describe the wind-down reserve in greater detail.

B.	Why Are the Debtors Sending Me this Disclosure Statement?

The Debtors are seeking to obtain Bankruptcy Court approval of the Plan. Before soliciting acceptances of the Plan, section 1125 of the Bankruptcy Code requires the Debtors to (a) prepare a disclosure statement containing adequate information sufficient to enable a hypothetical reasonable investor to make an informed decision regarding acceptance of the Plan and (b) share such disclosure statement with all Holders of Claims whose votes on the Plan are being solicited. This Disclosure Statement is being submitted in accordance with these requirements.

C.	What Are Restructuring Transactions Under the Plan?

The Plan contemplates either (a) a standalone recapitalization of the Company’s balance sheet; or (b) a sale of all, substantially all, or any portion of the Debtors’ assets through one or more asset sales.

D.	Am I Entitled to Vote on the Plan?

Your eligibility to vote on, and your distribution under, the Plan, if any, depends on what type of Claim or Interest you hold and whether you held that Claim or Interest as of the Voting Record Date (i.e., as of November 1, 2024). Each category of Holders of Claims or Interests, as set forth in Article III of the Plan pursuant to sections 1122(a) and 1123(a)(1) of the Bankruptcy Code, is referred to as a “Class.” Each Class’s respective voting status is set forth in Article V herein.

E.	What Will I Receive from the Debtors If I Hold an Allowed Administrative Claim, DIP Claim, Amended Intermediation Facility Claim, Professional Fee Claim, or Priority Tax Claim?

In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, DIP Claims, Amended Intermediation Facility Claims, Professional Fee Claims, and Priority Tax Claims have not been classified and thus are excluded from the Classes of Claims and Interests set forth in Article III of the Plan.

F.	What Will I Receive from the Debtors If the Plan Is Consummated?

The chart provided in Article V herein provides a summary of the anticipated recoveries to Holders of Allowed Claims or Allowed Interests under the Plan. Any estimates of Claims or Interests in this Disclosure Statement may vary from the final amounts Allowed by the Bankruptcy Court. Your ability to receive distributions under the Plan depends upon the ability of the Debtors to obtain Confirmation and meet the conditions necessary to consummate the Plan.

The proposed distributions and classifications under the Plan are based upon a number of factors, including the Debtors’ prepetition and postpetition marketing process. Because the Debtors conducted the marketing process, pursuant to which they solicited any and all bids for the Debtors’ equity or assets as a going concern, the Debtors have not conducted a “book-based” valuation analysis. Accordingly, the ultimate recoveries will result from the Debtors’ realization of the highest available valuation of the Debtors’ assets.

IV.	TREATMENT OF CLAIMS AND INTERESTS

A.	Administrative Claims and Priority Claims.

In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, DIP Claims, Amended Intermediation Facility Claims, Professional Fee Claims, and Priority Tax Claims have not been classified and, thus, are excluded from the Classes of Claims and Interests set forth in Article III of the Plan.

1.	Administrative Claims.

Except with respect to Administrative Claims that are Professional Fee Claims, and except to the extent that an Administrative Claim has already been paid during the Chapter 11 Cases or a Holder of such Allowed Administrative Claim and the applicable Debtor(s) agree to less favorable treatment, each Holder of an Allowed Administrative Claim (including claims of the type described in section 503(b)(9) of the Bankruptcy Code) shall be paid in full in Cash: (i) if such Administrative Claim is Allowed on or prior to the Effective Date, on the Effective Date, or as soon as reasonably practicable thereafter (or, if not then due, when such Allowed Administrative Claim is due or as soon as reasonably practicable thereafter); (ii) if such Administrative Claim is not Allowed as of the Effective Date, no later than thirty (30) days after the date on which an order allowing such Administrative Claim becomes a Final Order, or as soon as reasonably practicable thereafter; (iii) if such Allowed Administrative Claim is based on liabilities incurred by the Debtors in the ordinary course of their business after the Petition Date, in accordance with the terms and conditions of the particular transaction giving rise to such Allowed Administrative Claim without any further action by the Holder of such Allowed Administrative Claim; (iv) at such time and upon such terms as may be agreed upon by such Holder and the Debtor; or (v) at such time and upon such terms as set forth in an order of the Bankruptcy Court.

2.	DIP Claims.

On the Effective Date, except to the extent that a Holder of an Allowed DIP Claim agrees to less favorable treatment, and in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for each Allowed DIP Claim, each Holder of an Allowed DIP Claim (which shall include interest, fees, and all other amounts due and owing under the DIP Facility) shall receive on account of such Allowed DIP Claim (a) payment in full in Cash, or (b) such other terms agreed to by the Holders of DIP Claims; provided, however, that treatment agreeable to the holders of DIP Claims shall include (x) if the Recapitalization Transaction occurs (i) equitization of all DIP Claims (on a pro rata basis along with allowed Term Loan Claims) not refinanced by an exit facility acceptable to the holders of DIP Claims and the Company Parties, and/or (ii) to the extent exit financing is raised by the Company Parties, refinancing of all or part of the DIP Claims, on terms acceptable to the DIP Lenders, by an exit facility acceptable to the holders of DIP Claims and the Company Parties; or (y) if the Credit Bid Sale Transaction occurs, on account of any DIP Claims not bid as part of such transaction such holders shall receive their pro rata share of all Excess Distributable Cash until paid in full.

Unless and until Allowed DIP Claims are satisfied in accordance with the terms of the Plan, then notwithstanding entry of the Confirmation Order and anything to the contrary in the Plan or the Confirmation Order, (i) none of the DIP Claims shall be discharged, satisfied or released, or otherwise affected in whole or in part, and each of the DIP Claims shall remain outstanding, (ii) none of the Liens securing the DIP Claims shall be deemed to have been waived, released, satisfied, or discharged, in whole or in part, and (iii) neither the DIP Loan Agreement nor any other agreement, instrument or document executed at any time in connection therewith shall be deemed terminated, discharged, satisfied or released, or otherwise affected in whole or in part, and each such agreement, instrument and document shall remain in effect.

Upon the satisfaction of Allowed DIP Claims in accordance with the terms of the Plan, all Liens and security interests securing the DIP Claims shall be automatically terminated and of no further force and effect without any further notice to or action, order, or approval of the Bankruptcy Court or any other Person or Entity.

3.	Amended Intermediation Facility Claims.

On the Effective Date, except to the extent that the Intermediation Counterparty agrees to less favorable treatment, and in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for each Allowed Amended Intermediation Facility Claim, the Intermediation Counterparty, as a Holder of an Allowed Amended Intermediation Facility Claim (which shall include interest, fees, and all other amounts due and owing under the Amended Intermediation Facility) shall receive on account of such Allowed Amended Intermediation Facility Claim: (a) payment in full in Cash in accordance with the DIP Orders, or (b) such other treatment agreed to by the Debtors and Holders of Amended Intermediation Facility Claims.

4.	Professional Fee Claims.

a.	Final Fee Applications and Payment of Professional Fee Claims

All requests for payment of Professional Fee Claims for services rendered and reimbursement of expenses incurred prior to the Confirmation Date must be Filed no later than 45 days after the Effective Date. The Bankruptcy Court shall determine the Allowed amounts of such Professional Fee Claims after notice and a hearing in accordance with the procedures established by the Bankruptcy Court. The Post-Effective Date Debtors shall pay Professional Fee Claims in Cash in the amount the Bankruptcy Court allows, including from the Professional Fee Escrow Account, which the Post-Effective Date Debtors will establish in trust for the Professionals and fund with Cash equal to the Professional Fee Amount on the Effective Date.

b.	Professional Fee Escrow Account

On the Effective Date, the Post-Effective Date Debtors shall establish and fund the Professional Fee Escrow Account with Cash equal to the Professional Fee Amount, which shall be funded by the Post-Effective Date Debtors. The Professional Fee Escrow Account shall be maintained in trust solely for the Professionals. Such funds shall not be considered property of the Estates of the Debtors or the Post-Effective Date Debtors. The amount of Professional Fee Claims owing to the Professionals shall be paid in Cash to such Professionals by the Post-Effective Date Debtors from the Professional Fee Escrow Account as soon as reasonably practicable after such Professional Fee Claims are Allowed. When all such Allowed amounts owing to Professionals have been paid in full, any remaining amount in the Professional Fee Escrow Account shall promptly be paid to the Post-Effective Date Debtors without any further action or order of the Bankruptcy Court.

c.	Professional Fee Amount

Professionals shall reasonably estimate their unpaid Professional Fee Claims and other unpaid fees and expenses incurred in rendering services to the Debtors before and as of the Effective Date, and shall deliver such estimate to the Debtors no later than 2 Business Days before the Effective Date; provided, however, that such estimate shall not be deemed to limit the amount of the fees and expenses that are the subject of the Professional’s final request for payment of Filed Professional Fee Claims. If a Professional does not provide an estimate, the Debtors or Post- Effective Date Debtors may estimate the unpaid and unbilled fees and expenses of such Professional.

d.	Post-Confirmation Fees and Expenses

Except as otherwise specifically provided in the Plan, from and after the Confirmation Date, the Debtors shall, in the ordinary course of business and without any further notice to or action, order, or approval of the Bankruptcy Court, pay in Cash the reasonable and documented legal, professional, or other fees and expenses related to implementation of the Plan and Consummation incurred by the Debtors. Upon the Confirmation Date, any requirement that Professionals comply with sections 327 through 331, 363, and 1103 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and the Debtors may employ and pay any Professional in the ordinary course of business without any further notice to or action, order, or approval of the Bankruptcy Court.

5.	Priority Tax Claims.

Except to the extent that a Holder of an Allowed Priority Tax Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Priority Tax Claim, on the Effective Date, each Holder of such Allowed Priority Tax Claim shall be treated in accordance with section 1129(a)(9)(C) of the Bankruptcy Code.

6.	Payment of Restructuring Expenses.

The Restructuring Expenses incurred, or estimated to be incurred, up to and including the Effective Date, shall be paid in full in Cash on the Effective Date or as reasonably practicable thereafter (if not previously paid during the Chapter 11 Cases) in accordance with, and subject to, the terms set forth in the Plan, without any requirement to file a fee application with the Bankruptcy Court, without the need for itemized time detail, or without any requirement for Bankruptcy Court review or approval. All Restructuring Expenses to be paid on the Effective Date shall be estimated prior to and as of the Effective Date and such estimates shall be delivered to the Debtors at least 2 Business Days before the anticipated Effective Date; provided, however, that such estimates shall not be considered an admission or limitation with respect to such Restructuring Expenses. On the Effective Date, final invoices for all Restructuring Expenses before or on the Effective Date shall be submitted to the Debtors. In addition, the Debtors and the Post-Effective Date Debtors, as applicable, shall continue to pay pre- and post-Effective Date (when due and payable in the ordinary course) Restructuring Expenses related to implementation, consummation, and defense of the Plan, whether incurred before, on, or after the Effective Date.

V.	CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS

A.	Classification of Claims and Interests.

The Plan constitutes a separate Plan proposed by each Debtor. Except for the Claims addressed in Article II of the Plan, all Claims and Interests are classified according to the requirements of sections 1122 and 1123(a)(1) of the Bankruptcy Code as shown in the below table. A Claim or an Interest, or any portion thereof, is classified in a particular Class only to the extent that any portion of such Claim or Interest qualifies within the description of that Class and is classified in other Classes to the extent that any portion of such Claim or Interest qualifies within the description of such other Classes. A Claim or an Interest also is classified in a particular Class for the purpose of receiving distributions under the Plan only to the extent that such Claim or Interest is an Allowed Claim or Interest in that Class and has not been paid, released, or otherwise satisfied prior to the Effective Date.

The classification of Claims against and Interests in the Debtors in the Plan is as follows:

Class	Claims and Interests	Status	Voting Rights
1	Other Secured Claims	Unimpaired	Not Entitled to Vote (Deemed to Accept)
2	Other Priority Claims	Unimpaired	Not Entitled to Vote (Deemed to Accept)
3	Intermediation Facility Claims	Unimpaired	Not Entitled to Vote (Deemed to Accept)
4	Term Loan Claims	Impaired	Entitled to Vote
5	General Unsecured Claims at Debtors other than Vertex	Impaired	Entitled to Vote
6	Other General Unsecured Claims at Vertex	Impaired	Entitled to Vote
7	2027 Convertible Notes Claims	Impaired	Entitled to Vote
8	Intercompany Claims	Unimpaired /Impaired	Not Entitled to Vote (Deemed to Accept or Deemed to Reject)
9	Intercompany Interests	Unimpaired /Impaired	Not Entitled to Vote (Deemed to Accept or Deemed to Reject)
10	Interests in Vertex	Impaired	Not Entitled to Vote (Deemed to Reject)

B.	Treatments of Claims and Interests.

The following chart summarizes the anticipated recovery to Holders of Claims or Interests under the Plan, which estimates may vary from the final amounts allowed by the Bankruptcy Court. Your ability to receive distributions under the Plan depends upon the ability of the Debtors to obtain Confirmation and meet the conditions necessary to consummate the Plan.

The projected recoveries set forth in the table below are estimates only and therefore are subject to change. For a complete description of the debtors’ classification and treatment of claims and interests, reference should be made to the entire Plan.8

Each Holder of an Allowed Claim or Allowed Interest, as applicable, shall receive under the Plan the treatment described below in full and final satisfaction, settlement, compromise, release, and discharge of and in exchange for such Holder’s Allowed Claim or Allowed Interest, except to the extent different treatment is agreed to by the Post-Effective Date Debtors and the Holder of such Allowed Claim or Allowed Interest, as applicable. Unless otherwise indicated, the Holder of an Allowed Claim or Allowed Interest, as applicable, shall receive such treatment on the Effective Date or as soon as reasonably practicable thereafter.

SUMMARY OF EXPECTED RECOVERIES
Class	Claim/ Interest	Treatment of Claim/Interest	Projected Amount of Claims	Estimated % Recovery Under Recapitalization Transaction
1.	Other Secured Claims

On the Effective Date, each Holder of an Allowed Other Secured Claim shall receive, at the option of the applicable Debtor, in full and final satisfaction of such Allowed Other Secured Claim, unless otherwise agreed to by such Holder:

(i)       payment in full in Cash in an amount equal to its Allowed Other Secured Claim;

(ii)      the collateral securing its Allowed Other Secured Claim;

(iii)     Reinstatement of its Allowed Other Secured Claim; or

(iv)    such other treatment rendering its Allowed Other Secured Claim Unimpaired in accordance with section 1124 of the Bankruptcy Code.

			$[●]	[●]%
2.	Other Priority Claims	Each Holder of an Allowed Other Priority Claim, in full and final satisfaction of such Allowed Other Priority Claim, unless otherwise agreed to by such Holder, shall be paid in full in Cash on the Effective Date or in the ordinary course of business as and when due, or otherwise receive treatment consistent with the provisions of section 1129(a) of the Bankruptcy Code.	$[●]	[●]%
3.	Intermediation Facility Claims

On the Effective Date, each Holder of an Allowed Intermediation Facility Claim shall receive, in full and final satisfaction of such Allowed Intermediation Facility Claim, unless otherwise agreed to by such Holder:

(i)       if the Recapitalization Transaction occurs, such Intermediation Facility Claims shall be (a) refinanced and paid off in Cash in full by the Exit Intermediation Facility,

			$[●]	[●]%

[8]	The recoveries set forth below may change based upon changes in the amount of Claims that are “Allowed” as well as other factors related to the Debtors’ business operations and general economic conditions.

SUMMARY OF EXPECTED RECOVERIES
Class	Claim/ Interest	Treatment of Claim/Interest	Projected Amount of Claims	Estimated % Recovery Under Recapitalization Transaction

or (b) replaced by obligations arising under the Exit Intermediation Facility in an amount equal to such Holders Allowed Intermediation Facility Claim; or

(ii)      if the Asset Sale occurs, (a) solely to the extent of any proceeds of the Intermediation Collateral, payment in full in Cash, (b) the Intermediation Collateral, (c) Reinstatement of its Allowed Intermediation Facility Claim, or (d) such other treatment rendering its Allowed Intermediation Facility Claim Unimpaired in accordance with section 1124 of the Bankruptcy Code.

4.	Term Loan Claims

On the Effective Date, each Holder of Allowed Term Loan Claim (or its designated Affiliate, managed fund or account, or other designee) shall receive, in full and final satisfaction of such Allowed Term Loan Claims, unless otherwise agreed to by such Holder:

(i)       if the Recapitalization Transaction occurs, each Holder of an Allowed Term Loan Claim shall receive (a) its pro rata share (calculated on account of unpaid DIP Claims and Allowed Term Loan Claims) of the New Common Stock, and/or (b) such other terms as agreed to by the Debtors and the Holders of Term Loan Claims;

(ii)      if the Credit Bid Sale Transaction occurs, (a) to the extent of the Credit Bid, all assets to be disposed of pursuant to such Credit Bid Sale Transaction in accordance with the Bankruptcy Court Order approving the Credit Bid Sale Transaction and corresponding Credit Bid Purchase Agreement, and (b) for any remaining portion not included in the Credit Bid, (i) its pro rata share of the Excess Distributable Cash (if any) after payment in satisfaction of all Allowed DIP Claims, or (ii) such other terms agreed to by the Debtors and the Holders of Term Loan Claims;

(iii)      if the Third-Party Sale Transaction occurs, each Holder of an Allowed Term Loan Claim shall receive its pro rata share of the Excess Distributable Cash (if any), after payment or satisfaction, as applicable, of all Allowed DIP Claims.

			$[●]	[●]%
5.	General Unsecured Claims at Debtors Other than Vertex

Each Holder of an Allowed General Unsecured Claim at Debtors other than Vertex shall receive, in full and final satisfaction of such Allowed General Unsecured Claim at Debtors other than Vertex, unless otherwise agreed to by such Holder:

(i)       if the Recapitalization Transaction occurs, on the Effective Date, all Allowed General Unsecured Claims at Debtors other than Vertex shall be cancelled, released, and extinguished and will be of no further force or effect, and Holders of Allowed General Unsecured Claims at Debtors other than Vertex shall not receive any distribution, property, or other value under the Plan on account of such Allowed General Unsecured Claims at Debtors other than Vertex; or

			$[●]	[●]%

SUMMARY OF EXPECTED RECOVERIES
Class	Claim/ Interest	Treatment of Claim/Interest	Projected Amount of Claims	Estimated % Recovery Under Recapitalization Transaction
(ii) if the Asset Sale occurs, its pro rata share of the Excess Distributable Cash (if any) after payment or satisfaction, as applicable, of all Allowed DIP Claims and Allowed Term Loan Claims.
6.	Other General Unsecured Claims at Vertex

Each Holder of Allowed Other General Unsecured Claims at Vertex shall receive, in full and final satisfaction of such Allowed Other General Unsecured Claims at Vertex, unless otherwise agreed to by such Holder:

(i)       if the Recapitalization Transaction occurs, on the Effective Date, all Holders of Allowed Other General Unsecured Claims at Vertex shall be cancelled, released, and extinguished and will be of no further force or effect, and Holders of Allowed Other General Unsecured Claims at Vertex shall not receive any distribution, property, or other value under the Plan on account of such Allowed Other General Unsecured Claims at Vertex; or

(ii)       if the Asset Sale occurs, its pro rata share of the Excess Distributable Cash (if any) after payment or satisfaction, as applicable, of all Allowed DIP Claims, Allowed Term Loan Claims, and Allowed General Unsecured Claims at Debtors other than Vertex.

			$[●]	[●]%
7.	2027 Convertible Notes Claims

Each Holder of Allowed 2027 Convertible Notes Claims shall receive, in full and final satisfaction of such Allowed 2027 Convertible Notes Claims, unless otherwise agreed to by such Holder:

(i)       if the Recapitalization Transaction occurs, on the Effective Date, all Holders of Allowed 2027 Convertible Notes Claims shall be cancelled, released, and extinguished and will be of no further force or effect, and Holders of Allowed 2027 Convertible Notes Claims shall not receive any distribution, property, or other value under the Plan on account of such Allowed 2027 Convertible Notes Claims; or

(ii)       if the Asset Sale occurs, its pro rata share of the Excess Distributable Cash (if any) after payment or satisfaction, as applicable, of all Allowed DIP Claims, Allowed Term Loan Claims, and Allowed General Unsecured Claims at Debtors other than Vertex.

8.	Intercompany Claims	Subject to the Restructuring Transactions Memorandum, on the Effective Date, (a) if the Recapitalization Transaction occurs, Intercompany Claims shall be reinstated, set off, settled, distributed, contributed, cancelled, or released or otherwise addressed at the option of the Reorganized Debtors, without any distribution; or (b) if the Asset Sale occurs, Intercompany Claims shall be reinstated, set off, settled, distributed, contributed, cancelled, or released or otherwise addressed at the option of the successor to the Debtors without any distribution.	$[●]	[●]%

SUMMARY OF EXPECTED RECOVERIES
Class	Claim/ Interest	Treatment of Claim/Interest	Projected Amount of Claims	Estimated % Recovery Under Recapitalization Transaction
9.	Intercompany Interests

Subject to the Restructuring Transactions Memorandum, on the Effective Date, (a) if the Recapitalization Transaction occurs, Intercompany Interests shall be reinstated, set off, settled, distributed, contributed, cancelled, or released or otherwise addressed at the option of the Reorganized Debtors, without any distribution; or (b) if the Asset Sale occurs, Intercompany Interests shall be reinstated, set off, settled, distributed, contributed, cancelled, or released or otherwise addressed at the option of the successor to the Debtors without any distribution.

			$[●]	[●]%
10.	Interests in Vertex

On the Effective Date, except to the extent that a Holder of an Interest in Vertex agrees to less favorable treatment, each Holder of an Allowed Interest in Vertex shall receive, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Interest in Vertex:

(i)       if the Recapitalization Transaction occurs, all Interests in Vertex shall be cancelled, released, and extinguished and will be of no further force or effect, and Holders of Interests in Vertex shall not receive any distribution, property, or other value under the Plan on account of such Interest in Vertex; or

(ii)       if the Asset Sale occurs, its pro rata share of the Excess Distributable Cash (if any) after payment or satisfaction, as applicable, of all Allowed DIP Claims, Allowed Term Loan Claims, Allowed General Unsecured Claims at Debtors other than Vertex, Allowed Other General Unsecured Claims at Vertex, and Allowed 2027 Convertible Notes Claims.

			$[●]	[●]%

C.	Special Provision Governing Unimpaired Claims.

Except as otherwise provided in the Plan, nothing under the Plan shall affect the Debtors’ or the Post-Effective Date Debtors’ rights regarding any Unimpaired Claims, including, all rights regarding legal and equitable defenses to, or setoffs or recoupments against, any such Unimpaired Claims.

D.	Elimination of Vacant Classes.

Any Class of Claims or Interests that does not have a Holder of an Allowed Claim or Allowed Interest or a Claim or Interest temporarily Allowed by the Bankruptcy Court as of the date of the Confirmation Hearing shall be deemed eliminated from the Plan for purposes of voting to accept or reject the Plan and for purposes of determining acceptance or rejection of the Plan by such Class pursuant to section 1129(a)(8) of the Bankruptcy Code.

E.	Voting Classes, Presumed Acceptance by Non-Voting Classes.

If a Class contains Claims or Interests eligible to vote and no Holders of Claims or Interests eligible to vote in such Class vote to accept or reject the Plan, the Holders of such Claims or Interests in such Class shall be deemed to have accepted the Plan.

F.	Intercompany Interests.

To the extent Reinstated under the Plan, distributions on account of Intercompany Interests are (a) if the Recapitalization Transaction occurs, not being received by Holders of such Intercompany Interests on account of their Intercompany Interests but for the purposes of administrative convenience, for the ultimate benefit of the Holders of New Common Stock, and in exchange for the Debtors’ and Post-Effective Date Debtors’ agreement under the Plan to make certain distributions to the Holders of Allowed Claims; or (b) if the Asset Sale occurs, being received by Holders of such Intercompany Interests solely to use certain funds and assets as set forth in the Plan and Plan Supplement to make certain distributions and satisfy certain obligations of certain other Debtors and Wind-Down Debtors, as applicable, to the Holders of certain Allowed Claims and for uses that are otherwise contemplated by the Plan and the Plan Supplement, in each case, in accordance with the terms of the applicable Sale Order.

G.	Confirmation Pursuant to Sections 1129(a)(10) and 1129(b) of the Bankruptcy Code.

Section 1129(a)(10) of the Bankruptcy Code shall be satisfied for purposes of Confirmation by acceptance of the Plan by one or more of the Classes entitled to vote pursuant to Article III.B of the Plan. The Debtors shall seek Confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code with respect to any rejecting Class of Claims or Interests. The Debtors reserve the right (to the extent permitted by the Bankruptcy Code and the Bankruptcy Rules ) to modify the Plan in accordance with Article XI of the Plan to the extent that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification, including by modifying the treatment applicable to a Class of Claims or Interests to render such Class of Claims or Interests Unimpaired.

H.	Controversy Concerning Impairment.

If a controversy arises as to whether any Claims or Interests, or any Class of Claims or Interests, are Impaired, the Bankruptcy Court shall, after notice and a hearing, determine such controversy on or before the Confirmation Date.

I.	Subordinated Claims.

The allowance, classification, and treatment of all Allowed Claims and Allowed Interests and the respective distributions and treatments under the Plan take into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code, or otherwise. Pursuant to section 510 of the Bankruptcy Code, the Post-Effective Date Debtors reserve the right to re-classify any Allowed Claim or Allowed Interest in accordance with any contractual, legal, or equitable subordination relating thereto.

VI.	SOLICITATION AND VOTING PROCEDURES

This Disclosure Statement, which is accompanied by a ballot (the “Ballot”) to be used for voting on the Plan, is being distributed to the Holders of Claims or Interests in those Classes that are entitled to vote to accept or reject the Plan.

A.	Holders of Claims or Interests Entitled to Vote on the Plan.

The Debtors are soliciting votes to accept or reject the Plan from Holders of Claims or Interests in Classes 4, 5, 6, and 7 (each, a “Voting Class,” and collectively, the “Voting Classes”). The Holders of Claims in the Voting Classes are Impaired under the Plan and may, in certain circumstances, receive a distribution under the Plan. Accordingly, Holders of Claims or Interests in the Voting Class have the right to vote to accept or reject the Plan. The Debtors are not soliciting votes from Holders of Claims or Interests in Classes 1, 2, 3, 8, 9, and 10.

B.	Votes Required for Acceptance by a Class.

Under the Bankruptcy Code, acceptance of a chapter 11 plan by a class of claims or interests is determined by calculating the amount and, if a class of claims, the number of claims and interests voting to accept, as a percentage of the allowed claims or interests, as applicable, that have voted. Acceptance by a class of claims requires an affirmative vote of more than half of the number of total allowed claims that have voted and an affirmative vote of at least two-thirds of the dollar amount of the total allowed claims that have voted. Acceptance by a class of interests requires an affirmative vote of at least two-thirds in amount of the total allowed interests that have voted.

C.	What Happens to My Recovery If the Plan Is Not Confirmed or Does Not Go Effective?

In the event that the Plan is not confirmed or does not go effective, the Chapter 11 Cases may be converted to cases under chapter 7 of the Bankruptcy Code, pursuant to which a trustee would be elected or appointed to liquidate the assets of the Debtors for distribution in accordance with the priorities established by the Bankruptcy Code, and in the alternative, the Chapter 11 Cases may be dismissed. Conversion to chapter 7 would require the Debtors to incur expenses related to the chapter 7 trustee and additional retained professionals, and such expenses may decrease recoveries for Holders of Allowed Claims or Interests in the Voting Classes. See, e.g., 11 U.S.C. §§ 326(a); 503(b)(2). The conversion to chapter 7 would require entry of a new bar date, which may increase the amount of Allowed Claims and Interests and thereby reduce Pro Rata recoveries. See Fed. R. Bankr. P. 1019(2), 3002(c). Either alternative will bring additional risks and uncertainties.

D.	If the Plan Provides That I Get a Distribution, Do I Get it upon Confirmation or When the Plan Goes Effective, and What Is Meant by “Confirmation,” “Effective Date,” and “Consummation?”

“Confirmation” of the Plan refers to approval of the Plan by the Bankruptcy Court. Confirmation of the Plan does not guarantee that you will receive the distribution indicated under the Plan. After Confirmation of the Plan by the Bankruptcy Court, there are conditions that need to be satisfied or waived so that the Plan can become effective. Initial distributions to Holders of Allowed Claims or Interests will only be made on the date the Plan becomes effective—the “Effective Date”—or as soon as reasonably practicable thereafter, as specified in the Plan. “Consummation” of the Plan refers to the occurrence of the Effective Date. See Article XIX of this Disclosure Statement, entitled “Confirmation of the Plan,” for a discussion of the conditions precedent to Consummation of the Plan.

E.	What are the sources of Cash and other consideration required to fund the Plan?

If the Recapitalization Transaction occurs, the Debtors shall fund or make distributions under the Plan, as applicable, with: (i) the Exit Intermediation Facility, (ii) the New Common Stock, and (iii) the Debtors’ Cash on hand.

If the Asset Sale occurs, the Debtors shall fund or make distributions under the Plan, a applicable, with: (i) Cash on hand on the Effective Date, (ii) Excess Distributable Cash, and (iii) the revenues and proceeds of all Wind-Down Assets of the Debtors.

Each distribution and issuance referred to in Article VI of the Plan shall be governed by the terms and conditions set forth in the Plan applicable to such distribution or issuance and by the terms and conditions of the instruments or other documents evidencing or relating to such distribution or issuance, which terms and conditions shall bind each Entity receiving such distribution or issuance. The issuance, distribution, or authorization, as applicable, of certain Securities in connection with the Plan, including the New Common Stock, will be exempt from Securities Act registration, as described more fully in Article IV.E.10 of the Plan.

F.	Are There Risks to Owning the New Common Stock upon the Debtors’ Emergence from Chapter 11?

Yes. See Article XVIII of this Disclosure Statement, entitled “Risk Factors,” for a discussion of such risks.

G.	Is There Potential Litigation Related to the Plan?

Parties in interest may object to the approval of this Disclosure Statement and Confirmation of the Plan, which objections potentially could give rise to litigation. See Article XVIII.C.11 of this Disclosure Statement, entitled “The Post-Effective Date Debtors May Be Adversely Affected by Potential Litigation, Including Litigation Arising Out of the Chapter 11 Cases.”

In the event that it becomes necessary to confirm the Plan over the rejection of certain Classes, the Debtors may seek Confirmation of the Plan notwithstanding the dissent (whether deemed or otherwise) of rejecting Classes. The Bankruptcy Court may confirm the Plan pursuant to the “cramdown” provisions of the Bankruptcy Code, which allow the Bankruptcy Court to confirm a plan that has been rejected by an impaired class if it determines that the Plan satisfies section 1129(b) of the Bankruptcy Code. See Article XVIII.A.5 of this Disclosure Statement, entitled “The Debtors May Not Be Able to Secure Confirmation of the Plan.”

H.	Does the Plan Preserve Causes of Action?

The Plan provides for the retention of all Causes of Action other than those that are expressly waived, relinquished, exculpated, released, compromised, or settled.

If the Recapitalization Transaction occurs, the following provisions shall govern:

●	In accordance with section 1123(b) of the Bankruptcy Code, but subject to Article IX of the Plan, the Reorganized Debtors shall retain and may enforce all rights to commence and pursue, as appropriate, any and all Causes of Action, whether arising before or after the Petition Date, including any actions specifically enumerated in the Schedule of Retained Causes of Action, and the Reorganized Debtors’ rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date, other than the Causes of Action released by the Debtors pursuant to the releases and exculpations contained in the Plan, including in Article IX of the Plan;

●	The Reorganized Debtors may pursue such Causes of Action, as appropriate, in accordance with the best interests of the Reorganized Debtors. No Person or Entity may rely on the absence of a specific reference in the RSA, the Plan, the Plan Supplement, or the Disclosure Statement to any Cause of Action against it as any indication that the Debtors or Reorganized Debtors, as applicable, will not pursue any and all available Causes of Action against it. The Debtors or Reorganized Debtors, as applicable, expressly reserve all rights to prosecute any and all Causes of Action against any Person or Entity, except as otherwise expressly provided in the Plan, including Article IX of the Plan. Unless any Causes of Action against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan or a Bankruptcy Court order, the Reorganized Debtors expressly reserve all Causes of Action, for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of the Confirmation or Consummation;

●	The Reorganized Debtors reserve and shall retain such Causes of Action notwithstanding the rejection or repudiation of any Executory Contract or Unexpired Lease during the Chapter 11 Cases or pursuant to the Plan. In accordance with section 1123(b)(3) of the Bankruptcy Code, any Causes of Action that a Debtor may hold against any Person or Entity shall vest in the Reorganized Debtors, except as otherwise expressly provided in the Plan, including Article IX of the Plan. The Reorganized Debtors, through their authorized agents or representatives, shall retain and may exclusively enforce any and all such Causes of Action. The Reorganized Debtors shall have the exclusive right, authority, and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any such Causes of Action and to decline to do any of the foregoing without the consent or approval of any third party or further notice to or action, order, or approval of the Bankruptcy Court.

If the Asset Sale occurs, the following provision shall govern:

●	Unless any Cause of Action against a Person or an Entity is expressly acquired pursuant to the Purchase Agreement, waived, relinquished, exculpated, released, compromised, or settled in the Plan or a Final Order, in accordance with section 1123(b) of the Bankruptcy Code, the Debtors shall convey to the Plan Administrator all rights to commence, prosecute, or settle, as appropriate, any and all Causes of Action, including any action specifically enumerated in the Schedule of Retained Causes of Action, whether arising before or after the Petition Date, which shall vest in the Plan Administrator pursuant to the terms of the Plan. The Plan Administrator may enforce all rights to commence, prosecute, or settle, as appropriate, any and all Causes of Action, whether arising before or after the Petition Date, and the Plan Administrator’s rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date. The Plan Administrator may, in its reasonable business judgment, pursue such Causes of Action and may retain and compensate professionals in the analysis or pursuit of such Causes of Action to the extent the Plan Administrator deems appropriate, including on a contingency fee basis. No Person or Entity may rely on the absence of a specific reference in the Plan or the Disclosure Statement to any Cause of Action against them as any indication that the Debtors or the Plan Administrator will not pursue any and all available Causes of Action against them. The Debtors and the Plan Administrator expressly reserve all rights to prosecute any and all Causes of Action against any Person or Entity, except as otherwise expressly provided in the Plan; provided that the Wind-Down Debtors, in consultation with the Plan Administrator after the Effective Date, may prosecute any such Cause of Action against any party only in connection with their objection to and resolution of any Claim asserted by such party. Unless any Cause of Action against an Entity is expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan or a Final Order, the Plan Administrator expressly reserves all Causes of Action for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of the Confirmation or Consummation. The Plan Administrator shall have the exclusive right, authority, and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any such Causes of Action, or to decline to do any of the foregoing, without the consent or approval of any third party or any further notice to, or action, order, or approval of, the Bankruptcy Court.

I.	Will There Be Releases, Injunction, and Exculpation Granted to Parties in Interest as Part of the Plan?

Yes, the Plan proposes to release the Released Parties and to exculpate the Exculpated Parties. The Debtor Release, Third-Party Release, exculpation, and injunction provisions included in the Plan are an integral part of the Debtors’ overall restructuring efforts.

The Released Parties and the Exculpated Parties have made substantial and valuable contributions to the Debtors’ restructuring through efforts to negotiate and implement the Plan, which will maximize and preserve value of the Debtors’ Estates for the benefit of all parties in interest.

The Restructuring Transactions contemplated in the Plan are the only paths available to the Company to avoid a liquidation via chapter 7 of the Bankruptcy Code. As such, the Debtor Release and the Third-Party Release appropriately offer certain protections to, among others, parties who constructively participated in the Debtors’ restructuring process by supporting the Plan. For example, the DIP Lenders play an integral role in the Restructuring Transactions and have agreed to provide up to $80 million in new money under the DIP Facility to fund the administration of the Chapter 11 Cases and the implementation of the Restructuring Transactions. Moreover, pending Bankruptcy Court approval, Macquarie, as the Intermediation Counterparty, entered into the Amended Intermediation Facility with certain of the Debtors, which allows the Debtors to continue purchasing crude oil from the Intermediation Counterparty for the Debtors’ ordinary course operations, among other things.

IMPORTANTLY, THE FOLLOWING PARTIES ARE INCLUDED IN THE DEFINITION OF “RELEASING PARTIES” AND WILL BE DEEMED TO HAVE EXPRESSLY, UNCONDITIONALLY, INDIVIDUALLY, AND COLLECTIVELY RELEASED AND DISCHARGED ALL CLAIMS AND CAUSES OF ACTION AGAINST THE DEBTORS AND THE RELEASED PARTIES: ALL HOLDERS OF CLAIMS OR INTERESTS WHO VALIDLY OPT IN TO THE RELEASES CONTAINED IN THE PLAN BY THE DEADLINE BY WHICH ANY OBJECTIONS TO CONFIRMATION OF THE PLAN MUST BE FILED. THE RELEASES ARE AN INTEGRAL ELEMENT OF THE PLAN.

Based on the foregoing, the Debtors believe that the Debtor Release, Third-Party Release, exculpation, and injunction provisions in the Plan are necessary and appropriate and meet the requisite legal standard promulgated by the United States Court of Appeals for the Fifth Circuit. Moreover, the Debtors will present evidence at the Confirmation Hearing to demonstrate the basis for and propriety of the release and exculpation provisions. The release, exculpation, and injunction provisions that are contained in the Plan are copied in pertinent part herein.

The release provisions contained in the Plan remain subject to ongoing review by the Disinterested Director. The Debtors, acting at the direction of the Disinterested Director, reserve the right to revoke, withdraw, or modify the Plan in advance of the Confirmation Date.

J.	Certain Factors to Be Considered Prior to Voting.

There are a variety of factors that all Holders of Claims entitled to vote on the Plan should consider prior to voting to accept or reject the Plan. These factors may impact recoveries under the Plan and include, among other things:

●	unless otherwise specifically indicated, the financial information contained in the Disclosure Statement has not been audited and is based on an analysis of data available at the time of the preparation of the Plan and the Disclosure Statement;

●	although the Debtors believe that the Plan complies with all applicable provisions of the Bankruptcy Code, the Debtors can neither assure such compliance nor that the Bankruptcy Court will confirm the Plan;

●	the Debtors may request Confirmation without the acceptance of the Plan by all Impaired Classes in accordance with section 1129(b) of the Bankruptcy Code; and

●	any delays of either Confirmation or Consummation could result in, among other things, increased Administrative Claims and Professional Claims.

While these factors could affect distributions available to Holders of Allowed Claims and Allowed Interests under the Plan, the occurrence or impact of such factors may not necessarily affect the validity of the vote of the Voting Classes or necessarily require a re-solicitation of the votes of Holders of Claims or Interests in the Voting Classes pursuant to section 1127 of the Bankruptcy Code.

For a further discussion of risk factors, please refer to “Risk Factors” described in Article XVIII of this Disclosure Statement.

K.	Solicitation Procedures.

1.	Claims and Noticing Agent.

The Debtors have retained Kurtzman Carson Consultants dba Verita Global LLC (the “Claims and Noticing Agent”) as, among other things, the Claims and Noticing Agent in connection with the solicitation of votes to accept or reject the Plan.

2.	Solicitation Package.

The following materials constitute the solicitation package (collectively, the “Solicitation Package”) distributed to Holders of Claims or Interests in the Voting Classes:

•	the Disclosure Statement Order;

•	the Disclosure Statement (including all exhibits);

•	a copy of the Solicitation and Voting Procedures;

•	a customed Ballot, together with detailed voting instructions with respect thereto and a pre- addressed, postage prepaid return envelope;

•	the Cover Letter;

•	the Confirmation Hearing Notice.

3.	Distribution of the Solicitation Package and Plan Supplement.

The Debtors will cause the Claims and Noticing Agent to distribute the Solicitation Package to Holders of Claims or Interests in the Voting Classes by November 12, 2024.

The Solicitation Package (except the Ballots) may also be obtained from the Claims and Noticing Agent by: (i) calling the Claims and Noticing Agent at (877) 709-4747 (domestic, toll free) or +1 (424) 236-7228 (international), (ii) emailing VertexEnergyInfo@veritaglobal.com, and/or (iii) writing to the Claims and Noticing Agent at Vertex Energy Claims Processing Center c/o KCC dba Verita Global LLC, 222 N. Pacific Coast Highway, Suite 300, El Segundo, CA 90245. You may also obtain copies of any pleadings filed with the Bankruptcy Court for free by visiting the Debtors’ restructuring website, https://www.veritaglobal.net/vertex, or for a fee via PACER at https://www.pacer.gov/.

The Debtors shall file the Plan Supplement, to the extent reasonably practicable, with the Bankruptcy Court no later than seven (7) days prior to the Plan Objection Deadline. If the Plan Supplement is updated or otherwise modified, such modified or updated documents will be made available on the Debtors’ restructuring website. The Debtors will not serve copies of the Plan Supplement; however, parties may obtain a copy of the Plan Supplement from the Claims and Noticing Agent by: (i) calling the Claims and Noticing Agent at the telephone numbers set forth above; (ii) visiting the Debtors’ restructuring website, https://www.veritaglobal.net/vertex; or (iii) writing to the Claims and Noticing Agent at Vertex Energy Claims Processing Center c/o KCC dba Verita Global LLC, 222 N. Pacific Coast Highway, Suite 300, El Segundo, CA 90245.

L.	Additional Information for the Voting Classes.

1.	How Do I Opt in to the Third-Party Release Provided for in the Plan?

Holders of Claims or Interests that wish to opt in to the Third-Party Release provided in the Plan may do so by checking the “opt in box” on the Ballot distributed with the Solicitation Packages or, for such Holders the Non- Voting Classes, by submitting the Opt In Form annexed to the Non-Voting Status Notice, as applicable. Such Holders may also access and complete the opt in form electronically at https://www.veritaglobal.net/vertex. In addition, a Holder of a Claim or Interest may opt out of the release by not opting in or by filing an objection with the Bankruptcy Court that expressly objects to the exclusion of such Holder as a Releasing Party under the Plan.

2.	How Will Undeliverable Distributions and Unclaimed Property Be Treated Under The Plan?

In the event that any distribution to any Holder of Allowed Claims or Allowed Interests (as applicable) is returned as undeliverable, no distribution to such Holder shall be made unless and until the Disbursing Agent has determined the then-current address of such Holder, at which time such distribution shall be made to such Holder without interest; provided that such distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of one year from the Effective Date. After such date, all unclaimed property or interests in property shall revert to the Post-Effective Date Debtors automatically and without need for a further order by the Bankruptcy Court (notwithstanding any applicable federal, provincial or state escheat, abandoned, or unclaimed property laws to the contrary), and the Claim of any Holder of Claims and Interests to such property or Interest in property shall be discharged and forever barred.

3.	What Is the Deadline to Vote on the Plan?

The Voting Deadline is December 10, 2024, at 4:00 p.m., prevailing Central Time.

4.	How Do I Vote on the Plan?

Detailed instructions regarding how to vote on the Plan are contained on the Ballots (as defined in the Disclosure Statement Motion) distributed to Holders of Claims or Interests that are entitled to vote on the Plan. For your vote to be counted, your Ballot must be properly completed, executed, and delivered as directed, so that it is actually received by the Claims and Noticing Agent on or before the Voting Deadline, i.e., December 10, 2024, at 4:00 p.m., prevailing Central Time. See Article XIX of this Disclosure Statement, entitled “Confirmation of the Plan,” for more information. On the Petition Date, the Debtors filed the Scheduling Motion (as defined herein), securing a mode to establish certain dates and deadlines in connection with the confirmation of the Plan.

5.	Why is the Bankruptcy Court holding a Confirmation Hearing?

Section 1128(a) of the Bankruptcy Code requires the Bankruptcy Court to hold a hearing on Confirmation of the Plan and recognizes that any party in interest may object to Confirmation of the Plan.

6.	When Is the Confirmation Hearing Set to Occur?

Through the Scheduling Motion, the Debtors have requested that the Bankruptcy Court schedule the Confirmation Hearing on December 17, 2024, or as soon thereafter as the Court is available. The Confirmation Hearing may be adjourned from time to time without further notice.

The Debtors have also requested that objections to Confirmation of the Plan and final approval of the Disclosure Statement must be Filed and served on the Debtors, and certain other parties, by no later than December 17, 2024, at 4:00 p.m., prevailing Central Time.

7.	What Is the Purpose of the Confirmation Hearing?

The confirmation of a chapter 11 plan by a bankruptcy court binds the debtor, any issuer of securities under a plan of reorganization, any person acquiring property under a plan of reorganization, any creditor or equity interest holder of a debtor, and any other person or entity as may be ordered by the bankruptcy court in accordance with the applicable provisions of the Bankruptcy Code. Subject to certain limited exceptions, the order issued by the bankruptcy court confirming a plan of reorganization discharges a debtor from any debt that arose before the confirmation of such plan of reorganization and provides for the treatment of such debt in accordance with the terms of the confirmed plan of reorganization.

8.	Will Any Party Have Significant Influence over the Corporate Governance and Operations of the Post-Effective Date Debtors?

As of the Effective Date, the term of the current members of the Disinterested Director and the board of directors of Vertex Energy, Inc. shall expire, and the members for the initial term of the New Board shall be appointed. The initial members of the New Board will be identified in the Plan Supplement, to the extent known at the time of filing. Each such member and officer of the Post-Effective Date Debtors shall serve from and after the Effective Date pursuant to the terms of the New Organizational Documents and other constituent documents of the Post-Effective Date Debtors.

9.	Who Do I Contact If I Have Additional Questions with Respect to this Disclosure Statement or the Plan?

If you have any questions regarding this Disclosure Statement or the Plan, please contact the Claims and Noticing Agent via one of the following methods:

By regular mail, hand delivery, or overnight mail at:

Vertex Energy Claims Processing Center

c/o KCC dba Verita

222 N. Pacific Coast Highway, Suite 300

El Segundo, CA 90245

By electronic mail at:

VertexEnergyInfo@veritaglobal.com

By telephone at:

(877) 709-4747 (domestic, toll free) or

+1 (424) 236-7228 (international)

Copies of the Plan, this Disclosure Statement, and any other publicly filed documents in the Chapter 11 Cases are available upon written request to the Claims and Noticing Agent at the address above or by downloading the exhibits and documents from the website of the Claims and Noticing Agent at https://www.veritaglobal.net/vertex (free of charge) or the Bankruptcy Court’s website at http://www.txs.uscourts.gov/bankruptcy (for a fee). PLEASE DO NOT DIRECT INQUIRIES TO THE BANKRUPTCY COURT.

10.	Do the Debtors Recommend Voting in Favor of the Plan?

Yes, the Debtors believe that the Plan provides for a larger distribution to all Holders of Claims or Interests than would otherwise result from any other available alternative. The Debtors believe that the Plan, which addresses the Debtors’ funded debt obligations, contemplates a significant investment into the Debtors’ business, and projects their emergence from chapter 11 shortly after the Plan is confirmed, is in the best interest of all Holders of Claims or Interests, and that any other alternatives (to the extent they exist) fail to realize or recognize the value inherent under the Plan.

11.	Who Supports the Plan?

The Plan is supported by the Debtors and the Consenting Stakeholders.

VII.	THE DEBTORS’ CORPORATE HISTORY, STRUCTURE, AND BUSINESS OVERVIEW

A.	The Debtors’ Corporate History and Business Operations.

1.	The Company’s History.

Vertex’s business was formed over time much like the refined products it produces—with a healthy amount of hard work, precision, and transformation. However, the Company’s story truly begins many years before VEI was ever incorporated. Vertex’s history dates back to when sixteen-year-old Mr. Cowart asked his brother for a job at his Alabama-based UMO collection business, Aaron Oil Company, Inc. (“Aaron Oil”). Mr. Cowart started at Aaron Oil as a truck driver, collecting used oil, before being promoted to manager and then to Vice President, progressively learning and refining his knowledge of the industry along the way.

During his fifteen-year tenure at Aaron Oil, Mr. Cowart observed gaps in the UMO industry and in 2001, Mr. Cowart relocated from Alabama to Houston, Texas to launch Vertex, a new kind of UMO company. In the beginning, Vertex focused its business on the collection and supply of UMO to businesses throughout the Gulf Coast, however, Mr. Cowart aspired for Vertex to do much more—he believed the Company’s competency in sourcing and management of distressed hydrocarbon streams could be revolutionary. In 2008, after years of development, Vertex patented its proprietary Thermal Chemical Extraction Process (“TCEP”),9  which allowed Vertex to grow its “re-refining”10  arm and, in turn, increase the Company’s profits.

On April 16, 2009, Vertex effectuated a successful merger with World Waste Technologies, Inc. and Vertex became a public company, trading on the Over-The-Counter Bulletin Board under the symbol “VTNR.OB”. At this time, Vertex was chiefly a feedstock (including UMO) logistics and processing company. In this context, the term “feedstock” refers to the raw materials that are used for the processing or manufacturing of other products (e.g., refined oil is a “feedstock” for gasoline because it is an input necessary to produce gasoline). Over time, the Company continued to grow and it transformed itself from a small, Texas-based company to a regional leader in collection, aggregation, and processing of UMO and other off-spec hydrocarbon streams.

Equipped with greater capital and steadfast in its goals for expansion, the Company focused its attention on further acquisitions, purchasing multiple re-refineries, and entering the finished products market. Specifically, from 2012 to 2021, Vertex made several acquisitions, including the key assets of Vertex Holdings, L.P. and B&S Cowart Family L.P, (2012), Omega Holdings Company, LLC (2014), Heartland Group Holdings, LLC (2014, divested in 2023), Nickco Recycling, Inc. (2017), and the equity interests of Crystal Energy, LLC (2020). Finally, in 2022, Vertex purchased the Mobile Refinery, which is strategically located on the Gulf Coast near Mobile, Alabama, from Equilon Enterprises LLC d/b/a Shell Oil Products US, Shell USA, Inc., and Shell Chemical LP (collectively, together with certain of their affiliates, “Shell”). To support the Mobile Refinery’s production capacity of 75,000 barrels-per-day (“bpd”), Vertex also purchased Shell’s logistics infrastructure and hydrocarbon inventory. The resulting synergy maximized the Company’s production of renewable diesel and renewable byproducts.

Through this decade-long period of growth, Vertex established a robust portfolio of high-purity fuels, lubricants, and reprocessed feedstocks (i.e., output).11  Vertex also began to expand beyond production derived from conventional feedstocks (i.e., fossil feedstock—consisting of coal, oil, and natural gas) and sustainable sources

[9]	TCEP is a method where heat is applied in conjunction with chemical reactions to extract a desired substance from a material. Specifically, TCEP uses elevated temperatures to enhance the chemical extraction process, often by increasing the solubility of the target compound in a solvent or by facilitating the chemical breakdown of the matrix holding the desired component.

[10]	Re-refining is a refining method that reprocesses used oil into a high-quality base oil that can be used to make lubricants and other products.

[11]	Output refers to the total volume of products that refineries produce after refineries process feedstocks, constituting the “input.”

(i.e., used engine oil and other petroleum-derived materials) to invest in renewable feedstocks (i.e., electricity, water, and biomass—or any resource that can replenish itself through natural processes).

2.	The Company’s Operations.

Vertex has generated revenue through three primary business segments, including through (a) conventional refining, (b) UMO operations, and (c) renewable fuel refining, each as set forth in more detail below.

a.	Conventional Refining

Vertex owns and operates strategic refining assets along the Gulf Coast, positioning it as a leading supplier of conventional fuels in the region. Through this business segment, Vertex engages in the refining of crude oil and other feedstocks, as well as the distribution of the refined products across the southeastern United States once the refining process is complete. The primary asset supporting the Company’s conventional refining operations is the Mobile Refinery, that is strategically located to take advantage of both land-based and waterborne distribution and supply channels. As previously discussed, the Mobile Refinery is capable of processing 75,000 barrels of crude oil per day and encompasses a complex web of related logistics assets located in and around the Mobile, Alabama area, including (a) a deep-water draft port, which facilitates the loading and unloading of large vessels close to shore, (b) various third-party storage terminals, and (c) a high-capacity bulk loading terminal facility on Blakely Island in Mobile, Alabama, which is capable of storing 600,000 barrels of crude oil and associated refined petroleum products.

The Mobile Refinery is equipped with two marine docks located in Saraland, Alabama, a small city of roughly 16,000 people located about ten miles north of Mobile, Alabama. This location is important, not only because it provides simultaneous access to waterways and land-based distribution methods, but also because the refinery has become a vital contributor to the local economy and surrounding communities. The refinery in Saraland is physically connected to the Blakely Island terminal facility in Mobile by a pipeline network, further reinforcing its role as an integral part of the local industry and economy.

Although the refining process of conventional fuels involves many highly-specialized steps that vary depending on the type of product that is ultimately produced, the overall undertaking as it relates to Vertex’s business is relatively simple. First, the crude oil and other feedstocks arrive either (a) at the Blakely Island terminal facility in Mobile by barge or ship or (b) directly at the refinery in Saraland by barge or pipeline. Eventually, all of the inputs begin the refining process at the Saraland refinery—any materials that are first delivered to the Blakely Island terminal facility are transferred via pipeline to the refinery in Saraland for processing. Second, the refining process converts the crude oil and other feedstocks into the finished product. Today, those outputs primarily include heavy olefin feed (which is itself a feedstock for many lubricants, detergents, and adhesives), regular gasoline, premium gasoline, jet fuel, and diesel fuel. Third, the finished products exit Vertex’s facilities either through water distribution points capable of supplying waterborne vessels or what is known as a “high-capacity truck rack” at the Blakely Island terminal facility, which allows tanker trucks to extract the products with low wait times. On average, the high-capacity truck rack supplies greater than 175 tanker trucks per day at a rate of 600 gallons per minute. Finally, the refined products reach the end customers, which are located primarily in the southeastern United States.

b.	UMO Operations

In addition to the Company’s conventional refining business segment, Vertex operates the one of the largest oil recycling operation on the Gulf Coast, with a logistical reach that covers most of the United States. The Company collects, recycles, and recovers UMO and other used materials from a variety of companies that range from independently owned businesses to global enterprises.

Debtor H&H Oil, L.P. (“H&H Oil”) operates a large fleet of sixty-eight collection vehicles that routinely visit various oil generators, such as oil change service stations, automotive repair shops, manufacturing facilities, petroleum refineries, and petrochemical manufacturers to perform various collection services, including purchasing used motor oil, oil filters, antifreeze, oily absorbents, and other industrial oils. To supplement this business line, Vertex also aggregates used oil from an established network of approximately thirty local and regional collectors who operate similar collection businesses.

Currently, the Company offers its collection services in Texas, Oklahoma, Louisiana, Arkansas, and Alabama. In addition to the 68 collection vehicles, the Debtors operate 13 aggregation facilities, 30 transportation vehicles, and 173 leased railcars, and it has more than 8 million gallons of storage capacity. In 2023 alone, Vertex aggregated and collected approximately 68 million gallons of used motor oil and other petroleum by-product feedstocks. Once collected or aggregated, Vertex manages the storage, sale, and ultimate delivery of the UMO and related products to its UMO “re-refining” facility or to customers, who, in turn, use the material as a feedstock or as replacement fuel for industrial burners.

Notwithstanding the foregoing, most of the UMO and related products that Vertex collects or aggregates is not immediately sold. The Company operates a “re-refining” facility in Marrero, Louisiana where the UMO that Vertex collects undergoes a process that turns the UMO into a high-quality base oil that can be used to make various other products. The forty-employee Marrero re-refining facility occupies 4.5 acres strategically located along the West Bank of the Mississippi River, which allows the Company to leverage both barge and rail logistics to optimize the transport of materials into and out of the facility. Of the 68 million gallons of UMO that the Company collected and aggregated in 2023, 60 million gallons were re-refined at the Marrero refinery for use as marine fuels, in asphalt products or as various intermediate feedstocks necessary for the conventional refining process.

In connection with the Debtors’ UMO collection and re-refining activities, the Debtors also manage several processing facilities across the Gulf Coast states that provide recycling and scrap services to various companies in both the land and marine industries. Vertex’s North Texas facility, which is the largest of the recycling facilities, primarily collects, receives, and processes physical UMO co-products, such as oil filters and absorbents. Once collected, these products are crushed and compacted at a high pressure to remove any UMO, which is then pre- processed on-site before being transferred by rail or truck for further processing at the Marrero re-refining facility or one of the Company’s other refining and processing facilities. The compacted steel then goes through a proprietary thermal desorption unit that removes any remaining oil from the metals. After the purification process is complete, the purified steel is shipped to local steel mills as a premium feedstock for the metal products they produce.

Finally, Debtor Vertex Recovery, L.P. owns and operates a UMO recovery services division that provides solutions for the proper recovery and management of hydrocarbon streams to large regional and national customers throughout the United States and Canada. The Company provides these recovery services through a fleet of custom-engineered vacuum trucks equipped to handle a wide variety of recovery efforts.

A key feature of this specialized equipment is the regulatory compliant industrial vacuum trucks, which allows Vertex to remove waste materials, including oily sludges, solids, bottoms, oily water separators/grit traps, and other distressed hydrocarbon streams safely and reliably. Notably, the business line does not rely heavily on long-term contracts. Rather, Vertex principally participates in the spot market for such services and project-based work, which it bids on from time to time.

c.	Renewable Fuel Refining

As discussed above, the Company reconfigured and optimized the Mobile Refinery to take advantage of the opportunities presented by renewable diesel, sustainable aviation fuel, and green hydrogen. On May 27, 2023, the Mobile Refinery made use of these efforts and began processing soybean oil into renewable diesel. Between May 2023 and July 2024, the Mobile Refinery successfully produced renewable diesel, however, as noted above, a surplus of biofuels flooded the market after the refining industry increased biofuel production to meet an explosion in demand, which negatively impacted the Company’s profit margins.

As a result of the foregoing, in July 2024, the Company paused renewable fuel production at the Mobile Refinery and redirected the production back to conventional fuels and products. Although the Company believed that conversion of the facility would be value-maximizing in the long-term, there was an initial capital strain in the short- term from the cost of conversion and the absence of the anticipated revenue from renewable diesel or conventional refining. Nonetheless, Vertex demonstrated its renewable diesel capabilities and was able to rectify the significant start-up issues common to many renewable diesel facilities in the time that it was operational. If so desired, the Mobile Refinery can be reconverted back to produce renewable diesel in the future.

B.	The Debtor’s Prepetition Capital Structure.

Vertex’s prepetition capital structure includes approximately $422.5 million in funded debt obligations as of the Petition Date, consisting of: (a) the Term Loan, (b) the Intermediation Facility, (c) various Finance Leases, (d) the 2027 Convertible Notes, and (e) the Subordinated Unsecured Note. As of the Petition Date, the Company’s funded debt obligations can be summarized as follows:

Facility	Maturity	Approximate Principal Amount Outstanding as of Petition Date
Secured Debt
Intermediation Facility	April 1, 2025	$111.2 million[12]
Term Loan Facility	April 1, 2025	$271.9 million
Finance Leases	—	$23.8 million
Unsecured Debt
2027 Convertible Notes	October 1, 2027	$15.2 million
Subordinated Unsecured Note	November 30, 2024	$0.4 million
Total Funded Debt Obligations		$422.5 million

1.	Intermediation Facility.

Debtor Vertex Refining Alabama LLC (“Vertex Refining”) is a party to that certain Supply and Offtake Agreement, dated as of April 1, 2022, by and among Vertex Refining and Macquarie (which agreement has been subsequently amended and modified from time to time and as may be further amended, restated, amended and restated, supplemented, waived, or otherwise modified from time to time, the “Intermediation Facility” and together, with the various related ancillary transaction documents, the “Intermediation Facility Agreement”).

Pursuant to the Intermediation Facility Agreement and related documents, Macquarie purchases from Shell Trading US Company approximately 100% of the feedstocks Vertex Refining requires to operate the Mobile Refinery and subsequently re-sells and delivers such feedstocks to Vertex Refining. Upon delivery, the feedstocks are stored in tanks that are owned or leased by Vertex Refining until Vertex Refining is ready to draw the feedstocks from inventory for refining. While the tanks are owned or leased by Vertex, Macquarie maintains legal title to the feedstocks stored in such tank.

After the feedstock has been drawn from the storage tanks and refined at the Mobile Refinery, Macquarie purchases from the Debtors substantially all of the refined product produced at the Mobile Refinery. The sold product is then stored in Vertex Refining tanks until Macquarie re-sells and removes for delivery the re-sold product to various third parties, including Shell. In certain circumstances, Vertex Refining may sell certain of its outputs pledged to Macquarie to various third parties, in exchange for providing Macquarie certain cash proceeds from such sales.

The Intermediation Facility reduces and facilitates the Company’s working capital need and serves as a critical component of the Debtors’ ordinary course operations. Specifically, the Intermediation Facility shortens the working capital cycle of Vertex Refining by deferring its payment obligations for crude oil and accelerating receipt of funds for output produced. The Intermediation Facility also mitigates against price risks related to a change in commodity prices of the inventory owned by Macquarie, among other things.

The obligations of Vertex Refining under the Intermediation Facility are guaranteed by each of VEI and Vertex Renewables, LLC pursuant to (a) that certain guaranty agreement, dated as of April 1, 2022, by and between Macquarie and VEI and (b) that certain guaranty agreement, dated as of May 26, 2023, by and between Vertex Renewables, LLC and Macquarie.

12        Amount as of September 12, 2024.

The Intermediation Facility matures on April 1, 2025, and is secured by liens on (a) approximately $10.5 million13  in posted cash collateral held by Macquarie, (b) all inventory of Vertex Refining, and (c) all proceeds and supporting obligations of the foregoing (the “Intermediation Facility Priority Collateral”) on a senior first priority basis.14  As of the Petition Date, an aggregate amount of approximately $111.2 million in unpaid principal is outstanding under the Intermediation Facility.

2.	Term Loan Facility.

The Debtors are party to that certain Loan and Security Agreement, dated as of April 1, 2022, by and among Vertex Refining, as borrower, Vertex Energy, Inc. as parent and as a guarantor, and each other Debtor, as guarantors, the lenders party thereto (collectively, the “Term Loan Lenders”), and Cantor Fitzgerald Securities, as Term Loan agent (which agreement has been subsequently amended and modified from time to time and as may be further amended, restated, amended and restated, supplemented, waived, or otherwise modified from time to time, the “Term Loan Agreement,” and the facility thereunder, the “Term Loan Facility”).

The Term Loan Facility provided for an initial issuance of $125 million in first priority term loans and pursuant to subsequent amendments to the Term Loan Agreement, certain Term Loan Lenders provided the Debtors with an incremental $150 million in first priority term loans. In connection with certain of the amendments to the Term Loan Agreement, the Debtors granted certain of the Term Loan Lenders warrants to purchase (a) 250,000 shares of VEI’s common stock an exercise price of $9.25 per share, (b) 1,000,000 shares of VEI’s common stock at an exercise price of $3.00 per share, and (c) 500,000 shares of VEI’s common stock at an exercise price of $1.23 per share.

The Term Loan Facility provides for a non-default interest rate at the Base Rate plus 10.25% with an additional 2% per annum if an Event of Default has occurred and is continuing at the election of the Required Lenders. Further, the Term Loan Facility matures on April 1, 2025, and is secured by (a) first priority senior liens on substantially all of the Debtors’ real property and assets, other than the Intermediation Facility Priority Collateral, and (b) second priority liens on the Intermediation Facility Priority Collateral. The liens and priorities of the Term Loan Facility and Intermediation Facility, and the related contractual rights of the parties thereto, are governed by that certain Intercreditor Agreement, dated as of April 1, 2022, by and among Cantor Fitzgerald Securities, as Term Loan agent, Macquarie, as Intermediation Facility representative, and Vertex Refining, along with the other acknowledging Debtors (which agreement has been subsequently amended and modified from time to time and as may be further amended, restated, amended and restated, supplemented, waived, or otherwise modified from time to time, the “Intercreditor Agreement”). As of the Petition Date, approximately $271.9 million in unpaid principal remains outstanding under the Term Loan Facility.

3.	Finance Leases.

The Debtors are party to various finance, storage, facility, equipment, vehicle, and gas plant leases (the “Finance Leases”) that it enters into as lessee, buyer or debtor in relation to the equipment subject thereto. The key structural features of the Finance Leases are that the relevant lessor leases a specified piece of equipment, vehicle, facility or storage facility to the exclusive possession of the Debtors for a definite period of time in exchange for rent. Vertex Refining assumes no obligations of outright ownership and has a buyout option at the end of each such Finance Lease. As of the Petition Date, Vertex Refining is party to nine Finance Leases and the aggregate amount outstanding amount under the Finance Leases is approximately $23.8 million.

[13]	Amount as of September 12, 2024.

[14]	To the extent the inventory owned by Macquarie were recharacterized as property of Vertex Refining, such recharacterized inventory would also constitute Intermediation Facility Priority Collateral.

4.	2027 Convertible Notes.

On November 1, 2021, VEI, as issuer, issued $155 million in aggregate principal 6.250% senior, unsecured 2027 Convertible Notes, maturing on October 1, 2027, (the “2027 Convertible Notes”) pursuant to that certain indenture by and among the Company and U.S National Bank Association, as trustee (as amended, restated, supplemented, or otherwise modified from time to time, the “2027 Convertible Notes Indenture”). The 2027 Convertible Notes Indenture was entered into as part of the financing of the Company’s 2022 acquisition of the Mobile Refinery. Over the course of late May and early June of 2022, certain holders of the 2027 Convertible Notes exchanged (the “2022 Exchange”) approximately $60 million of the 2027 Convertible Notes for 10.2 million newly issued shares of VEI’s common stock and $1 million in cash. On June 12, 2023, the Company and certain holders of the 2027 Convertible Notes closed on the exchange (the “2023 Exchange,” and together with the 2022 Exchange, the “Exchange Transactions”) of an approximately $79.9 million principal amount of the 2027 Convertible Notes for a combination of 17.2 million newly issued shares of common stock and cash of the Company. Following the Exchange Transactions, approximately $15.2 million aggregate principal amount of the 2027 Convertible Notes remained outstanding.

5.	Subordinated Unsecured Note.

Debtor H&H Oil is a party to that certain Subordinated Unsecured Promissory Note dated as of December 1, 2023 (as may be further amended, restated, amended and restated, supplemented, waived, or otherwise modified from time to time, the “Subordinated Unsecured Note”) in the amount of $1,466,677 by and between H&H Oil, as borrower, and Bright Star Environmental Services LLC (“Bright Star”), as lender. The Subordinated Unsecured Note is subject to the certain subordination agreement, dated as of December 1, 2023 (as may be further amended, restated, amended and restated, supplemented, waived, or otherwise modified from time to time, the “Subordination Agreement”) by and between Bright Star and Cantor Fitzgerald Securities for the benefit of Cantor Fitzgerald Securities, as Term Loan agent. The Subordination Agreement provides that any and all payments of senior indebtedness to the Term Loan agent and Term Loan Lenders are granted priority over any and all payment of the loans under the Subordinated Unsecured Note. The Subordinated Unsecured Note matures on November 30, 2024. As of the Petition Date, an aggregate amount of approximately $400,000 in unpaid principal and accrued by unpaid interest is outstanding under the Subordinated Unsecured Note.

6.	Equity Interests.

On February 13, 2013, VEI’s common stock began trading on the National Association of Securities Dealers Automated Quotations (“NASDAQ”) under the ticker symbol “VTNR”. VEI’s certificate of incorporation authorizes the board of directors to issue 750 million shares of common stock (“Common Shares”) at $0.001 par value per share. As of the Petition Date, 93,514,34615  Common Shares have been issued and are outstanding.

VIII.	EVENTS LEADING TO THE CHAPTER 11 FILINGS

A.	Challenges Facing the Debtors’ Business.

1.	Crack Spreads.

The oil and gas industry refers to the “crack spread” as a directional indicator of industry profitability. More specifically, crack spreads are a financial metric used to measure the profitability of refining crude oil into petroleum products like gasoline and diesel. Crack spreads are expressed in ratios that depict the mix of various products that result from refining crude oil. Crack spreads involve (a) inputs, or the raw materials that refineries purchase (i.e., the crude oil), (b) outputs, or the refined products such as gasoline and distillates, and (c) the spread, or the price between the inputs and the outputs. Crack spreads reflect the directional profitability of certain refining configurations and do not account for transportation, crude quality differentials, location basis, differences in product mix or the value of products not included in the crack spread like propane, butane, residual fuel, or any petrochemical feedstocks to name just a few. As discussed, the crack spread is volatile and highly sensitive. As a proxy for refining profitability, crack spreads are influenced by an amalgamation of market factors, including supply and demand dynamics, seasonal changes, geopolitical events, and changes in regulations affecting fuel standards.

15        Amount as of August 7, 2024.

Like other refiners, Vertex utilizes crack spread calculations to hedge against price fluctuations in crude oil and refined products. Accordingly, the Company looks to crack spreads for insight into the profitability of refining operations. A wider spread indicates higher profitability, while a narrower spread suggests lower profitability. With the exceptional market volatility of the last four years caused by the catastrophic rise in inflation, crack spreads have been especially unstable. This instability has made it very difficult for the Company and other refiners to accurately project and plan for inputs required, consumer demands, and costs. While refining is a cyclical business and the Debtors expect the market for refined products to ultimately rebalance, the significant tightening of crack spreads over the past two years has had a significant negative impact on the Debtors’ profit margin.

2.	Renewable Fuels Regulatory Burden.

Enacted in 2005, the Renewable Fuel Standard (the “RFS Program”) is a federal program that is part of the Clean Air Act16  that promotes the use of biofuels in on-road transportation fuel (i.e., gasoline and diesel fuel mixtures) through renewable volume obligation (“RVO”) mandates. Renewable transportation fuels are tracked through 38- character renewable identification numbers (“RINs”), which are physically “attached” to the fuel until it is either blended with non-renewable transportation fuel (e.g., ethanol blending with gasoline) or used in its unblended form to displace a fossil transportation fuel (e.g., renewable diesel). Obligated parties demonstrate compliance with the RFS Program by retiring the RINs into a system controlled by the EPA after they have blended the renewable fuels through their own activities or those of other market participants. Refiners that cannot blend enough renewable fuel to separate sufficient RINs to meet their RFS obligations can buy separated RINs on an unregulated secondary market.

As of the Petition Date, the Debtors estimate that approximately $72.3 million in RIN obligations will need to be retired in the first quarter of 2025.17  This pending regulatory obligation has put a significant strain on the Debtors’ capital structure that the Debtors must address during the Chapter 11 Cases in order to emerge as a going concern.

On August 1, 2024, the Company’s Advisors contacted the EPA regarding the possibility of discussing with the Debtors potential solutions to address the Debtors’ outstanding RIN obligations. The Company is preparing a petition that it plans to file with the EPA seeking an exemption from its renewable volume obligation mandates for 2022, 2023, and 2024 that is available to small refineries based on “disproportionate economic hardship.”

3.	Matheson Contracts.

On June 11, 2022, Debtor Vertex Refining entered into the Matheson Agreement with Matheson pursuant to which Matheson agreed to build, own, operate, and maintain a new Hydrogen Facility at the Mobile Refinery. Once complete, the Mobile Refinery was expected to increase production capacity of renewable diesel from approximately 8,000 bpd to approximately 14,000 bpd.

In June 2023, following completion of the initial conversion phase of one section the Mobile Refinery to support renewable diesel production, the Company sold its first batch of renewable diesel from the Mobile Refinery. The Company forecasted that the Mobile Refinery’s renewable diesel production volumes would increase to approximately 8,000 bpd by the third quarter of 2023. Unfortunately, reality fell far short of expectations. By the end of 2023, conversion delays and logistical challenges severely limited the Debtors’ renewable diesel production, and, as mentioned previously, the Mobile Refinery was only producing around 50 percent of the projected bpd.18

[16]	42 U.S.C. § 7545(o).

[17]	By the end of Q1 2025, the Company currently anticipates that it will owe approximately $72.3 million in RIN obligations (utilizing RIN spot prices as of September 13, 2024) related to 2023 and 2024 production activity.

Pursuant to the Matheson Agreement, the target commercial operations date for the Hydrogen Facility was August 2023, over a year ago. As of the date hereof, based on an assessment recently conducted by A&M, which included a review of the current state of the project and an analysis of potential execution risks, A&M and the Company estimate that construction of the Hydrogen Facility’s mechanical components will not be complete until late third quarter of 2025 at the earliest, meaning that the Hydrogen Facility is unlikely to be fully online and operational any earlier than the second quarter of 2026—almost two years beyond the originally set completion date. The Company and A&M approximate that the delayed completion of the Hydrogen Facility has exposed the Company to looming liabilities of approximately $251 million that, pursuant to the Matheson Agreement, will only continue to balloon in tandem with the prolonged timeframe for completion.19  Moreover, my understanding is that the Company and A&M’s July 2024 site visit to the Mobile Refinery eroded what little confidence they had left in Matheson’s management.

B.	The Company’s Prepetition Restructuring Initiatives.

1.	Q4 2023 – Q1 2024 Marketing Process.

In the fall of 2023, the Company engaged Bank of America Securities (“BoA”) to assist it in evaluating potential strategic options, including an investment in, or sale of, some or all of its business, a third-party capital raise, and a potential restructuring. On October 16, 2023, the Company directed BoA to launch a marketing process for the sale of certain of the Company’s assets, including the renewable diesel segment of the Mobile Refinery (the “BoA Marketing Process”).

As part of the BoA Marketing Process, between the fourth quarter of 2023 and the first quarter of 2024, the Company and BoA reached out to 111 parties, shared 81 teasers, provided 75 draft non-disclosure agreements (“NDAs”), and executed more than 48 NDAs. Notwithstanding these efforts, the BoA Marketing Process ultimately yielded no actionable indications of interest, however, it did generate interest in the Company from several third parties, many of which have reiterated their interest in the Debtors’ assets in the lead up to the Chapter 11 Cases.

2.	Appointment of the Disinterested Director.

On August 23, 2024, to ensure a thorough and fair process with respect to the Debtors’ review of their strategic alternatives, the Company appointed Jeffrey S. Stein to the board of directors of VEI (the “Board”) as an independent and disinterested director (the “Disinterested Director”).

On September 3, 2024, the Board delegated to the Disinterested Director, among other things, (a) exclusive authority in connection with any matters relating to a transaction in which a conflict of interest exists or is reasonably likely to exist between the Company or its stakeholders and the Board under applicable law (a “Conflict Matter”), (b) authority to investigate and determine, in the Disinterested Director’s business judgment, whether any matter related

[18]	Erin Voegele, Vertex Shelves Renewable Diesel Production, Returns Unit to Fossil Fuel Production, BIOMASS MAGAZINE (May 9, 2024), https://biomassmagazine.com/articles/vertex-shelves-renewable-diesel-production- returns-unit-to-fossil-fuel-production.

[19]	The increase in construction costs is tied to an increase in the monthly Base Facility Charge that the Company is required to pay upon completion of the Hydrogen Facility. Specifically, pursuant to the terms of the Matheson Agreement, every $1 million increase in construction costs in excess of $60 million would result in a $13,700 increase in the Base Facility Charge. Accordingly, assuming a total cost to completion of approximately $251 million, the Base Facility Charge would increase to approximately $3,654,440, from $1,035,000. See Matheson Agreement §§ 8.1, 8.2.

to a transaction constitutes a Conflict Matter, and (c) non-exclusive authority to review, discuss, consider, negotiate, approve, and authorize the Company’s entry into and consummation of a transaction.

Over the course of the restructuring process, the Disinterested Director met with the Company’s advisors and management team on numerous occasions to consider stakeholder feedback and provide guidance to Vertex’s management team and advisors.

3.	The 2024 Marketing Process.

In parallel with negotiations regarding the Company’s potential entry into the Restructuring Support Agreement, the Company, with the assistance of PWP, launched a marketing process on September 3, 2024, to engage potential interested parties regarding a sale of all or substantially all of the Company’s assets. Prior to the commencement of the Chapter 11 Cases, PWP developed a confidential information memorandum and began contacting various potential buyers. Now that the Company’s chapter 11 process is public and the Debtors are seeking approval of bidding procedures to continue conducting its marketing process on a postpetition basis, the Debtors, with the assistance of PWP, are eager to engage with any party interested in participating in the Debtors’ proposed sale process, within the confines of the bidding procedures.

4.	Entry into the Restructuring Support Agreement.

Following months of arm’s-length negotiations between the Debtors and the Consenting Term Loan Lenders regarding the potential terms of a proposed value maximizing transaction, prior to commencing the Chapter 11 Cases, the Debtors and the Consenting Term Loan Lenders entered into the Restructuring Support Agreement. The material terms of the Restructuring Transactions memorialized in the Restructuring Support Agreement are further set forth in the Plan. In accordance with the anticipated liquidity runway provided by the DIP Facility, and to promote expediency in the Chapter 11 Cases, the Debtors have agreed to seek approval of the below proposed timeline for the Chapter 11 Cases, as set forth in certain of the First Day Motions. The timeline is reasonable under the circumstances and will ensure that the Chapter 11 Cases are value-maximizing for the Debtors and their stakeholders. The chart below details the Debtors’ proposed path forward to move swiftly through the Chapter 11 Cases:

Event	Proposed Bidding Procedures / Scheduling Order Dates	RSA / DIP Milestones
IOI Deadline	Wednesday, October 23	Tuesday, October 29
Disclosure Statement Order	Friday, November 8	Wednesday, November 13
Credit Bid Sale Order	Monday, November 18	Tuesday, December 3
Third-Party Bid Deadline	Friday, November 22	Thursday, November 28
Auction	Monday, November 25	N/A
Third Party Sale Order	Monday, December 16	Monday, December 23
Confirmation Order	Tuesday, December 17	Saturday, December 28
Plan Effective Date	N/A	Friday, January 17

C.	Postpetition Financing and Use of Cash Collateral.

1.	The DIP Facility.

During the Chapter 11 Cases, the Debtors will need to use the cash generated from their operations, as well as their current cash on hand, to, among other things, (a) satisfy payroll obligations, (b) honor obligations under their material contracts, (c) maintain insurance coverage, (d) pay taxes, and (e) make any other payments essential to the continued management, operation, and preservation of the Debtors’ business. Such cash, however, is likely insufficient to meet the Debtors’ liquidity needs. Accordingly, the Debtors seek access to the liquidity provided by the $280 million DIP Facility during the pendency of the Chapter 11 Cases. If approved, the DIP Facility will provide the Debtors with access to $80 million of new money for use during the Chapter 11 Cases, of which approximately $40 million will be made immediately available upon interim approval.

Without immediate access to the DIP Facility and Cash Collateral, the Debtors could face a value-destructive interruption to their businesses and lose support from important stakeholders on whom the Debtors’ businesses depend. This, in turn, would force the Debtors to curtail operations, hindering the Debtors’ ability to effectuate the restructuring transactions contemplated in the Restructuring Support Agreement and maximize the value of their estates.

As laid out more fully in the Declaration of Douglas McGovern in support of the Debtors’ DIP Motion, the DIP Facility is the culmination of extensive prepetition negotiations between the Debtors, on the one hand, and the Consenting Term Loan Lenders, on the other hand, and is the best (and only) proposal for postpetition financing that the Debtors received. The terms of the DIP Facility, and the form and amount of adequate protection provided to the DIP Lenders, are fair and appropriate under the circumstances and in the best interests of the Debtors’ estates.

2.	The Amended Intermediation Facility.

Concurrently with the successful negotiations of the Restructuring Support Agreement and the DIP Facility, the Debtors sought to reach resolution regarding the final significant piece of their postpetition financing— continuation of the Intermediation Facility during the course of the Chapter 11 Cases. As noted above, the Debtors have historically financed their crude oil and feedstock purchases through the Intermediation Facility, whereby, on a monthly basis, Macquarie agrees to purchase crude oil and other feedstocks to supply to the Mobile Refinery. The Debtors draw from this reserve to supply the Mobile Refinery’s daily input need, and Macquarie then purchases the refined oil and/or other outputs before selling to third parties, subject to agreed variable interim daily product pricing. The Debtors’ earnings, cash flows and liquidity—like that of other owners and operators of refineries—depend primarily on the margin above operating expenses at which the Debtors are able to sell refined products. The Debtors’ operating margin is consequently determined by the cost of the refining process, which is, in part, derived from the difference between the price at which the Debtors acquire the inputs (i.e., through Macquarie for the benefit of the Debtors) to the refining process relative to the price at which the Debtors are able to sell their outputs.

Following extensive, arm’s-length negotiations between the Debtors, Macquarie and the DIP Lenders, on the date hereof, the parties reached an agreement and executed an amendment to the Intermediation Facility Agreement (the “Amended Intermediation Facility”). Importantly, the Amended Intermediation Facility will allow Vertex Refining to continue to enter into and perform intermediation transactions with Macquarie, who agreed to forbear from exercising remedies under the Intermediation Facility Agreement in place prior to the Petition Date. In exchange, the Debtors will provide senior liens and superpriority status to Macquarie on account of Vertex Refining’s obligations under the Intermediation Contracts. Such senior liens on the Intermediation Facility Priority Collateral and superpriority status with respect to all of Vertex Refining’s obligations under the Intermediation Facility Agreement (whether arising prepetition or postpetition) in respect of intermediation transactions.

3.	The Macquarie Hedging Arrangements.

Pursuant to that that certain ISDA Master Agreement, dated as of March 31, 2022, Vertex Refining and Macquarie Bank Limited agreed to perform certain hedging arrangements (the “Prepetition Hedging Arrangements”) related to the Prepetition Intermediation Facility. In connection with the Debtors’ requested approval of the Amended Intermediation Facility, the Debtors are seeking authority to continue performing under the Prepetition Hedging Arrangements, as well as authority to enter into and perform under postpetition hedging arrangements, as embodied in the Amended Intermediation Facility (the “Postpetition Hedging Arrangements” and together with the Prepetition Hedging Arrangements, the “Hedging Arrangements”).

The Debtors entered into the Prepetition Hedging Arrangements in their business judgment as part of the extensive, arm’s-length negotiations with Macquarie regarding the Amended Intermediation Facility. The Debtors and Macquarie have agreed to continue these hedging transactions pursuant to the Hedging Arrangements in order to maximize the value of the Debtors’ estates, to the benefit of all stakeholder and creditors. The Debtors’ entry into the Hedging Arrangements is a critical term of the Amended Intermediation Facility and Macquarie would not have entered into the Amended Intermediation Facility if the expanded Hedging Arrangements were not included.

4.	The Shell Support Agreement.

In connection with the Debtors’ performance under the Intermediation Facility Agreement, the Debtors are party to critical agreements with Shell that facilitate the supply and purchase of refined products from Macquarie under the Prepetition Intermediation Facility. To ensure continued performance by Shell under its prepetition contracts (the “Shell Agreements”) and preserve a stable supply of crude and in turn, cash flow to the Debtors during the Chapter 11 Cases, the Debtors and their Advisors negotiated a support agreement with Shell (the “Support Agreement”) in good faith and at arm’s-length. Importantly, the Shell Agreements are forward contracts, so Shell would be free to walk away at any point, absent the Support Agreement.

Pursuant to the Support Agreement, the parties have agreed that, among other things: (a) Shell shall not exercise Termination Rights (as defined in the Shell Agreements) under the Shell Agreements, so long as no Event of Default (as defined in the Shell Support Agreement) has occurred and is continuing; (b) Shell shall not impose more restrictive conditions beyond what the Debtors have provided or posted pursuant to the Shell Agreements, so long as the Debtors comply with the terms of the Shell Support Agreement; and (c) the Debtors will (i) make all payments when due and in the ordinary course (other than termination payments for which Shell may file any necessary claims, as appropriate) as may be required under the Shell Agreements and the Tripartite Agreements (unless expressly amended pursuant to the Shell Support Agreement or otherwise agreed to in writing by Shell and the Debtors); (ii) perform and pay all postpetition obligations under the Shell Agreements at the prices specified in the Shell Agreements and the Tripartite Agreements; (iii) superpriority administrative claim status pursuant to section 364(c)(1) for amounts owed by the Debtors to Shell on account of postpetition transactions under the Shell Agreements and the Tripartite Agreements (including, if applicable and subject to the terms thereof, any actual reasonable and documented costs incurred postpetition by Shell for any accepted postpetition mandates or postpetition changes in prepetition elections under the Shell Agreements or the Tripartite Agreements by the Debtors subject to Shell’s duty to mitigate any such costs) subject only to superpriority administrative claims granted in respect of the DIP Facility, continuation of the Intermediation Facility on a postpetition basis, and to any carve-outs specified in connection therewith, including, for the avoidance of doubt, the professional fee carve-out; (iv) to the extent the minimum liquidity compliance requirement under the DIP Loan Agreement is changed, provide Shell with notice of such change within twenty-four (24) hours of such change being approved by the lenders under the DIP Loan Agreement; (v) comply with the following milestones: (x) no later than three (3) days after the Petition Date, subject to Bankruptcy Court availability, the Bankruptcy Court shall have entered the Interim Order; (y) no later than thirty (30) days after the Petition Date, subject to Bankruptcy Court availability, the Bankruptcy Court shall have entered the Final Order; and (z) no later than one hundred and fifteen (115) days after the Petition Date, the Debtors shall have consummated a sale under section 363 of the Bankruptcy Code or confirmed a chapter 11 plan, subject to extension or waiver of such milestones by Macquarie, provided that the Debtors shall use reasonable best efforts to provide Shell with 2 days’ written notice of any request to extend such milestones; and (vi) the Debtors shall pay the reasonable and documented fees and out-of-pocket expenses of Shell’s primary legal counsel incurred in connection with or enforcement of the Shell Support Agreement in the Chapter 11 Cases.

Entering into the Support Agreement will help maximize the value of the Debtors’ estates by providing a stable supply of crude to the Debtors during the Chapter 11 Cases and a buyer for Macquarie to sell Vertex Refining’s refined products. The loss of the Shell Agreements during the Chapter 11 Cases would materially impact the Debtors’ operations and could jeopardize the Debtors ability to continue to intermediate with Macquarie. Entering into the Support Agreement, and granting the related Support Agreement Superpriority Claims, is in the best interests of the Debtors’ estates.

IX.	MATERIAL DEVELOPMENTS AND EVENTS OF THE CHAPTER 11 CASES

A.	First Day Relief.

Each of the Debtors Filed its voluntary petition for relief under chapter 11 of the Bankruptcy Code (the “Petitions”) on the Petition Date. Shortly thereafter, the Debtors Filed pleadings on or around the Petition Date to be heard at the “first day” hearing requesting certain emergency relief (the “First Day Pleadings”) designed to facilitate the administration of the Chapter 11 Cases and minimize disruption to the Debtors’ operations by, among other things, easing the strain on the Debtors’ relationships with employees, vendors, and customers following the commencement of the Chapter 11 Cases. A list of each of the First Day Pleadings is set forth in the Declaration of R. Seth Bullock, Chief Restructuring Officer of Vertex Energy, Inc., in Support of the Debtors’ Chapter 11 Petitions and First Day Motions.

The First Day Pleadings, and all orders for relief granted in the Chapter 11 Cases, can be viewed free of charge at https://www.veritaglobal.net/vertex.

B.	Proposed Confirmation Schedule.

On the Petition Date, the Debtors filed the Debtors’ Emergency Motion for Entry of an Order Scheduling Hearings and Objection Deadlines with Respect to the Debtors’ Disclosure Statement and Plan Confirmation (the “Scheduling Motion”) to ensure an orderly and timely implementation of the Restructuring Transactions, including Consummation of the Plan within 115 days of the Petition Date. It is imperative that the Debtors proceed swiftly to Confirmation of the Plan and emergence from the Chapter 11 Cases to mitigate uncertainty among employees, customers, and vendors, minimize disruptions of the Company’s business, and curtail professional fees and administrative costs. Expeditious Confirmation of the Plan and Consummation of the Restructuring Transactions is in the best interest of the Debtors, their estates, and their stakeholders.

Accordingly, the Debtors have proposed the following case timeline, subject to Court approval and availability:20

Event	Date and Time (if any)	Description
Disclosure Statement Objection Deadline	November 1, 2024 at 4:00 p.m., prevailing Central Time	Deadline by which parties in interest may object to the Disclosure Statement and adequacy thereof.
Voting Record Date	November 1, 2024	Date for determining (i) which Holders of Claims in the Voting Classes (as defined below) are entitled to vote to accept or reject the Plan and (ii) whether Claims have been properly assigned or transferred to an assignee under Bankruptcy Rule 3001(e) such that the assignee or transferee, as applicable, can vote to accept or reject the Plan as the Holder of a Claim (the “Voting Record Date”).
Disclosure Statement Hearing Date	November 8, 2024, at [●] [●].m., prevailing Central Time, subject to the Court’s availability	Date of the hearing at which the Court will consider the relief requested in this Motion.
Solicitation Deadline	November 12, 2024	Deadline by which the Debtors must distribute Solicitation Packages, including the Ballots, to holders of Claims entitled to vote to accept or reject the Plan.
Publication Deadline	Five (5) business days following the entry of the Order (or as soon as reasonably practicable thereafter)	Date by which the Debtors will submit the Confirmation Hearing Notice in a format modified for publication (the “Publication Notice,” and such date, the “Publication Deadline”).

[20]	Capitalized terms used but not defined in this chart shall have the meaning ascribed to them in the Disclosure Statement Motion.

Event	Date and Time (if any)	Description
Plan Supplement Deadline	Seven (7) days prior to the Plan Objection Deadline	Date by which the Debtors shall file the Plan Supplement.
Voting Deadline	December 10, 2024, at 4:00 p.m., prevailing Central Time	Deadline by which holders of Claims may vote to accept or reject the Plan pursuant to Bankruptcy Rule 3017(c), and by which all Ballots (including the master Ballots and Beneficial Holder (as defined below) Ballots) must be properly executed, completed, and delivered as specified in the applicable Solicitation and Voting Procedures.
Plan Objection Deadline	December 10, 2024, at 4:00 p.m., prevailing Central Time	Deadline by which any objections to Confirmation of the Plan must be filed.
Deadline to File Voting Report	Two (2) business days before the Confirmation Hearing Date	Date by which the report tabulating votes on the Plan (the “Voting Report”) shall be filed with the Court.
Confirmation Hearing Date	December 17, 2024, at [●] [●].m., prevailing Central Time, subject to the Court’s availability	Date of the hearing at which the Court will consider Confirmation of the Plan.

X.	SUMMARY OF THE PLAN

As discussed in Article I in this Disclosure Statement, the Plan contemplates, among other things, a Recapitalization Transaction, unless the Debtors, with the prior written consent of the Required Consenting Term Loan lenders, determine that pursuit of the Asset Sale is in the best interests of the Debtors’ estates and their stakeholders. The Plan contemplates the following key terms, among others described herein and therein:

A.	General Settlement of Claims and Interests.

Pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the classification, distributions, releases, and other benefits provided under the Plan, upon the Effective Date, the provisions of the Plan shall constitute a good faith compromise and settlement of all Claims and Interests and controversies resolved pursuant to the Plan. The Plan shall be deemed a motion to approve the good faith compromise and settlement of all such Claims, Interests, and controversies pursuant to Bankruptcy Rule 9019, and the entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of such compromise and settlement under section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, as well as a finding by the Bankruptcy Court that such settlement and compromise is fair, equitable, reasonable, and in the best interests of the Debtors and their Estates. Subject to Article VI of the Plan, all distributions made to Holders of Allowed Claims and Allowed Interests (as applicable) in any Class are intended to be and shall be final.

B.	Restructuring Transactions.

The Debtors shall pursue the Recapitalization Transaction unless the Debtors, with the prior written consent of the Required Consenting Term Loan Lenders, determine that pursuit of the Successful Bid(s) or the Credit Bid is in the best interests of the Debtors’ Estates and their stakeholders. If the Third-Party Sale Transaction occurs, the Debtors and Purchaser(s) shall be authorized to take all actions as may be deemed necessary or appropriate to consummate the Third-Party Sale Transaction pursuant to the terms of the Third-Party Asset Purchase Agreement(s) and the Third-Party Sale Order. If the Credit Bid Sale Transaction occurs, the Debtors and the DIP Lenders and/or Term Loan Lenders shall be authorized to take all actions as may be deemed necessary or appropriate to consummate the Credit Bid Sale Transaction pursuant to the terms of the Credit Bid Purchase Agreement and the Credit Bid Sale

Order. To the extent an Asset Sale occurs, the Debtors shall consummate the Asset Sale, and among other things, all of the Debtors’ assets other than the Excluded Liabilities (as defined in the applicable Purchase Agreement) shall be transferred to and vest in the Purchaser(s) free and clear of all Liens, charges, or other encumbrances including the Excluded Liabilities (as defined in the applicable Purchase Agreement) and, unless otherwise ordered by the Bankruptcy Court by Final Order, the RIN Liabilities pursuant to the terms of the applicable Purchase Agreement.

Before, on, and after the Effective Date, the applicable Debtors or the Post-Effective Date Debtors shall enter into any transaction and shall take any actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan that are consistent with and pursuant to the terms and conditions of the Plan, including, as applicable: (i) the execution and delivery of appropriate agreements or other documents of merger, amalgamation, consolidation, restructuring, conversion, disposition, transfer, arrangement, continuance, dissolution, sale, purchase, or liquidation containing terms that are consistent with the terms of the Plan and that satisfy the applicable requirements of applicable law and any other terms to which the applicable Entities may agree; (ii) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan and having other terms for which the applicable parties agree; (iii) the filing of appropriate certificates or articles of incorporation, reincorporation, merger, consolidation, conversion, amalgamation, arrangement, continuance, or dissolution pursuant to applicable state or provincial law; (iv) if the Recapitalization Transaction occurs, the execution, delivery, and entry into the Exit Intermediation Facility Documents, if any, the issuance and distribution of the New Common Stock as set forth in the Plan, the implementation of the management Incentive Plan and the execution and delivery of the MIP Documents, and the execution and delivery of the New Organizational Documents and any certificates or articles of incorporation, bylaws, or such other applicable formation documents (if any) of each Post-Effective Date Debtor (including all actions to be taken, undertakings to be made, obligations to be incurred, and fees and expenses to be paid by the Debtors and/or the Post-Effective Date Debtors, as applicable); (v) if the Credit Bid Sale Transaction occurs, entry into the Exit Intermediation Facility Documents; (vi) if the Wind-Down occurs, the execution and delivery of appropriate documentation and taking of such other actions as may be necessary to implement the Wind-Down; (vii) such other transactions that, in the reasonable business judgment of the Debtors or the Post-Effective Date Debtors, as applicable, the DIP Lenders, and the Intermediation Counterparty are required to effectuate the Restructuring Transactions; and (viii) all other actions that the applicable Entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable law.

The Confirmation Order shall and shall be deemed to, pursuant to both section 1123 and section 363 of the Bankruptcy Code, authorize, among other things, all actions as may be necessary or appropriate to effectuate any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan.

The Confirmation Order shall authorize the Debtors and the Post-Effective Date Debtors, as applicable, to undertake the Restructuring Transactions contemplated by the RSA and other Definitive Documents, including pursuant to sections 363, 365, 1123(a)(5)(B), and 1123(a)(5)(D) of the Bankruptcy Code.

C.	Director, Officer, and Manager Liability Insurance.

Subject to the RSA, after, the Effective Date, Reorganized Vertex or the Purchaser(s), as applicable, will not terminate or otherwise reduce the coverage under any D&O Liability Insurance Policies (including any “tail policy”) in effect or purchased as of the Petition Date, and all members, managers, directors, and officers of the Debtors who served in such capacity at any time prior to the Effective Date or any other individuals covered by such insurance policies, will be entitled to the full benefits of any such policy for the full term of such policy regardless of whether such members, managers, directors, officers, or other individuals remain in such positions on or after the Effective Date.

D.	Employment Obligations.

On the Plan Effective Date, the Reorganized Debtors (in the case of a Recapitalization Transaction), the DIP Lenders and/or the Term Loan Lenders (in the case of a Credit Bid Sale Transaction), or the purchaser (in the case of a Third-Party Sale Transaction), shall (a)(i) assume all employment agreements or letters, indemnification agreements, severance agreements, or other agreements entered into with current and former employees (provided, however, that solely with respect to the assumption of such agreements in connection with a Recapitalization Transaction or a Credit

Bid Sale Transaction, such assumption is contingent upon implementation and execution by the employee of amended employment agreements, in form and substance reasonably satisfactory to the Required Consenting Term Loan Lenders and consistent with the amendments set forth on Schedule 1 attached to the Restructuring Term Sheet; provided, further that the failure to implement such amended employment agreements will cause the Reorganized Debtors (in the case of a Recapitalization Transaction), or the DIP Lenders and/or the Term Loan Lenders (in the case of a Credit Bid Sale Transaction), to reject such agreements, if applicable), or (ii) enter into new agreements with such employees on terms and conditions acceptable to the Reorganized Debtors or purchaser, as applicable, and such employee, and (b) assume and/or honor in the ordinary course of business any contracts, agreements, policies, programs, and plans, in accordance with their respective terms, for, among other things, compensation, including any incentive plans, retention plans, health care benefits, disability benefits, deferred compensation benefits, savings, severance benefits, retirement benefits, welfare benefits, workers’ compensation insurance, supplemental executive retirement plans, change-in-control agreements, and accidental death and dismemberment insurance for the directors, officers, and employees of any of the Company Parties who served in such capacity on or after the effective date of the RSA or, in each case, the full amount necessary to satisfy such obligations shall be set aside to satisfy such obligations, which such amount shall be included in the Wind-Down Reserve.

For the avoidance of doubt, pursuant to section 1129(a)(13) of the Bankruptcy Code, as of the Effective Date, all retiree benefits (as such term is defined in section 1114 of the Bankruptcy Code), if any, shall continue to be paid in accordance with applicable law.

E.	Cancellation of Notes, Instruments, Certificates and Other Documents.

On the Effective Date, except as otherwise provided in the Plan or the Confirmation Order, all notes, instruments, certificates, and other documents evidencing Claims or Interests, including credit agreements and indentures, shall automatically be deemed cancelled, discharged, and of no further force and effect, and the obligations of the Debtors and any non-Debtor Affiliate thereunder or in any way related thereto shall be deemed satisfied in full, cancelled, discharged, and of no force or effect, and the DIP Agent and the Agent shall be released from all duties and obligations thereunder. Holders of or parties to such cancelled instruments, certificates, and other documentation will have no rights arising from or relating to such instruments, securities, and other documentation, or the cancellation thereof, except the rights provided for pursuant to the Plan or a Confirmation Order; provided, however, that provisions of the Term Loan Agreement that survive the termination of the Term Loan Agreement pursuant to its terms shall continue in full force and effect.

Notwithstanding the foregoing or anything to the contrary in the Plan, any such agreement that governs the rights of the Holder of a Claim or Interest shall continue in effect solely for purposes of, as applicable: (a) enabling Holders of Allowed Claims under such agreements to receive distributions under the Plan as provided therein, and (b) allowing and preserving the rights of the DIP Agent, the Agent, and any other applicable paying agent or trustee to (i) make distributions in satisfaction of Allowed Claims under such agreements; (ii) maintain and exercise their respective charging liens against any such distributions, and to preserve any rights of the DIP Agent and the Agent to payment of fees and expenses as against any Distributions to the Holders, including any rights to priority of payment and/or to exercise charging liens (if any) and enforce its rights under such agreement; (iii) seek compensation and reimbursement for any reasonable and documented fees and expenses incurred in making such distributions; (iv) maintain and enforce any right to indemnification, expense reimbursement, contribution, or subrogation or any other claim or entitlement, (v) exercise their rights and obligations relating to the interests of their holders; and (vi) appear and be heard in these Chapter 11 Cases.

F.	Section 1146 Exemption.

To the fullest extent permitted by section 1146(a) of the Bankruptcy Code, any transfers (whether from a Debtor to a Post-Effective Date Debtor or to any other Person) of property under the Plan or pursuant to: (a) the issuance, Reinstatement, distribution, transfer, or exchange of any debt, Equity Security, or other interest in the Debtors or the Post-Effective Date Debtors, as applicable; (b) the Restructuring Transactions; (c) the creation, modification, consolidation, termination, refinancing, and/or recording of any mortgage, deed of trust, or other security interest, or the securing of additional indebtedness by such or other means; (d) the making, assignment, or recording of any lease or sublease; (e) the grant of collateral as security pursuant to the Plan; or (f) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plan, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, or other similar tax or governmental assessment, and upon entry of the Confirmation Order, the appropriate state or local governmental officials or agents shall forego the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, recordation fee, or governmental assessment. All filing or recording officers (or any other Person with authority over any of the foregoing), wherever located and by whomever appointed, shall comply with the requirements of section 1146(c) of the Bankruptcy Code, shall forego the collection of any such tax or governmental assessment, and shall accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

G.	The Recapitalization Transaction.

If the Recapitalization Transaction occurs, the following provisions shall govern.

1.	The Reorganized Debtors.

On the Effective Date, the New Board shall be established, and each Reorganized Debtor shall adopt its New Organizational Documents. The Reorganized Debtors shall be authorized to adopt any other agreements, documents, and instruments and to take any other actions contemplated under the Plan (including the Restructuring Transactions Memorandum) as necessary to consummate the Plan.

2.	Sources of Consideration for Plan Distributions.

The Debtors shall fund or make distributions under the Plan, as applicable, with: (i) the Exit Intermediation Facility, (ii) the New Common Stock, and (iii) the Debtors’ Cash on hand. Each distribution and issuance referred to in Article VI of the Plan shall be governed by the terms and conditions set forth in the Plan applicable to such distribution or issuance and by the terms and conditions of the instruments or other documents evidencing or relating to such distribution or issuance, which terms and conditions shall bind each Entity receiving such distribution or issuance. The issuance, distribution, or authorization, as applicable, of certain Securities in connection with the Plan, including the New Common Stock, will be exempt from Securities Act registration, as described more fully in Article IV.E.10 of the Plan.

a.	The Exit Intermediation Facility

On the Effective Date, the Reorganized Debtors shall enter into the Exit Intermediation Facility, the terms, conditions, structure, and principal amount of which will be set forth in the Exit Intermediation Facility Documents which shall be in form and substance reasonably acceptable to the Reorganized Debtors and the Required Consenting Term Loan Lenders. Confirmation of the Plan shall be deemed approval of the Exit Intermediation Facility, including the Exit Intermediation Facility documents, as applicable, and all transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred by the Reorganized Debtors in connection therewith, including the payment of all fees, indemnities, expenses, and other payments provided for therein and authorization of the Reorganized Debtors to enter into and execute the Exit Intermediation Facility Documents and such other documents as may be required to effectuate the treatment afforded by the Exit Intermediation Facility.

On the Effective Date, all of the Liens and security interests to be granted in accordance with the Exit Intermediation Facility documents (a) shall be deemed to be granted, (b) shall be legal, binding, and enforceable Liens on, and security interests in, the collateral granted thereunder in accordance with the terms of the Exit Intermediation Facility documents, (c) shall be deemed automatically perfected on the Effective Date, subject only to such Liens and security interests as may be permitted under the Exit Intermediation Facility documents, and (d) shall not be subject to recharacterization or equitable subordination for any purposes whatsoever and shall not constitute preferential transfers or fraudulent conveyances under the Bankruptcy Code or any applicable non-bankruptcy law. The Reorganized Debtors and the persons and entities granted such Liens and security interests shall be authorized to make all filings and recordings, and to obtain all governmental approvals and consents necessary to establish and perfect such Liens and security interests under the provisions of the applicable state, federal, or other law that would be applicable in the absence of the Plan and the Confirmation Order (it being understood that perfection shall occur automatically by virtue of the entry of the Confirmation Order and any such filings, recordings, approvals, and consents shall not be required), and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties.

b.	New Common Stock

Reorganized Vertex shall be authorized to issue a certain number of shares of New Common Stock pursuant to its New Organizational Documents and any options or other equity awards, if any, reserved for the Management Incentive Plan. On the Effective Date, the New Common Stock shall be issued and distributed pursuant to, and in accordance with the Plan.

All of the shares of New Common Stock issued pursuant to the Plan shall be duly authorized, validly issued, fully paid, and non-assessable. Each distribution and issuance referred to in Article VI of the Plan shall be governed by the terms and conditions set forth in the Plan applicable to such distribution or issuance and by the terms and conditions of the instruments evidencing or relating to such distribution or issuance, which terms and conditions shall bind each Entity receiving such distribution or issuance. The New Common Stock will not be registered under the Securities Act or listed on any national securities exchange as of the Effective Date.

As of the Effective Date, the Reorganized Debtors do not expect to be subject to reporting requirements promulgated by the SEC.

3.	Corporate Existence.

Except as otherwise provided in the Plan, the New Organizational Documents, or the Restructuring Transactions Memorandum, each Debtor shall continue to exist after the Effective Date as a separate corporate Entity, limited liability company, partnership, or other form, as the case may be, with all the powers of a corporation, limited liability company, partnership, or other form, as the case may be, pursuant to the applicable law in the jurisdiction in which such Debtor is incorporated or formed and pursuant to the certificate of incorporation and by-laws (or other formation documents) in effect prior to the Effective Date, except to the extent such certificate of incorporation and by-laws (or other formation documents) are amended under the Plan or otherwise, and to the extent such documents are amended, such documents are deemed to be amended pursuant to the Plan and require no further action or approval (other than any requisite filings required under applicable state, provincial, or federal law). On or after the Effective Date, the respective certificate of incorporation and bylaws (or other formation documents) of one or more of the Reorganized Debtors may be amended or modified in accordance with the terms therein without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules. On or after the Effective Date, one or more of the Reorganized Debtors may be disposed of, dissolved, wound down, or liquidated without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

4.	Vesting of Assets in the Reorganized Debtors.

Except as otherwise provided in the Plan, the Confirmation Order, or any agreement, instrument, or other document incorporated in the Plan, on the Effective Date, all property in each Estate, all Causes of Action, and any property acquired by any of the Debtors pursuant to the Plan shall vest in the Reorganized Debtors, free and clear of all Liens, Claims, charges, Causes of Action, or other encumbrance and interests. On and after the Effective Date, except as otherwise provided in the Plan the Confirmation Order, or any agreement, instrument, or other document incorporated in the Plan, each Reorganized Debtor may operate its business and may use, acquire, or dispose of property and compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

5.	Corporate Action.

Upon the Effective Date, all actions contemplated under the Plan shall be deemed authorized and approved in all respects, including: (a) selection of the directors, officers, or managers for the Reorganized Debtors; (b) the distribution of the New Common Stock; (c) implementation of the Restructuring Transactions; (d) entry into the Exit Intermediation Facility Documents; (e) all other actions contemplated under the Plan (whether to occur before, on, or after the Effective Date); (f) adoption of the New Organizational Documents; (g) the rejection, assumption, or assumption and assignment, as applicable, of Executory Contracts and Unexpired Leases; (h) adoption or assumption, as applicable, of the Employment Obligations; and (i) all other acts or actions contemplated or reasonably necessary or appropriate to promptly consummate the Restructuring Transactions contemplated by the Plan (whether to occur before, on, or after the Effective Date). All matters provided for in the Plan involving the corporate structure of the Debtors or the Reorganized Debtors, and any corporate action required by the Debtors or the Reorganized Debtor, as applicable, in connection with the Plan shall be deemed to have occurred and shall be in effect, without any requirement of further action by the security Holders, directors, officers, or managers of the Debtors or the Reorganized Debtors, as applicable. On or (as applicable) prior to the Effective Date, the appropriate officers of the Debtors or the Reorganized Debtors, as applicable, shall be authorized and (as applicable) directed to issue, execute, and deliver the agreements, documents, securities, and instruments contemplated under the Plan (or necessary or desirable to effect the transactions contemplated under the Plan) in the name of and on behalf of the Reorganized Debtors, including the New Common Stock, the New Organizational Documents, the Exit Intermediation Facility, the Exit Intermediation Facility Documents, and any and all other agreements, documents, securities, and instruments relating to the foregoing. The authorizations and approvals contemplated by Article IV.E.5 of the Plan shall be effective notwithstanding any requirements under non-bankruptcy law.

6.	New Organizational Documents.

On or immediately prior to the Effective Date, the New Organizational Documents shall be adopted or amended in a manner acceptable to the Debtors, as may be necessary to effectuate the transactions contemplated by the Plan. To the extent required under the Plan or applicable non-bankruptcy law, each of the Reorganized Debtors will file its New Organizational Documents with the applicable Secretaries of State and/or other applicable authorities in its respective state, province, or country of incorporation or formation in accordance with the corporate laws of the respective state, province, or country of incorporation or formation. The New Organizational Documents will prohibit the issuance of non-voting Equity Securities, to the extent required under section 1123(a)(6) of the Bankruptcy Code. For the avoidance of doubt, the New Organizational Documents shall be included as exhibits to the Plan Supplement. After the Effective Date, each Reorganized Debtor may amend and restate its constituent and governing documents as permitted by the laws of its jurisdiction of incorporation or formation and the terms of such documents, and the Reorganized Debtors may file such amended certificates or articles of incorporation, bylaws, or other applicable formation and constituent documents as permitted by the laws of the applicable states, provinces, or countries of incorporation or formation and the New Organizational Documents without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

7.	Directors and Officers of the Reorganized Debtors.

As of the Effective Date, the term of the current members of the board of directors of Vertex shall expire, and the members for the initial term of the New Board shall be appointed. The initial members of the New Board will be identified in the Plan Supplement, to the extent known at the time of filing. Except to the extent that a current director on the board of directors of Vertex is designated to serve as a director, manager, or sole manager of a Reorganized Debtor, the current directors on the board of directors of Vertex prior to the Effective Date, in their capacities as such, shall have no continuing obligations to Vertex on or after the Effective Date, and such director shall be deemed to have resigned or shall otherwise cease to be a director of Vertex on the Effective Date. Each of the directors, managers, sole managers, and officers of each of the Reorganized Debtors shall serve pursuant to the terms of the applicable New Organizational Documents of such Reorganized Debtor and may be designated, replaced, or removed in accordance with such New Organizational Documents.

8.	Effectuating Documents; Further Transactions.

On and after the Effective Date, the Reorganized Debtors and the New Board are authorized to and may issue, execute, deliver, file, or record such contracts, Securities, instruments, releases, and other agreements or documents and take such actions as may be necessary to effectuate, implement, and further evidence the terms and conditions of the Plan and the Securities issued pursuant to the Plan in the name of and on behalf of the Reorganized Debtors, without the need for any approvals, authorization, or consents except for those expressly required pursuant to the Plan.

9.	Certain Securities Law Matters.

Any New Common Stock issued under the Plan will be issued (a) to the fullest extent permitted and applicable, without registration under the Securities Act or similar federal, state or local laws in reliance on the exemption set forth in section 1145 of the Bankruptcy Code or (b) to the extent section 1145 is not permitted or applicable, pursuant to other applicable exemptions under the Securities Act. For the avoidance of doubt, the New Common Stock underlying the Management Incentive Plan will not be issued in reliance on section 1145 of the Bankruptcy Code.

Pursuant to section 1145 of the Bankruptcy Code, the offering, issuance, and distribution of New Common Stock in reliance on the exemption set forth in section 1145 of the Bankruptcy Code shall be exempt from, among other things, the registration and prospectus delivery requirements of section 5 of the Securities Act and any other applicable federal, state, local, or other law requiring registration prior to the offering, issuance, distribution, or sale of securities. Such shares of New Common Stock issued in reliance on the exemption set forth in section 1145 of the Bankruptcy Code (a) will not be “restricted securities” as defined in rule 144(a)(3) under the Securities Act, and (b) will be freely tradable and transferable in the United States by each recipient thereof that (i) is an entity that is not an “underwriter” as defined in section 1145(b)(1) of the Bankruptcy Code, (ii) is not an “affiliate” of the Debtors as defined in Rule 144(a)(1) under the Securities Act, (iii) has not been such an “affiliate” within 90 days of the time of the transfer, and (iv) has not acquired such securities from an “affiliate” within one year of the time of transfer. Notwithstanding the foregoing, the shares of New Common Stock issued in reliance on the exemption set forth in section 1145 of the Bankruptcy Code will remain subject to compliance with applicable securities laws and any rules and regulations of the SEC, if any, applicable at the time of any future transfer of such securities and subject to any restrictions in the New Organizational Documents. The availability of the exemption under section 1145 of the Bankruptcy Code or any other applicable securities laws shall not be a condition to the occurrence of the Effective Date.

Any New Common Stock that cannot be issued in reliance on the exemption set forth in section 1145 of the Bankruptcy Code, including the New Common Stock underlying the Management Incentive Plan, will be offered, issued, and distributed in reliance upon Section 4(a)(2) of the Securities Act, Regulation D promulgated thereunder, Regulation S under the Securities Act, and/or other available exemptions from registration, will be considered “restricted securities,” will bear customary legends and transfer restrictions, and may not be transferred except pursuant to an effective registration statement or under an available exemption from the registration requirements of the Securities Act.

The Debtors recommend that potential recipients of securities issued under the Plan consult their own counsel concerning their ability to freely trade such securities in compliance with the federal securities laws and any applicable “Blue Sky” laws. The Debtors make no representation concerning the ability of a person to dispose of such securities.

Should the Reorganized Debtors elect on or after the Effective Date to reflect any ownership of the securities to be issued under the Plan through the facilities of DTC, the Reorganized Debtors need not provide any further evidence other than the Plan or the Confirmation Order with respect to the treatment of the securities to be issued under the Plan under applicable securities laws. DTC shall be required to accept and conclusively rely upon the Plan and Confirmation Order in lieu of a legal opinion regarding whether the securities to be issued under the Plan are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services. Notwithstanding anything to the contrary in the Plan, no Entity (including, for the avoidance of doubt, DTC) may require a legal opinion regarding the validity of any transaction contemplated by the Plan, including, for the avoidance of doubt, whether the securities to be issued under the Plan are exempt from registration and/or eligible for DTC book entry delivery, settlement, and depository services.

10.	Management Incentive Plan.

If the Recapitalization Transaction occurs, on or as soon as reasonably practicable following the Effective Date, Reorganized Vertex shall adopt and implement the Management Incentive Plan, which will reserve a pool of up to 10% of the New Common Stock as of the Effective Date, to be issued to management employees of the Reorganized Debtors on terms and conditions reflected in the MIP Documents (if any) and as determined by the New Board.

11.	Preservation of Causes of Action.

In accordance with section 1123(b) of the Bankruptcy Code, but subject to Article IX of the Plan, the Reorganized Debtors shall retain and may enforce all rights to commence and pursue, as appropriate, any and all Causes of Action, whether arising before or after the Petition Date, including any actions specifically enumerated in the Schedule of Retained Causes of Action, and the Reorganized Debtors’ rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date, other than the Causes of Action released by the Debtors pursuant to the releases and exculpations contained in the Plan, including in Article IX of the Plan.

The Reorganized Debtors may pursue such Causes of Action, as appropriate, in accordance with the best interests of the Reorganized Debtors. No Person or Entity may rely on the absence of a specific reference in the RSA, the Plan, the Plan Supplement, or the Disclosure Statement to any Cause of Action against it as any indication that the Debtors or Reorganized Debtors, as applicable, will not pursue any and all available Causes of Action against it. The Debtors or Reorganized Debtors, as applicable, expressly reserve all rights to prosecute any and all Causes of Action against any Person or Entity, except as otherwise expressly provided in the Plan, including Article IX of the Plan. Unless any Causes of Action against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan or a Bankruptcy Court order, the Reorganized Debtors expressly reserve all Causes of Action, for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of the Confirmation or Consummation.

The Reorganized Debtors reserve and shall retain such Causes of Action notwithstanding the rejection or repudiation of any Executory Contract or Unexpired Lease during the Chapter 11 Cases or pursuant to the Plan. In accordance with section 1123(b)(3) of the Bankruptcy Code, any Causes of Action that a Debtor may hold against any Person or Entity shall vest in the Reorganized Debtors, except as otherwise expressly provided in the Plan, including Article IX of the Plan. The Reorganized Debtors, through their authorized agents or representatives, shall retain and may exclusively enforce any and all such Causes of Action. The Reorganized Debtors shall have the exclusive right, authority, and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any such Causes of Action and to decline to do any of the foregoing without the consent or approval of any third party or further notice to or action, order, or approval of the Bankruptcy Court.

12.	Closing the Chapter 11 Cases.

Upon the occurrence of the Effective Date, the Reorganized Debtors shall be permitted to close all of the Chapter 11 Cases except for one of the Chapter 11 Cases, as determined by the Reorganized Debtors, and all contested matters relating to each of the Debtors, including objections to Claims, shall be administered and heard in such Chapter 11 Case.

H.	The Asset Sale.

If the Asset Sale occurs, the following provisions shall govern.

1.	The Wind Down.

If the Asset Sale occurs, on and after the Effective Date, the Plan Administrator will be authorized and directed to implement the Plan and any applicable orders of the Bankruptcy Court in accordance with Wind-Down Budget and Article VII of the Plan, and the Plan Administrator shall have the power and authority to take any action necessary to wind down and dissolve the Debtors’ Estates.

As soon as practicable after the Effective Date, the Plan Administrator shall: (a) to the extent applicable, file a certificate of dissolution or equivalent document, together with all other necessary corporate and company documents, to effect the dissolution of the Debtors under the applicable laws of their state of incorporation or formation (as applicable); and (b) take such other actions in accordance with the Wind-Down Budget as the Plan Administrator may determine to be necessary or desirable to carry out the purposes of the Plan. Any certificate of dissolution or equivalent document may be executed by the Plan Administrator without need for any action or approval by the shareholders, board of directors or managers, or Governing Body of any Debtor. From and after the Effective Date, except with respect to the Post-Effective Date Debtors as set forth in the Plan, the Debtors (a) for all purposes shall be deemed to have withdrawn their business operations from any state in which the Debtors were previously conducting, or are registered or licensed to conduct, their business operations, and shall not be required to file any document, pay any sum, or take any other action in order to effectuate such withdrawal, (b) shall be deemed to have cancelled pursuant to the Plan all Interests, and (c) shall not be liable in any manner to any taxing authority for franchise, business, license, or similar taxes accruing on or after the Effective Date. Notwithstanding the Debtors’ dissolution, the Debtors shall be deemed to remain intact solely with respect to the preparation, filing, review, and resolution of applications for Professional Fee Claims.

2.	The Wind-Down Reserve.

On or prior to the Effective Date, the Debtors shall establish the Wind-Down Reserve by depositing Cash on hand or drawing on the undrawn amounts of the DIP Facility, in the amount of the Wind-Down Amount into the Wind-Down Reserve. The Wind-Down Reserve shall be used by the Post-Effective Date Debtors to (a) fund the estimated fees, costs, and expenses necessary to fully administer and Wind Down the Debtors’ Estates, including the fees, costs, and expenses of the Plan Administrator to Wind Down the Debtors’ Estates, and (b) pay in full in Cash all Claims required to be paid under the Bankruptcy Code and Plan in order for the Effective Date to occur or otherwise assumed or required to be paid under the terms of the Plan, in each case to the extent not liquidated and paid in full in Cash on the Effective Date; provided that all costs and expenses associated with the Wind Down and the storage of records and documents shall constitute expenses of the Wind-Down Debtors and shall be paid from the Wind-Down Reserve in accordance with the Wind-Down Budget. Any amount remaining in the Wind-Down Reserve after the dissolution of the Wind-Down Debtors shall be distributed on account of unpaid DIP Claims or any other Claims and Interests in accordance with the priorities and treatment set forth in the Plan until such Claims are paid in full. In no event shall the Plan Administrator be required or permitted to use its personal funds or assets for such purposes.

3.	Vesting of Assets in the Wind-Down Debtors.

Except as otherwise provided in the Plan, the Confirmation Order, the Purchase Agreement(s) (if any), and/or the Sale Order (if any), any order of the Bankruptcy Court approving an Asset Sale, or any agreement, instrument, or other document incorporated in the Plan, or any agreement, instrument, or other document incorporated in the Plan or the Plan Supplement, on the Effective Date, the assets of the Debtors shall vest in the Wind-Down Debtors for the purpose of liquidating the Estates, free and clear of all Liens, Claims, charges, or other encumbrances, including, for the avoidance of doubt, the RIN Liabilities; provided that, after funding the Professional Fee Escrow Account, the collateral, or proceeds of sales of such collateral, of the Wind-Down Debtors securing the DIP Claims and/or the Amended Intermediation Facility Claims shall remain subject to the liens and claims of the DIP Lenders and the Intermediation Counterparty, as applicable, to the same extent as such liens and claims were enforceable against the Debtors and the Debtors’ assets until such DIP Claims and/or Amended Intermediation Facility Claims are repaid in full pursuant to Article II.B. On and after the Effective Date, except as otherwise provided for in the Plan, the DIP Orders, or the Intermediation Facility Orders, the Debtors and the Wind-Down Debtors may operate their business and use, acquire, or dispose of property in accordance with the Wind-Down Budget, and compromise or settle any Claims, Interests, or Causes of Action.

4.	Sources of Consideration for Plan Distributions.

The Post-Effective Date Debtors will fund distributions under the Plan with: (a) Cash on hand on the Effective Date; (b) Excess Distributable Cash; and (c) the revenues and proceeds of all Wind Down Assets of the Debtors.

Notwithstanding anything to the contrary in the Plan or in the Purchase Agreement, on the Effective Date, any Cause of Action not settled, released, discharged, enjoined, or exculpated under the Plan on or prior to the Effective Date shall vest in the Wind Down Debtors and shall be subject to administration by the Plan Administrator.

5.	Post-Effective Date Debtors.

On and after the Effective Date, the Post-Effective Date Debtors shall continue in existence for purposes of: (a) winding down the Debtors’ business and affairs as expeditiously as reasonably possible in accordance with the Wind-Down Budget; (b) resolving Disputed Claims; (c) making distributions on account of Allowed Claims as provided hereunder; (d) funding distributions in accordance with the Wind-Down Budget; (e) enforcing and prosecuting claims, interests, rights, and privileges under the Causes of Action on the Schedule of Retained Causes of Action in an efficacious manner and only to the extent the benefits of such enforcement or prosecution are reasonably believed to outweigh the costs associated therewith; (f) filing appropriate tax returns; (g) complying with any continuing obligations under the DIP Orders and/or the Intermediation Facility Orders; (h) complying with any cooperation or other obligations under the Amended Intermediation Facility; and (i) administering the Plan in an efficient manner. The Post-Effective Date Debtors shall be deemed to be substituted as the party-in-lieu of the Debtors in all matters, including (x) motions, contested matters, and adversary proceedings pending in the Bankruptcy Court, DIP Orders (as applicable), and Intermediation Facility Orders (as applicable) and (y) all matters pending in any courts, tribunals, forums, or administrative proceedings outside of the Bankruptcy Court, in each case without the need or requirement for the Plan Administrator to file motions or substitutions of parties or counsel in each such matter.

6.	Dissolution and Governing Bodies of the Debtors.

As of the Effective Date, the board of directors of Vertex shall be dissolved without any further action required on the part of the Debtors or the Debtors’ officers, directors, managers, shareholders, members, or Governing Bodies, and any remaining officers, directors, managers, or managing members of any Debtor shall be dismissed without any further action required on the part of any such Debtor, the equity holders of the Debtors, the officers, directors, managers, or Governing Body, as applicable, of the Debtors, or the members of any Debtor. Subject in all respects to the terms of the Plan, the Debtors shall be dissolved as soon as practicable on or after the Effective Date, but in no event later than the closing of the Chapter 11 Cases.

As of the Effective Date, the Plan Administrator shall act as the sole officer, director, manager, and Governing Body, as applicable, of the Debtors with respect to its affairs. Subject in all respects to the terms of the Plan, the Plan Administrator shall have the power and authority to take any action necessary to effectuate the Wind Down and dissolve any of the Debtors, including those powers set forth in Article VII.A.1 of the Plan.

The filing by the Plan Administrator of any of the Debtors’ certificate of dissolution shall be authorized and approved in all respects without further action under applicable law, regulation, order, or rule, including any action by the stockholders, members, board of directors, or board of managers.

7.	Release of Liens.

Except as otherwise expressly provided in the Plan or in the Confirmation Order, on the Effective Date, all Liens on any property of any Debtors or the Wind-Down Debtors shall automatically terminate, all property subject to such Liens shall be automatically released, and all guarantees of any Debtors or the Wind-Down Debtors shall be automatically discharged and released; provided that notwithstanding anything to the contrary set forth in the Plan, subject to the funding of the Professional Fee Escrow Account, (a) all Liens of the DIP Agent or the DIP Lenders and/or the Intermediation Counterparty, as applicable, on any property of any Debtors or the Wind-Down Debtors shall remain valid, binding, and in full effect on and after the Effective Date, (b) all property of the Debtors and

Wind-Down Debtors shall remain subject to the Liens and claims of the DIP Agent or DIP Lenders and/or the Intermediation Counterparty, as applicable, and shall continue to secure all Obligations (as defined in the DIP Loan Agreement or the Amended Intermediation Facility Agreement, as applicable) owing to the or the DIP Lenders and/or the Intermediation Counterparty, as applicable, (c) all guarantees of any Debtors or the Wind-Down Debtors in favor of the DIP Agent or DIP Lenders and/or the Intermediation Counterparty, as applicable, shall be reaffirmed and remain in full force and effect, and (d) the proceeds of sales of any collateral of the Wind-Down Debtors securing the DIP Claims and/or the Amended Intermediation Facility Claims shall remain subject to the liens and claims of the DIP Agent or DIP Lenders and the Intermediation Counterparty, respectively, to the same extent as such liens and claims were enforceable against the Debtors and the Debtors’ assets, in each case of (a)-(d) until the DIP Agent or the DIP Lenders and/or the Intermediation Counterparty, as applicable, receive their distributions or other treatment in accordance with Article II.B of the Plan.

8.	Corporate Action.

Upon the Effective Date, all actions contemplated under the Plan, regardless of whether taken before, on, or after the Effective Date, shall be deemed authorized and approved in all respects, including: (a) consummation of the Wind Down; and (b) all other actions contemplated under the Plan (whether to occur before, on, or after the Effective Date). All matters provided for in the Plan or deemed necessary or desirable by the Debtors before, on, or after the Effective Date involving the corporate structure of the Debtors or the Wind-Down Debtors, and any corporate action required by the Debtors or the Wind-Down Debtors in connection with the Plan or corporate structure of the Debtors or Wind-Down Debtors, shall be deemed to have occurred and shall be in effect on the Effective Date, without any requirement of further action by the security holders, directors, managers, or officers of the Debtors or the Wind-Down Debtors. Before, on, or after the Effective Date, the appropriate officers of the Debtors or the Wind-Down Debtors, as applicable, shall be authorized to issue, execute, and deliver the agreements, documents, securities, and instruments contemplated under the Plan (or necessary or desirable to effect the transactions contemplated under the Plan) in the name of and on behalf of the Wind-Down Debtors. The authorizations and approvals contemplated by Article IV.F of the Plan shall be effective notwithstanding any requirements under non-bankruptcy law.

9.	Effectuating Documents; Further Transactions.

Prior to the Effective Date, the Debtors are, and on and after the Effective Date, the Wind-Down Debtors, the Plan Administrator, and the officers and members thereof are, authorized to and may issue, execute, deliver, file, or record to the extent not inconsistent with any provision of the Plan such contracts, securities, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of the Plan, without the need for any approvals, authorizations, notice, or consents, except for those expressly required pursuant to the Plan.

10.	Preservation of Causes of Action.

Unless any Cause of Action against a Person or an Entity is expressly acquired pursuant to the Purchase Agreement, waived, relinquished, exculpated, released, compromised, or settled in the Plan or a Final Order, in accordance with section 1123(b) of the Bankruptcy Code, the Debtors shall convey to the Plan Administrator all rights to commence, prosecute, or settle, as appropriate, any and all Causes of Action, including any action specifically enumerated in the Schedule of Retained Causes of Action, whether arising before or after the Petition Date, which shall vest in the Plan Administrator pursuant to the terms of the Plan. The Plan Administrator may enforce all rights to commence, prosecute, or settle, as appropriate, any and all Causes of Action, whether arising before or after the Petition Date, and the Plan Administrator’s rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date. The Plan Administrator may, in its reasonable business judgment, pursue such Causes of Action and may retain and compensate professionals in the analysis or pursuit of such Causes of Action to the extent the Plan Administrator deems appropriate, including on a contingency fee basis. No Person or Entity may rely on the absence of a specific reference in the Plan or the Disclosure Statement to any Cause of Action against them as any indication that the Debtors or the Plan Administrator will not pursue any and all available Causes of Action against them. The Debtors and the Plan Administrator expressly reserve all rights to prosecute any and all Causes of Action against any Person or Entity, except as otherwise expressly provided in the Plan; provided that the Wind-Down Debtors, in consultation with the Plan Administrator after the Effective Date, may prosecute any such Cause of Action against any party only in connection with their objection to and resolution of any

Claim asserted by such party. Unless any Cause of Action against an Entity is expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan or a Final Order, the Plan Administrator expressly reserves all Causes of Action for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of the Confirmation or Consummation. The Plan Administrator shall have the exclusive right, authority, and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any such Causes of Action, or to decline to do any of the foregoing, without the consent or approval of any third party or any further notice to, or action, order, or approval of, the Bankruptcy Court.

11.	Closing the Chapter 11 Cases.

Upon the occurrence of the Effective Date, the Plan Administrator shall be permitted to close all of the Chapter 11 Cases except for one of the Chapter 11 Cases as determined by the Plan Administrator and the Wind-Down Debtors and all contested matters relating to each of the Debtors, including objections to Claims, shall be administered and heard in such Debtor’s Chapter 11 Case.

XI.	OTHER KEY ASPECTS OF THE PLAN

A.	Treatment of Executory Contracts and Unexpired Leases.

1.	Assumption and Rejection of Executory Contracts and Unexpired Leases.

If the Recapitalization Transaction occurs, on the Effective Date, except as otherwise provided in the Plan, all Executory Contracts or Unexpired Leases that are not otherwise rejected will be deemed assumed by the applicable Reorganized Debtor or Reorganized Vertex, as applicable, in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code, other than those that: (a) are identified on the Rejected Executory Contracts and Unexpired Leases List; (b) previously expired or terminated pursuant to their own terms; (c) have been previously assumed or rejected by the Debtors pursuant to a Final Order; (d) are the subject of a motion to reject that is pending on the Effective Date; or (e) have an ordered or requested effective date of rejection that is after the Effective Date.

If the Asset Sale occurs, on the Effective Date, except as otherwise provided in the Plan, all Executory Contracts or Unexpired Leases that are not otherwise assumed will be deemed rejected by the applicable Wind-Down Debtor or the Plan Administrator, as applicable, in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code, other than those that: (a) are identified on the Assumed Executory Contracts and Unexpired Leases List; (b) previously expired or terminated pursuant to their own terms; (c) have been previously assumed or rejected by the Debtors pursuant to a Final Order; (d) are the subject of a motion to assume that is pending on the Effective Date; or (e) have an ordered or requested effective date of rejection that is after the Effective Date.

Entry of the Confirmation Order shall constitute an order of the Bankruptcy Court approving the assumptions, assumptions and assignments, or rejections of the Executory Contracts or Unexpired Leases as set forth in the Plan, the Assumed Executory Contract and Unexpired Leases List, or the Rejected Executory Contracts and Unexpired Leases List, as applicable, pursuant to sections 365(a) and 1123 of the Bankruptcy Code. Except as otherwise specifically set forth in the Plan, assumptions or rejections of Executory Contracts and Unexpired Leases pursuant to the Plan are effective as of the Effective Date. Each Executory Contract or Unexpired Lease assumed pursuant to the Plan or by Bankruptcy Court order but not assigned to a third party before the Effective Date shall revest in and be fully enforceable by the applicable contracting Post-Effective Date Debtor in accordance with its terms, except as such terms may have been modified by the provisions of the Plan or any order of the Bankruptcy Court authorizing and providing for its assumption. Any motions to assume Executory Contracts or Unexpired Leases pending on the Effective Date shall be subject to approval by a Final Order on or after the Effective Date but may be withdrawn, settled, or otherwise prosecuted by the Post-Effective Date Debtors.

To the maximum extent permitted by law, to the extent any provision in any Executory Contract or Unexpired Lease assumed or assumed and assigned pursuant to the Plan restricts or prevents, or purports to restrict or prevent, or is breached or deemed breached by, the assumption or assumption and assignment of such Executory Contract or Unexpired Lease (including any “change of control” provision), then such provision shall be deemed modified such that the transactions contemplated by the Plan shall not entitle the non-Debtor party thereto to terminate such Executory Contract or Unexpired Lease or to exercise any other default-related rights with respect thereto. Notwithstanding anything to the contrary in the Plan, the Debtors, or the Post-Effective Date Debtors, as applicable, reserve the right to alter, amend, modify, or supplement the Assumed Executory Contracts and Unexpired Leases List and the Rejected Executory Contracts and Unexpired Leases List at any time up to forty-five (45) days after the Effective Date. All Indemnification Provisions shall be deemed Executory Contracts and shall be assumed by the Post-Effective Date Debtors and/or Reorganized Vertex, as applicable, under the Plan. None of the Post-Effective Date Debtors shall amend and/or restate its organizational documents on or after the Effective Date to, and the applicable organizational documents shall not, terminate, reduce, discharge, impair, or adversely affect in any way the rights of parties that are entitled to and benefit from the Indemnification Provisions.

To the extent that the D&O Liability Insurance Policies are considered to be Executory Contracts, notwithstanding anything in the Plan, the Purchase Agreement (if any), and/or the Sale Order (if any) to the contrary, effective as of the Effective Date, the Post-Effective Date Debtors shall be deemed to have assumed all unexpired D&O Liability Insurance Policies with respect to the Debtors’ directors, managers, officers, and employees serving on or before the Petition Date pursuant to section 365(a) of the Bankruptcy Code, entry of the Confirmation Order will constitute the Bankruptcy Court’s approval of the Post-Effective Date Debtors’ assumption of each of the unexpired D&O Liability Insurance Policies. Notwithstanding anything to the contrary contained in the Plan, Confirmation of the Plan shall not discharge, impair, or otherwise modify any indemnity obligations assumed by the foregoing assumption of the D&O Liability Insurance Policies, and each such indemnity obligation will be deemed and treated as an Executory Contract that has been assumed by the Post-Effective Date Debtors under the Plan as to which no Proof of Claim need be Filed.

2.	Claims Based on Rejection of Executory Contracts or Unexpired Leases.

Unless otherwise provided by a Final Order of the Bankruptcy Court, all Proofs of Claim with respect to Claims arising from the rejection of Executory Contracts or Unexpired Leases, pursuant to the Plan or the Confirmation Order, if any, must be Filed with the Bankruptcy Court within thirty (30) days after the later of (a) the date of entry of an order of the Bankruptcy Court (including the Confirmation Order) approving such rejection, (b) the effective date of such rejection, and (c) the Effective Date. Any Claims arising from the rejection of an Executory Contract or Unexpired Lease not Filed with the Bankruptcy Court within such time will be automatically disallowed, forever barred from assertion, and shall not be enforceable against the Debtors or the Post-Effective Date Debtors, the Estates, or their property without the need for any objection by the Post-Effective Date Debtors or further notice to, or action, order, or approval of the Bankruptcy Court or any other Entity, and any Claim arising out of the rejection of the Executory Contract or Unexpired Lease shall be deemed fully satisfied, released, and discharged, notwithstanding anything in the Proof of Claim to the contrary. All Allowed Claims arising from the rejection of the Debtors’ Executory Contracts or Unexpired Leases shall be classified as General Unsecured Claims and shall be treated in accordance with Article III.B of the Plan and may be objected to in accordance with the provisions of Article VIII of the Plan and the applicable provisions of the Bankruptcy Code and Bankruptcy Rules.

3.	Cure of Defaults for Assumed Executory Contracts and Unexpired Leases.

No later than seven (7) calendar days before the Confirmation Hearing, the Debtors shall serve notices of proposed assumptions to the counterparties to the agreements listed on the Assumed Executory Contracts and Unexpired Leases List, which shall include a description of the procedures for resolving disputes related to the proposed assumption of applicable Executory Contracts and Unexpired Leases. In the event that any Executory Contract or Unexpired Lease is added to the Assumed Executory Contracts and Unexpired Leases List after the provision of notices of proposed assumptions described above, a notice of proposed assumption with respect to such Executory Contract or Unexpired Lease will be sent promptly to the counterparty thereof.

Unless otherwise agreed in writing by the parties in the applicable Executory Contract or Unexpired Lease, any objection by a counterparty to an Executory Contract or Unexpired Lease to a proposed assumption or related Cure amount must be Filed, served, and actually received by counsel to the Debtors no later than the date and time specified in the notice (which shall not be less than fourteen (14) days after such notice is served). The Debtors or the Post-Effective Date Debtors, as applicable, may reconcile and settle in the ordinary course of the Debtors’ business any dispute (following a timely filed objection) regarding any Cure or any other matter pertaining to assumption without any further notice to or action, order, or approval of the Bankruptcy Court.

Any counterparty to an Executory Contract or Unexpired Lease that fails to object timely to the proposed assumption or Cure amount (including any request for an additional or different cure amount) will be deemed to have assented to such assumption or Cure amount and any untimely request for an additional or different Cure amount shall be disallowed and forever barred, estopped, and enjoined from assertion, and shall not be enforceable against any Post-Effective Date Debtor, without the need for any objection by the Post-Effective Date Debtors or any other party in interest or any further notice to or action, order, or approval of the Bankruptcy Court.

The Debtors or the Post-Effective Date Debtors, as applicable, shall pay the Cure amounts, if any, on the Effective Date or as soon as reasonably practicable thereafter or on such other terms as the parties to such Executory Contracts or Unexpired Leases may agree; provided that if a dispute regarding assumption or Cure is unresolved as of the Effective Date, then payment of the applicable Cure amount shall occur as soon as reasonably practicable after such dispute is resolved. Any Cure shall be deemed fully satisfied, released, and discharged upon payment of the Cure.

The assumption of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall result in the full release and satisfaction of any nonmonetary defaults arising from or triggered by the filing of these Chapter 11 Cases, including defaults of provisions restricting the change in control or ownership interest composition or any bankruptcy-related defaults, arising at any time prior to the effective date of assumption. Any and all Proofs of Claim based upon Executory Contracts or Unexpired Leases that have been assumed in the Chapter 11 Cases, including pursuant to the Confirmation Order, shall be deemed disallowed and expunged as of the later of (a) the date of entry of an order of the Bankruptcy Court (including the Confirmation Order) approving such assumption, (b) the effective date of such assumption, or (c) the Effective Date without the need for any objection thereto or any further notice to or action, order, or approval of the Bankruptcy Court.

4.	Preexisting Obligations to the Debtors Under Executory Contracts and Unexpired Leases.

Rejection of any Executory Contract or Unexpired Lease pursuant to the Plan shall not constitute a termination of preexisting obligations owed to the Debtors or the Post-Effective Date Debtors, as applicable, under such Executory Contracts or Unexpired Leases. In particular, notwithstanding any nonbankruptcy law to the contrary, the Post-Effective Date Debtors expressly reserve and do not waive any right to receive, or any continuing obligation of a counterparty to provide, warranties or continued maintenance obligations with respect to goods previously purchased by the Debtors pursuant to rejected Executory Contracts or Unexpired Leases.

5.	Insurance Policies.

Each of the Debtors’ insurance policies and any agreements, documents, or instruments relating thereto, are treated as Executory Contracts under the Plan. Unless otherwise provided in the Plan, on the Effective Date, (a) the Debtors shall be deemed to have assumed all insurance policies and any agreements, documents, and instruments relating to coverage of all insured Claims and (b) such insurance policies and any agreements, documents, or instruments relating thereto shall revest in the Post-Effective Date Debtors.

6.	Modifications, Amendments, Supplements, Restatements, or Other Agreements.

Unless otherwise provided in the Plan, each Executory Contract or Unexpired Lease that is assumed shall include all modifications, amendments, supplements, restatements, or other agreements that in any manner affect such Executory Contract or Unexpired Lease, and all Executory Contracts and Unexpired Leases related thereto, if any, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests, unless any of the foregoing agreements has been previously rejected or repudiated or is rejected or repudiated under the Plan.

Modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease, or the validity, priority, or amount of any Claims that may arise in connection therewith.

7.	Indemnification Provisions.

Subject to RSA, all Indemnification Provisions, consistent with applicable law, currently in place (whether in the by-laws, certificates of incorporation or formation, limited liability company agreements, limited partnership agreements, other organizational documents, board resolutions, indemnification agreements, employment contracts, or otherwise) for the benefit of current and former directors, officers, managers, employees, attorneys, accountants, investment bankers, and other professionals of, or acting on behalf of, the Debtors, as applicable, shall be (a) reinstated and remain intact, irrevocable, and shall survive the Effective Date on terms no less favorable to such current and former directors, officers, managers, employees, attorneys, accountants, investment bankers, and other professionals of, or acting on behalf of, the Debtors than the Indemnification Provisions in place prior to the Effective Date, and (b) shall be assumed by the Reorganized Debtors (in the case of a Recapitalization Transaction), the DIP Lenders and/or Term Loan Lenders (in the case of a Credit Bid Sale Transaction), or the Purchaser (in the case of a Third- Party Sale Transaction).

8.	Collective Bargaining Agreements.

The Collective Bargaining Agreement and any agreements, documents, or instruments relating thereto, are treated as and deemed to be Executory Contracts under the Plan.

If the Recapitalization Transaction occurs, on the Effective Date, the Reorganized Debtors, as applicable, shall be deemed to have assumed the Collective Bargaining Agreement and any agreements, documents, and instruments related thereto. All Proofs of Claim Filed for amounts due under the Collective Bargaining Agreement shall be considered satisfied by the agreement and obligation to assume and cure in the ordinary course as provided in the Plan. On the Effective Date, any Proofs of Claim Filed with respect to the Collective Bargaining Agreement shall be deemed disallowed and expunged, without further notice to or action, order, or approval of the Bankruptcy Court.

If the Asset Sale occurs, to the extent the Collective Bargaining Agreement has not already been assumed and assigned to the Purchaser, terminated, or otherwise expired, the Collective Bargaining Agreement shall terminate in accordance with its terms as of or after the Effective Date. Such termination shall not constitute a rejection of the Collective Bargaining Agreement or implicate section 1113 of the Bankruptcy Code. The Plan Administrator is authorized to take any action that it deems necessary or appropriate to terminate the Collective Bargaining Agreement. For the avoidance of doubt and notwithstanding the foregoing, to the extent section 1113 is applicable, the termination of the Collective Bargaining Agreement shall be deemed to satisfy such provisions.

9.	Reservation of Rights.

Nothing contained in the Plan or the Plan Supplement, shall constitute an admission by the Debtors that any such contract or lease is in fact an Executory Contract or Unexpired Lease or that any of the Post-Effective Date Debtors have any liability thereunder. If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption or rejection, the Debtors or the Post-Effective Date Debtors, as applicable, shall have forty-five (45) days following entry of a Final Order resolving such dispute to alter its treatment of such contract or lease under the Plan.

10.	Nonoccurrence of Effective Date.

In the event that the Effective Date does not occur, the Bankruptcy Court shall retain jurisdiction with respect to any request to extend the deadline for assuming or rejecting Unexpired Leases pursuant to section 365(d)(4) of the Bankruptcy Code.

11.	Contracts and Leases Entered Into After the Petition Date.

Contracts and leases entered into after the Petition Date by any Debtor, including any Executory Contracts and Unexpired Leases assumed by such Debtor, will be performed by the applicable Debtor or the Post-Effective Date Debtors liable thereunder in the ordinary course of their business. Accordingly, such contracts and leases (including any assumed Executory Contracts and Unexpired Leases) will survive and remain unaffected by entry of the Confirmation Order.

XII.	PROVISIONS GOVERNING DISTRIBUTIONS.

A.	Timing and Calculation of Amounts to Be Distributed.

Unless otherwise provided in the Plan, on the Effective Date (or if a Claim is not an Allowed Claim or Allowed Interest on the Effective Date, on the date that such Claim or Interest becomes an Allowed Claim or Allowed Interest, or as soon as reasonably practicable thereafter), each holder of an Allowed Claim or Allowed Interest (as applicable) shall receive the full amount of the distributions that the Plan provides for Allowed Claims or Allowed Interests (as applicable) in the applicable Class. In the event that any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day but shall be deemed to have been completed as of the required date. If and to the extent that there are Disputed Claims or Disputed Interests, distributions on account of any such Disputed Claims or Disputed Interests shall be made pursuant to the provisions set forth in Article VIII of the Plan. Except as otherwise provided in the Plan, holders of Claims or Interests shall not be entitled to interest, dividends, or accruals on the distributions provided for in the Plan, regardless of whether such distributions are delivered on or at any time after the Effective Date.

B.	Disbursing Agent.

All distributions under the Plan shall be made by the Disbursing Agent on the Effective Date. The Disbursing Agent shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court. Additionally, in the event that the Disbursing Agent is so otherwise ordered, all costs and expenses of procuring any such bond or surety shall be borne by the Post-Effective Date Debtors.

C.	Rights and Powers of Disbursing Agent.

a.	Powers of the Disbursing Agent

The Disbursing Agent shall be empowered to: (a) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties under the Plan; (b) make all distributions contemplated hereby; (c) employ professionals to represent it with respect to its responsibilities; and (d) exercise such other powers as may be vested in the Disbursing Agent by order of the Bankruptcy Court, pursuant to the Plan, or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions of the Plan.

b.	Expenses Incurred on or After the Effective Date

Except as otherwise ordered by the Bankruptcy Court, the amount of any reasonable fees and expenses incurred by the Disbursing Agent on or after the Effective Date (including taxes), and any reasonable compensation and expense reimbursement claims (including reasonable attorney fees and expenses), made by the Disbursing Agent shall be paid in Cash by the Post-Effective Date Debtors.

D.	Delivery of Distributions and Undeliverable or Unclaimed Distributions.

1.	Record Date for Distribution.

On the Distribution Record Date, the Claims Register shall be closed and any party responsible for making distributions shall instead be authorized and entitled to recognize only those record Holders listed on the Claims

Register as of the close of business on the Distribution Record Date. If a Claim, other than one based on a publicly traded Security, is transferred twenty (20) or fewer days before the Distribution Record Date, the Distribution Agent shall make distributions to the transferee only to the extent practical and, in any event, only if the relevant transfer form contains an unconditional and explicit certification and waiver of any objection to the transfer by the transferor.

2.	Delivery of Distributions in General.

Except as otherwise provided in the Plan, the Disbursing Agent shall make distributions to Holders of Allowed Claims and Allowed Interests (as applicable) as of the Distribution Record Date at the address for each such Holder as indicated on the Debtors’ records as of the date of any such distribution; provided that the manner of such distributions shall be determined at the discretion of the Post-Effective Date Debtors; provided further that the address for each Holder of an Allowed Claim shall be deemed to be the address set forth in any Proof of Claim Filed by that Holder.

3.	Minimum Distributions.

No fractional shares of New Common Stock shall be distributed and no Cash shall be distributed in lieu of such fractional amounts. When any distribution pursuant to the Plan on account of an Allowed Claim or Allowed Interest (as applicable) would otherwise result in the issuance of a number of shares of New Common Stock that is not a whole number, the actual distribution of shares of New Common Stock shall be rounded as follows: (a) fractions of one-half (½) or greater shall be rounded up to the next higher whole number and (b) fractions of less than one-half (½) shall be rounded down to the next lower whole number with no further payment therefore. The total number of authorized shares of New Common Stock to be distributed to Holders of Allowed Claims or Allowed Interests shall be adjusted as necessary to account for the foregoing rounding. For distribution purposes (including rounding), DTC will be treated as a single Holder.

4.	Undeliverable Distributions and Unclaimed Property.

In the event that any distribution to any Holder of Allowed Claims or Allowed Interests (as applicable) is returned as undeliverable, no distribution to such Holder shall be made unless and until the Disbursing Agent has determined the then-current address of such Holder, at which time such distribution shall be made to such Holder without interest; provided that such distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of one year from the Effective Date. After such date, all unclaimed property or interests in property shall revert to the Post-Effective Date Debtors automatically and without need for a further order by the Bankruptcy Court (notwithstanding any applicable federal, provincial or state escheat, abandoned, or unclaimed property laws to the contrary), and the Claim of any Holder of Claims and Interests to such property or Interest in property shall be discharged and forever barred.

5.	Surrender of Cancelled Instruments or Securities.

On the Effective Date or as soon as reasonably practicable thereafter, each holder of a certificate or instrument evidencing a Claim or an Interest that has been cancelled in accordance with Article VI of the Plan shall be deemed to have surrendered such certificate or instrument to the Disbursing Agent. Such surrendered certificate or instrument shall be cancelled solely with respect to the Debtors, and such cancellation shall not alter the obligations or rights of any non-Debtor third parties vis-à-vis one another with respect to such certificate or instrument, including with respect to any indenture or agreement that governs the rights of the Holder of a Claim or Interest, which shall continue in effect for purposes of allowing holders to receive distributions under the Plan, charging liens, priority of payment, and indemnification rights. Notwithstanding anything to the contrary in the Plan, this paragraph shall not apply to certificates or instruments evidencing Claims that are Reinstated under the Plan.

E.	Manner of Payment.

At the option of the Disbursing Agent, any Cash payment to be made hereunder may be made by check or wire transfer or as otherwise required or provided in applicable agreements.

F.	Compliance with Tax Requirements.

In connection with the Plan, to the extent applicable, the Disbursing Agent and the Post-Effective Date Debtors shall comply with all tax withholding and reporting requirements imposed on them by any Governmental Unit, and all distributions made pursuant to the Plan shall be subject to such withholding and reporting requirements. Notwithstanding any provision in the Plan to the contrary, the Post-Effective Date Debtors and the Disbursing Agent shall be authorized to take all actions necessary to comply with such withholding and reporting requirements, including liquidating a portion of the distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions, or establishing any other mechanisms they believe are reasonable and appropriate. Any such amounts deducted or withheld and timely paid to the appropriate taxing authority shall be deemed to have been distributed to and received by the applicable recipient for all purposes of the Plan. The Post-Effective Date Debtors reserve the right to allocate all distributions made under the Plan in compliance with all applicable wage garnishments, alimony, child support, and other spousal awards, Liens, and encumbrances.

Any person entitled to receive any property as an issuance or distribution under the Plan shall, upon request, deliver to the applicable Disbursing Agent an appropriate Form W-9 or (if the payee is a non-U.S. Person) Form W-8.

G.	Allocations.

Distributions in respect of Allowed Claims shall be allocated first to the principal amount of such Claims (as determined for federal income tax purposes) and then, to the extent the consideration exceeds the principal amount of the Claims, to any portion of such Claims for accrued but unpaid interest.

H.	No Postpetition Interest on Claims.

Unless otherwise specifically provided for in the Plan or the Confirmation Order, or required by applicable bankruptcy and non-bankruptcy law, postpetition interest shall not accrue or be paid on any prepetition Claims against the Debtors, and no Holder of a prepetition Claim against the Debtors shall be entitled to interest accruing on or after the Petition Date on any such prepetition Claim. Additionally, and without limiting the foregoing, interest shall not accrue or be paid on any Disputed Claim with respect to the period from the Effective Date to the date a final distribution is made on account of such Disputed Claim, if and when such Disputed Claim becomes an Allowed Claim.

I.	Foreign Currency Exchange Rate.

Except as otherwise provided in a Bankruptcy Court order, as of the Effective Date, any Claim asserted in currency other than U.S. dollars shall be automatically deemed converted to the equivalent U.S. dollar value using the exchange rate for the applicable currency as published in The Wall Street Journal (National Edition) on the Effective Date.

J.	Setoffs and Recoupment.

Except as expressly provided in the Plan, each Post-Effective Date Debtor may, pursuant to section 553 of the Bankruptcy Code, set off and/or recoup against any Plan Distributions to be made on account of any Allowed Claim, any and all claims, rights, and Causes of Action that such Post-Effective Date Debtor may hold against the Holder of such Allowed Claim to the extent such setoff or recoupment is either (a) agreed in amount among the relevant Post-Effective Date Debtor(s) and Holder of Allowed Claim or (b) otherwise adjudicated by the Bankruptcy Court or another court of competent jurisdiction; provided that neither the failure to effectuate a setoff or recoupment nor the allowance of any Claim hereunder shall constitute a waiver or release by a Post-Effective Date Debtor or its successor of any and all claims, rights, and Causes of Action that such Post-Effective Date Debtor or its successor may possess against the applicable Holder. In no event shall any Holder of Claims against, or Interests in, the Debtors be entitled to recoup any such Claim or Interest against any claim, right, or Cause of Action of the Debtors or the Post-Effective Date Debtors, as applicable, unless such Holder actually has performed such recoupment and provided notice thereof in writing to the Debtors in accordance with Article XIII.G of the Plan on or before the Effective Date, notwithstanding any indication in any Proof of Claim or otherwise that such Holder asserts, has, or intends to preserve any right of recoupment.

K.	Claims Paid or Payable by Third Parties.

1.	Claims Paid by Third Parties.

The Debtors or the Post-Effective Date Debtors, as applicable, shall reduce in full a Claim, and such Claim shall be disallowed without a Claim objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court, to the extent that the Holder of such Claim receives payment in full on account of such Claim from a party that is not a Debtor or a Post-Effective Date Debtor. Subject to the last sentence of this paragraph, to the extent a Holder of a Claim receives a distribution on account of such Claim and receives payment from a party that is not a Debtor or a Post-Effective Date Debtor on account of such Claim, such Holder shall, within fourteen (14) days of receipt thereof, repay or return the distribution to the applicable Post-Effective Date Debtor, to the extent the Holder’s total recovery on account of such Claim from the third party and under the Plan exceeds the amount of such Claim as of the date of any such distribution under the Plan. The failure of such Holder to timely repay or return such distribution shall result in the Holder owing the applicable Post-Effective Date Debtor annualized interest at the Federal Judgment Rate on such amount owed for each Business Day after the fourteen (14)-day grace period specified above until the amount is repaid.

2.	Claims Payable by Third Parties.

No distributions under the Plan shall be made on account of an Allowed Claim that is payable pursuant to one of the Debtors’ insurance policies until the Holder of such Allowed Claim has exhausted all remedies with respect to such insurance policy. To the extent that one or more of the Debtors’ insurers agrees to satisfy in full or in part a Claim (if and to the extent adjudicated by a court of competent jurisdiction), then immediately upon such insurers’ agreement, the applicable portion of such Claim may be expunged without a Claim objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court.

3.	Applicability of Insurance Policies.

Except as otherwise provided in the Plan, distributions to Holders of Allowed Claims shall be in accordance with the provisions of any applicable insurance policy. Nothing contained in the Plan shall constitute or be deemed a waiver of any Cause of Action that the Debtors or any Entity may hold against any other Entity, including insurers under any policies of insurance, nor shall anything contained in the Plan constitute or be deemed a waiver by such insurers of any defenses, including coverage defenses, held by such insurers.

XIII.	THE PLAN ADMINISTRATOR.

The following provisions shall apply only if an Asset Sale occurs and a Plan Administrator is appointed.

A.	The Plan Administrator.

The powers of the Plan Administrator shall include any and all powers and authority to implement the Plan and wind down the business and affairs of the Debtors and Wind-Down Debtors, including: (a) making distributions under the Plan; (b) liquidating, receiving, holding, investing, supervising, and protecting the Wind-Down Assets in accordance with the Wind-Down Budget; (c) taking all steps to execute all instruments and documents necessary to effectuate the distributions to be made under the Plan; (d) making distributions from the Wind-Down Reserve to facilitate the Wind Down; (e) establishing and maintaining bank accounts in the name of the Wind-Down Debtors; (f) subject to the terms set forth in the Plan, employing, retaining, terminating, or replacing professionals to represent it with respect to its responsibilities or otherwise effectuating the Plan to the extent necessary; (g) paying all reasonable fees, expenses, debts, charges, and liabilities of the Wind-Down Debtors; (h) except as otherwise provided for in the Plan, enforcing and prosecuting claims, interests, rights, and privileges under the Causes of Action on the Schedule of Retained Causes of Action in accordance with Article IV.F of the Plan; (i) administering and paying taxes of the Wind-Down Debtors, including filing tax returns; (j) representing the interests of the Wind-Down Debtors or the

Estates before any taxing authority in all matters, including any action, suit, proceeding, or audit; and (k) exercising such other powers as may be vested in it pursuant to order of the Bankruptcy Court or pursuant to the Plan, the Confirmation Order, or any applicable orders of the Bankruptcy Court or as the Plan Administrator reasonably deems to be necessary and proper to carry out the provisions of the Plan in accordance with the Wind-Down Budget.

The filing of the final monthly report (for the month in which the Effective Date occurs) and all subsequent quarterly reports shall be the responsibility of the Plan Administrator.

The Plan Administrator may resign at any time upon thirty (30) days’ written notice delivered to the Bankruptcy Court; provided that such resignation shall only become effective upon the appointment of a permanent or interim successor Plan Administrator in accordance with the Plan Administrator Agreement. Upon its appointment, the successor Plan Administrator, without any further act, shall become fully vested with all of the rights, powers, duties, and obligations of its predecessor (as set forth in the Plan Administrator Agreement) and all responsibilities of the predecessor Plan Administrator relating to the Wind-Down Debtors in the Plan Administrator Agreement shall be terminated.

1.	Plan Administrator Rights and Powers.

The Plan Administrator shall retain and have all the rights, powers, and duties necessary to carry out his or her responsibilities under the Plan in accordance with the Wind-Down Budget, and as otherwise provided in the Confirmation Order. The Plan Administrator shall be the exclusive trustee of the assets of the Wind-Down Debtors for the purposes of 31 U.S.C. § 3713(b) and 26 U.S.C. § 6012(b)(3), as well as the representative of the Estates appointed pursuant to section 1123(b)(3)(B) of the Bankruptcy Code.

2.	Retention of Professionals.

The Plan Administrator shall have the right to retain the services of attorneys, accountants, and other professionals that, at the discretion of the Plan Administrator, are necessary to assist the Plan Administrator in the performance of his or her duties for the Wind-Down Debtors. The reasonable fees and expenses of such professionals, if applicable, shall be paid from the Wind-Down Reserve upon the monthly submission of statements to the Plan Administrator. The payment of the reasonable fees and expenses of the Wind-Down Debtors’ retained professionals shall be made in the ordinary course of business from the Wind-Down Reserve and shall not be subject to the approval of the Bankruptcy Court.

3.	Compensation and Expenses of the Plan Administrator.

The Plan Administrator’s post-Effective Date compensation will be set forth in the Plan Supplement and paid out of the Wind-Down Reserve. Except as otherwise ordered by the Bankruptcy Court, the fees and expenses incurred by the Plan Administrator on or after the Effective Date (including taxes) and any reasonable compensation and expense reimbursement Claims (including attorney fees and expenses) made by the Plan Administrator in connection with such Plan Administrator’s duties shall be paid without any further notice to, or action, order, or approval of, the Bankruptcy Court in Cash from the Wind-Down Reserve if such amounts relate to any actions taken hereunder.

4.	Plan Administrator Expenses.

All costs, expenses, and obligations incurred by the Plan Administrator or the Wind-Down Debtors in administering the Plan or in effecting distributions thereunder (including the reimbursement of reasonable expenses), including any costs, expenses, or obligations in any manner connected, incidental, or related thereto, shall be paid from the Wind-Down Reserve.

The Debtors and the Plan Administrator, as applicable, shall not be required to give any bond or surety or other security for the performance of their duties unless otherwise ordered by the Bankruptcy Court. However, in the event that the Plan Administrator is so ordered after the Effective Date, all costs and expenses of procuring any such bond or surety shall be paid for with Cash from the Wind-Down Reserve.

5.	Wind-Down Budget.

The Debtors shall include in the Plan Supplement a Wind-Down Budget.

B.	Tax Returns.

From and after the Effective Date, the Plan Administrator shall complete and file all final or otherwise required federal, state, and local tax returns for each of the Debtors reflecting all tax consequences relating to the activities of the Post-Effective Date Debtors as attributable to and for the account of the Debtors, and, pursuant to section 505(b) of the Bankruptcy Code, may request an expedited determination of any unpaid tax liability of such Debtor or its Estate for any tax incurred during the administration of such Debtor’s Chapter 11 Case, as determined under applicable tax laws.

C.	Dissolution of the Wind Down Debtors.

Upon a certification to be Filed with the Bankruptcy Court by the Plan Administrator of all distributions having been made and completion of all its duties under the Plan and entry of a final decree closing the last of the Chapter 11 Cases, the Wind-Down Debtors shall be deemed to be dissolved without any further action by the Wind-Down Debtors, including the filing of any documents with the secretary of state for the state in which the Wind-Down Debtors is formed or any other jurisdiction. The Plan Administrator, however, shall have authority to take all necessary actions to dissolve the Wind-Down Debtors in and withdraw the Wind-Down Debtors from the applicable state(s).

XIV.	PROCEDURES FOR RESOLVING CONTINGENT, UNLIQUIDATED, AND DISPUTED CLAIMS.

A.	Allowance of Claims.

After the Effective Date, the Post-Effective Date Debtors, as applicable, shall have and retain any and all rights and defenses such Debtor had with respect to any Claim or Interest immediately before the Effective Date. The Post-Effective Date Debtors, as applicable, may affirmatively determine to deem Unimpaired Claims Allowed to the same extent such Claims would be allowed under applicable non-bankruptcy law.

B.	Claims Administration Responsibilities.

The Debtors and the Post-Effective Date Debtors, as applicable, shall have the exclusive authority to (a) File, withdraw, or litigate to judgment any objections to Claims, (b) settle or compromise any such objections to Claims without further notice to or action, order, or approval of the Bankruptcy Court, and (c) administer and adjust the Claims Register to reflect such settlements or compromises without further notice to or action, order, or approval of the Bankruptcy Court. Except as otherwise provided in the Plan, from and after the Effective Date, each Post-Effective Date Debtor shall have and retain any and all rights and defenses such Debtor had immediately prior to the Effective Date with respect to any Claim or Interest (including any Disputed Claim or Interest), including the Causes of Action retained pursuant to Article IV.E.13 or Article IV.F.10 of the Plan, as applicable.

C.	Disputed Claims Process.

If the Debtors, Post-Effective Date Debtors, or the Plan Administrator dispute any Proof of Claim that is Filed on account of an Unimpaired Claim, such dispute shall be determined, resolved, or adjudicated, as the case may be, in the manner as if the Chapter 11 Cases had not been commenced and shall survive the Effective Date as if the Chapter 11 Cases had not been commenced; provided that the Debtors, the Post-Effective Date Debtors, or the Plan Administrator, as applicable, or the Holder of such Claim may elect to have the validity or amount of any Claim adjudicated by the Bankruptcy Court instead. If a Holder makes such an election, the Bankruptcy Court shall apply the law that would have governed the dispute if the Chapter 11 Cases had not been filed.

If the Debtors, the Post-Effective Date Debtors, or the Plan Administrator, as applicable, dispute any Impaired Claim that is not Allowed as of the Effective Date pursuant to Article III.B of the Plan or a Final Order entered by the Bankruptcy Court (which may include the Confirmation Order), the Debtors, the Post-Effective Date Debtors, or the Plan Administrator, as applicable, shall File an objection with, and the dispute shall be determined, resolved, or adjudicated before, the Bankruptcy Court.

D.	Disputed Claims Reserve.

On or before the Effective Date, the Debtors or the Post-Effective Date Debtors, as applicable, shall be authorized, but not directed, to establish one or more Disputed Claims Reserve, which Disputed Claims Reserve shall be administered by the Post-Effective Date Debtors, to the extent applicable.

The Post-Effective Date Debtors may, in their sole discretion, hold Cash in the Disputed Claims Reserve Amount in the Disputed Claims Reserve in trust for the benefit of the Holders of the total estimated amount of General Unsecured Claims ultimately determined to be Allowed after the Effective Date. The Post-Effective Date Debtors shall distribute such amounts (net of any expenses) as provided in the Plan, as such Claims are resolved by a Final Order or agreed to by settlement, and such amounts will be distributable on account of such Claims as such amounts would have been distributable had such Claims been Allowed Claims as of the Effective Date under Article III of the Plan solely to the extent of the amounts available in the applicable Disputed Claims Reserve. Pending the resolution of such Claims, a portion of the Cash to be received by Holders of such Claims may be held back and, if the Asset Sale occurs, deposited into the Wind-Down Reserve as further described in Article IV.H.2., and to the extent that any property is deposited into such reserve, the reserve is expected to be subject to “disputed ownership fund” treatment under section 1.468B-9 of the United States Treasury Regulations.

E.	Estimation of Claims and Interests.

Before, on, or after the Effective Date, the Debtors or the Post-Effective Date Debtors, as applicable, may at any time request that the Bankruptcy Court estimate any Disputed Claim or Interest that is contingent or unliquidated pursuant to section 502(c) of the Bankruptcy Code for any reason, regardless of whether any party in interest previously has objected to such Claim or Interest or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction to estimate any such Claim or Interest, including during the litigation of any objection to any Claim or Interest or during the appeal relating to such objection. Notwithstanding any provision otherwise in the Plan, a Claim that has been expunged from the Claims Register, but that either is subject to appeal or has not been the subject of a Final Order, shall be deemed to be estimated at zero dollars, unless otherwise ordered by the Bankruptcy Court. In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim or Interest, that estimated amount shall constitute a maximum limitation on such Claim or Interest for all purposes under the Plan (including for purposes of distributions), and the relevant Post-Effective Date Debtor may elect to pursue any supplemental proceedings to object to any ultimate distribution on such Claim or Interest.

F.	Adjustment to Claims or Interests Without Objection.

Any duplicate Claim or Interest or any Claim or Interest that has been paid, satisfied, amended, or superseded may be adjusted or expunged on the Claims Register by the Post-Effective Date Debtors without the Post-Effective Date Debtors having to File an application, motion, complaint, objection, or any other legal proceeding seeking to object to such Claim or Interest and without any further notice to or action, order, or approval of the Bankruptcy Court.

G.	Disallowance of Claims or Interests.

Except as otherwise expressly set forth in the Plan, and subject to the terms of the Plan, including Article IX, and the DIP Order, all Claims and Interests of any Entity from which property is sought by the Debtors under sections 542, 543, 550, or 553 of the Bankruptcy Code or that the Debtors or the Post-Effective Date Debtors allege is a transferee of a transfer that is avoidable under sections 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a) of the Bankruptcy Code shall be deemed disallowed if: (a) the Entity, on the one hand, and the Debtors or the Post-Effective Date Debtors, as applicable, on the other hand, agree or the Bankruptcy Court has determined by Final Order that such Entity or transferee is liable to turn over any property or monies under any of the aforementioned sections of the Bankruptcy Code; and (b) such Entity or transferee has failed to turn over such property by the date set forth in such agreement or Final Order.

Except as otherwise provided in the Plan or as agreed to by the Post-Effective Date Debtors, any and all Proofs of Claim Filed after the Claims Bar Date shall be deemed disallowed and expunged as of the Effective Date without any further notice to or action, order, or approval of the Bankruptcy Court, and Holders of such Claims may not receive any distributions on account of such Claims, unless such late Proof of Claim has been deemed timely Filed by a Final Order.

H.	No Distributions Pending Allowance.

Notwithstanding any other provision of the Plan, if any portion of a Claim or Interest is a Disputed Claim or Interest, as applicable, no payment or distribution provided hereunder shall be made on account of such Claim or Interest unless and until such Disputed Claim or Interest becomes an Allowed Claim or Interest; provided that if only the Allowed amount of an otherwise valid Claim or Interest is Disputed, such Claim or Interest shall be deemed Allowed in the amount not Disputed and payment or distribution shall be made on account of such undisputed amount.

I.	Distributions After Allowance.

To the extent that a Disputed Claim or Interest ultimately becomes an Allowed Claim or Interest, distributions (if any) shall be made to the Holder of such Allowed Claim or Interest in accordance with the provisions of the Plan. As soon as reasonably practicable after the date that the order or judgment of the Bankruptcy Court Allowing any Disputed Claim or Interest becomes a Final Order, the Disbursing Agent shall provide to the holder of such Claim or Interest the distribution (if any) to which such Holder is entitled under the Plan as of the Effective Date, without any interest to be paid on account of such Claim or Interest.

XV.	SETTLEMENT, RELEASE, INJUNCTION, AND RELATED PROVISIONS.

A.	Discharge of Claims and Termination of Interests.

Pursuant to section 1141(d) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan, the Confirmation Order, or in any contract, instrument, or other agreement or document created or entered into pursuant to the Plan, the distributions, rights, and treatment that are provided in the Plan shall be in complete satisfaction, discharge, and release, effective as of the Effective Date, of Claims (including any Intercompany Claims resolved or compromised after the Effective Date by the Post-Effective Date Debtors), Interests, and Causes of Action of any nature whatsoever, including any interest accrued on Claims or Interests from and after the Petition Date, whether known or unknown, against, liabilities of, Liens on, obligations of, rights against, and Interests in, the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims or Interests, including demands, liabilities, and Causes of Action that arose before the Effective Date, any liability (including withdrawal liability) to the extent such Claims or Interests relate to services performed by employees of the Debtors prior to the Effective Date and that arise from a termination of employment, any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not: (a) a Proof of Claim based upon such debt or right is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code; (b) a Claim or Interest based upon such debt, right, or Interest is Allowed pursuant to section 502 of the Bankruptcy Code; or (c) the Holder of such a Claim or Interest has accepted the Plan. The Confirmation Order shall be a judicial determination of the discharge of all Claims and Interests subject to the occurrence of the Effective Date.

B.	Release of Liens.

Subject to the Wind Down and except as otherwise provided in the Exit Intermediation Facility Documents, the Plan, the Confirmation Order, or any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan and, in the case of a Secured Claim, satisfaction in full of the portion of the Secured Claim that is Allowed as of the Effective Date, except for Other Secured Claims that the Debtors elect to reinstate in accordance with Article III.B.1 of the Plan, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released and discharged, and all of the right, title, and interest of any Holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Post-Effective Date Debtors and their successors and assigns. Any Holder of such Secured Claim (and the applicable agents for such Holder) shall be authorized and directed, at the sole cost and expense of the Post-Effective Date Debtors, to release any collateral or other property of any Debtor (including any Cash Collateral and possessory collateral) held by such Holder (and the applicable agents for such Holder), and to take such actions as may be reasonably requested by the Post-Effective Date Debtors to evidence the release of such Lien, including the execution, delivery, and filing or recording of such releases. The presentation or filing of the Confirmation Order to or with any federal, state, provincial, or local agency or department shall constitute good and sufficient evidence of, but shall not be required to effect, the termination of such Liens.

C.	Releases by the Debtors.

Notwithstanding anything contained in the Plan to the contrary, pursuant to section 1123(b) of the Bankruptcy Code, in exchange for good and valuable consideration, including the obligations of the Debtors under the Plan and the contributions and services of the Released Parties in facilitating the implementation of the restructuring contemplated by the Plan, the adequacy of which is hereby confirmed, on and after the Effective Date, each Released Party is, and is deemed to be, hereby conclusively, absolutely, unconditionally, irrevocably, and forever released and discharged by the Debtors, the Reorganized Debtors, the Wind-Down Debtors, and their Estates, in each case on behalf of themselves and their respective successors, assigns, and representatives, and any and all other Entities who may purport to assert any Cause of Action, directly or derivatively, by, through, for, or because of the foregoing Entities, from any and all Claims and Causes of Action, including any derivative claims, asserted or assertable on behalf of the Debtors, the Reorganized Debtors, the Wind-Down Debtors, or their Estates, as applicable, whether known or unknown, foreseen or unforeseen, matured or unmatured, existing or hereafter arising, in law, equity, contract, tort or otherwise, that the Debtors, the Reorganized Debtors, the Wind-Down Debtors, or their Estates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim against, or Interest in, a Debtor, the Reorganized Debtors, the Wind-Down Debtor, their Estates, or other Entity, based on or relating to, or in any manner arising from, in whole or in part, the Debtors (including the Debtors’ capital structure, management, ownership, or operation thereof), the purchase, sale, or rescission of any security of the Debtors, Reorganized Debtors, or the Wind-Down Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between or among any Debtor and any Released Party, the ownership and/or operation of the Debtors by any Released Party or the distribution of any Cash or other property of the Debtors to any Released Party, the assertion or enforcement of rights and remedies against the Debtors, the Debtors’ in- or out-of-court restructuring efforts, any Avoidance Actions (but excluding Avoidance Actions brought as counterclaims or defenses to Claims asserted against the Debtors), intercompany transactions between or among a Debtor or an Affiliate of a Debtor and another Debtor or Affiliate of a Debtor, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, or filing of the RSA, and related prepetition transactions, the Postpetition Financing Facilities, the Postpetition Financing Documents, the Intermediation Facility, the Intermediation Facility Documents, the Term Loan, the Term Loan Documents, the 2027 Convertible Notes, the Subordinated Unsecured Note, the Disclosure Statement, the Plan (including, for avoidance of doubt, the Plan Supplement), before or during the Chapter 11 Cases, any other Definitive Document, or any Restructuring Transactions, contract, instrument, release, or other agreement or document (including any legal opinion requested by any Entity regarding any transaction, contract, instrument, document or other agreement contemplated by the Plan or the reliance by any Released Party on the Plan or the Confirmation Order in lieu of such legal opinion) relating to any of the foregoing, created or entered into in connection with the RSA, the Postpetition Financing Facilities, the Postpetition Financing Documents, the Intermediation Facility, the Intermediation Facility Documents, the Term Loan, the Term Loan Documents, the 2027 Convertible Notes, the Subordinated Unsecured Note, the Disclosure Statement, the Plan (including, for avoidance of doubt, the Plan Supplement), any other Definitive Document, or any Restructuring Transactions, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Restructuring Transactions, including the issuance or distribution of Securities pursuant to the Restructuring Transactions, or the distribution of property pursuant to the Restructuring Transactions, or upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before, in respect of the foregoing clause, the Effective Date. Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release (i) any Causes of Action identified in the Schedule of Retained Causes of Action, and (ii) any post-Effective Date obligations of any party or Entity under the Plan, the Confirmation Order, any Restructuring Transaction, or any document, instrument, or Agreement (including those set forth in the Plan Supplement) executed to implement the Plan, including the Exit Intermediation Facility Documents (if any), or any Claim or obligation arising under the Plan.

Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release (i) any Causes of Action identified in the Schedule of Retained Causes of Action, (ii) any post-Effective Date obligations of any party or Entity under the Plan, the Confirmation Order, any Restructuring Transaction, or any document, instrument, or Agreement (including those set forth in the Plan Supplement) executed to implement the Plan or any Claim or obligation arising under the Plan, or (iii) any Released Party from any claim or Cause of Action arising from an act or omission that is determined by a Final Order to have constituted actual fraud, willful misconduct, or gross negligence.

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the Debtor Release, which includes by reference each of the related provisions and definitions contained in the Plan, and further, shall constitute the Bankruptcy Court’s finding that the Debtor Release is: (a) in exchange for the good and valuable consideration provided by each of the Released Parties, including, without limitation, the Released Parties’ substantial contributions to facilitating the Restructuring Transactions and implementing the Plan; (b) a good faith settlement and compromise of the Claims released by the Debtor Release; (c) in the best interests of the Debtors and all Holders of Claims and Interests; (d) fair, equitable, and reasonable; (e) given and made after due notice and opportunity for hearing; and (f) a bar to any of the Debtors, the Reorganized Debtors, the Wind-Down Debtors, or the Debtors’ Estates asserting any Claim or Cause of Action released pursuant to the Debtor Release.

D.	Releases by the Releasing Parties.

Notwithstanding anything contained in the Plan to the contrary, on and after the Effective Date, in exchange for good and valuable consideration, including the obligations of the Debtors under the Plan and the contributions and services of the Released Parties in facilitating the implementation of the restructuring contemplated by the Plan, the adequacy of which is hereby confirmed, pursuant to section 1123(b) of the Bankruptcy Code, in each case except for Claims arising under, or preserved by, the Plan, to the fullest extent permitted under applicable law, each Released Party (other than the Debtors, the Reorganized Debtors, or the Wind-Down Debtors) is, and is deemed to be, hereby conclusively, absolutely, unconditionally, irrevocably and forever, released and discharged by each and all of the Releasing Parties (other than the Debtors, the Reorganized Debtors, or the Wind-Down Debtors), from any and all Claims and Causes of Action, in each case on behalf of themselves and their respective successors, assigns, and representatives, and any and all Entities who may purport to assert any Claim or Cause of Action, directly or derivatively, by, through, for, or because of the foregoing Entities, from any and all Claims and Causes of Action, including any derivative claims, asserted or assertable on behalf of any of the foregoing Entities, whether known or unknown, foreseen or unforeseen, matured or unmatured, existing or hereafter arising, in law, equity, contract, tort, or otherwise, including any derivative claims asserted or assertable on behalf of the Debtors, the Reorganized Debtors, the Wind-Down Debtors, or their Estates, that such Entity would have been legally entitled to assert (whether individually or collectively) or on behalf of the Holder of any Claim against, or Interest in, a Debtor, the Reorganized Debtors, the Wind-Down Debtors, or their Estates or other Entity, based on or relating to, or in any manner arising from, in whole or in part, the Debtors (including the capital structure, management, ownership, or operation thereof), the purchase, sale, or rescission of any security of the Debtors, the Reorganized Debtors, or the Wind-Down Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between or among any Debtor and any Released Party, the ownership and/or operation of the Debtors by any Released Party or the distribution of any Cash or other property of the Debtors to any Released Party, the assertion or enforcement of rights or remedies against the Debtors, the Debtors’ in- or out-of-court restructuring efforts, any Avoidance Actions (but excluding Avoidance Actions brought as counterclaims or defenses to Claims asserted against the Debtors), intercompany transactions between or among a Debtor or an Affiliate of a Debtor and another Debtor or Affiliate of a Debtor, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, or filing of the RSA and related prepetition transactions, the Postpetition Financing Facilities, the Postpetition Financing Documents, the Intermediation Facility, the Intermediation Facility Documents, the Term Loan, the Term Loan Documents, the 2027 Convertible Notes, the Subordinated Unsecured Note, the Disclosure Statement, the Plan (including, for avoidance of doubt, the Plan Supplement), before and during the Chapter 11 Cases, any other Definitive Document, or any Restructuring Transactions, contract, instrument, release, or other agreement or document (including any legal opinion requested by any Entity regarding any transaction, contract, instrument, document or other agreement contemplated by the Plan or the reliance by any Released Party on the Plan or the Confirmation Order in lieu of such legal opinion) relating to any of the foregoing, created or entered into in connection with the RSA, the Postpetition Financing Facilities, the Postpetition Financing Documents, the Intermediation Facility, the Intermediation Facility Documents, the Term Loan, the Term Loan Documents, the 2027 Convertible Notes, the Subordinated Unsecured Note, the Disclosure Statement, the Plan (including, for avoidance of doubt, the Plan Supplement), before or during the Chapter 11 Cases, any other Definitive Document, or any Restructuring Transactions, any preference, fraudulent transfer, or other avoidance claim arising pursuant to chapter 5 of the Bankruptcy Code or other applicable law, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of Securities pursuant to the Restructuring Transactions and/or Plan, or the distribution of property pursuant to the Restructuring Transactions and/or the Plan or any other related agreement, or upon any other act or omission, transaction, agreement, event, or other occurrence related or relating to any of the foregoing taking place on or before the Effective Date. Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release any post-Effective Date obligations of any party or Entity under the Plan, the Confirmation Order, any Restructuring Transaction, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan, including the Exit Intermediation Facility Documents (if any), or any Claim or obligation arising under the Plan.

Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release (i) any post-Effective Date obligations of any party or Entity under the Plan, the Confirmation Order, any Restructuring Transaction, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan or any Claim or obligation arising under the Plan, or (ii) any Released Party from any claim or Cause of Action arising from an act or omission that is determined by a Final Order to have constituted actual fraud, willful misconduct, or gross negligence.

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the Third-Party Release, which includes by reference each of the related provisions and definitions contained in the Plan, and, further, shall constitute the Bankruptcy Court’s finding that the Third-Party Release is: (a) consensual; (b) essential to the Confirmation of the Plan; (c) given in exchange for the good and valuable consideration provided by each of the Released Parties, including, without limitation, the Released Parties’ substantial contributions to facilitating the Restructuring Transactions and implementing the Plan; (d) a good faith settlement and compromise of the Claims released by the Third-Party Release; (e) in the best interests of the Debtors and their Estates; (f) fair, equitable, and reasonable; (g) given and made after due notice and opportunity for hearing; and (h) a bar to any of the Releasing Parties asserting any Claim or Cause of Action released pursuant to the Third-Party Release.

E.	Exculpation.

Notwithstanding anything contained in the Plan to the contrary, to the fullest extent permissible under applicable law and without affecting or limiting either the Debtor Release or Third-Party Release, effective as of the Effective Date, no Exculpated Party shall have or incur liability or obligation for, and each Exculpated Party is hereby released and exculpated from any Cause of Action for any claim arising from the Petition Date through the Effective Date related to any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, filing, or termination of the RSA and related prepetition transactions, the Postpetition Financing Facilities, the Postpetition Financing Documents, the Disclosure Statement, the Plan (including, for avoidance of doubt, the Plan Supplement), any other Definitive Document, or any Restructuring Transaction, contract, instrument, release or other agreement or document (including any legal opinion requested by any Entity regarding any transaction, contract, instrument, document or other agreement contemplated by the Plan or the reliance by any Released Party on the Plan or the Confirmation Order in lieu of such legal opinion) relating to any of the foregoing, created or entered into in connection with the RSA, the Disclosure Statement, the Plan, the Plan Supplement, before or during the Chapter 11 Cases, any preference, fraudulent transfer, or other avoidance claim arising pursuant to chapter 5 of the Bankruptcy Code or other applicable law, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of Securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, or upon any other related act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date, except for Claims related to any act or omission that is determined in a Final Order by a court of competent jurisdiction to have constituted actual fraud, willful misconduct, or gross negligence, but in all respects such Entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan.

The Exculpated Parties have, and upon confirmation of the Plan shall be deemed to have, participated in good faith and in compliance with the applicable laws with regard to the solicitation of votes and distribution of consideration pursuant to the Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan.

Solely with respect to the exculpation provisions, notwithstanding anything to the contrary in the Plan, each of the 1125(e) Exculpation Parties shall not incur liability for any Cause of Action or Claim related to any act or omission in connection with, relating to, or arising out of, in whole or in part, (a) the solicitation of acceptance or rejection of the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code or (b) the participation, in good faith and in compliance with the applicable provisions of the Bankruptcy Code, in the offer, issuance, sale, or purchase of a security, offered or sold under the Plan. No Entity or Person may commence or pursue a Claim or Cause of Action of any kind against any of the Exculpated Parties or 1125(e) Exculpation Parties that arose or arises from, in whole or in part, a Claim or Cause of Action subject to the terms of this paragraph, without this Court (i) first determining, after notice and a hearing, that such Claim or Cause of Action represents a colorable Claim for actual fraud, gross negligence, or willful misconduct against any such Exculpated Party or 1125(e) Exculpation Party and such party is not exculpated pursuant to this provision; and (ii) specifically authorizing such Entity or Person to bring such Claim or Cause of Action against any such Exculpated Party or 1125(e) Exculpation Party. The Bankruptcy Court will have sole and exclusive jurisdiction to adjudicate the underlying colorable Claim or Causes of Action.

F.	Injunction.

Except as otherwise expressly provided in the Plan or the Confirmation Order or for obligations issued or required to be paid pursuant to the Plan or the Confirmation Order, all Entities who have held, hold, or may hold Claims, Interests, or Causes of Action that have been released, discharged, or are subject to exculpation are permanently enjoined, from and after the Effective Date, from taking any of the following actions against, as applicable, the Debtors, the Post-Effective Date Debtors, the Exculpated Parties, or the Released Parties: (1) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims, Interests, or Causes of Action; (2) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such Entities on account of or in connection with or with respect to any such Claims, Interests, or Causes of Action; (3) creating, perfecting, or enforcing any encumbrance of any kind against such Entities or the property or the Estates of such Entities on account of or in connection with or with respect to any such Claims, Interests, or Causes of Action; (4) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from such Entities or against the property of such Entities on account of or in connection with or with respect to any such Claims, Interests, or Causes of Action unless such Holder has Filed a motion requesting the right to perform such setoff on or before the Effective Date, and notwithstanding an indication of a Claim, Interest, or Causes of Action or otherwise that such Holder asserts, has, or intends to preserve any right of setoff pursuant to applicable law or otherwise; and (5) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims, Interests, or Causes of Action released or settled pursuant to the Plan. Notwithstanding anything to the contrary in the Plan, the Plan Supplement, or the Confirmation Order, the automatic stay pursuant to section 362 of the Bankruptcy Code shall remain in full force and effect with respect to the Debtors and any property dealt with by the Plan until the closing of these Chapter 11 Cases.

No Person or Entity may commence or pursue a Claim or Cause of Action, as applicable, of any kind against the Debtors, the Post-Effective Date Debtors, the 1125(e) Exculpation Parties, the Exculpated Parties, or the Released Parties, as applicable, that relates to or is reasonably likely to relate to any act or omission in connection with, relating to, or arising out of a Claim or Cause of Action, as applicable, subject to Article IX.C, Article IX.D, and Article IX.E of the Plan, without the Bankruptcy Court (1) first determining, after notice and a hearing, that such Claim or Cause of Action, as applicable, represents a colorable Claim of any kind, and (2) specifically authorizing such Person or Entity to bring such Claim or Cause of Action, as applicable, against any such Debtor, Reorganized Debtor, 1125(e) Exculpation Party, Exculpated Party, or Released Party, as applicable. The Bankruptcy Court will have sole and exclusive jurisdiction to adjudicate the underlying colorable Claim or Causes of Action.

G.	Protections Against Discriminatory Treatment.

Consistent with section 525 of the Bankruptcy Code and the Supremacy Clause of the U.S. Constitution, all Entities, including Governmental Units, shall not discriminate against the Post-Effective Date Debtors or deny, revoke, suspend, or refuse to renew a license, permit, charter, franchise, or other similar grant to, condition such a grant to, discriminate with respect to such a grant against, the Post-Effective Date Debtors, or another Entity with whom the Post-Effective Date Debtors have been associated, solely because each Debtor has been a debtor under chapter 11 of the Bankruptcy Code, has been insolvent before the commencement of the Chapter 11 Cases (or during the Chapter 11 Cases but before the Debtors are granted or denied a discharge), or has not paid a debt that is dischargeable in the Chapter 11 Cases.

H.	Document Retention.

On and after the Effective Date, the Post-Effective Date Debtors may maintain documents in accordance with their standard document retention policy, as may be altered, amended, modified, or supplemented by the Post-Effective Date Debtors.

I.	Reimbursement or Contribution.

If the Bankruptcy Court disallows a Claim for reimbursement or contribution of an Entity pursuant to section 502(e)(1)(B) of the Bankruptcy Code, then to the extent that such Claim is contingent as of the time of allowance or disallowance, such Claim shall be forever disallowed and expunged notwithstanding section 502(j) of the Bankruptcy Code, unless prior to the Confirmation Date: (1) such Claim has been adjudicated as non-contingent or (2) the relevant Holder of a Claim has Filed a non-contingent Proof of Claim on account of such Claim and a Final Order has been entered prior to the Confirmation Date determining such Claim as no longer contingent.

XVI.	CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF THE PLAN.

A.	Conditions Precedent to the Effective Date.

It shall be a condition to the Effective Date of the Plan that the following conditions shall have been satisfied or waived pursuant to the provisions of Article X.B of the Plan:

1.	the RSA shall not have been validly terminated by the parties thereto and shall remain in full force and effect;

2.	there shall not have been instituted or threatened or be pending any action, proceeding, application, claim, counterclaim or investigation (whether formal or informal) (or there shall not have been any material adverse development to any action, application, claim, counterclaim or proceeding currently instituted, threatened or pending) before or by any court, governmental, regulatory or administrative agency or instrumentality, domestic or foreign, or by any other person, domestic or foreign, in connection with the Restructuring Transactions that, in the reasonable judgment of the Debtors and the Required Consenting Term Loan Lenders would prohibit, prevent, or restrict consummation of the Restructuring Transactions;

3.	an order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall not have been enacted, entered, issued, promulgated, enforced or deemed applicable by any court or governmental, regulatory or administrative agency or instrumentality, domestic or foreign, that, in the reasonable judgment of the Debtors and the Required Consenting Term Loan Lenders, would prohibit, prevent, or restrict consummation of the Restructuring Transactions;

4.	each document or agreement constituting the Definitive Documents shall have been executed and/or effectuated;

5.	to the extent invoiced, the payment of all reasonable and documented fees and expenses of the Debtors’ professionals (solely if payment of such fees and expenses have been authorized by the Bankruptcy Court, including under the DIP Order) and the Required Consenting Term Loan Advisors’ professionals related to the implementation of the Restructuring Transactions and not previously paid by the Debtors;

6.	all professional fees and expenses of retained professionals required to be approved by the Bankruptcy Court, including the Restructuring Expenses, shall have been paid in full or amounts sufficient to pay such fees and expenses after the Effective Date have been placed in the professional fee escrow account;

7.	the Bankruptcy Court shall have entered the Confirmation Order and such order shall not have been reversed, stayed, modified, dismissed, vacated, or reconsidered;

8.	if the Recapitalization Transaction occurs:

a.	the New Common Stock shall have been issued by Reorganized Vertex; and

b.	the Reorganized Debtors shall have entered into the Exit Intermediation Facility and all conditions precedent to consummation of the Exit Intermediation Facility shall have been waived or satisfied in accordance with their terms thereof and the closing of the Exit Intermediation Facility documents shall have occurred.

9.	if the Asset Sale Occurs:

a.	consummation of the Asset Sale shall have occurred and the Wind Down Reserve shall have been fully funded in Cash.

B.	Waiver of Conditions.

The conditions to Confirmation and Consummation set forth in this Article XVI may be waived by the Debtors only with the prior written consent of the DIP Lenders, without notice, leave, or order of the Bankruptcy Court or any formal action other than proceedings to confirm or consummate the Plan.

C.	Effect of Failure of Conditions.

If Consummation does not occur, the Plan shall be null and void in all respects and nothing contained in the Plan or the Disclosure Statement shall: (a) constitute a waiver or release of any Claims by the Debtors, Claims, or Interests; (b) prejudice in any manner the rights of the Debtors, any Holders of Claims or Interests, or any other Entity; or (c) constitute an admission, acknowledgment, offer, or undertaking by the Debtors, any Holders of Claims or Interests, or any other Entity.

D.	Substantial Consummation.

“Substantial Consummation” of the Plan, as defined in 11 U.S.C. § 1101(2), shall be deemed to occur on the Effective Date.

XVII.	MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN.

A.	Modification and Amendments.

Except as otherwise specifically provided in the Plan and consistent with the approval rights set forth in the RSA, the Debtors reserve the right to modify the Plan, whether such modification is material or immaterial, and seek Confirmation consistent with the Bankruptcy Code and, as appropriate, not resolicit votes on such modified Plan. Subject to those restrictions on modifications set forth in the Plan and the RSA, and the requirements of section 1127 of the Bankruptcy Code, Rule 3019 of the Federal Rules of Bankruptcy Procedure, and, to the extent applicable, sections 1122, 1123, and 1125 of the Bankruptcy Code, each of the Debtors expressly reserves its respective rights to revoke or withdraw, or, to alter, amend, or modify the Plan with respect to such Debtor, one or more times, after Confirmation, and, to the extent necessary may initiate proceedings in the Bankruptcy Court to so alter, amend, or modify the Plan, or remedy any defect or omission, or reconcile any inconsistencies in the Plan, the Disclosure Statement, or the Confirmation Order, in such matters as may be necessary to carry out the purposes and intent of the Plan.

B.	Effect of Confirmation on Modifications.

Entry of the Confirmation Order shall mean that all modifications or amendments to the Plan since the solicitation thereof are approved pursuant to section 1127(a) of the Bankruptcy Code and do not require additional disclosure or resolicitation under Bankruptcy Rule 3019.

C.	Revocation or Withdrawal of Plan.

The Debtors reserve the right to revoke or withdraw the Plan prior to the Confirmation Date and to File subsequent plans of reorganization. If the Debtors revoke or withdraw the Plan, or if Confirmation or Consummation does not occur, then: (1) the Plan shall be null and void in all respects; (2) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain of any Claim or Interest or Class of Claims or Interests), assumption or rejection of Executory Contracts or Unexpired Leases effected under the Plan, and any document or agreement executed pursuant to the Plan, shall be deemed null and void; and (3) nothing contained in the Plan shall: (a) constitute a waiver or release of any Claims or Interests; (b) prejudice in any manner the rights of such Debtor or any other Entity; or (c) constitute an admission, acknowledgement, offer, or undertaking of any sort by such Debtor or any other Entity.

XVIII.	RISK FACTORS

Holders of Claims or Interests should read and consider carefully the risk factors set forth below before voting to accept or reject the Plan. Although there are many risk factors discussed below, these factors should not be regarded as constituting the only risks present in connection with the Debtors’ businesses or the Plan and its implementation.

A.	Bankruptcy Law Considerations.

The occurrence or non-occurrence of any or all of the following contingencies, and any others, could affect distributions available to Holders of Allowed Claims under the Plan but will not necessarily affect the validity of the vote of the Impaired Classes to accept or reject the Plan or require a re-solicitation of the votes of Holders of Claims or Interests in such Impaired Classes.

1.	The Debtors Will Consider All Available Restructuring Alternatives if the Restructuring Transactions are Not Implemented, and Such Alternatives May Result in Lower Recoveries for Holders of Claims Against and Interests in the Debtors.

If the Restructuring Transactions are not implemented, the Debtors will consider all available restructuring alternatives, including filing an alternative chapter 11 plan, converting to a chapter 7 plan, and any other transaction that could maximize the value of the Debtors’ estates. The terms of any alternative restructuring proposal may be less favorable to Holders of Claims against and Interests in the Debtors than the terms of the Plan as described in this Disclosure Statement.

Any material delay in the confirmation of the Plan, the Chapter 11 Cases, or the threat of rejection of the Plan by the Bankruptcy Court, could add substantial expense and uncertainty to the process.

The uncertainty surrounding a prolonged restructuring could have other adverse effects on the Debtors. For example, it could adversely affect:

●	the Debtors’ ability to raise additional capital;

●	the Debtors’ liquidity;

●	how the Debtors’ business is viewed by regulators, investors, lenders, and credit ratings agencies;

●	the Debtors’ enterprise value; and

●	the Debtors’ business relationship with customers and vendors.

2.	Parties in Interest May Object to the Plan’s Classification of Claims and Interests.

Section 1122 of the Bankruptcy Code provides that a plan may place a claim or an equity interest in a particular class only if such claim or equity interest is substantially similar to the other claims or equity interests in such class. The Debtors believe that the classification of the Claims and Interests under the Plan complies with the requirements set forth in the Bankruptcy Code because the Debtors created Classes of Claims and Interests each encompassing Claims or Interests, as applicable, that are substantially similar to the other Claims or Interests, as applicable, in each such Class. Nevertheless, there can be no assurance that the Bankruptcy Court will reach the same conclusion.

3.	The Conditions Precedent to the Effective Date of the Plan May Not Occur.

As more fully set forth in Article XX of the Plan, the Effective Date of the Plan is subject to a number of conditions precedent. If such conditions precedent are not waived or not met, the Effective Date will not take place. In the event that the Effective Date does not occur, the Debtors may seek Confirmation of a new plan. If the Debtors do not secure sufficient working capital to continue their operations or if the new plan is not confirmed, however, the Debtors may be forced to liquidate their assets.

4.	The Debtors May Fail to Satisfy Vote Requirements.

If votes are received in number and amount sufficient to enable the Bankruptcy Court to confirm the Plan, the Debtors intend to seek, as promptly as practicable thereafter, Confirmation of the Plan. In the event that sufficient votes are not received, the Debtors may need to seek to confirm an alternative chapter 11 plan or transaction, subject to the terms of the Restructuring Support Agreement. There can be no assurance that the terms of any such alternative chapter 11 plan or other transaction could be similar or as favorable to the Holders of Interests and Allowed Claims as those proposed in the Plan. The Debtors do not believe that any such transaction exists or is likely to exist that could be more beneficial to the Estates or Holders of Claims or Interests than the Plan.

5.	The Debtors May Not Be Able to Secure Confirmation of the Plan.

Section 1129 of the Bankruptcy Code sets forth the requirements for confirmation of a chapter 11 plan, and requires, among other things, a finding by the Bankruptcy Court that: (a) such plan “does not unfairly discriminate” and is “fair and equitable” with respect to any non-accepting classes; (b) confirmation of such plan is not likely to be followed by a liquidation or a need for further financial reorganization unless such liquidation or reorganization is contemplated by the plan; and (c) the value of distributions to non-accepting Holders of Allowed Claims or Allowed Interests within a particular class under such plan will not be less than the value of distributions such holders could receive if the debtors were liquidated under chapter 7 of the Bankruptcy Code.

There can be no assurance that the requisite acceptances to confirm the Plan will be received. Even if the requisite acceptances are received, there can be no assurance that the Bankruptcy Court will confirm the Plan. A non- accepting Holder of an Allowed Claim might challenge either the adequacy of this Disclosure Statement or whether the balloting procedures and voting results satisfy the requirements of the Bankruptcy Code or Bankruptcy Rules. Even if the Bankruptcy Court determines that this Disclosure Statement, the balloting procedures, and voting results are appropriate, the Bankruptcy Court could still decline to confirm the Plan if it finds that any of the statutory requirements for Confirmation are not met. If a chapter 11 plan of reorganization is not confirmed by the Bankruptcy Court, it is unclear whether the Debtors will be able to reorganize their business and what, if anything, Holders of Allowed Claims and Allowed Interests against them could ultimately receive. As such, the most likely outcome is that the Debtors could liquidate under chapter 7 of the Bankruptcy Code and/or similar equivalent bankruptcy processes in other jurisdictions.

The Debtors, subject to the terms and conditions of the Plan and the Restructuring Support Agreement, reserve the right to modify the terms and conditions of the Plan as necessary for Confirmation. Any such modifications could result in less favorable treatment of any non-accepting class of Claims or Interests, as well as any class junior to such non-accepting class, than the treatment currently provided in the Plan. Such a less favorable treatment could include a distribution of property with a lesser value than currently provided in the Plan or no distribution whatsoever under the Plan.

6.	Nonconsensual Confirmation.

In the event that any impaired class of claims or interests does not accept a chapter 11 plan, a bankruptcy court may nevertheless confirm a plan at the proponents’ request if at least one impaired class (as defined under section 1124 of the Bankruptcy Code) has accepted the plan (with such acceptance being determined without including the vote of any “insider” in such class), and, as to each impaired class that has not accepted the plan, the bankruptcy court determines that the plan “does not discriminate unfairly” and is “fair and equitable” with respect to the dissenting impaired class(es). The Debtors believe that the Plan satisfies these requirements, and the Debtors may request such nonconsensual Confirmation in accordance with subsection 1129(b) of the Bankruptcy Code. Nevertheless, there can be no assurance that the Bankruptcy Court will reach this conclusion. In addition, the pursuit of nonconsensual Confirmation or Consummation of the Plan may result in, among other things, increased expenses relating to professional compensation.

7.	Even if the Restructuring Transactions are Successful, the Debtors Will Face Continued Risk upon Confirmation.

Even if the Plan is consummated, the Debtors will continue to face a number of risks, including certain risks that are beyond their control, such as further deterioration or other changes in economic conditions, changes in the industry, potential revaluing of their assets due to chapter 11 proceedings, changes in demand for oil and natural gas, and increasing expenses. See Article XVIII.C of this Disclosure Statement, entitled “Risks Related to the Debtors’ and the Post-Effective Date Debtors’ Businesses.” Some of these concerns and effects typically become more acute when a case under the Bankruptcy Code continues for a protracted period without indication of how or when the case may be completed. As a result of these risks and others, there is no guarantee that a chapter 11 plan of reorganization reflecting the Plan will achieve the Debtors’ stated goals.

In addition, at the outset of the Chapter 11 Cases, the Bankruptcy Code provides the Debtors with the exclusive right to propose the Plan and prohibits creditors and others from proposing a plan. The Debtors will have retained the exclusive right to propose the Plan upon filing their Petitions. If the Bankruptcy Court terminates that right, however, or the exclusivity period expires, there could be a material adverse effect on the Debtors’ ability to achieve confirmation of the Plan in order to achieve the Debtors’ stated goals.

Furthermore, even if the Debtors’ debts are reduced and/or discharged through the Plan, the Debtors may need to raise additional funds through public or private debt or equity financing or other various means to fund the Debtors’ businesses after the completion of the proceedings related to the Chapter 11 Cases. Adequate funds may not be available when needed or may not be available on favorable terms.

8.	There is a Risk of Termination of the Restructuring Support Agreement.

To the extent that events giving rise to termination of the Restructuring Support Agreement occur, the Restructuring Support Agreement may terminate prior to the Confirmation or Consummation of the Plan, which could result in the loss of support for the Plan by important creditor and other constituencies and could result in, among other things, the loss of financing commitments to consummate the Plan, the loss of access to the DIP Facility, and the loss of access to the Amended Intermediation Facility. Any such loss of support could adversely affect the Debtors’ Chapter 11 Cases and their ability to confirm and consummate the Plan.

9.	The Chapter 11 Cases May Be Converted to Cases under Chapter 7 of the Bankruptcy Code.

If the Bankruptcy Court finds that it could be in the best interest of creditors and/or the debtor in a chapter 11 case, the Bankruptcy Court may convert a chapter 11 bankruptcy case to a case under chapter 7 of the Bankruptcy Code. In such event, a chapter 7 trustee could be appointed or elected to liquidate the debtor’s assets for distribution in accordance with the priorities established by the Bankruptcy Code. The Debtors believe that liquidation under chapter 7 could result in significantly smaller distributions being made to creditors than those provided for in a chapter 11 plan because of (a) the likelihood that the assets could have to be sold or otherwise disposed of in a disorderly fashion over a short period of time, rather than reorganizing or selling the business as a going concern at a later time in a controlled manner, (b) additional administrative expenses involved in the appointment of a chapter 7 trustee, and (c) additional expenses and Claims, some of which could be entitled to priority, that could be generated during the liquidation, including Claims resulting from the rejection of Unexpired Leases and other Executory Contracts in connection with cessation of operations.

10.	The Debtors May Object to the Amount or Classification of a Claim or Interest.

Except as otherwise provided in the Plan, the Debtors reserve the right to object to the amount or classification of any Claim or Interest under the Plan, subject to the terms of the Restructuring Support Agreement. The estimates set forth in this Disclosure Statement cannot be relied upon by any Holder of a Claim or Interest where such Claim is subject to an objection. Any Holder of a Claim or Interest that is subject to an objection thus may not receive its expected share of the estimated distributions described in this Disclosure Statement.

11.	Risk of Non-Occurrence of the Effective Date.

Although the Debtors believe that the Effective Date may occur quickly after the Confirmation Date, there can be no assurance as to such timing or as to whether the Effective Date will, in fact, occur.

12.	One or More of the Chapter 11 Cases May be Dismissed.

If the Bankruptcy Court finds that the Debtors have incurred substantial or continuing loss or diminution to the estate and lack of a reasonable likelihood of rehabilitation of the Debtors or the ability to effectuate substantial consummation of a confirmed plan or otherwise determines that cause exists, the Bankruptcy Court may dismiss one or more of the Chapter 11 Cases. In such event, the Debtors would be unable to confirm the Plan with respect to the applicable Debtor or Debtors, which may ultimately result in significantly smaller distributions to creditors than those provided for in the Plan.

13.	Risk of Non-Occurrence of the Effective Date.

Although the Debtors believe that the Effective Date may occur quickly after the Confirmation Date, there can be no assurance as to such timing or as to whether the Effective Date will, in fact, occur.

14.	Contingencies Could Affect Votes of Impaired Classes to Accept or Reject the Plan.

The distributions available to Holders of Allowed Claims under the Plan can be affected by a variety of contingencies, including, without limitation, whether the Bankruptcy Court orders certain Allowed Claims to be subordinated to other Allowed Claims. The occurrence of any and all such contingencies, which could affect distributions available to Holders of Allowed Claims under the Plan, will not affect the validity of the vote taken by the Impaired Classes to accept or reject the Plan or require any sort of revote by the Voting Classes.

The estimated Claims and creditor recoveries set forth in this Disclosure Statement are based on various assumptions, and the actual Allowed amounts of Claims may significantly differ from the estimates. Should one or more of the underlying assumptions ultimately prove to be incorrect, the actual Allowed amounts of Claims may vary from the estimated Claims contained in this Disclosure Statement. Moreover, the Debtors cannot determine with any certainty at this time, the number or amount of Claims that will ultimately be Allowed. Such differences may materially and adversely affect, among other things, the percentage recoveries to Holders of Allowed Claims under the Plan.

15.	Releases, Injunctions, and Exculpations Provisions May Not Be Approved.

Article E.4 of the Plan provides for certain releases, injunctions, and exculpations, including a release of liens and third-party releases that may otherwise be asserted against the Debtors, Post-Effective Date Debtors, or Released Parties, as applicable. The releases, injunctions, and exculpations provided in the Plan are subject to objection by parties in interest and may not be approved. If the releases are not approved, certain Released Parties may withdraw their support for the Plan.

The releases provided to the Released Parties and the exculpation provided to the Exculpated Parties are necessary to the success of the Debtors’ reorganization because the Released Parties and Exculpated Parties have made significant contributions to the Debtors’ reorganization efforts and have agreed to make further contributions, but only if they receive the full benefit of the Plan’s release and exculpation provisions. The Plan’s release and exculpation provisions are an inextricable component of the Plan and the significant deleveraging and financial benefits that they embody.

B.	Risks Related to Recoveries Under the Plan.

1.	Certain Significant Holders of Shares of New Common Stock May Have Substantial Influence Over the Post-Effective Date Debtors Following the Effective Date.

Assuming that the Effective Date occurs, Holders of Claims and Interests who receive distributions representing a substantial percentage of the outstanding shares of the New Common Stock may be in a position to influence the business and affairs of the Reorganized Debtors and matters requiring approval from the Holders of shares of New Common Stock, including, among other things, the election of directors and the approval of a change of control of the Reorganized Debtors. The Holders may have interests that differ from those of the other holders of shares of New Common Stock and may vote in a manner adverse to the interests of other holders of shares of New Common Stock. This concentration of ownership may facilitate or may delay, prevent, or deter a change of control of the Reorganized Debtors and consequently impact the value of the shares of New Common Stock. Such actions by Holders of a significant number of shares of New Common Stock may have a material adverse impact on the Reorganized Debtors’ business, financial condition, and operating results.

2.	Estimated Valuations of the New Common Stock and Estimated Recoveries to Holders of Allowed Claims and Interests Are Not Intended to Represent Potential Market Values.

The Debtors’ estimated recoveries to Holders of Allowed Claims and Interests are not intended to represent the market value of the Debtors’ securities. The estimated recoveries are based on numerous assumptions (the realization of many of which will be beyond the control of the Debtors), including: (a) the successful reorganization of the Debtors via the Restructuring; (b) an assumed date for the occurrence of the Effective Date; (c) the Debtors’ ability to maintain adequate liquidity to fund operations; (d) the assumption that capital and equity markets remain consistent with current conditions; and (e) the Debtors’ ability to maintain critical existing customer relationships, including customer relationships with key customers.

3.	The New Common Stock is Subject to Dilution.

The ownership percentage represented by the New Common Stock distributed on the Effective Date under the Plan will be subject to dilution from the New Common Stock issued in connection with the conversion of any other options, warrants, convertible securities, exercisable securities, or other securities that may be issued post- emergence. In particular, the Plan provides for potential issuance of New Common Stock pursuant to the Management Incentive Plan, which will permit recipients under such plan to acquire shares of New Common Stock. Issuance of New Common Stock pursuant to the Management Incentive Plan would have a dilutive effect on the New Common Stock issued pursuant to the Plan. In addition, the Reorganized Debtors could issue shares or obtain additional equity financing in the future similar to other companies, which could adversely affect the value of the New Common Stock issuable upon such conversion. The amount and dilutive effect of any of the foregoing could be material.

4.	The Shares of New Common Stock are an Equity Interest and Therefore Subordinated to the Indebtedness of the Reorganized Debtors.

In any liquidation, dissolution, or winding up of the Reorganized Debtors, the New Common Stock would rank junior to all debt claims against the Reorganized Debtors. As a result, holders of shares of New Common Stock will not be entitled to receive any payment or other distribution of assets upon the liquidation, dissolution, or winding up of the Reorganized Debtors until after all of their obligations to their debt holders have been satisfied.

5.	The Post-Effective Date Debtors May Not Be Able to Achieve Their Projected Financial Results.

The Post-Effective Date Debtors may not be able to achieve their projected financial results. The Financial Projections represent the Debtors’ management teams’ best estimate of the Debtors’ future financial performance, which is necessarily based on certain assumptions regarding the anticipated future performance of the Post-Effective Date Debtors’ operations, as well as the United States and world economies in general, and the industry segments in which the Debtors operate in particular. While the Debtors believe that the Financial Projections are reasonable, there can be no assurance that they will be realized. If the Debtors do not achieve their projected financial results, the value of the New Common Stock may be negatively affected and the Debtors may lack sufficient liquidity to continue operating as planned after the Effective Date. Moreover, the financial condition and results of operations of the Post- Effective Date Debtors from and after the Effective Date may not be comparable to the financial condition or results of operations reflected in the Debtors’ historical financial statements.

6.	A Decline in the Post-Effective Date Debtors’ Credit Ratings Could Negatively Affect the Debtors’ Ability to Refinance Their Debt.

The Debtors’ or the Post-Effective Date Debtors’ credit ratings could be lowered, suspended, or withdrawn entirely, at any time, by the rating agencies, if, in each rating agency’s judgment, circumstances warrant, including as a result of exposure to the credit risk and the business and financial condition of the Debtors or the Post-Effective Date Debtors, as applicable. Downgrades in the Post-Effective Date Debtors’ long-term debt ratings may make it more difficult to refinance their debt and increase the cost of any debt that they may incur in the future.

7.	Certain Tax Implications of the Plan.

Holders of Allowed Claims should carefully review Article XXI of this Disclosure Statement, entitled “Certain U.S. Federal Income Tax Consequences of the Plan,” to determine how the tax implications of the Plan and the Chapter 11 Cases may adversely affect the Post-Effective Date Debtors and Holders of certain Claims.

8.	The Debtors May Not Be Able to Accurately Report Their Financial Results.

The Debtors have established internal controls over financial reporting. However, internal controls over financial reporting may not prevent or detect misstatements or omissions in the Debtors’ financial statements because of their inherent limitations, including the possibility of human error, and the circumvention or overriding of controls or fraud. Therefore, even effective internal controls can provide only reasonable assurance with respect to the preparation and fair presentation of financial statements. If the Debtors fail to maintain the adequacy of their internal controls, the Debtors may be unable to provide financial information in a timely and reliable manner within the time periods required for the Debtors’ financial reporting under SEC rules and regulations and the terms of the agreements governing the Debtors’ indebtedness. Any such difficulties or failure could materially adversely affect the Debtors’ business, results of operations, and financial condition. Further, the Debtors may discover other internal control deficiencies in the future and/or fail to adequately correct previously identified control deficiencies, which could materially adversely affect the Debtors’ businesses, results of operations, and financial condition.

C.	Risks Related to the Debtors’ and the Post-Effective Date Debtors’ Businesses.

1.	The Post-Effective Date Debtors May Not Be Able to Generate Sufficient Cash to Service All of Their Indebtedness.

The Post-Effective Date Debtors’ ability to make scheduled payments on, or refinance their debt obligations, depends on the Post-Effective Date Debtors’ financial condition and operating performance, which are subject to prevailing economic, industry, and competitive conditions and to certain financial, business, legislative, regulatory, and other factors beyond the Post-Effective Date Debtors’ control. The Post-Effective Date Debtors may be unable to maintain a level of cash flow from operating activities sufficient to permit the Post-Effective Date Debtors to pay the principal, premium, if any, and interest on their indebtedness, including, without limitation, potential borrowings under a potential Exit Intermediation Facility upon emergence.

2.	The Debtors Will Be Subject to the Risks and Uncertainties Associated with the Chapter 11 Cases.

For the duration of the Chapter 11 Cases, the Debtors’ ability to operate, develop, and execute a business plan, and continue as a going concern, will be subject to the risks and uncertainties associated with bankruptcy. These risks include the following: the (a) ability to develop, confirm, and consummate the Restructuring Transactions specified in the Plan; (b) ability to obtain Bankruptcy Court approval with respect to motions filed in the Chapter 11 Cases from time to time; (c) ability to maintain relationships with suppliers, vendors, service providers, customers, employees, and other third parties; (d) ability to maintain contracts that are critical to the Debtors’ operations; (e) ability of third parties to seek and obtain Bankruptcy Court approval to terminate contracts and other agreements with the Debtors; (f) ability of third parties to seek and obtain Bankruptcy Court approval to terminate or shorten the exclusivity period for the Debtors to propose and confirm a chapter 11 plan, to appoint a chapter 11 trustee, or to convert the Chapter 11 Cases to chapter 7 proceedings; and (g) actions and decisions of the Debtors’ creditors and other third parties who have interests in the Chapter 11 Cases that may be inconsistent with the Debtors’ plans.

These risks and uncertainties could affect the Debtors’ businesses and operations in various ways. For example, negative events associated with the Chapter 11 Cases could adversely affect the Debtors’ relationships with suppliers, service providers, customers, employees, and other third parties, which in turn could adversely affect the Debtors’ operations and financial condition. Also, the Debtors will need the prior approval of the Bankruptcy Court for transactions outside the ordinary course of business, which may limit the Debtors’ ability to respond timely to certain events or take advantage of certain opportunities. Because of the risks and uncertainties associated with the Chapter 11 Cases, the Debtors cannot accurately predict or quantify the ultimate impact of events that occur during the Chapter 11 Cases that may be inconsistent with the Debtors’ plans.

3.	Operating in Bankruptcy for a Long Period of Time May Harm the Debtors’ Businesses.

The Debtors’ future results will depend upon the successful confirmation and implementation of a plan of reorganization. A long period of operations under Bankruptcy Court protection could have a material adverse effect on the Debtors’ businesses, financial condition, results of operations, and liquidity. So long as the proceedings related to the Chapter 11 Cases continue, senior management will be required to spend a significant amount of time and effort dealing with the reorganization instead of focusing exclusively on business operations. A prolonged period of operating under Bankruptcy Court protection also may make it more difficult to retain management and other key personnel necessary to the success and growth of the Debtors’ businesses. In addition, the longer the proceedings related to the Chapter 11 Cases continue, the more likely it is that customers and suppliers will lose confidence in the Debtors’ ability to reorganize their businesses successfully and will seek to establish alternative commercial relationships.

So long as the proceedings related to the Chapter 11 Cases continue, the Debtors will be required to incur substantial costs for professional fees and other expenses associated with the administration of the Chapter 11 Cases. The chapter 11 proceedings also require the Debtors to seek debtor-in-possession financing to fund operations. If the Debtors are unable to obtain interim or final approval of such financing on favorable terms or at all, or if the Debtors are unable to fully draw on the availability under the DIP Facility, the chances of successfully reorganizing the Debtors’ businesses may be seriously jeopardized, the likelihood that the Debtors will instead be required to liquidate or sell their assets may be increased, and, as a result, creditor recoveries may be significantly impaired.

Furthermore, the Debtors cannot predict the ultimate amount of all settlement terms for the liabilities that will be subject to a plan of reorganization. Even after a plan of reorganization is approved and implemented, the Post- Effective Date Debtors’ operating results may be adversely affected by the possible reluctance of prospective lenders and other counterparties to do business with a company that recently emerged from bankruptcy protection.

4.	Financial Results May Be Volatile and May Not Reflect Historical Trends.

The Financial Projections attached hereto as Exhibit C are based on assumptions that are an integral part of the projections, including Confirmation and Consummation of the Plan in accordance with its terms, the anticipated future performance of the Debtors, industry performance, general business and economic conditions, and other matters, many of which are beyond the control of the Debtors and some or all of which may not materialize. In addition, unanticipated events and circumstances occurring after the date hereof may affect the actual financial results of the Debtors’ operations. These variations may be material and may adversely affect the value of the New Common Stock and the ability of the Debtors to make payments with respect to their indebtedness. Because the actual results achieved may vary from projected results, perhaps significantly, the Financial Projections should not be relied upon as a guarantee or other assurance of the actual results that will occur.

Further, during the Chapter 11 Cases, the Debtors expect that their financial results will continue to be volatile as restructuring activities and expenses, contract terminations and rejections, and/or claims assessments significantly impact the Debtors’ consolidated financial statements. As a result, the Debtors’ historical financial performance likely will not be indicative of their financial performance after the Petition Date.

In addition, if the Debtors emerge from chapter 11, the amounts reported in subsequent consolidated financial statements may materially change relative to historical consolidated financial statements, including as a result of revisions to the Debtors’ operating plans pursuant to a plan of reorganization. The Debtors also may be required to adopt “fresh start” accounting in accordance with Accounting Standards Codification 852 in which case their assets and liabilities will be recorded at fair value as of the fresh start reporting date, which may differ materially from the recorded values of assets and liabilities on the Debtors’ consolidated balance sheets. The Debtors’ financial results after the application of fresh start accounting also may be different from historical trends.

5.	The Debtors’ Substantial Liquidity Needs May Impact Revenue.

The Debtors operate in a capital-intensive industry. If the Debtors’ cash flow from operations remains depressed or decreases as a result of low commodity prices, decreased E&P sector capital expenditures, or otherwise, the Debtors may not have the ability to expend the capital necessary to improve or maintain their current operations, resulting in decreased revenues over time.

The Debtors face uncertainty regarding the adequacy of their liquidity and capital resources. In addition to the cash necessary to fund ongoing operations, the Debtors have incurred significant professional fees and other costs in connection with preparing for the Chapter 11 Cases and expect to continue to incur significant professional fees and costs throughout the Chapter 11 Cases. The Debtors cannot guarantee that cash on hand, cash flow from operations, and cash provided by the DIP Facility will be sufficient to continue to fund their operations and allow the Debtors to satisfy obligations related to the Chapter 11 Cases until the Debtors are able to emerge from bankruptcy protection.

The Debtors’ liquidity, including the ability to meet ongoing operational obligations, will be dependent upon, among other things: (a) their ability to comply with the terms and condition of any debtor-in-possession financing and/or cash collateral order entered by the Bankruptcy Court in connection with the Chapter 11 Cases; (b) their ability to maintain adequate cash on hand; (c) their ability to develop, confirm, and consummate a chapter 11 plan or other alternative restructuring transaction; and (d) the cost, duration, and outcome of the Chapter 11 Cases. The Debtors’ ability to maintain adequate liquidity depends, in part, upon industry conditions and general economic, financial, competitive, regulatory, and other factors beyond the Debtors’ control. In the event that cash on hand, cash flow from operations, and cash provided under the DIP Facility and the Postpetition Intermediation Facility are not sufficient to meet the Debtors’ liquidity needs, the Debtors may be required to seek additional financing. The Debtors can provide no assurance that additional financing could be available or, if available, offered to the Debtors on acceptable terms. The Debtors’ access to additional financing is, and for the foreseeable future likely will continue to be, extremely limited if it is available at all. The Debtors’ long-term liquidity requirements and the adequacy of their capital resources are difficult to predict at this time.

6.	Oil and Natural Gas Prices Are Volatile, and Continued Low Oil or Natural Gas Prices Could Materially Adversely Affect the Debtors’ Businesses, Results of Operations, and Financial Condition.

The Debtors’ revenues, profitability and the value of the Debtors’ properties substantially depend on prevailing oil and natural gas prices. In short, the Debtors face a high level of exposure to oil and natural gas price swings. Oil and natural gas are commodities, and therefore, their prices are subject to wide fluctuations in response to changes in supply and demand and are subject to both short- and long-term cyclical trends. Oil and natural gas prices historically have been volatile and are likely to continue to be volatile in the future, especially given current economic and geopolitical conditions. The prices for oil and natural gas are subject to a variety of factors beyond the Debtors’ control, such as:

●	the current uncertainty in the global economy;

●	changes in global supply and demand for oil and natural gas;

●	the condition of the United States and global economies;

●	the actions of certain foreign countries;

●	the price and quantity of imports of foreign oil and natural gas;

●	political conditions, including embargoes, war, or civil unrest in or affecting other oil producing activities of certain countries;

●	the level of global oil and natural gas exploration and production activity;

●	the level of global oil and natural gas inventories;

●	production or pricing decisions made by OPEC;

●	weather conditions;

●	technological advances affecting energy consumption; and

●	the price and availability of alternative fuels.

Continued volatility or weakness in oil and natural gas prices (or the perception that oil and natural gas prices will remain depressed) generally leads to decreased upstream spending, which in turn negatively affects demand for the Debtors’ services. A sustained decline in oil or natural gas prices may materially and adversely affect the Debtors’ future business, financial condition, results of operations, liquidity or ability to finance planned capital expenditures. As a result, if there is a further decline or sustained depression in commodity prices, the Debtors may, among other things, be unable to maintain or increase their borrowing capacity, meet their debt obligations or other financial commitments, or obtain additional capital, all of which could materially adversely affect the Debtors’ businesses, results of operations, and financial condition.

7.	Disruption of Refining’s Ability to Obtain an Adequate Supply of Crude Oil Could Reduce the Debtors’ Liquidity and Increase Their Costs.

All of the Debtors’ crude oil requirements are sourced and purchased through the Intermediation Facility. The amount of crude oil purchased by the Debtors, and costs associated therewith, is dependent on market and operating conditions and will vary from month to month. The Debtors are subject to the political, geographic, and economic risks attendant to doing business with suppliers. Disruption of production in or transportation of crude oil for an extended period for any reason could have a material impact on the Debtors’ financial condition, results of operations, and cash flows. In the event that the Debtors’ traditional source of crude oil supply becomes unavailable, the Debtors may not be able to replace it or may be able to do so only at a significantly higher price. In either case, the Debtors’ refining margins could be lower, which could adversely affect their financial condition, results of operations, and cash flows.

8.	Volatility in the Secondary RIN Market.

To the extent the Debtors’ are unable to blend the required number of biofuels to satisfy their obligations, the Debtors must purchase RINs on the open market to avoid penalties and fines. The cost of RINs is highly volatile and the Debtors may not be able to purchase the RINs they need to remain in compliance with applicable law.

9.	The Debtors’ Commodity Price Risk Management Activities May Limit the Benefit the Debtors Would Receive From Increases in Commodity Prices and Involve Risk that the Debtors’ Counterparties may be Unable to Satisfy their Obligations to the Debtors.

To limit their exposure to fluctuations in commodity prices, the Debtors utilize common crack spread practices to track the directional profitability of certain refining configurations. Similarly, the Debtors also hedge the value of the refined products held in inventory against fluctuations in market prices. Given that the fair value of the derivative instruments can fluctuate significantly between periods, the Debtors may choose not to enter into derivatives if the pricing environment for certain time periods is not deemed to be favorable. The hedging transactions expose the Debtors to the risk that their contract counterparties may be unable to satisfy their obligations to them. During periods of declining commodity prices, the value of the Debtors’ commodity derivative asset positions increase, which increases the Debtors’ counterparty exposure. Although many of the counterparties to the hedging arrangements are required to secure their obligations to the Debtors under certain scenarios, if any of the Debtors’ counterparties were to default on their obligations to the Debtors under the derivative contracts or seek bankruptcy protection, it could have an adverse effect on the Debtors’ ability to fund their planned activities and could result in a larger percentage of their future cash flows being exposed to commodity price changes.

10.	The Debtors’ Business is Subject to Complex Laws and Regulations That Can Adversely Affect the Cost, Manner, or Feasibility of Doing Business.

The Debtors’ operations are subject to extensive federal, state, and local laws and regulations, including complex environmental laws and occupational health and safety laws. The Debtors may be required to make large expenditures to comply with such regulations. Failure to comply with these laws and regulations may result in the suspension or termination of operations and subject the Debtors to administrative, civil and criminal penalties. The Debtors’ operations create the risk of environmental liabilities to the government or third parties for any unlawful discharge of oil, gas or other pollutants into the air, soil or water. In the event of environmental violations, the Post- Effective Date Debtors may be charged with remedial costs and land owners may file claims for alternative water supplies, property damage or bodily injury. Laws and regulations protecting the environment have become more stringent in recent years, and may, in some circumstances, result in liability for environmental damage regardless of negligence or fault. In addition, pollution and similar environmental risks generally are not fully insurable. These liabilities and costs could have a material adverse effect on the business, financial condition, results of operations and cash flows of the Post-Effective Date Debtors.

11.	The Post-Effective Date Debtors May Be Adversely Affected by Potential Litigation, Including Litigation Arising Out of the Chapter 11 Cases.

In the future, the Post-Effective Date Debtors may become parties to litigation. In general, litigation can be expensive and time consuming to bring or defend against. Such litigation could result in settlements or damages that could significantly affect the Post-Effective Date Debtors’ financial results. It is also possible that certain parties will commence litigation with respect to the treatment of their Claims or Interests under the Plan. It is not possible to predict the potential litigation that the Post-Effective Date Debtors may become party to, nor the final resolution of such litigation. The impact of any such litigation on the Post-Effective Date Debtors’ businesses and financial stability, however, could be material.

With certain exceptions, the filing of the Chapter 11 Cases operates as a stay with respect to the commencement or continuation of litigation against the Debtors that was or could have been commenced before the commencement of the Chapter 11 Cases. In addition, the Debtors’ liability with respect to litigation stayed by the commencement of the Chapter 11 Cases generally is subject to discharge, settlement, and release upon confirmation of a plan under chapter 11, with certain exceptions. Therefore, certain litigation claims against the Debtors may be subject to discharge in connection with the Chapter 11 Cases.

12.	The Loss of Key Personnel Could Adversely Affect the Debtors’ Operations.

The Debtors’ operations are dependent on a relatively small group of key management personnel and a highly-skilled employee base. The Debtors’ recent liquidity issues and the Chapter 11 Cases have created distractions and uncertainty for key management personnel and employees. As a result, the Debtors may experience increased levels of employee attrition. In addition, a loss of key personnel or material erosion of employee morale could have a material adverse effect on the Debtors’ ability to meet expectations, thereby adversely affecting the Debtors’ businesses and the results of operations.

At times of low unemployment rates of skilled laborers in the management expertise areas the Debtors may require, it can be difficult for the Debtors to find qualified and affordable personnel. The Debtors may be unable to hire and retain a sufficient skilled labor force necessary to support the Debtors’ operating requirements and growth strategy. The Debtors’ labor expenses may increase as a result of a shortage in the supply of skilled personnel. Additionally, the Debtors may also be forced to incur significant training expenses if they are unable to hire employes with requisite skill. Accordingly, labor shortages or increased labor or training costs could materially adversely affect the Debtors’ business, financial condition, or results of operations.

13.	The Debtors’ Business Depends on Their Ability to Keep Pace with Rapid Technological Changes That Impact Their Industry, and Ability to Grow and Retain the Debtors’ Customer Base.

The Debtors operate in a complex and constantly shifting industry characterized by swift, and sometimes disruptive, technological developments, evolving industry standards, and changes in regulatory requirements. Changes in technology, standards, and regulatory requirements in the Debtors’ businesses continue to occur at unpredictable intervals, and the Debtors may not be able to respond adequately. The impact of these changes may be magnified by the intense competition in the Debtors’ industry. If the Debtors are unable to successfully update and integrate their offerings to adapt to these changes, or if the Debtors do not successfully develop new capabilities needed by their customers to keep pace with these changes, the Debtors’ business and financial results may suffer.

The Debtors’ ability to keep up with technology and business changes is subject to a number of risks, and the Debtors may find it difficult or costly to, among other things: (a) keep pace with competitor advances; (b) update the Debtors’ products and services to stay current with business, regulatory, and other developments in the industries where the Debtors’ customers operate; and (c) update the Debtors’ product offerings to keep pace with customer needs.

14.	The Debtors May Fail to Retain or Attract Customers, Which Could Adversely Affect the Debtors’ Business and Financial Results.

The Debtors’ future revenue is dependent in large part upon their global profile, drawing new customers, and maintaining their existing commercial relationships with the Intermediation Counterparty and/or Shell. A variety of factors could affect the Debtors’ ability to successfully retain and attract customers, including the level of demand for their products and services, the level of customer spending for the Debtors’ physical locations and online presence, the quality of the Debtors’ customer service, and the Debtors’ ability to update their products and develop new products and services needed by customers. Further, the industry in which the Debtors operate is highly competitive and the Debtors may not be able to compete effectively.

D.	Risks Related to the Offer and Issuance of Securities Under the Plan.

1.	The Debtors Do Not Intend to Register the Offer or Sale of New Common Stock and Certain Holders of New Common Stock May Be Restricted in Their Ability to Transfer or Sell Their Securities.

The New Common Stock will not be registered under the Securities Act or any state securities laws and, subject to the discussion below and the discussion in Article VIII of this Disclosure Statement entitled “Certain Securities Laws Matters,” unless so registered, may not be re-offered or re-sold except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. In addition, the Reorganized Debtors do not expect to be subject to the reporting requirements promulgated under U.S. federal securities Law, and Holders of the New Common Stock will not be entitled to any information except as expressly required in the applicable New Organizational Documents.

If shares of the New Common Stock issued under the Plan are issued pursuant to section 1145(a)(1) of the Bankruptcy Code, such Securities may be resold by the Holders thereof without registration under the Securities Act unless the Holder is an “underwriter,” as defined in section 1145(b) of the Bankruptcy Code with respect to such securities; provided, however, shares of such securities will not be freely tradeable if, at the time of transfer, the Holder is an “affiliate” of the Reorganized Debtors as defined in Rule 144(a)(1) under the Securities Act or had been such an “affiliate” within 90 days of such transfer. Such affiliate Holders would only be permitted to sell such securities without registration if they are able to comply with an applicable exemption from registration, including Rule 144 under the Securities Act. Resales by Holders of Claims who receive New Common Stock pursuant to the Plan that are deemed to be “underwriters” would not be exempted by section 1145 of the Bankruptcy Code from registration under the Securities Act or applicable law. Such Holders would only be permitted to sell such securities without registration if they are able to comply with an applicable exemption from registration, including Rule 144 under the Securities Act.

The New Common Stock underlying the Management Incentive Plan will not be issued in reliance on section 1145 of the Bankruptcy Code. Accordingly, such shares of New Common Stock underlying the Management Incentive Plan will be deemed “restricted securities,” and, as such, subject to the transfer restrictions.

The New Common Stock will not be registered under the Securities Act or any state securities laws, and the Debtors make no representation regarding the right of any holder of New Common Stock to freely resell shares of the New Common Stock. See Article XIII to this Disclosure Statement entitled “Certain Securities Law Matters.”

2.	A Liquid Trading Market for the Shares of New Common Stock May Not Develop.

The Debtors do not expect to list the New Common Stock on a national securities exchange upon Emergence, and even if they make such an application in the future, the Debtors make no assurance that they will be able to obtain such listing or that liquid trading markets for shares of New Common Stock will develop. The liquidity of any market for New Common Stock will depend upon, among other things, the number of holders of shares of New Common Stock, the Debtors’ financial performance, and the market for similar securities, none of which can be determined or predicted. Accordingly, there can be no assurance that an active trading market for the New Common Stock will develop, nor can any assurance be given as to the liquidity or prices at which such securities might be traded. In the event an active trading market does not develop, the ability to transfer or sell New Common Stock may be substantially limited.

In addition, the Reorganized Debtors do not expect to be subject to the reporting requirements of U.S. federal securities law, and Holders of the New Common Stock will not be entitled to any information except as expressly required by the New Organizational Documents. As a result, the information which the Debtors are required to provide in order to issue the New Common Stock may be less than the Debtors would be required to provide if the New Common Stock were registered. Among other things, the Debtors may not be required to provide: (a) selected historical consolidated financial data of Vertex Energy, Inc.; (b) selected quarterly financial data of Vertex Energy, Inc.; (c) certain information about the Debtors’ disclosure controls and procedures and their internal controls over financial reporting; and (d) certain information regarding the Debtors’ executive compensation policies and practices and historical compensation information for their executive officers. This lack of information could impair the ability of a holder of New Common Stock to evaluate such holder’s ownership and impair the marketability of the New Common Stock.

E.	Miscellaneous Risk Factors and Disclaimers.

1.	The Financial Information Is Based on the Debtors’ Books and Records and, Unless Otherwise Stated, No Audit Was Performed.

In preparing this Disclosure Statement, the Debtors relied on financial data derived from their books and records that was available at the time of such preparation. Although the Debtors have used their reasonable business judgment to assure the accuracy of the financial information provided in this Disclosure Statement, and while the Debtors believe that such financial information fairly reflects their financial condition, the Debtors are unable to warrant or represent that the financial information contained in this Disclosure Statement (or any information in any of the exhibits to this Disclosure Statement) is without inaccuracies.

2.	No Legal or Tax Advice is Provided by This Disclosure Statement.

This Disclosure Statement is not legal advice to any person or Entity. The contents of this Disclosure Statement should not be construed as legal, business, or tax advice. Each reader should consult its own legal counsel and accountant with regard to any legal, tax, and other matters concerning its Claim or Interest. This Disclosure Statement may not be relied upon for any purpose other than to determine how to vote to accept or reject the Plan or whether to object to Confirmation.

3.	No Admissions Made.

The information and statements contained in this Disclosure Statement will neither (a) constitute an admission of any fact or liability by any Entity (including the Debtors) nor (b) be deemed evidence of the tax or other legal effects of the Plan on the Debtors, the Post-Effective Date Debtors, Holders of Allowed Claims or Interests, or any other parties in interest.

4.	Failure to Identify Litigation Claims or Projected Objections.

No reliance should be placed on the fact that a particular litigation claim or projected objection to a particular Claim or Cause of Action is, or is not, identified in this Disclosure Statement. The Debtors may seek to investigate, File, and prosecute Claims or Causes of Action and may object to Claims after Confirmation and Consummation of the Plan, irrespective of whether this Disclosure Statement identifies such Claims or objections to Claims.

5.	Information Was Provided by the Debtors and Was Relied Upon by the Debtors’ Advisors.

Counsel to and other advisors retained by the Debtors have relied upon information provided by the Debtors in connection with the preparation of this Disclosure Statement. Although counsel to and other advisors retained by the Debtors have performed certain limited due diligence in connection with the preparation of this Disclosure Statement and the exhibits to the Disclosure Statement, they have not independently verified the information contained in this Disclosure Statement or the information in the exhibits to this Disclosure Statement.

6.	No Representations Outside This Disclosure Statement Are Authorized.

NO REPRESENTATIONS CONCERNING OR RELATING TO THE DEBTORS, THE CHAPTER 11 CASES, OR THE PLAN ARE AUTHORIZED BY THE BANKRUPTCY COURT OR THE BANKRUPTCY CODE, OTHER THAN AS SET FORTH IN THIS DISCLOSURE STATEMENT. ANY REPRESENTATIONS OR INDUCEMENTS MADE TO SECURE VOTING HOLDERS’ ACCEPTANCE OR REJECTION OF THE PLAN THAT ARE OTHER THAN AS CONTAINED IN, OR INCLUDED WITH, THIS DISCLOSURE STATEMENT, SHOULD NOT BE RELIED UPON BY VOTING HOLDERS IN ARRIVING AT THEIR DECISION. VOTING HOLDERS SHOULD PROMPTLY REPORT UNAUTHORIZED REPRESENTATIONS OR INDUCEMENTS TO COUNSEL TO THE DEBTORS AND THE OFFICE OF THE UNITED STATES TRUSTEE FOR THE SOUTHERN DISTRICT OF TEXAS.

XIX.	CONFIRMATION OF THE PLAN

A.	The Confirmation Hearing.

Under section 1128(a) of the Bankruptcy Code, the Bankruptcy Court, after notice, may hold a hearing to confirm a chapter 11 plan. The Confirmation Hearing may, however, be continued or adjourned from time to time without further notice to parties in interest other than an adjournment announced in open court or a notice of adjournment filed with the Bankruptcy Court and served in accordance with the Bankruptcy Rules. Subject to section 1127 of the Bankruptcy Code, the Plan may be modified, if necessary, prior to, during, or as a result of the Confirmation Hearing, without further notice to parties in interest.

Additionally, section 1128(b) of the Bankruptcy Code provides that a party in interest may object to Confirmation. An objection to Confirmation of the Plan must be filed with the Bankruptcy Court and served on the Debtors and certain other parties in interest in accordance with the applicable order of the Bankruptcy Court so that it is actually received on or before the deadline to file such objections as set forth therein.

B.	Requirements for Confirmation of the Plan.

Among the requirements for Confirmation of the Plan pursuant to section 1129 of the Bankruptcy Code are: (1) the Plan is accepted by all Impaired Classes of Claims or Interests, or if rejected by an Impaired Class, the Plan “does not discriminate unfairly” and is “fair and equitable” as to the rejecting Impaired Class; (2) the Plan is feasible; and (3) the Plan is in the “best interests” of Holders of Claims or Interests.

At the Confirmation Hearing, the Bankruptcy Court will determine whether the Plan satisfies all of the requirements of section 1129 of the Bankruptcy Code. The Debtors believe that: (1) the Plan satisfies, or will satisfy, all of the necessary statutory requirements of chapter 11 for plan confirmation; (2) the Debtors have complied, or will have complied, with all of the necessary requirements of chapter 11 for plan confirmation; and (3) the Plan has been proposed in good faith.

C.	Feasibility.

Section 1129(a)(11) of the Bankruptcy Code requires that confirmation of a plan of reorganization is not likely to be followed by the liquidation, or the need for further financial reorganization of the debtor, or any successor to the debtor (unless such liquidation or reorganization is proposed in such plan of reorganization).

To determine whether the Plan meets this feasibility requirement, the Debtors, with the assistance of their advisors, have analyzed their ability to meet their respective obligations under the Plan. As part of this analysis, the Debtors will prepare and file their projected consolidated balance sheet, income statement, and statement of cash flows (the “Financial Projections”) with the Bankruptcy Court. Creditors and other interested parties should review Article XVIII of this Disclosure Statement, entitled “Risk Factors,” for a discussion of certain factors that may affect the future financial performance of the Post-Effective Date Debtors.

D.	Acceptance by Impaired Classes.

The Bankruptcy Code requires, as a condition to confirmation, except as described in the following section, that each class of claims or equity interests impaired under a plan, accept the plan. A class that is not “impaired” under a plan is presumed to have accepted the plan and, therefore, solicitation of acceptances with respect to such a class is not required.21

Section 1126(c) of the Bankruptcy Code defines acceptance of a plan by a class of impaired claims as acceptance by Holders of at least two-thirds in dollar amount and more than one-half in a number of allowed claims in that class, counting only those claims that have actually voted to accept or to reject the plan. Thus, a Class of Claims will have voted to accept the Plan only if two-thirds in amount and a majority in number of the Allowed Claims in such Class that actually vote on the Plan cast their ballots in favor of acceptance.

Section 1126(d) of the Bankruptcy Code defines acceptance of a plan by a class of impaired equity interests as acceptance by Holders of at least two-thirds in amount of allowed interests in that class, counting only those interests that have actually voted to accept or to reject the plan. Thus, a Class of Interests will have voted to accept the Plan only if two-thirds in amount of the Allowed Interests in such Class that actually vote on the Plan cast their ballots in favor of acceptance.

Pursuant to Article VI.E of the Plan, if a Class contains Claims or Interests eligible to vote and no Holders of Claims or Interests eligible to vote in such Class vote to accept or reject the Plan, the Holders of such Claims or Interests in such Class shall be presumed to have accepted the Plan.

[21]	A class of claims is “impaired” within the meaning of section 1124 of the Bankruptcy Code unless the plan (a) leaves unaltered the legal, equitable and contractual rights to which the claim or equity interest entitles the Holder of such claim or equity interest or (b) cures any default, reinstates the original terms of such obligation, compensates the Holder for certain damages or losses, as applicable, and does not otherwise alter the legal, equitable, or contractual rights to which such claim or equity interest entitles the Holder of such claim or equity interest.

E.	Confirmation Without Acceptance by All Impaired Classes.

Section 1129(b) of the Bankruptcy Code allows a bankruptcy court to confirm a plan even if all impaired classes have not accepted it; provided that the plan has been accepted by at least one impaired class. Pursuant to section 1129(b) of the Bankruptcy Code, notwithstanding an impaired class’s rejection or deemed rejection of the plan, the plan will be confirmed, at the plan proponent’s request, in a procedure commonly known as a “cramdown” so long as the plan does not “discriminate unfairly” and is “fair and equitable” with respect to each class of claims or equity interests that is impaired under, and has not accepted, the plan.

If any Impaired Class rejects the Plan, the Debtors reserve the right to seek to confirm the Plan utilizing the “cramdown” provision of section 1129(b) of the Bankruptcy Code. To the extent that any Impaired Class rejects the Plan or is deemed to have rejected the Plan, the Debtors may request Confirmation of the Plan, as it may be modified from time to time, under section 1129(b) of the Bankruptcy Code. The Debtors reserve the right to alter, amend, modify, revoke, or withdraw the Plan or any Plan Supplement document, including the right to amend or modify the Plan or any Plan Supplement document to satisfy the requirements of section 1129(b) of the Bankruptcy Code.

1.	No Unfair Discrimination.

The “unfair discrimination” test applies to classes of claims or interests that are of equal priority and are receiving different treatment under a plan. The test does not require that the treatment be the same or equivalent, but that treatment be “fair.” In general, bankruptcy courts consider whether a plan discriminates unfairly in its treatment of classes of claims or interests of equal rank (e.g., classes of the same legal character). Bankruptcy courts will take into account a number of factors in determining whether a plan discriminates unfairly. A plan could treat two classes of similarly situated creditors differently without unfairly discriminating against either class.

2.	Fair and Equitable Test.

The “fair and equitable” test applies to classes of different priority and status (e.g., secured versus unsecured) and includes the general requirement that no class of claims receive more than 100 percent of the amount of the allowed claims in the class. As to the dissenting class, the test sets different standards depending upon the type of claims or equity interests in the class.

The Debtors submit that if the Debtors “cramdown” the Plan pursuant to section 1129(b) of the Bankruptcy Code, the Plan is structured so that it does not “discriminate unfairly” and satisfies the “fair and equitable” requirement. With respect to the unfair discrimination requirement, all Classes under the Plan are provided treatment that is substantially equivalent to the treatment that is provided to other Classes that have equal rank. With respect to the fair and equitable requirement, no Class under the Plan will receive more than 100 percent of the amount of Allowed Claims or Interests in that Class. The Debtors believe that the Plan and the treatment of all Classes of Claims or Interests under the Plan satisfy the foregoing requirements for nonconsensual Confirmation of the Plan.

F.	Valuation Analysis.

Because the Debtors are conducting a marketing process for the potential Asset Sale, pursuant to which they solicited any and all bids of the Debtors’ equity or assets as a going concern, the Debtors have not conducted a “book-based” valuation analysis. Accordingly, in the event of an Asset Sale, the ultimate recoveries will result from the Debtors’ realization of the highest available valuation of the Debtors’ equity or assets. Further, the Debtors determined that such a valuation satisfies obligations under section 1129 of the Bankruptcy Code and obviates the need for an independent valuation analysis. See 11 U.S.C. § 1125(b) (“The court may approve a disclosure statement without a valuation of the debtor or an appraisal of the debtor’s assets.”); see also In re SmileDirectClub, No. 23- 90786 (CML) (Bankr. S.D. Tex., Oct. 30, 2023); In re Genesis Care Pty Ltd., No. 23-90614 (DRJ) (Bankr. S.D. Tex. Sept. 8, 2023).

XX.	CERTAIN SECURITIES LAW MATTERS.

A.	New Common Stock.

As discussed herein, the Plan provides for the offer, issuance, sale, and distribution of New Common Stock to certain Holders of prepetition Claims against the Debtors. The Debtors believe that the New Common Stock will be “securities,” as defined in section 2(a)(1) of the Securities Act, section 101 of the Bankruptcy Code, and any applicable state securities laws. Any New Common Stock issued under the Plan will be issued (a) to the fullest extent permitted and applicable, without registration under the Securities Act or similar federal, state, or local laws in reliance on the exemption set forth in section 1145 of the Bankruptcy Code or (b) to the extent section 1145 is not permitted or applicable, pursuant to other exemptions under the Securities Act.

The Debtors further believe that the issuance of the New Common Stock (other than any New Common Stock underlying the Management Incentive Plan) after the Petition Date pursuant to the restructuring transactions under the Plan is, and subsequent transfers of such New Common Stock by the holders thereof that are not “underwriters” (which definition includes “Controlling Persons”) will be, exempt from federal and state securities registration requirements under the Bankruptcy Code, Securities Act and any applicable state securities laws as described in more detail below, except in certain limited circumstances.

In addition, any New Common Stock underlying the Management Incentive Plan will be offered, issued, and distributed in reliance upon Section 4(a)(2) of the Securities Act, Regulation D promulgated thereunder, Regulation S under the Securities Act, and/or other available exemptions from registration, and will also be considered “restricted securities” subject to resale restrictions and may be resold, exchanged, assigned, or otherwise transferred only pursuant to registration, or an applicable exemption from registration under the Securities Act and other applicable law. Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder provide that the offering, issuance, and distribution of securities by an issuer in transactions not involving any public offering are exempt from registration under the Securities Act. Regulation S under the Securities Act provides an exemption from registration under the Securities Act for the offering, issuance, and distribution of securities in certain transactions to persons outside of the United States.

The following discussion of the issuance and transferability of the New Common Stock relates solely to matters arising under federal securities laws and state securities laws. The rights of holders of New Common Stock, including the right to transfer such interests, will also be subject to any restrictions in the New Organizational Documents. Recipients of the New Common Stock are advised to consult with their own legal advisors as to the availability of any exemption from registration under the Securities Act and any applicable state securities laws.

B.	Exemption from Registration Requirements; Issuance of New Common Stock under the Plan.

All shares of New Common Stock (other than any New Common Stock underlying the Management Incentive Plan) will be issued after the Petition Date in reliance on section 1145(a) of the Bankruptcy Code and without registration under the Securities Act, state securities laws or any similar federal, state, or local law.

Section 1145 of the Bankruptcy Code provides, among other things, that Section 5 of the Securities Act and any other applicable U.S. state or local law requirements for the registration of issuance of a security do not apply to the offering, issuance, distribution, or sale of stock, options, warrants or other securities by a debtor if (1) the offer or sale occurs under a plan of reorganization of the debtor, (2) the recipients of the securities hold a claim against, an interest in, or claim for administrative expense against, the debtor or an affiliate thereof participating in the plan of reorganization, and (3) the securities are (i) issued in exchange for a claim against, interest in, or claim for an administrative expense against a debtor or an affiliate thereof participating in the plan of reorganization, or (ii) issued principally in such exchange and partly for cash or property. The Debtors believe that all shares of New Common Stock (other than any New Common Stock underlying the Management Incentive Plan) issued after the Petition Date in exchange for the Claims described above satisfy the requirements of section 1145(a) of the Bankruptcy Code.

Any New Common Stock underlying the Management Incentive Plan will be offered, issued, and distributed in reliance upon Section 4(a)(2) of the Securities Act, Regulation D promulgated thereunder, Regulation S under the Securities Act, and/or other available exemptions from registration.

Accordingly, no registration statement will be filed under the Securities Act or any state securities laws with respect to the initial offer, issuance, and distribution of New Common Stock. Recipients of shares of the New Common Stock are advised to consult with their own legal advisors as to the availability of any exemption from registration under the Securities Act and any applicable state securities laws. As discussed below, the exemptions provided for in section 1145(a) do not apply to an entity that is deemed an “underwriter” as such term is defined in section 1145(b) of the Bankruptcy Code.

C.	Resales of New Common Stock; Definition of “Underwriter” Under Section 1145(b) of the Bankruptcy Code.

1.	Resales of New Common Stock Issued Pursuant to Section 1145.

New Common Stock (other than any New Common Stock underlying the Management Incentive Plan) to the extent offered, issued, and distributed pursuant to section 1145 of the Bankruptcy Code, (i) will not be “restricted securities” as defined in Rule 144(a)(3) under the Securities Act, and (ii) will be transferable without registration under the Securities Act in the United States by the recipients thereof that are not, and have not been within 90 days of such transfer, an “affiliate” of the Debtors as defined in Rule 144(a)(1) under the Securities Act, subject to the provisions of section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in section 1145(b) of the Bankruptcy Code, and compliance with applicable securities laws and any rules and regulations of the SEC or Blue Sky Laws, if any, applicable at the time of any future transfer of such securities or instruments.

Section 1145(b)(1) of the Bankruptcy Code defines an “underwriter” as one who, except with respect to “ordinary trading transactions” of an entity that is not an “issuer”: (1) purchases a claim against, interest in, or claim for an administrative expense in the case concerning, the debtor, if such purchase is with a view to distribution of any security received or to be received in exchange for such claim or interest; (2) offers to sell securities offered or sold under a plan for the holders of such securities; (3) offers to buy securities offered or sold under a plan from the holders of such securities, if such offer to buy is (a) with a view to distribution of such securities and (b) under an agreement made in connection with the plan, with the consummation of the plan, or with the offer or sale of securities under the plan; or (4) is an issuer of the securities within the meaning of section 2(a)(11) of the Securities Act. In addition, a Person who receives a fee in exchange for purchasing an issuer’s securities could also be considered an underwriter within the meaning of section 2(a)(11) of the Securities Act.

The definition of an “issuer” for purposes of whether a Person is an underwriter under section 1145(b)(1)(D) of the Bankruptcy Code, by reference to section 2(a)(11) of the Securities Act, includes as “statutory underwriters” all “affiliates,” which are all Persons who, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with, an issuer of securities. The reference to “issuer,” as used in the definition of “underwriter” contained in section 2(a)(11) of the Securities Act, is intended to cover “Controlling Persons” of the issuer of the securities. “Control,” as defined in Rule 405 of the Securities Act, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise. Accordingly, an officer or director of a reorganized debtor or its successor under a plan of reorganization may be deemed to be a “Controlling Person” of the debtor or successor, particularly if the management position or directorship is coupled with ownership of a significant percentage of the reorganized debtor’s or its successor’s voting securities. In addition, the legislative history of section 1145 of the Bankruptcy Code suggests that a creditor who owns 10% or more of a class of securities of a reorganized debtor may be presumed to be a “Controlling Person” and, therefore, an underwriter.

Resales of the New Common Stock issued in exchange for Allowed Term Claims and DIP Claims pursuant to the Plan by entities deemed to be “underwriters” (which definition includes “Controlling Persons”) are not exempted by section 1145 of the Bankruptcy Code from registration under the Securities Act or other applicable law. Under certain circumstances, holders of such New Common Stock who are deemed to be “underwriters” may be entitled to resell their New Common Stock pursuant to the limited safe harbor resale provisions of Rule 144 of the Securities Act. Generally, Rule 144 of the Securities Act could permit the public sale of control securities received by such

Person if the requirements for sales of such control securities under Rule 144 have been met, including that current information regarding the issuer is publicly available and volume limitations, manner of sale requirements and certain other conditions are met. Whether any particular Person could be deemed to be an “underwriter” (including whether the Person is a “Controlling Person”) with respect to the New Common Stock could depend upon various facts and circumstances applicable to that Person. Accordingly, the Debtors express no view as to whether any Person could be deemed an “underwriter” with respect to such New Common Stock and, in turn, whether any Person may freely trade such New Common Stock. However, the Debtors do not intend to make publicly available the requisite information regarding the Debtors, and, as a result, Rule 144 may not be available for resales of such New Common Stock by Persons deemed to be underwriters or otherwise.

BECAUSE OF THE COMPLEX, SUBJECTIVE NATURE OF THE QUESTION OF WHETHER A PARTICULAR PERSON MAY BE AN UNDERWRITER OR AN AFFILIATE AND THE HIGHLY FACT- SPECIFIC NATURE OF THE AVAILABILITY OF EXEMPTIONS FROM REGISTRATION UNDER THE SECURITIES ACT, INCLUDING THE EXEMPTIONS AVAILABLE UNDER SECTION 1145 OF THE BANKRUPTCY CODE AND RULE 144 UNDER THE SECURITIES ACT, NONE OF THE DEBTORS OR THE REORGANIZED DEBTORS MAKE ANY REPRESENTATION CONCERNING THE ABILITY OF ANY PERSON TO DISPOSE OF THE SECURITIES TO BE DISTRIBUTED UNDER THE PLAN. POTENTIAL RECIPIENTS OF THE SECURITIES TO BE ISSUED UNDER THE PLAN ARE URGED TO CONSULT THEIR OWN COUNSEL CONCERNING WHETHER THEY MAY FREELY TRADE SUCH SECURITIES. POTENTIAL RECIPIENTS OF NEW COMMON STOCK ARE URGED TO CONSULT THEIR OWN COUNSEL CONCERNING THEIR ABILITY TO FREELY TRADE SUCH SECURITIES WITHOUT COMPLIANCE WITH THE FEDERAL LAW AND ANY APPLICABLE STATE BLUE SKY LAW.

2.	Resales of New Common Stock Issued Pursuant to Section 4(a)(2) of the Securities Act, Regulation D promulgated thereunder, Regulation S under the Securities Act, and/or Other Available Exemptions from Registration.

To the extent the exemption set forth Section 1145(a) of the Bankruptcy Code is unavailable, New Common Stock will be offered, issued, and distributed in reliance of Section 4(a)(2) of the Securities Act, Regulation D promulgated thereunder, Regulation S under the Securities Act, and/or other available exemptions from registration. Any New Common Stock underlying the Management Incentive Plan will be offered, issued, and distributed in reliance upon Section 4(a)(2) of the Securities Act, Regulation D promulgated thereunder, Regulation S under the Securities Act, and/or other available exemptions from registration, will be considered “restricted securities,” and may not be transferred except pursuant to an effective registration statement under the Securities Act or an available exemption therefrom and pursuant to applicable Blue Sky Laws.

Generally, Rule 144 of the Securities Act provides a limited safe harbor for the public resale of restricted securities if certain conditions are met. These conditions vary depending on whether the issuer is a reporting issuer and whether the holder of the restricted securities is an “affiliate” of the issuer. Rule 144 defines an affiliate as “a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such issuer.” A non-affiliate who has not been an affiliate of the issuer during the preceding three months may resell restricted securities of an issuer that does not file reports with the SEC pursuant to Rule 144 after a one- year holding period. An affiliate may resell restricted securities of an issuer that does not file reports with the SEC under Rule 144 after such holding period, as well as other securities without a holding period, but only if certain current public information regarding the issuer is available at the time of the sale and only if the affiliate also complies with the volume, manner of sale and notice requirements of Rule 144. The Debtors do not intend to make publicly available the requisite information regarding the Debtors, and, as a result, even after the holding period, Rule 144 may not be available for resales of such New Common Stock by affiliates of the Debtors. Restricted securities (as well as other securities held by affiliates) may be resold without holding periods under other exemptions from registration, but only in compliance with the conditions of such exemptions from registration.

In addition, in connection with resales of any New Common Stock offered, issued and distributed pursuant to Regulation S under the Securities Act: (i) the offer or sale, if made prior to the expiration of the one-year distribution compliance period (six months for a reporting issuer), may not be made to a U.S. person or for the account or benefit of a U.S. person (other than a distributor); and (ii) the offer or sale, if made prior to the expiration of the applicable one-year or six-month distribution compliance period, is made pursuant to the following conditions: (a) the purchaser (other than a distributor) certifies that it is not a U.S. person and is not acquiring the securities for the account or benefit of any U.S. person or is a U.S. person who purchased securities in a transaction that did not require registration under the Securities Act; and (b) the purchaser agrees to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration; and agrees not to engage in hedging transactions with regard to such securities unless in compliance with the Securities Act.

To the extent New Common Stock is not issued in reliance on the exemption set forth in section 1145 of the Bankruptcy Code (including, but not limited to, the New Common Stock underlying the Management Incentive Plan), such New Common Stock will be issued in certificated or book-entry form and will bear a restrictive legend. Each certificate or book-entry representing, or issued in exchange for or upon the transfer, sale, or assignment of, any New Common Stock not issued in reliance on the exemption set forth in section 1145 of the Bankruptcy Code shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON [DATE OF ISSUANCE], AND THE OFFER AND SALE OF THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY OTHER APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN AVAILABLE EXEMPTION FROM REGISTRATION THEREUNDER.”

The Reorganized Debtors will reserve the right to require certification or other evidence of compliance with Rule 144 as a condition to the removal of such legend or to any resale of New Common Stock that was not issued in reliance on the exemption set forth in section 1145 of the Bankruptcy Code. The Reorganized Debtors will also reserve the right to stop the transfer of any such securities if such transfer is not in compliance with Rule 144 or another applicable exemption from registration.

Notwithstanding anything to the contrary in this Disclosure Statement, no Entity shall be entitled to require a legal opinion regarding the validity of any transaction contemplated by the Plan or this Disclosure Statement, including, for the avoidance of doubt, whether the New Common Stock are exempt from the registration requirements of Section 5 of the Securities Act.

In addition to the foregoing restrictions, the New Common Stock will also be subject to any applicable transfer restrictions contained in the Debtors’ New Organizational documents.

PERSONS WHO RECEIVE SECURITIES UNDER THE PLAN ARE URGED TO CONSULT THEIR OWN LEGAL ADVISOR WITH RESPECT TO THE RESTRICTIONS APPLICABLE UNDER THE FEDERAL OR STATE SECURITIES LAWS AND THE CIRCUMSTANCES UNDER WHICH SECURITIES MAY BE SOLD IN RELIANCE ON SUCH LAWS. THE FOREGOING SUMMARY DISCUSSION IS GENERAL IN NATURE AND HAS BEEN INCLUDED IN THIS DISCLOSURE STATEMENT SOLELY FOR INFORMATIONAL PURPOSES. THE DEBTORS MAKE NO REPRESENTATIONS CONCERNING, AND DO NOT PROVIDE, ANY OPINIONS OR ADVICE WITH RESPECT TO THE SECURITIES OR THE BANKRUPTCY MATTERS DESCRIBED IN THIS DISCLOSURE STATEMENT. IN LIGHT OF THE UNCERTAINTY CONCERNING THE AVAILABILITY OF EXEMPTIONS FROM THE RELEVANT PROVISIONS OF FEDERAL AND STATE SECURITIES LAWS, WE ENCOURAGE EACH RECIPIENT OF SECURITIES AND PARTY IN INTEREST TO CONSIDER CAREFULLY AND CONSULT WITH ITS OWN LEGAL ADVISORS WITH RESPECT TO ALL SUCH MATTERS. BECAUSE OF THE COMPLEX, SUBJECTIVE NATURE OF THE QUESTION OF WHETHER A SECURITY IS EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE FEDERAL OR STATE SECURITIES LAWS OR WHETHER A PARTICULAR RECIPIENT OF NEW COMMON STOCK MAY BE AN UNDERWRITER, WE MAKE NO REPRESENTATION CONCERNING THE ABILITY OF A PERSON TO DISPOSE OF THE SECURITIES ISSUED UNDER THE PLAN.

XXI.	CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN.

A.	Introduction.

The following discussion is a summary of certain U.S. federal income tax consequences of the consummation of the Plan to the Debtors, the Post-Effective Date Debtors, and to certain Holders (which, solely for purposes of this discussion, means the beneficial owners for U.S. federal income tax purposes) of Allowed Term Loan Claims, Allowed General Unsecured Claims at Debtors Other than Vertex, Allowed General Unsecured Claims at Vertex, or Allowed 2027 Convertible Note Claims. This summary is based on the U.S. Internal Revenue Code of 1986, as amended (the “IRC”), the U.S. Treasury Regulations promulgated thereunder (the “Treasury Regulations”), judicial decisions and authorities, published administrative rules, positions and pronouncements of the U.S. Internal Revenue Service (the “IRS”), and other applicable authorities, all as in effect on the date of this Disclosure Statement and all of which are subject to change or differing interpretations, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those summarized herein. Due to the lack of definitive judicial and administrative authority in a number of areas, substantial uncertainty may exist with respect to some of the tax consequences described below. No opinion of counsel has been obtained, and the Debtors do not intend to seek a ruling or determination from the IRS as to any of the tax consequences of the Plan discussed below. The discussion below is not binding upon the IRS or the courts and no assurance can be given that the IRS would not assert, or that a court would not sustain, a different position than any position discussed herein.

This discussion does not purport to address all aspects of U.S. federal income taxation that may be relevant to the Debtors, the Post-Effective Date Debtors, or to Holders of Allowed Term Loan Claims, Allowed General Unsecured Claims at Debtors Other than Vertex, Allowed General Unsecured Claims at Vertex, or Allowed 2027 Convertible Note Claims in light of their individual circumstances. This discussion does not address tax issues with respect to such Holders of Claims or Interests subject to special treatment under the U.S. federal income tax laws (including, for example, banks, brokers dealers, mutual funds, governmental authorities or agencies, pass-through entities, beneficial owners of pass-through entities, subchapter S corporations, dealers and traders in securities, insurance companies, financial institutions, trusts, tax-exempt organizations, controlled foreign corporations, passive foreign investment companies, small business investment companies, foreign taxpayers, Persons who are related to the Debtors within the meaning of the IRC, Persons liable for alternative minimum tax, Holders of Claims or Interests whose functional currency is not the U.S. dollar, Holders of Claims or Interests who prepare “applicable financial statements” (as defined in section 451 of the IRC), Persons using a mark-to-market method of accounting, Holders of Claims or Interests who are themselves in bankruptcy, regulated investment companies, and those holding, or who will hold, any property described herein as part of a hedge, straddle, conversion, or other integrated transaction). Moreover, this summary does not address any aspect of U.S. non-income (including state or gift), state, local, or non-U.S. taxation, considerations under any applicable tax treaty or any tax arising under section 1411 of the IRC (the “Medicare” tax on certain investment income). Furthermore, this summary assumes that a Holder of an Allowed Claim holds only Claims in a single class and holds such Claims and New Common Stock, as applicable, as “capital assets” (within the meaning of section 1221 of the IRC). This summary also assumes that the various debt and other arrangements to which the Debtors and the Post-Effective Date Debtors are or will be a party will be respected for U.S. federal income tax purposes in accordance with their form, and that the Claims constitute interests in the Debtors “solely as a creditor” for purposes of section 897 of the IRC. This discussion also assumes that none of the Allowed Claims is treated as a “short-term” debt instrument or a “contingent payment debt instrument” for U.S. federal income tax purposes and that each of the Allowed Claims are denominated in U.S. dollars. This summary does not discuss differences in tax consequences to Holders of Claims or Interests that act or receive consideration in a capacity other than as a Holder of a Claim, and the tax consequences for such Holders may differ materially from that described below. This summary does not address the U.S. federal income tax consequences to Holders of Claims or Interests (a) whose Claims are Unimpaired or otherwise entitled to payment in full in Cash under the Plan, (b) that are deemed to reject the Plan, or (c) that are otherwise not entitled to vote to accept or reject the Plan.

For purposes of this discussion, a “U.S. Holder” is a Holder of an Allowed Term Loan Claim, Allowed General Unsecured Claim at Debtors Other than Vertex, Allowed General Unsecured Claim at Vertex, or Allowed 2027 Convertible Note Claim that for U.S. federal income tax purposes is: (1) an individual citizen or resident of the United States; (2) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia; (3) an estate the income of which is subject to U.S. federal income taxation regardless of the source of such income; or (4) a trust (a) if a court within the United States is able to exercise primary jurisdiction over the trust’s administration and one or more “United States persons” (within the meaning of section 7701(a)(30) of the IRC) has authority to control all substantial decisions of the trust or (b) that has a valid election in effect under applicable Treasury Regulations to be treated as a “United States person” (within the meaning of section 7701(a)(30) of the IRC). For purposes of this discussion, a “Non-U.S. Holder” is any Holder of an Allowed Term Loan Claim, Allowed General Unsecured Claims at Debtors Other than Vertex, Allowed General Unsecured Claims at Vertex, or Allowed 2027 Convertible Note Claims that is not a U.S. Holder other than any partnership (or other entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes).

If a partnership (or other entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes) is a Holder of an Allowed Term Loan Claim, Allowed General Unsecured Claim at Debtors Other than Vertex, Allowed General Unsecured Claim at Vertex, or Allowed 2027 Convertible Note Claim, the tax treatment of a partner (or other beneficial owner) generally will depend upon the status of the partner (or other beneficial owner) and the activities of the partner (or other beneficial owner) and the partnership (or other pass-through entity). Partners (or other beneficial owners) of partnerships (or other pass-through entities) that are Holders of Allowed Term Loan Claim, Allowed General Unsecured Claim at Debtors Other than Vertex, Allowed General Unsecured Claim at Vertex, or Allowed 2027 Convertible Note Claim are urged to consult their respective tax advisors regarding the U.S. federal income tax consequences of the Plan.

THE FOLLOWING SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND ADVICE BASED UPON THE INDIVIDUAL CIRCUMSTANCES PERTAINING TO A HOLDER OF A CLAIM. ALL HOLDERS OF CLAIMS OR INTERESTS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS FOR THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM OF THE PLAN, AS WELL AS THE CONSEQUENCES TO THEM OF THE PLAN ARISING UNDER ANY OTHER U.S. FEDERAL TAX LAWS OR THE LAWS OF ANY STATE, LOCAL, OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TREATY.

1.	Characterization of the Restructuring Transactions.

The Debtors expect that the Restructuring Transactions will be structured in one of two ways: (a) a recapitalization of the existing Debtors (referred to as a Recapitalization Transaction), or (b) a sale transaction for all or substantially all of the Debtors’ assets (referred to as an “Asset Sale”). Additionally, if the Restructuring Transactions are structured as an Asset Sale that is a Credit Bid Sale Transaction, the Credit Bid Sale Transaction may either be structured as fully taxable sale of assets or, potentially, as a transaction intended to be treated as tax-free reorganization described in sections 368(a)(1)(G) and 354 of the IRC (a “G Reorganization”). The Debtors have not yet determined whether the Restructuring Transactions will be consummated as a Recapitalization Transaction, or an Asset Sale (or whether any Credit Bid Sale Transaction will be structured as a taxable sale of assets or as a G Reorganization). Such decision will depend on, among other things, finalizing certain modeling and analytical determinations and the net value implied by different structures (including taking into account the value of any bids in an Asset Sale and non-tax considerations).

The Debtors generally do not expect to recognize any material gain or loss as a result of consummating a Recapitalization Transaction or a G Reorganization. In an Asset Sale that is not a G Reorganization (a “Taxable Sale”), the Debtors will generally realize gain or loss in an amount equal to the difference between the value of the consideration received by the Debtors (including, for this purpose, assumption of liabilities) and the Debtors’ tax basis in such assets sold. Any such gain generally will be reduced by the amount of current-year losses and deductions and certain other tax attributes available for use by the Debtors, and any remaining gain will be recognized by the Debtors and result in a cash tax obligation. In either a Recapitalization Transaction or a Sale Transaction, the Debtors will be subject to the rules discussed below with respect to cancellation of indebtedness income (“COD Income”) and, in a Recapitalization Transaction or G Reorganization, the limitations on net operating losses (“NOLs”), deferred deductions under section 163(j) of the IRC (“163(j) Deductions”) and other tax attributes.

As of December 31, 2023, the end of the most recent taxable year for which U.S. federal income tax returns have been filed, the Debtors estimate that they had approximately $ 180 million of federal NOLs and approximately $110 million of 163(j) Deductions (the NOLs and 163(j) Deductions together, the “Tax Attributes"). In general, NOLs arising in taxable years starting in 2018 may be carried forward indefinitely. The Debtors may generate significant additional Tax Attributes during the 2024 taxable year. Any Tax Attributes remaining upon implementation of the Plan may be available to offset taxable income or directly offset U.S. federal income tax liability in future years, thereby reducing the Debtors’ future aggregate tax obligations, subject to the discussion below regarding certain provisions such as section 382 of the IRC. As discussed below, the Debtors’ Tax Attributes are expected to be significantly reduced upon implementation of the Plan.

Unless the Restructuring Transactions are structured as a Recapitalization or a G Reorganization, the Debtors’ tax attributes (if any) will not survive the implementation of the Plan. Accordingly, the rules regarding COD Income are generally inapplicable and the rules regarding section 382 of the IRC are inapplicable in the event of a Taxable Sale.

2.	Cancellation of Debt and Reduction of Tax Attributes.

In general, absent an exception, a taxpayer will realize and recognize COD Income upon satisfaction of its outstanding indebtedness for total consideration less than the amount of such indebtedness. The amount of COD Income, in general, is the excess of (a) the adjusted issue price of the indebtedness satisfied over (b) the amount of Cash and the fair market value of any other consideration given in satisfaction of such indebtedness at the time of the exchange.

Under section 108 of the IRC, however, a taxpayer is not required to include any amount of COD Income in gross income if the taxpayer is under the jurisdiction of a court in a case under chapter 11 of the Bankruptcy Code and the discharge of debt occurs pursuant to that proceeding. Instead, as a consequence of such exclusion, a taxpayer- debtor must reduce its tax attributes by the amount of COD Income that it excluded from gross income pursuant to section 108 of the IRC. Such reduction in tax attributes occurs only after the tax for the year of the debt discharge has been determined. In general, tax attributes will be reduced in the following order: (a) NOLs and NOL carryforwards; (b) general business credit carryovers; (c) minimum tax credit carryovers; (d) capital loss carryovers; (e) tax basis in assets (but not below the amount of liabilities to which the Post-Effective Date Debtors remain subject immediately after the discharge); (f) passive activity loss and credit carryovers; and (g) foreign tax credits carryovers. 163(j) Deductions are not subject to reduction under these rules. Any excess COD Income over the amount of available tax attributes will generally not give rise to U.S. federal income tax and will generally have no other U.S. federal income tax impact. Alternatively, a debtor with COD Income may elect first to reduce the basis of its depreciable assets pursuant to section 108(b)(5) of the IRC.

As noted above, in connection with the Restructuring Transactions, the Debtors expect to realize COD Income. The exact amount of any COD Income that will be realized by the Debtors will not be determinable until the consummation of the Plan because the amount of COD Income will depend, in part, on the fair market value of the New Common Stock and any other consideration, none of which can be determined until after the Plan is consummated.

3.	Limitation on NOLs, 163(j) Deductions, and Other Tax Attributes.

After giving effect to the reduction in tax attributes pursuant to excluded COD Income described above, the Post-Effective Date Debtors’ ability to use any remaining tax attributes post-emergence will be subject to certain limitations under sections 382 and 383 of the IRC.

Under sections 382 and 383 of the IRC, if the Debtors undergo an “ownership change,” the amount of any remaining NOL carryforwards, tax credit carryforwards, 163(j) Deductions, and possibly certain other attributes (potentially including losses and deductions that have accrued economically but are unrecognized as of the date of the ownership change and cost recovery deductions) of the Debtors allocable to periods prior to the Effective Date (collectively, “Pre-Change Losses”) that may be utilized to offset future taxable income generally are subject to an annual limitation. For this purpose, if a corporation (or consolidated group) has a net unrealized built-in loss at the time of an ownership change (taking into account most assets and items of “built-in” income and deductions), then generally built-in losses (including amortization or depreciation deductions attributable to such built-in losses) recognized during the following five years (up to the amount of the original net unrealized built-in loss) will be treated as Pre-Change Losses and similarly will be subject to the annual limitation. In general, a corporation’s (or consolidated group’s) net unrealized built-in loss will be deemed to be zero unless it is greater than the lesser of (a) $10,000,000 or (b) 15 percent of the fair market value of its assets (with certain adjustments) before the ownership change.

The rules of section 382 of the IRC are complicated, but as a general matter, the Debtors anticipate that the issuance of New Common Stock pursuant to the Plan in a Recapitalization or a G Reorganization will result in an “ownership change” of the Debtors for these purposes, and that the Post-Effective Date Debtors’ use of the Pre-Change Losses will be subject to limitation unless an exception to the general rules of section 382 of the IRC applies.

a.	General Section 382 Annual Limitation

In general, the amount of the annual limitation to which a corporation that undergoes an “ownership change” would be subject is equal to the product of (i) the fair market value of the stock of the corporation immediately before the “ownership change” (with certain adjustments), and (ii) the “long-term tax-exempt rate” (which is the highest of the adjusted federal long-term rates in effect for any month in the three-calendar-month period ending with the calendar month in which the ownership change occurs, currently 3.42 percent for October 2024). The annual limitation may be increased to the extent that the Post-Effective Date Debtors recognize certain built-in gains in their assets during the five-year period following the ownership change or are treated as recognizing built-in gains pursuant to the safe harbors provided in IRS Notice 2003-65. Section 383 of the IRC applies a similar limitation to capital loss carryforwards and tax credits. Any unused limitation may be carried forward, thereby increasing the annual limitation in the subsequent taxable year. If the corporation or consolidated group does not continue its historic business or use a significant portion of its historic assets in a new business for at least two years after the ownership change, the annual limitation resulting from the ownership change is reduced to zero, thereby precluding any utilization of the corporation’s Pre-Change Losses (absent any increases due to recognized built-in gains). As discussed below, however, special rules may apply in the case of a corporation that experiences an ownership change as the result of a bankruptcy proceeding.

b.	Special Bankruptcy Exceptions

Special rules may apply in the case of a corporation that experiences an “ownership change” as a result of a bankruptcy proceeding. An exception to the foregoing annual limitation rules generally applies when so-called “qualified creditors” of a debtor corporation in chapter 11 receive, in respect of their Claims, at least 50 percent of the vote and value of the stock of the debtor corporation (or a controlling corporation if also in chapter 11) as reorganized pursuant to a confirmed chapter 11 plan (the “382(l)(5) Exception”). If the requirements of the 382(l)(5) Exception are satisfied, a debtor’s Pre-Change Losses would not be limited on an annual basis, but, instead, NOL carryforwards would be reduced by the amount of any interest deductions claimed by the debtor during the three taxable years preceding the effective date of the plan of reorganization and during the part of the taxable year prior to and including the effective date of the plan of reorganization in respect of all debt converted into stock pursuant to the reorganization. If the 382(l)(5) Exception applies and the Post-Effective Date Debtors undergo another “ownership change” within two years after the Effective Date, then the Post-Effective Date Debtors’ Pre-Change Losses thereafter would be effectively eliminated in their entirety.

Where the 382(l)(5) Exception is not applicable to a corporation in bankruptcy (either because the debtor corporation does not qualify for it or the debtor corporation otherwise elects not to utilize the 382(l)(5) Exception), another exception will generally apply (the “382(l)(6) Exception”). Under the 382(l)(6) Exception, the annual limitation will be calculated by reference to the lesser of (i) the value of the debtor corporation’s new stock (with certain adjustments) immediately after the ownership change or (ii) the value of such debtor corporation’s assets (determined without regard to liabilities) immediately before the ownership change. This differs from the ordinary rule that requires the fair market value of a debtor corporation that undergoes an “ownership change” to be determined before the events giving rise to the change. The 382(l)(6) Exception also differs from the 382(l)(5) Exception in that, under it, a debtor corporation is not required to reduce its NOL carryforwards by the amount of interest deductions claimed within the prior three-year period, and a debtor corporation may undergo a change of ownership within two years without automatically triggering the elimination of its Pre-Change Losses. The resulting limitation would be determined under the regular rules for ownership changes.

The Debtors have not determined whether the 382(l)(5) Exception will be available or, if it is available, whether the Post-Effective Date Debtors will elect out of its application.

B.	Certain U.S. Federal Income Tax Consequences of the Plan to U.S. Holders.

The following discussion assumes that the Debtors will undertake the Restructuring Transactions currently contemplated by the Plan. U.S. Holders of Allowed Claims are urged to consult their tax advisors regarding the tax consequences of the Restructuring Transactions.

As described above, it is not known at this time whether the Restructuring Transactions will be structured as a Recapitalization Transaction, a Taxable Sale, or a G Reorganization.

In certain cases discussed below, the U.S. federal income tax consequences to a U.S. Holder of Allowed Term Loan Claims, Allowed General Unsecured Claims at Debtors other than Vertex, Allowed General Unsecured Claims at Vertex, or Allowed 2027 Convertible Note Claims will depend, in part, on whether for U.S. federal income tax purposes (a) the Allowed Term Loan Claim, Allowed General Unsecured Claim at Debtors other than Vertex, Allowed General Unsecured Claim at Vertex, or Allowed 2027 Convertible Note Claim surrendered by such U.S. Holder constitutes a “security” of a Debtor, and (b) the New Common Stock (or any other consideration) received by such U.S. Holder constitutes a stock or a “security” issued by the same entity against which the Claim is asserted (or, an entity that is a “party to a reorganization” with such entity). Neither the IRC nor the Treasury Regulations promulgated thereunder define the term “security.” Whether a debt instrument constitutes a “security” is determined based on all relevant facts and circumstances, but most authorities have held that the length of the term of a debt instrument at initial issuance is an important factor in determining whether such instrument is a security for U.S. federal income tax purposes. These authorities have indicated that a term of less than five years is evidence that the instrument is not a security, whereas a term of ten years or more is evidence that the instrument is a security. There are numerous other factors that could be taken into account in determining whether a debt instrument is a security, including the security for payment, the creditworthiness of the obligor, the subordination or lack thereof with respect to other creditors, the right to vote or otherwise participate in the management of the obligor, the convertibility of the instrument into an equity interest of the obligor, whether payments of interest are fixed, variable, or contingent, and whether such payments are made on a current basis or accrued.

The Debtors expect that the Allowed 2027 Convertible Note Claims will be treated as “securities” and the Allowed Term Loan Claims, Allowed General Unsecured Claims at Debtors other than Vertex, and Allowed General Unsecured Claims at Vertex will not be treated as “securities” for U.S. federal income tax purposes, and the remainder of this discussion assumes this to be the case.

Due to the inherently factual nature of the determination of whether a debt instrument constitutes a “security”, U.S. Holders of Allowed Term Loan Claims, Allowed General Unsecured Claims at Debtors other than Vertex, Allowed General Unsecured Claims at Vertex, or Allowed 2027 Convertible Note Claims are urged to consult their tax advisors regarding the status of such Claims as “securities” for U.S. federal income tax purposes.

1.	Consequences of the Restructuring Transactions to U.S. Holders of Allowed Term Loan Claims.

Pursuant to the Plan, each Holder of an Allowed Term Loan Claim (or its designated Affiliate, managed fund or account, or other designee) shall receive, in full and final satisfaction of such Allowed Term Loan Claims, unless otherwise agreed to by such Holder: (i) if the Recapitalization Transaction occurs, each Holder of an Allowed Term Loan Claim (a) its pro rata share (calculated on account of unpaid DIP Claims and Allowed Term Loan Claims) of the New Common Stock, and/or (b) such other terms as agreed to by the Debtors and the Holders of Term Loan Claims; (ii) if the Credit Bid Sale Transaction occurs, after funding of the Wind Down Reserve in accordance with the Wind Down Amount, (a) to the extent of the Credit Bid, all assets to be disposed of pursuant to such Credit Bid Sale Transaction in accordance with the Bankruptcy Court Order approving the Credit Bid Sale Transaction and corresponding Credit Bid Purchase Agreement, and (b) for any remaining portion not included in the Credit Bid, (i) its pro rata share of the Excess Distributable Cash (if any), or (ii) such other terms agreed to by the Debtors and the Holders of Term Loan Claims; or (iii) if the Third Party Sale Transaction occurs, after funding of the Wind Down Reserve in accordance with the Wind Down Amount, each Holder of an Allowed Term Loan Claim shall receive its pro rata share of the Excess Distributable Cash and the Net Sale Proceeds (if any), after payment or satisfaction, as applicable, of all Allowed DIP Claims, Allowed Administrative Claims, and Allowed Other Priority Claims, as applicable.

The exchange of an Allowed Term Loan Claim by a U.S. Holder should generally be treated as a taxable exchange pursuant to section 1001 of the IRC. In such case, a U.S. Holder of an Allowed Term Loan Claim generally should recognize gain or loss equal to (a) the sum of the amount of Cash, and the fair market value of any other property (including any New Common Stock) received, if any, less (b) the U.S. Holder’s adjusted tax basis in its Allowed Term Loan Claim. The adjusted tax basis of a U.S. Holder’s Allowed Term Loan Claim generally will equal a U.S. Holder’s purchase price for such Allowed Term Loan Claim, reduced in the event that the U.S. Holder claimed a bad debt deduction with respect to such Allowed Term Loan Claim, increased by any original issue discount previously accrued and any market discount previously included in income, and reduced by any amortizable bond premium previously amortized and any payments previously received that do not constitute “qualified stated interest.” The character of such gain or loss as capital gain or loss or as ordinary income or loss will be determined by a number of factors, including the tax status of the U.S. Holder, the nature of the Allowed Term Loan Claim in such U.S. Holder’s hands, whether such Claim constitutes a capital asset in the hands of the U.S. Holder, whether such Claim was purchased at a discount, and whether and to what extent the U.S. Holder has previously claimed a bad debt deduction with respect to such Claim. If recognized gain or loss is capital gain or loss, it would generally constitute long-term capital gain or loss if the U.S. Holder has held such Claim for longer than one year. Non-corporate taxpayers are generally subject to a reduced federal income tax rate on net long-term capital gains. The deductibility of capital losses is subject to certain limitations.

The treatment of the exchange to the extent a portion of the consideration received is allocable to accrued but unpaid interest or market discount, which differs from the treatment described above, is discussed below.

2.	Consequences of the Restructuring Transactions to U.S. Holders of Allowed General Unsecured Claims other than Vertex and Allowed General Unsecured Claims at Vertex.

Pursuant to the Plan, each Holder of an Allowed General Unsecured Claim at Debtors other than Vertex or Allowed General Unsecured Claims at Vertex shall receive, in full and final satisfaction of such Allowed General Unsecured Claim at Debtors other than Vertex or Allowed General Unsecured Claims at Vertex, unless otherwise agreed to by such Holder, (a) if the Recapitalization Transaction occurs, on the Effective Date, all Allowed General Unsecured Claims at Debtors other than Vertex and Allowed General Unsecured Claims at Vertex shall be cancelled, released, and extinguished and will be of no further force or effect, and Holders of Allowed General Unsecured Claims at Debtors other than Vertex and Allowed General Unsecured Claims at Vertex shall not receive any distribution, property, or other value under the Plan on account of such Allowed General Unsecured Claims at Debtors other than Vertex or Allowed General Unsecured Claims at Vertex; or (b) if the Asset Sale occurs, after funding of the Wind Down Reserve in accordance with the Wind Down Amount, its pro rata share of the Excess Distributable Cash (if any) after payment or satisfaction, as applicable, of all Allowed DIP Claims, Allowed Term Loan Claims, and (solely with respect to General Unsecured Claims at Vertex) Allowed General Unsecured Claims at Debtors other than Vertex.

The exchange of an Allowed General Unsecured Claim Other Than Vertex or Allowed General Unsecured Claims at Vertex by a U.S. Holder should generally be treated as a taxable exchange pursuant to section 1001 of the IRC. In such case, a U.S. Holder of an Allowed General Unsecured Claim Other Than Vertex or Allowed General Unsecured Claims at Vertex generally should recognize gain or loss equal to (a) the amount of Cash received, if any, less (b) the U.S. Holder’s adjusted tax basis in its Allowed General Unsecured Claim Other Than Vertex or Allowed General Unsecured Claim at Vertex. The adjusted tax basis of a U.S. Holder’s Allowed General Unsecured Claim Other Than Vertex or Allowed General Unsecured Claim at Vertex generally will equal a U.S. Holder’s purchase price for such Allowed General Unsecured Claim Other Than Vertex or Allowed General Unsecured Claim at Vertex, reduced in the event that the U.S. Holder claimed a bad debt deduction with respect to such Allowed General Unsecured Claim Other Than Vertex or Allowed General Unsecured Claim at Vertex, increased by any original issue discount previously accrued and any market discount previously included in income, and reduced by any amortizable bond premium previously amortized and any payments previously received that do not constitute “qualified stated interest.” The character of such gain or loss as capital gain or loss or as ordinary income or loss will be determined by a number of factors, including the tax status of the U.S. Holder, the nature of the Allowed General Unsecured

Claims Other Than Vertex or Allowed General Unsecured Claims at Vertex in such U.S. Holder’s hands, whether such Claim constitutes a capital asset in the hands of the U.S. Holder, whether such Claim was purchased at a discount, and whether and to what extent the U.S. Holder has previously claimed a bad debt deduction with respect to such Claim. If recognized gain or loss is capital gain or loss, it would generally constitute long-term capital gain or loss if the U.S. Holder has held such Claim for longer than one year. Non-corporate taxpayers are generally subject to a reduced federal income tax rate on net long-term capital gains. The deductibility of capital losses is subject to certain limitations.

The treatment of the exchange to the extent a portion of the consideration received is allocable to accrued but unpaid interest or market discount, which differs from the treatment described above, is discussed below.

3.	Consequences of the Restructuring Transactions to U.S. Holders of 2027 Convertible Notes Claims.

Pursuant to the Plan, Each Holder of Allowed 2027 Convertible Notes Claims shall receive, in full and final satisfaction of such Allowed 2027 Convertible Notes Claims, unless otherwise agreed to by such Holder: (a) if the Recapitalization Transaction occurs, on the Effective Date, all Holders of Allowed 2027 Convertible Notes Claims shall be cancelled, released, and extinguished and will be of no further force or effect, and Holders of Allowed 2027 Convertible Notes Claims shall not receive any distribution, property, or other value under the Plan on account of such Allowed 2027 Convertible Notes Claims; (b) if an Asset Sale (that is not structured as a G Reorganization) occurs, after funding of the Wind-Down Reserve in accordance with the Wind-Down Amount, its pro rata share of the Excess Distributable Cash (if any) after payment or satisfaction, as applicable, of all Allowed DIP Claims, Allowed Term Loan Claims, and Allowed General Unsecured Claims at Debtors other than Vertex; or (c) if a G Reorganization occurs its pro rata share of New Common Stock or warrants for a portion of New Common Stock.

a.	Treatment of U.S. Holders of Allowed 2027 Convertible Notes Claims if the Restructuring Transactions are Structured as a Recapitalization Transaction or an Asset Sale that is not Structured as a G Reorganization

The exchange of an Allowed 2027 Convertible Notes Claim by a U.S. Holder in a Recapitalization Transaction or an Asset Sale that is not structured as a G Reorganization should generally be treated as a taxable exchange pursuant to section 1001 of the IRC. In such case, a U.S. Holder of an Allowed 2027 Convertible Notes Claim generally should recognize gain or loss equal to (a) the sum of the amount of Cash, and the fair market value of any other property received, if any, less (b) the U.S. Holder’s adjusted tax basis in its Allowed 2027 Convertible Notes Claim. The adjusted tax basis of a U.S. Holder’s Allowed 2027 Convertible Notes Claims generally will equal a U.S. Holder’s purchase price for such Allowed 2027 Convertible Notes Claims, reduced in the event that the U.S. Holder claimed a bad debt deduction with respect to such Allowed 2027 Convertible Notes Claims, increased by any original issue discount previously accrued and any market discount previously included in income, and reduced by any amortizable bond premium previously amortized and any payments previously received that do not constitute “qualified stated interest.” The character of such gain or loss as capital gain or loss or as ordinary income or loss will be determined by a number of factors, including the tax status of the U.S. Holder, the nature of the Allowed 2027 Convertible Notes Claim in such U.S. Holder’s hands, whether such Claim constitutes a capital asset in the hands of the U.S. Holder, whether such Claim was purchased at a discount, and whether and to what extent the U.S. Holder has previously claimed a bad debt deduction with respect to such Claim. If recognized gain or loss is capital gain or loss, it would generally constitute long-term capital gain or loss if the U.S. Holder has held such Claim for longer than one year. Non-corporate taxpayers are generally subject to a reduced federal income tax rate on net long-term capital gains. The deductibility of capital losses is subject to certain limitations.

The treatment of the exchange to the extent a portion of the consideration received is allocable to accrued but unpaid interest or market discount, which differs from the treatment described above, is discussed below.

b.	Treatment of U.S. Holders of Allowed 2027 Convertible Notes Claims if the Restructuring Transactions are structured as a G Reorganization

The exchange of an Allowed 2027 Convertible Notes Claim by a U.S. Holder in a G Reorganization is expected to be treated as part of a “reorganization” within the meaning of section 368 of the IRC. In that case, other than with respect to any amounts received that are attributable to accrued but unpaid interest or any property received other than New Common Stock or warrants, and subject to the rules relating to market discount, a U.S. Holder of an Allowed 2027 Convertible Notes Claim should not recognize gain or loss with respect to such Allowed 2027 Convertible Notes Claim. A U.S. Holder should obtain a tax basis in the New Common Stock or warrants equal to the tax basis in their Allowed 2027 Convertible Notes Claim and should have a holding period in such New Common Stock or warrants that includes the U.S. Holder’s holding period in their Allowed 2027 Convertible Notes Claim. The adjusted tax basis of a U.S. Holder’s Allowed 2027 Convertible Notes Claim generally will equal a U.S. Holder’s purchase price for such Allowed 2027 Convertible Notes Claim, reduced in the event that the U.S. Holder claimed a bad debt deduction with respect to such Allowed 2027 Convertible Notes Claim, increased by any original issue discount previously accrued and any market discount previously included in income, and reduced by any amortizable bond premium previously amortized and any payments previously received that do not constitute “qualified stated interest.”

The treatment of the exchange to the extent a portion of the consideration received is allocable to accrued but unpaid interest or market discount, which differs from the treatment described above, is discussed below.

4.	Accrued Interest.

To the extent that the fair market value of the consideration received by a U.S. Holder on an exchange of its Allowed Term Loan Claim, Allowed General Unsecured Claim at Debtors other than Vertex, Allowed General Unsecured Claim at Vertex, or Allowed 2027 Convertible Note Claim under the Plan is attributable to accrued but unpaid interest on such Allowed Term Loan Claim, Allowed General Unsecured Claim at Debtors other than Vertex, Allowed General Unsecured Claim at Vertex, or Allowed 2027 Convertible Note Claim, the receipt of such amount generally should be taxable to the U.S. Holder as ordinary interest income (to the extent such amount was not previously included in the gross income of such U.S. Holder). Conversely, a U.S. Holder of an Allowed Term Loan Claim, Allowed General Unsecured Claim at Debtors other than Vertex, Allowed General Unsecured Claim at Vertex, or Allowed 2027 Convertible Note Claim may be able to deduct a loss to the extent that any accrued interest on such debt instruments was previously included in the U.S. Holder’s gross income but was not paid in full by the Debtors. Such loss may be ordinary, but the tax law is unclear on this point.

If the fair market value of the consideration received by a U.S. Holder of an Allowed Term Loan Claim, Allowed General Unsecured Claim at Debtors other than Vertex, Allowed General Unsecured Claim at Vertex, or Allowed 2027 Convertible Note Claim under the Plan is not sufficient to fully satisfy all principal and interest on its Allowed Term Loan Claim, Allowed General Unsecured Claim at Debtors other than Vertex, Allowed General Unsecured Claim at Vertex, or Allowed 2027 Convertible Note Claim, the extent to which such consideration will be attributable to accrued interest is unclear. Under the Plan, the aggregate consideration distributed to U.S. Holders will be allocated first to the principal amount of the Allowed Term Loan Claim, Allowed General Unsecured Claim at Debtors other than Vertex, Allowed General Unsecured Claim at Vertex, or Allowed 2027 Convertible Note Claim, with any excess allocated to accrued but unpaid interest, if any, on such U.S. Holder’s Allowed Term Loan Claim, Allowed General Unsecured Claim at Debtors other than Vertex, Allowed General Unsecured Claim at Vertex, or Allowed 2027 Convertible Note Claim. Certain legislative history indicates that an allocation of consideration between principal and interest provided in a chapter 11 plan of reorganization is binding for U.S. federal income tax purposes, and certain case law generally indicates that a final payment on a distressed debt instrument that is insufficient to repay outstanding principal and interest will be allocated first to principal, rather than interest. Certain Treasury Regulations, however, allocates payments first to any accrued but unpaid interest. The IRS could take the position that the consideration received by the U.S. Holder should be allocated in some way other than as provided in the Plan.

U.S. Holders of Allowed Term Loan Claims, Allowed General Unsecured Claims at Debtors other than Vertex, Allowed General Unsecured Claims at Vertex, and Allowed 2027 Convertible Note Claims are urged to consult their own tax advisors regarding the proper allocation of the consideration received by them under the Plan.

5.	Market Discount

Under the “market discount” provisions of the IRC, some or all of any gain realized by a U.S. Holder of an Allowed Term Loan Claim, Allowed General Unsecured Claim at Debtors other than Vertex, Allowed General Unsecured Claim at Vertex, or Allowed 2027 Convertible Note Claim who exchanges such Allowed Term Loan Claim, Allowed General Unsecured Claim at Debtors other than Vertex, Allowed General Unsecured Claim at Vertex, or Allowed 2027 Convertible Note Claim for an amount on the Effective Date may be treated as ordinary income (instead of capital gain), to the extent of the amount of “market discount” on such exchanged Allowed Term Loan Claim, Allowed General Unsecured Claim at Debtors other than Vertex, Allowed General Unsecured Claim at Vertex, or Allowed 2027 Convertible Note Claim. In general, a debt instrument is considered to have been acquired with “market discount” if it is acquired other than on original issue and if the U.S. Holder’s adjusted tax basis in the debt instrument is less than (a) the sum of all remaining payments to be made on the debt instrument, excluding “qualified stated interest” or (b) in the case of a debt instrument issued with original issue discount, its adjusted issue price, by at least a de minimis amount (equal to 1/4 of 1 percent of the sum of all remaining payments to be made on the debt instrument, excluding qualified stated interest, multiplied by the remaining number of complete years to maturity).

Any gain recognized by a U.S. Holder on the disposition of an Allowed Term Loan Claim, Allowed General Unsecured Claim at Debtors other than Vertex, Allowed General Unsecured Claim at Vertex, or Allowed 2027 Convertible Note Claim (determined as described above) which was acquired with market discount should be treated as ordinary income to the extent of the amount of market discount that accrued thereon while such Allowed Term Loan Claim, Allowed General Unsecured Claim at Debtors other than Vertex, Allowed General Unsecured Claim at Vertex, or Allowed 2027 Convertible Note Claim was treated as held by such U.S. Holder (unless such U.S. Holder elected to include such amount of market discount in income as it accrued). To the extent that a U.S. Holder exchanges any Allowed Term Loan Claim, Allowed General Unsecured Claim at Debtors other than Vertex, Allowed General Unsecured Claim at Vertex, or Allowed 2027 Convertible Note Claim that was acquired with market discount in a tax-free transaction for other property, any market discount that accrued on such Allowed Term Loan Claim, Allowed General Unsecured Claim at Debtors other than Vertex, Allowed General Unsecured Claim at Vertex, or Allowed 2027 Convertible Note Claim (i.e., up to the time of the exchange), but was not recognized by such U.S. Holder, is carried over to the property received therefor and any gain recognized on the subsequent sale, exchange, redemption, or other disposition of such property is treated as ordinary income to the extent of such accrued, but not recognized, market discount.

U.S. Holders of Allowed Term Loan Claims, Allowed General Unsecured Claims at Debtors other than Vertex, Allowed General Unsecured Claims at Vertex, or Allowed 2027 Convertible Note Claims are urged to consult their own tax advisors concerning the application of the market discount rules to their Allowed Term Loan Claim, Allowed General Unsecured Claim at Debtors other than Vertex, Allowed General Unsecured Claim at Vertex, or Allowed 2027 Convertible Note Claim.

6.	Consequences to U.S. Holders of the Ownership and Disposition of New Common Stock.

a.	Dividends on New Common Stock

Any distributions made on account of the New Common Stock will constitute dividends for U.S. federal income tax purposes to the extent of the current or accumulated earnings and profits of Reorganized Vertex as determined under U.S. federal income tax principles. “Qualified dividend income” received by an individual U.S. Holder is subject to preferential tax rates. To the extent that a U.S. Holder receives distributions that exceed such current and accumulated earnings and profits, such distributions will be treated first as a non-taxable return of capital reducing the U.S. Holder’s basis in its shares of the New Common Stock. Any such distributions in excess of the U.S. Holder’s basis in its shares of the New Common Stock (determined on a share-by-share basis) generally will be treated as capital gain.

Subject to applicable limitations, distributions treated as dividends paid to U.S. Holders that are corporations generally will be eligible for the dividends-received deduction so long as Reorganized Vertex has sufficient earnings and profits and certain holding period requirements are satisfied. The length of time that a U.S. Holder has held its stock is reduced for any period during which such U.S. Holder’s risk of loss with respect to the stock is diminished by reason of the existence of certain options, contracts to sell, short sales, or similar transactions. In addition, to the extent that a corporation incurs indebtedness that is directly attributable to an investment in the stock on which the dividend is paid, all or a portion of the dividends-received deduction may be disallowed.

b.	Sale, Redemption, or Repurchase of New Common Stock

Unless a non-recognition provision applies, U.S. Holders generally will recognize capital gain or loss upon the sale, redemption, or other taxable disposition of the New Common Stock. Such capital gain generally will be long-term capital gain if at the time of the sale, exchange, retirement, or other taxable disposition, the U.S. Holder has held the New Common Stock for more than one year. Long-term capital gains of an individual taxpayer generally are taxed at preferential rates. The deductibility of capital losses is subject to certain limitations as described below. Under the recapture rules of section 108(e)(7) of the IRC, a U.S. Holder may be required to treat gain recognized on the taxable disposition of the New Common Stock, as applicable as ordinary income if such U.S. Holder took a bad debt deduction with respect to its Allowed Term Loan Claims, Allowed General Unsecured Claims at Debtors other than Vertex, Allowed General Unsecured Claims at Vertex, or Allowed 2027 Convertible Note Claims or recognized an ordinary loss on the exchange of its Allowed Term Loan Claims, Allowed General Unsecured Claims at Debtors other than Vertex, Allowed General Unsecured Claims at Vertex, or Allowed 2027 Convertible Note Claims for New Common Stock.

7.	Limitations on Use of Capital Losses.

A U.S. Holder of an Allowed Term Loan Claim, Allowed General Unsecured Claim at Debtors other than Vertex, Allowed General Unsecured Claim at Vertex, or Allowed 2027 Convertible Note Claim who recognizes capital losses as a result of the distributions under the Plan will be subject to limits on the use of such capital losses. For a non-corporate U.S. Holder, capital losses may be used to offset any capital gains (without regard to holding periods), and also ordinary income to the extent of the lesser of (1) $3,000 annually ($1,500 for married individuals filing separate returns) or (2) the excess of the capital losses over the capital gains. A non-corporate U.S. Holder may carry over unused capital losses and apply them against future capital gains and a portion of their ordinary income for an unlimited number of years. For corporate U.S. Holders, capital losses may only be used to offset capital gains. A corporate U.S. Holder that has more capital losses than may be used in a tax year may carry back unused capital losses to the three years preceding the capital loss year or may carry over unused capital losses for the five years following the capital loss year.

C.	Certain U.S. Federal Income Tax Consequences of the Plan to Non-U.S. Holders

The following discussion assumes that the Debtors will undertake the Restructuring Transactions currently contemplated by the Plan and includes only certain U.S. federal income tax consequences of the Plan to Non-U.S. Holders of Allowed Term Loan Claims, Allowed General Unsecured Claims at Debtors other than Vertex, Allowed General Unsecured Claims at Vertex, or Allowed 2027 Convertible Note Claims. This discussion does not include any non-U.S. tax considerations. The rules governing the U.S. federal income tax consequences to Non-U.S. Holders are complex. Each Non-U.S. Holder is urged to consult its own tax advisor regarding the U.S. federal, state, local, non-U.S., and non-income tax consequences of the consummation of the Plan to such Non-U.S. Holder and, if applicable, the ownership and disposition of the New Common Stock.

1.	Gain Recognition by Non-U.S. Holders of Allowed Term Loan Claims, Allowed General Unsecured Claims at Debtors other than Vertex, Allowed General Unsecured Claims at Vertex, or Allowed 2027 Convertible Note Claims

Whether a Non-U.S. Holder realizes gain or loss on the exchange and the amount of such gain or loss is determined in the same manner as set forth above in connection with U.S. Holders.

Any gain realized by a Non-U.S. Holder of an Allowed Term Loan Claim, Allowed General Unsecured Claim at Debtors other than Vertex, Allowed General Unsecured Claim at Vertex, or Allowed 2027 Convertible Note Claim on the exchange of its Allowed Term Loan Claims, Allowed General Unsecured Claims at Debtors other than Vertex, Allowed General Unsecured Claims at Vertex, or Allowed 2027 Convertible Note Claims (other than any gain attributable to accrued but untaxed interest (or original issue discount, if any), which will be taxable in the same manner as described below in “Accrued Interest”) generally will not be subject to U.S. federal income taxation unless (a) the Non-U.S. Holder is an individual who was present in the United States for 183 days or more during the taxable year in which the Restructuring Transactions occur and certain other conditions are met or (b) such gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business in the United States (and, if an applicable income tax treaty applies, such gain is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States).

If the first exception applies, the Non-U.S. Holder generally will be subject to U.S. federal income tax at a rate of 30 percent (or at a reduced rate or exemption from tax under an applicable income tax treaty) on the amount by which such Non-U.S. Holder’s capital gains allocable to U.S. sources exceed capital losses allocable to U.S. sources during the taxable year of the exchange. If the second exception applies, the Non-U.S. Holder generally will be subject to U.S. federal income tax with respect to any gain realized on the exchange if such gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States in the same manner as a U.S. Holder. In order to claim an exemption from withholding tax, such Non-U.S. Holder will be required to provide a properly executed IRS Form W-8ECI (or suitable substitute or successor form or such other form as the IRS may prescribe). In addition, if such a Non-U.S. Holder is a corporation, it may be subject to a branch profits tax equal to 30 percent (or such lower rate provided by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

2.	Accrued Interest.

Subject to the discussion of FATCA below, payments to a Non-U.S. Holder that are attributable to accrued but untaxed interest (or original issue discount, if any) with respect to Allowed Term Loan Claims, Allowed General Unsecured Claims at Debtors other than Vertex, Allowed General Unsecured Claims at Vertex, or Allowed 2027 Convertible Note Claims generally will not be subject to U.S. federal income or withholding tax, provided that the Non-U.S. Holder provides to the withholding agent, prior to receipt of such payment, appropriate documentation (generally, IRS Form W-8BEN or W-8BEN-E) establishing that the Non-U.S. Holder is not a U.S. person, unless:

1.	the Non-U.S. Holder actually or constructively owns ten percent or more of the total combined voting power of all classes of Debtor’s stock entitled to vote;

2.	the Non-U.S. Holder is a “controlled foreign corporation” that is a “related person” with respect to Debtor (each, within the meaning of the IRC);

3.	the Non-U.S. Holder is a bank receiving interest described in section 881(c)(3)(A) of the IRC; or

4.	such interest is effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States (in which case, provided the Non-U.S. Holder provides a properly executed IRS Form W-8ECI (or successor form) to the withholding agent, the Non-U.S. Holder (x) generally will not be subject to withholding tax, but (y) will be subject to U.S. federal income tax on a net basis generally in the same manner as a U.S. Holder (unless an applicable income tax treaty provides otherwise), and a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes may also be subject to a branch profits tax with respect to such Non-U.S. Holder’s effectively connected earnings and profits that are attributable to the accrued interest at a rate of thirty percent (or at a reduced rate or exemption from tax under an applicable income tax treaty)).

A Non-U.S. Holder that does not qualify for the exemption from withholding tax with respect to accrued but untaxed interest (or original issue discount, if any) that is not effectively connected income generally will be subject to withholding of U.S. federal income tax at a thirty percent rate (or at a reduced rate or exemption from tax under an applicable income tax treaty) on any payments that are attributable to accrued but untaxed interest (or original issue discount, if any). For purposes of providing a properly executed IRS Form W-8BEN or W-8BEN-E, special procedures are provided under applicable Treasury Regulations for payments through qualified foreign intermediaries or certain financial institutions that hold customers’ securities in the ordinary course of their trade or business. As described above in more detail, the aggregate consideration to be distributed to holders of Allowed Claims in each Class will be allocated first to the principal amount of such Allowed Claims, with any excess allocated to accrued but unpaid interest on such Allowed Claims, if any.

5.	Consequences to Non-U.S. Holders of the Ownership and Disposition of New Common Stock.

a.	Dividends.

Any distributions made with respect to New Common Stock (other than certain distributions of stock of Reorganized Vertex) will constitute dividends for U.S. federal income tax purposes to the extent of the current or accumulated earnings and profits of Reorganized Vertex, as determined under U.S. federal income tax principles (and thereafter first as a return of capital which reduces such Non-U.S. Holder’s basis in such New Common Stock and then, generally, capital gain). Except as described below, dividends paid with respect to New Common Stock held by a Non-U.S. Holder that are not effectively connected with such Non-U.S. Holder’s conduct of a U.S. trade or business (“ECI”) (or, if an applicable income tax treaty applies, are not attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States) will be subject to U.S. federal withholding tax at a rate of 30 percent (or at a reduced rate or exemption from tax under an applicable income tax treaty). A Non-U.S. Holder generally will be required to satisfy certain IRS certification requirements in order to claim a reduction of or exemption from withholding under an applicable income tax treaty by filing IRS Form W-8BEN or W-8BEN-E, as applicable (or suitable substitute or successor form or such other form as the IRS may prescribe), upon which the Non-U.S. Holder certifies, under penalties of perjury, its status as a non-U.S. person and its entitlement to the lower applicable income tax treaty rate or exemption from tax with respect to such payments. Dividends paid with respect to New Common Stock held by a Non-U.S. Holder that are ECI (and, if an applicable income tax treaty applies, are attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States) generally will be subject to U.S. federal income tax in the same manner as a U.S. Holder, and a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes may also be subject to a branch profits tax with respect to such Non-U.S. Holder’s effectively connected earnings and profits that are attributable to the dividends at a rate of 30 percent (or at a reduced rate or exemption from tax under an applicable income tax treaty). Distributions to a Non-U.S. Holder treated as capital gain from a sale or exchange may also be subject to taxation under FIRPTA (as discussed below).

6.	Sale, Redemption, or Repurchase of New Common Stock.

A Non-U.S. Holder generally will not be subject to U.S. federal income tax with respect to any gain realized on the sale or other taxable disposition (including a cash redemption) of New Common Stock of Reorganized Vertex unless:

(i)	such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition or who is subject to special rules applicable to former citizens and residents of the United States;

(ii)	such gain is ECI (and, if an applicable income tax treaty applies, such gain is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States); or

(iii)	the issuer of such New Common Stock is or has been during a specified testing period a “USRPHC.”

If the first exception applies, the Non-U.S. Holder generally will be subject to U.S. federal income tax at a rate of 30 percent (or at a reduced rate or exemption from tax under an applicable income tax treaty) on the amount by which such Non-U.S. Holder’s capital gains allocable to U.S. sources exceed capital losses allocable to U.S. sources during the taxable year of disposition of New Common Stock. If the second exception applies, the Non-U.S. Holder generally will be subject to U.S. federal income tax with respect to such gain in the same manner as a U.S. Holder, and a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes may also be subject to a branch profits tax with respect to earnings and profits effectively connected with a U.S. trade or business that are attributable to such gains at a rate of 30 percent (or at a reduced rate or exemption from tax under an applicable income tax treaty).

If the third exception applies, a non-U.S. Holder of New Common Stock generally will be subject to U.S. federal income tax on any gain recognized on the disposition of all or a portion of its New Common Stock under the Foreign Investment in Real Property Tax Act and the Treasury Regulations thereunder (“FIRPTA”). Taxable gain from a non-U.S. Holder’s disposition of an interest in a USRPHC (generally equal to the difference between the amount realized and the non-U.S. Holder’s adjusted tax basis in such interest) would constitute ECI. A non-U.S. Holder would also be subject to withholding tax equal to fifteen percent of the amount realized on the disposition and generally required to file a U.S. federal income tax return. The amount of any such withholding may be allowed as a credit against the non-U.S. Holder’s U.S. federal income tax liability and may entitle the non-U.S. Holder to a refund if the non-U.S. Holder properly and timely files a tax return with the IRS.

In general, a corporation would be a USRPHC with respect to a non-U.S. Holder if the fair market value of the corporation’s U.S. real property interests (as defined in the IRC and applicable Treasury Regulations) equals or exceeds fifty percent of the aggregate fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (applying certain look-through rules to evaluate the assets of subsidiaries) at any time within the shorter of (a) the five-year period ending on the effective time of the applicable disposition or (b) the non-U.S. Holder’s holding period for its interests in the corporation. As discussed above, the Debtors believe they are, and will be, USRPHCs, in light of the nature of their assets and business operations, but no formal study has been or will be conducted in this regard.

In general, FIRPTA will not apply upon a non-U.S. Holder’s disposition of its New Common Stock if (x) the New Common Stock is treated as “regularly traded” on an established market and continue to be regularly traded on an established market and (y) the non-U.S. Holder did not directly or indirectly own more than five percent of the value of the New Common Stock during a specified testing period.

7.	FATCA.

Under legislation commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”), foreign financial institutions and certain other foreign entities must report certain information with respect to their U.S. account holders and investors or be subject to withholding at a rate of 30 percent on the receipt of “withholdable payments.” For this purpose, “withholdable payments” are generally U.S.-source payments of fixed or determinable, annual or periodical income, and, subject to the paragraph immediately below, also include gross proceeds from the sale of any property of a type which can produce U.S.-source interest or dividends. FATCA withholding will apply even if the applicable payment would not otherwise be subject to U.S. federal nonresident withholding.

Withholding with respect to the gross proceeds of a disposition of any stock, debt instrument, or other property that can produce U.S.-source dividends or interest has been eliminated under proposed Treasury Regulations, which can be relied on until final regulations become effective.

Each Non-U.S. Holder are urged to consult its own tax advisor regarding the possible impact of FATCA withholding rules on such Non-U.S. Holder.

D.	Information Reporting and Back-Up Withholding.

The Debtors, Post-Effective Date Debtors, and any other applicable withholding agents will withhold all amounts required by law to be withheld from payments of interest and dividends, whether in connection with distributions under the Plan or in connection with payments made on account of consideration received pursuant to the Plan, and will comply with all applicable information reporting requirements. The IRS may make the information returns reporting such interest and dividends and withholding available to the tax authorities in the country in which a Non-U.S. Holder is resident. In general, information reporting requirements may apply to distributions or payments made to a Holder of a Claim under the Plan. Additionally, under the backup withholding rules, a Holder may be subject to backup withholding (currently at a rate of 24 percent) with respect to distributions or payments made pursuant to the Plan unless that Holder: (a) comes within certain exempt categories (which generally include corporations) and, when required, demonstrates that fact; or (b) timely provides a correct taxpayer identification number and certifies under penalty of perjury that the taxpayer identification number is correct and that the Holder is not subject to backup withholding (generally in the form of a properly executed IRS Form W-9 for a U.S. Holder, and, for a Non-U.S. Holder, in the form of a properly executed applicable IRS Form W-8 (or otherwise establishes such Non-U.S. Holder’s eligibility for an exemption)). Backup withholding is not an additional tax but is, instead, an advance payment that may be refunded to the extent it results in an overpayment of tax; provided that the required information is timely provided to the IRS.

In addition, from an information reporting perspective, Treasury Regulations generally require disclosure by a taxpayer on its U.S. federal income tax return of certain types of transactions in which the taxpayer participated, including, among other types of transactions, certain transactions that result in the taxpayer’s claiming a loss in excess of specified thresholds. Holders subject to the Plan are urged to consult their tax advisors regarding these regulations and whether the transactions contemplated by the Plan would be subject to these regulations and require disclosure on the Holders’ tax returns.

XXII.	RECOMMENDATION

In the opinion of the Debtors, the Plan is preferable to all other available alternatives and provides for a larger distribution to the Debtors’ creditors than would otherwise result in any other scenario. Accordingly, the Debtors recommend that Holders of Claims and Interests entitled to vote on the Plan vote to accept the Plan and support Confirmation of the Plan.

Dated: September 25, 2024	Vertex Energy, Inc.

/s/ R. Seth Bullock
R. Seth Bullock Chief Restructuring Officer Vertex Energy, Inc.

EXHIBIT A

Plan

A-1

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE SOUTHERN DISTRICT OF TEXAS
HOUSTON DIVISION

§
In re:	§	Chapter 11
§
VERTEX ENERGY, INC., et al.,[1]	§	Case No. 24-90507 (CML)
§
Debtors.	§	(Joint Administration Requested)
§

JOINT CHAPTER 11 PLAN

OF VERTEX ENERGY, INC. AND ITS DEBTOR AFFILIATES

THIS PLAN IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THE INFORMATION IN THIS PLAN IS SUBJECT TO CHANGE. THIS PLAN IS NOT AN OFFER TO SELL ANY SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY ANY SECURITIES.

BRACEWELL LLP		KIRKLAND & ELLIS LLP
Jason G. Cohen (TX Bar No. 24050435)		KIRKLAND & ELLIS INTERNATIONAL LLP
Jonathan L. Lozano (TX Bar No. 24121570)		Brian Schartz, P.C. (TX Bar No. 24099361)
711 Louisiana Street, Suite 2300		601 Lexington Avenue
Houston, Texas 77002		New York, New York 10022
Telephone:	(713) 223-2300	Telephone:	(212) 446-4800
Facsimile:	(800) 404-3970	Facsimile:	(212) 446-4900
Email:	jason.cohen@bracewell.com	Email:	brian.schartz@kirkland.com
jonathan.lozano@bracewell.com

-and-		-and-

Mark E. Dendinger (pro hac vice pending)		KIRKLAND & ELLIS LLP
31 W. 52nd Street, Suite 1900		KIRKLAND & ELLIS INTERNATIONAL LLP
New York, NY 10019		John R. Luze (pro hac vice pending)
Telephone:	(212) 508-6100	Rachael M. Bentley (pro hac vice pending)
Facsimile:	(800) 404-3970	333 West Wolf Point Plaza
Email:	mark.dendinger@bracewell.com	Chicago, Illinois 60654
		Telephone:	(312) 862-2000
		Facsimile:	(312) 862-2200
		Email:	john.luze@kirkland.com
rachael.bentley@kirkland.com

Proposed Co-Counsel to the Debtors and Debtors in Possession Dated: September 25, 2024		Proposed Co-Counsel to the Debtors and Debtors in Possession

[1]	A complete list of each of the Debtors in these chapter 11 cases may be obtained on the website of the Debtors’ proposed claims and noticing agent at https://www.veritaglobal.net/vertex. The location of Debtor Vertex Energy, Inc.’s corporate headquarters and the Debtors’ service address in these chapter 11 cases is 1331 Gemini Street Suite 250, Houston, Texas 77058.

 i

TABLE OF CONTENTS

ARTICLE I. DEFINED TERMS, RULES OF INTERPRETATION, COMPUTATION OF TIME, AND GOVERNING LAW		1
A.	Defined Terms	1
B.	Rules of Interpretation	14
C.	Computation of Time	15
D.	Governing Law	15
E.	Reference to Monetary Figures	15
F.	Reference to the Debtors or the Post-Effective Date Debtors	16
G.	Nonconsolidated Plan	16
H.	Controlling Document	16
I.	Consultation, Notice, Information, and Consent Rights	16

ARTICLE II. ADMINISTRATIVE CLAIMS, PRIORITY CLAIMS, AND RESTRUCTURING EXPENSES		16
A.	Administrative Claims	16
B.	DIP Claims	17
C.	Amended Intermediation Facility Claims	17
D.	Professional Fee Claims	17
E.	Priority Tax Claims	18
F.	Payment of Restructuring Expenses	18

ARTICLE III. CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS		19
A.	Classification of Claims and Interests	19
B.	Treatment of Claims and Interests	19
C.	Special Provision Governing Unimpaired Claims	24
D.	Elimination of Vacant Classes	24
E.	Voting Classes, Presumed Acceptance by Non-Voting Classes.	24
F.	Intercompany Interests	24
G.	Confirmation Pursuant to Sections 1129(a)(10) and 1129(b) of the Bankruptcy Code	24
H.	Controversy Concerning Impairment	25
I.	Subordinated Claims	25

ARTICLE IV. MEANS FOR IMPLEMENTATION OF THE PLAN		25
A.	General Settlement of Claims and Interests	25
B.	Restructuring Transactions	25
C.	Director, Officer, and Manager Liability Insurance	26
D.	Employment Obligations	26
E.	Cancellation of Notes, Instruments, Certificates, and Other Documents	27
F.	Section 1146 Exemption	27
G.	The Recapitalization Transaction	28
H.	The Asset Sale	32

ARTICLE V. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES		36
A.	Assumption and Rejection of Executory Contracts and Unexpired Leases	36
B.	Claims Based on Rejection of Executory Contracts or Unexpired Leases	37
C.	Cure of Defaults for Assumed Executory Contracts and Unexpired Leases	37
D.	Preexisting Obligations to the Debtors Under Executory Contracts and Unexpired Leases	38
E.	Insurance Policies	38
F.	Modifications, Amendments, Supplements, Restatements, or Other Agreements	38
G.	Indemnification Provisions	38
H.	Collective Bargaining Agreements	39
I.	Reservation of Rights	39
J.	Nonoccurrence of Effective Date	39

 ii

K.	Contracts and Leases Entered Into After the Petition Date	39

ARTICLE VI. PROVISIONS GOVERNING DISTRIBUTIONS		39
A.	Timing and Calculation of Amounts to Be Distributed	39
B.	Disbursing Agent	40
C.	Rights and Powers of Disbursing Agent	40
D.	Delivery of Distributions and Undeliverable or Unclaimed Distributions	40
E.	Manner of Payment	41
F.	Compliance with Tax Requirements	41
G.	Allocations	42
H.	No Postpetition Interest on Claims	42
I.	Foreign Currency Exchange Rate	42
J.	Setoffs and Recoupment	42
K.	Claims Paid or Payable by Third Parties	42

ARTICLE VII. THE PLAN ADMINISTRATOR		43
A.	The Plan Administrator	43
B.	Tax Returns	44
C.	Dissolution of the Wind-Down Debtors	45

ARTICLE VIII. PROCEDURES FOR RESOLVING CONTINGENT, UNLIQUIDATED, AND DISPUTED CLAIMS		45
A.	Allowance of Claims	45
B.	Claims Administration Responsibilities	45
C.	Disputed Claims Process	45
D.	Disputed Claims Reserve	45
E.	Estimation of Claims and Interests	46
F.	Adjustment to Claims or Interests without Objection	46
G.	Disallowance of Claims or Interests	46
H.	No Distributions Pending Allowance	47
I.	Distributions After Allowance	47

ARTICLE IX. SETTLEMENT, RELEASE, INJUNCTION, AND RELATED PROVISIONS		47
A.	Discharge of Claims and Termination of Interests	47
B.	Release of Liens	47
C.	Releases by the Debtors	48
D.	Releases by the Releasing Parties	49
E.	Exculpation	50
F.	Injunction	51
G.	Protections Against Discriminatory Treatment	52
H.	Document Retention	52
I.	Reimbursement or Contribution	52

ARTICLE X. CONDITIONS PRECEDENT TO CONSUMMATION OF THE PLAN		52
A.	Conditions Precedent to the Effective Date	52
B.	Waiver of Conditions	53
C.	Effect of Failure of Conditions	53
D.	Substantial Consummation	53

ARTICLE XI. MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN		54
A.	Modification and Amendments	54
B.	Effect of Confirmation on Modifications	54
C.	Revocation or Withdrawal of Plan	54

ARTICLE XII. RETENTION OF JURISDICTION		54

 iii

ARTICLE XIII. MISCELLANEOUS PROVISIONS		56
A.	Immediate Binding Effect	56
B.	Additional Documents	56
C.	Payment of Statutory Fees	56
D.	Statutory Committee and Cessation of Fee and Expense Payment	56
E.	Reservation of Rights	57
F.	Successors and Assigns	57
G.	Notices	57
H.	Term of Injunctions or Stays	58
I.	Entire Agreement	58
J.	Exhibits	58
K.	Nonseverability of Plan Provisions	58
L.	Votes Solicited in Good Faith	59
M.	Waiver or Estoppel	59

 iv

INTRODUCTION

Vertex Energy, Inc. and the above-captioned debtors and debtors in possession (collectively, the “Debtors”) propose this Plan for the resolution of the outstanding Claims against and Interests in the Debtors pursuant to chapter 11 of the Bankruptcy Code. Capitalized terms used herein and not otherwise defined have the meanings ascribed to such terms in Article I.A of this Plan. Although proposed jointly for administrative purposes, the Plan constitutes a separate Plan for each Debtor for the resolution of outstanding Claims and Interests pursuant to the Bankruptcy Code. Holders of Claims against or Interests in the Debtors may refer to the Disclosure Statement for a discussion of the Debtors’ history, businesses, assets, results of operations, historical financial information, and projections of future operations, as well as a summary and description of this Plan, the Restructuring Transactions, and certain related matters. The Debtors are the proponents of the Plan within the meaning of section 1129 of the Bankruptcy Code.

ALL HOLDERS OF CLAIMS AGAINST OR INTERESTS IN THE DEBTORS, TO THE EXTENT APPLICABLE, ARE ENCOURAGED TO READ THE PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN.

ARTICLE I.

DEFINED TERMS, RULES OF INTERPRETATION, COMPUTATION OF TIME, AND GOVERNING LAW

A.	Defined Terms.

As used in this Plan, capitalized terms have the meanings set forth below.

1.           “1125(e) Exculpation Parties” means, collectively, and in each case in its capacity as such: (a) each of the Exculpated Parties; (b) the directors and officers of any of the Debtors; (c) each of the Post-Effective Date Debtors; (d) the DIP Agent and DIP Lenders; (e) the Intermediation Counterparty; and (f) with respect to the foregoing parties, the Related Parties thereof.

2.           “2022 Warrants” means the April 2022 Warrants together with the May 2022 Warrants.

3.           “2027 Convertible Notes” means those certain 6.250% convertible senior notes due 2027, issued by Vertex Energy, Inc., pursuant to that certain indenture, dated as of November 1, 2021, by and between Vertex and the Trustee, as may be amended, modified, amended and restated, or otherwise supplemented from time to time.

4.           “2027 Convertible Notes Claim” means any Claim on account of the 2027 Convertible Notes.

5.           “Administrative Claim” means a Claim for costs and expenses of administration of the Estates under sections 503(b), 507(a)(2), 507(b), or 1114(e)(2) of the Bankruptcy Code, including: (a) the actual and necessary costs and expenses incurred on or after the Petition Date of preserving the Estates and operating the businesses of the Debtors; (b) Allowed Professional Fee Claims in the Chapter 11 Cases; and (c) all fees and charges assessed against the Estates under chapter 123 of title 28 of the United States Code, 28 U.S.C. §§ 1911-1930.

6.           “Affiliate” has the meaning set forth in section 101(2) of the Bankruptcy Code as if such Entity was a debtor in a case under the Bankruptcy Code.

7.           “Agent” means Cantor Fitzgerald Securities, in its capacity as administrative agent and collateral agent under the Term Loan.

8.           “Allowed” means, as to a Claim or Interest, a Claim or Interest allowed under the Plan, under the Bankruptcy Code, or by a Final Order, as applicable. For the avoidance of doubt, (a) there is no requirement to File a Proof of Claim (or move the Bankruptcy Court for allowance) to be an Allowed Claim under the Plan, and (b) the Debtors may affirmatively determine to deem Unimpaired Claims Allowed to the same extent such Claims would be allowed under applicable non bankruptcy law.

 1

9.           “Amended Intermediation Facility” means the intermediation facility entered into on the terms and conditions set forth in the Amended Intermediation Facility Agreement.

10.           “Amended Intermediation Facility Agreement” means the Intermediation Facility Agreement as amended and approved by the Bankruptcy Court pursuant to the Intermediation Facility Orders.

11.           “Amended Intermediation Facility Claims” means any Claim held by the Intermediation Counterparty arising under or relating to the Amended Intermediation Facility Agreement or the Intermediation Facility Orders.

12.           “Amended Intermediation Facility Documents” means the Amended Intermediation Facility Agreement and any other documentation necessary to effectuate the incurrence of the Amended Intermediation Facility.

13.           “Amended Intermediation Facility Term Sheet” means the term sheet attached as Exhibit D to the RSA.

14.           “April 2022 Warrants” means the warrants to purchase 2.75 million shares of Common Stock with an exercise price of $4.50 per share, granted by Vertex to the lenders (and/or their affiliates) on April 1, 2022, pursuant to that certain Warrant Agreement, dated April 1, 2022, by and between Vertex and Continental Stock Transfer & Trust Company, as warrant agent.

15.           “Asset Sale” means the sale of all, substantially all, or any portion of the Debtors’ assets through one or more sales conducted via a Third-Party Sale Transaction or a Credit Bid Sale Transaction pursuant to section 363 of the Bankruptcy Code, which shall occur if the Debtors File the Asset Sale Election Notice.

16.           “Asset Sale Documents” means all agreements, instruments, pleadings, orders or other related documents utilized to consummate the Asset Sale, including, but not limited to, the Bidding Procedures, Bidding Procedures Motion, Bidding Procedures Order, Purchase Agreement (if any), and Sale Order (if any), each of which shall contain terms and conditions that are materially consistent with the RSA.

17.           “Asset Sale Election Notice” means a notice Filed with the Bankruptcy Court indicating that the Debtors, in consultation with the Required Consenting Term Loan Lenders, have elected to pursue the Asset Sale.

18.           “Assumed Executory Contracts and Unexpired Leases” means those Executory Contracts and Unexpired Leases to be assumed by the applicable Post-Effective Date Debtors, as set forth on the Assumed Executory Contracts and Unexpired Leases List.

19.           “Assumed Executory Contracts and Unexpired Leases List” means the list of Executory Contracts and Unexpired Leases (with proposed Cure amounts) that will be assumed by the Post-Effective Date Debtors, which list shall be included in the Plan Supplement, as the same may be amended, modified, or supplemented from time to time.

20.           “Avoidance Actions” means any and all actual or potential avoidance, recovery, subordination, or other Claims, Causes of Action, or remedies that may be brought by or on behalf of the Debtors or their Estates or other authorized parties in interest under the Bankruptcy Code or applicable non-bankruptcy law, including Claims, Causes of Action, or remedies under sections 502, 510, 542, 544, 545, 547 through 553, and 724(a) of the Bankruptcy Code or under similar or related local, state, federal, or foreign statutes and common law, including fraudulent transfer laws.

21.           “Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101–1532, as amended.

22.           “Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of Texas.

 2

23.           “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure promulgated under section 2075 of the Judicial Code and the general, local, and chambers rules of the Bankruptcy Court.

24.           “Bidding Procedures” means the procedures governing the submission and evaluation of bids to purchase some, all, or substantially all of the Debtors’ assets attached as Exhibit 1 to the Bidding Procedures Order.

25.           “Bidding Procedures Motion” means the Debtors’ Emergency Motion for Entry of an Order (I) Approving the Bidding Procedures and Auction, (II) Scheduling Bid Deadlines, an Auction, Objection Deadlines, and a Sale Hearing, (III) Approving the Assumption and Assignment Procedures, (IV) Approving the Form and Manner of Notice of a Sale Transaction, the Auction, the Sale Hearings, and Assumption and Assignment Procedures, and (V) Granting Related Relief [Docket No. 5].

26.           “Bidding Procedures Order” means the Order (I) Approving the Bidding Procedures, (II) Scheduling Bid Deadlines, an Auction, Objection Deadlines, and a Sale Hearing (III) Approving the Assumption and Assignment Procedures, (IV) Approving the Form and Manner of Notice of a Sale Transaction, the Auction, the Sale Hearings, and Assumption and Assignment Procedures, and (V) Granting Related Relief.

27.           “Business Day” means any day, other than a Saturday, Sunday, or “legal holiday” (as defined in Bankruptcy Rule 9006(a)).

28.           “Cash” or “$” means cash and cash equivalents, including bank deposits, checks, and other similar items in legal tender of the United States of America.

29.           “Cash Collateral” has the meaning set forth in section 363(a) of the Bankruptcy Code.

30.           “Causes of Action” means any Claims, Interests, damages, remedies, causes of action, demands, rights, actions, controversies, proceedings, agreements, suits, obligations, liabilities, accounts, defenses, offsets, powers, privileges, licenses, Liens, indemnities, guaranties, and franchises of any kind or character whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, contingent or non-contingent, liquidated or unliquidated, secured or unsecured, assertable, directly or derivatively, matured or unmatured, suspected or unsuspected, whether arising before, on, or after the Petition Date, in contract, tort, law, equity, or otherwise. Causes of Action also include: (a) all rights of setoff, counterclaim, or recoupment and claims under contracts or for breaches of duties imposed by law or in equity; (b) the right to object to or otherwise contest Claims or Interests; (c) claims pursuant to section 362 or chapter 5 of the Bankruptcy Code; (d) such claims and defenses as fraud, mistake, duress, and usury, and any other defenses set forth in section 558 of the Bankruptcy Code; and (e) any avoidance actions arising under chapter 5 of the Bankruptcy Code or under similar local, state, federal, or foreign statutes and common law, including fraudulent transfer Laws.

31.           “Chapter 11 Cases” means (a) when used with reference to a particular Debtor, the case pending for that Debtor under chapter 11 of the Bankruptcy Code in the Bankruptcy Court, and (b) when used with reference to all the Debtors, the procedurally consolidated chapter 11 cases pending for the Debtors in the Bankruptcy Court.

32.           “Claim” means any claims, as defined in section 101(5) of the Bankruptcy Code, against any of the Debtors.

33.           “Claims and Noticing Agent” means Kurtzman Carson Consultants, LLC d/b/a Verita Global, the claims, noticing, and solicitation agent retained by the Debtors in the Chapter 11 Cases by Bankruptcy Court order.

34.           “Claims Bar Date” means the date established by the Bankruptcy Court by which Proofs of Claim must be Filed with respect to such Claims, other than Administrative Claims, Claims held by Governmental Units, or other Claims or Interests for which the Bankruptcy Court entered an order excluding the Holders of such Claims or Interests from the requirement of Filing Proofs of Claim.

35.           “Claims Register” means the official register of Claims and Interests in the Debtors maintained by the Claims and Noticing Agent.

 3

36.           “Class” means a class of Claims or Interests as set forth in Article III hereof pursuant to section 1122(a) of the Bankruptcy Code.

37.           “CM/ECF” means the Bankruptcy Court’s Case Management and Electronic Case Filing system.

38.           “Collective Bargaining Agreement” means the Collective Bargaining Agreement by and between Vertex Refining Alabama LLC (or its successor), on the one hand, and The United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union, AFL-CIO, CLC and its Local 9-00265-01 (or its successors), on the other hand, as the same may have been amended from time to time.

39.           “Common Stock” means the shares of common stock of Vertex, par value $0.001 per share.

40.           “Company Parties” means Vertex Energy, Inc., a company incorporated under the Laws of the State of Nevada, and each of its Affiliates listed on Exhibit A to the RSA, each of which has executed and delivered counterpart signature pages to the RSA to counsel to the Consenting Stakeholders.

41.           “Confirmation” means the Bankruptcy Court’s entry of the Confirmation Order on the docket of the Chapter 11 Cases.

42.           “Confirmation Date” means the date upon which the Bankruptcy Court enters the Confirmation Order on the docket of the Chapter 11 Cases, within the meaning of Bankruptcy Rules 5003 and 9021.

43.           “Confirmation Hearing” means the hearing held by the Bankruptcy Court on Confirmation of the Plan, pursuant to Bankruptcy Rule 3020(b)(2) and sections 1128 and 1129 of the Bankruptcy Code, as such hearing may be continued from time to time.

44.           “Confirmation Objection Deadline” means the date that is seven (7) days prior to the date first set by the Bankruptcy Court for the Confirmation Hearing.

45.           “Confirmation Order” means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

46.           “Consenting Stakeholders” means, collectively, the Consenting Term Loan Lenders and any Person or Entity that executed and delivered a Joinder to the RSA to the Company Parties and to counsel to the Consenting Term Loan Lenders.

47.           “Consenting Term Loan Lenders” means the Holders of, or investment advisors, sub-advisors, or managers of discretionary accounts that hold Term Loan Claims that have executed and delivered counterpart signature pages to the RSA, a Joinder, or a Transfer Agreement to counsel to the Company Parties.

48.           “Consenting Term Loan Lender Advisors” means (a) all legal counsel to the Term Loan Lenders and Agent, and (b) Houlihan Lokey Capital, Inc., as financial advisor to the Term Loan Lenders.

49.           “Consummation” means the occurrence of the Effective Date.

50.           “Credit Bid” means, as applicable, a bid by the DIP Lenders and/or Term Loan Lenders for all or substantially all of the Debtors’ assets pursuant to section 363 of the Bankruptcy Code.

51.           “Credit Bid Asset Purchase Agreement” means that certain asset purchase agreement to be entered into as part of the Credit Bid Sale Transaction and as approved by the Credit Bid Sale Order, by and among the Debtors, as sellers, and the DIP Lenders and/or Term Loan Lenders, as buyer(s), pursuant to a Credit Bid, which includes all exhibits and schedules thereto, and as may be amended, modified, or supplemented in accordance with the terms thereof.

 4

52.           “Credit Bid Sale Order” means the Bankruptcy Court order approving the Debtors’ entry into the Credit Bid Asset Purchase Agreement in connection with the Credit Bid Sale Transaction, in form and substance reasonably acceptable to the Debtors and/or the DIP Lenders and the Required Consenting Term Loan Lenders.

53.           “Credit Bid Sale Transaction” means an Asset Sale pursuant to a Credit Bid.

54.           “Cure” means a Claim (unless waived or modified by the applicable counterparty) based upon a Debtor’s defaults under an Executory Contract or an Unexpired Lease assumed by such Debtor under section 365 of the Bankruptcy Code, other than a default that is not required to be cured pursuant to section 365(b)(2) of the Bankruptcy Code.

55.           “D&O Liability Insurance Policies” means all insurance policies (including any “tail policy”) maintained by or for the benefit of the Debtors for liabilities against any of the Debtors’ current or former directors, managers, and officers, and all agreements, documents or instruments relating thereto.

56.            “Debtor Release” means the release set forth in Article IX.C of this Plan.

57.           “Debtors” means, collectively, each of the following: Vertex Energy, Inc.; Bango Oil LLC; Cedar Marine Terminals, L.P.; Crossroad Carriers, L.P.; Crystal Energy, LLC; H&H Oil, L.P.; HPRM LLC; Tensile-Heartland Acquisition Corporation; Tensile-Myrtle Grove Acquisition Corporation; Vertex II GP, LLC; Vertex Acquisition Sub, LLC; Vertex Energy Operating, LLC; Vertex Marine Fuel Services LLC; Vertex Merger Sub, LLC; Vertex Recovery, L.P.; Vertex Recovery Management, LLC; Vertex Refining Alabama LLC; Vertex Refining LA, LLC; Vertex Refining Myrtle Grove LLC; Vertex Refining NV, LLC; Vertex Refining Texas LLC; Vertex Renewables LLC; Vertex Renewables Alabama LLC; and Vertex Splitter Corporation.

58.           “December 2023 Warrants” means the warrants granted by Vertex to purchase 1.0 million shares of Common Stock with an exercise price of $3.00 per share to certain lenders and their affiliates pursuant to that certain Warrant Agreement, dated December 28, 2023, by and between Vertex and Continental Stock Transfer & Trust Company, as warrant agent.

59.           “Definitive Documents” means, collectively and as applicable, (a) the RSA; (b) the Restructuring Term Sheet (and all exhibits thereto); (c) the Plan (and all exhibits thereto); (d) the Disclosure Statement (and all exhibits thereto); (e) the Solicitation Materials; (f) any order of the Bankruptcy Court approving the Disclosure Statement and the other Solicitation Materials (and motion(s) seeking approval thereof); (g) the DIP Orders; (h) the Postpetition Financing Documents; (i) the Intermediation Facility Orders; (j) the Confirmation Order; (k) the Plan Supplement; (l) the Exit Intermediation Facility Documents; and (m) the Asset Sale Documents, including, but not limited to, the Bidding Procedures, the Bidding Procedures Motion, the Bidding Procedures Order, a Purchase Agreement (if any), and a Sale Order (if any).

60.           “DIP Agent” means Cantor Fitzgerald Securities, as the administrative agent and collateral agent under the DIP Loan Agreement, its successors, assigns, or any replacement agent appointed pursuant to the terms of the DIP Loan Agreement.

61.           “DIP Claims” means any Claim held by the DIP Lenders or the DIP Agent arising under or relating to the DIP Loan Agreement or the DIP Orders on account of funding the DIP Facility, including any and all fees, interests paid in kind, and accrued but unpaid interest and fees arising under the DIP Facility, the DIP Loan Agreement, or the other DIP Facility Documents.

62.           “DIP Facility” means the debtor-in-possession delayed draw term loan credit facility entered into on the terms and conditions set forth in the DIP Facility Documents.

63.           “DIP Facility Documents” means the DIP Loan Agreement and any other documentation necessary to effectuate the incurrence of the DIP Facility, including, but not limited to, any notes, certificates, agreements, security agreements, documents, or instruments (including any amendments, restatements, supplements, or modifications of any of the foregoing).

 5

64.           “DIP Lenders” means the lenders under the DIP Loan Agreement.

65.           “DIP Lender Advisors” means (a) all legal counsel to the DIP Lenders and DIP Agent, and (b) Houlihan Lokey Capital, Inc., as financial advisor to the DIP Lenders.

66.           “DIP Loan Agreement” means that certain senior secured superpriority debtor-in-possession loan and security agreement, dated as of September 25, 2024, by and among the Debtors, the DIP Agent, and the lenders party thereto, setting forth the terms and conditions of an up to $280 million debtor-in-possession financing facility.

67.           “DIP Orders” means, as applicable, the interim and final orders of the Bankruptcy Court approving, among other things, the terms of the DIP Facility, which shall be consistent with the DIP Loan Agreement.

68.           “DIP Term Sheet” means the term sheet attached as Exhibit C to the RSA.

69.           “Disallowed” means any Claim that is not Allowed.

70.           “Disbursing Agent” means, (a) if the Recapitalization Transaction occurs, the Post-Effective Date Debtors or any Entity the Post-Effective Date Debtors select to make or to facilitate distributions in accordance with the Plan, which Entity may include the Claims and Noticing Agent, or (b) if the Asset Sale occurs, the Plan Administrator.

71.           “Disclosure Statement” means the Disclosure Statement Relating for the Joint Chapter 11 Plan of Vertex Energy, Inc. and Its Debtor Affiliates, including all exhibits and schedules thereto, that is prepared and distributed in accordance with the Bankruptcy Code, the Bankruptcy Rules, and any other applicable law.

72.           “Disputed” means, as to a Claim or an Interest, a Claim or an Interest: (a) that is not Allowed; (b) that is not Disallowed under the Plan, the Bankruptcy Code, or a Final Order, as applicable; and (c) with respect to which a party in interest has filed a Proof of Claim or otherwise made a written request to a Debtor for payment, without any further notice to or action, order, or approval of the Bankruptcy Court.

73.           “Disputed Claims Reserve” means a reserve of Cash or other consideration in the Disputed Claims Reserve Amount that may be funded after the Effective Date pursuant to Article VIII hereof.

74.           “Disputed Claims Reserve Amount” means the amount of Cash or other consideration determined by the Debtors or the Post-Effective Date Debtors, as applicable, that would likely have been distributed to the Holders of all applicable Disputed General Unsecured Claims as if such Disputed General Unsecured Claims had been Allowed General Unsecured Claims on the Effective Date, with the amount of such Allowed General Unsecured Claims to be determined, solely for the purposes of establishing reserves and for maximum distribution purposes, to be (a) the lesser of (i) the asserted amount of each Disputed General Unsecured Claim against the Debtors as set forth on the applicable Schedule or Schedules or, if and solely to the extent a non-duplicative Proof of Claim was filed in an asserted amount greater than the scheduled amount, the asserted amount filed with the Bankruptcy Court as set forth in such non-duplicative Proof of Claim or as provided by the parties to the Debtors or the Post-Effective Date Debtors, as applicable, as further information with respect to the Proof of Claim, and (ii) the amount, if any, estimated by the Bankruptcy Court pursuant to section 502(c) of the Bankruptcy Code or ordered by other order of the Bankruptcy Court, or (b) the amount otherwise agreed to by Debtors and the Holder of such Disputed or unliquidated Claim for reserve purposes.

75.           “Distribution Record Date” means the record date for purposes of making distributions under the Plan on account of Allowed Claims, which date shall be the Confirmation Date or such other date as specified in the Confirmation Order; provided that, to the extent Holders of the Debtors’ publicly-traded securities are entitled to receive a distribution under the Plan, the Distribution Record Date shall not apply to any of the Debtors’ publicly-traded securities deposited with DTC and such Holders shall receive a distribution in accordance with the customary procedures of DTC used in connection with such distributions.

76.            “DTC” means The Depository Trust Company.

 6

77.            “Effective Date” means the date that is the first Business Day after the Confirmation Date on which (a) the Confirmation Order is in effect and not subject to stay; (b) all conditions precedent to the occurrence of the Effective Date set forth in Article X of the Plan have been satisfied or waived in accordance with Article X.B. of the Plan; and (c) the Debtors declare the Plan effective. Any action to be taken on the Effective Date may be taken on or as soon as reasonably practicable thereafter.

78.           “Employment Obligations” means any existing obligations to employees to be assumed, reinstated, or honored, as applicable, in accordance with the Plan.

79.           “Entity” shall have the meaning set forth in section 101(15) of the Bankruptcy Code.

80.           “EPA” means the U.S. Environmental Protection Agency.

81.           “Equity Security” means any equity security, as defined in section 101(16) of the Bankruptcy Code.

82.           “Estate” means, as to each Debtor, the estate created for the Debtor in its Chapter 11 Case pursuant to section 541 of the Bankruptcy Code.

83.           “Excess Distributable Cash” means Cash, if any, held by the Debtors on the Effective Date after funding the treatment of the Administrative Claims, Priority Tax Claims, Amended Intermediation Facility Claims, Other Secured Claims, and Other Priority Claims; provided that any Cash placed in (a) the Wind-Down Reserve and (b) Professional Fee Escrow Account shall not be Excess Distributable Cash until after, in the case of sub-clause (a), all applicable claims have been paid or otherwise satisfied, and, in the case of sub-clause (b), all Professional Fee Claims have either been paid (if Allowed) or Disallowed.

84.           “Exculpated Parties” means, collectively, and in each case in its capacity as such: (a) the Debtors; (b) the independent directors or managers of any Debtor; and (c) any statutory committee appointed in the Chapter 11 Cases and each of their respective members, solely in their respective capacities as such.

85.           “Executory Contract” means a contract to which one or more of the Debtors are a party and that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

86.           “Exit Intermediation Facility” means, if the Recapitalization Transaction occurs, on the Effective Date, the new intermediation facility entered into by the Reorganized Debtors on terms and conditions acceptable to the Reorganized Debtors and the Required Consenting Term Loan Lenders.

87.           “Exit Intermediation Facility Documents” means any documentation necessary to effectuate the incurrence of the Exit Intermediation Facility.

88.            “Federal Judgment Rate” means the federal judgment rate in effect as of the Petition Date.

89.           “File,” “Filed,” or “Filing” means file, filed, or filing with the Bankruptcy Court or its authorized designee in the Chapter 11 Cases.

90.           “Final Order” means an order or judgment of the Bankruptcy Court, or court of competent jurisdiction with respect to the subject matter that has not been reversed, stayed, modified, or amended, as entered on the docket in any Chapter 11 Case or the docket of any court of competent jurisdiction, and as to which the time to appeal, or seek certiorari or move for a new trial, reargument, or rehearing has expired and no appeal or petition for certiorari or other proceedings for a new trial, reargument, or rehearing has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been or may be timely Filed has been withdrawn or resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought or the new trial, reargument, or rehearing will have been denied, resulted in no stay pending appeal of such order, or has otherwise been dismissed with prejudice; provided that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be Filed with respect to such order will not preclude such order from being a Final Order.

 7

91.           “General Unsecured Claim” means any Claim that is not (a) a DIP Claim; (b) an Administrative Claim; (c) a Professional Fee Claim; (d) a Priority Tax Claim (e) an Other Secured Claim; (f) an Other Priority Claim; (g) an Intermediation Facility Claim; (h) a Term Loan Claim; (i) a 2027 Convertible Notes Claim; (j) an Intercompany Claim; or (k) an Amended Intermediation Facility Claim.

92.           “Governing Body” means, in each case in its capacity as such, the board of directors, board of managers, manager, general partner, investment committee, special committee, or such similar governing body of any of the Debtors or the Post-Effective Date Debtors, as applicable.

93.           “Governmental Body” means any U.S. or non-U.S. federal, state, municipal, or other government, or other department, commission, board, bureau, agency, public authority, or instrumentality thereof, or any other U.S. or non-U.S. court or arbitrator.

94.           “Governmental Unit” means any governmental unit, as defined in section 101(27) of the Bankruptcy Code.

95.           “Holder” means an Entity holding a Claim or Interest.

96.           “Impaired” means “impaired” within the meaning of section 1124 of the Bankruptcy Code.

97.           “Indemnification Provisions” means each of the Debtors’ indemnification provisions currently in place, whether in the respective Debtors’ bylaws, certificates of incorporation, other formation documents, board resolutions, or contracts, for the current and former members of any Governing Body, directors, officers, managers, employees, attorneys, other professionals, and respective agents of, or acting on behalf of, any of the Debtors.

98.           “Intercompany Claim” means any Claim against a Debtor held by another Debtor.

99.           “Intercompany Interest” means an Interest in a Debtor held by another Debtor.

100.         “Interest” means, collectively, (a) any Equity Security, or any other equity or ownership interest (including any such interest in a partnership, limited liability company, or other Entity), in any Debtor, (b) any other rights, options, warrants (including the Warrants), stock appreciation rights, phantom stock rights, restricted stock units, redemption rights, repurchase rights, convertible, exercisable or exchangeable securities or other agreements, arrangements, or commitments of any character relating to, or whose value is related to, any such interest or other ownership interest in any Debtor, and (c) any and all Claims that are otherwise determined by the Bankruptcy Court to be an equity interest, including any Claim or debt that is recharacterized as an equity interest or subject to subordination as an equity interest pursuant to section 510(b) of the Bankruptcy Code.

101.        “Intermediation Collateral” means the collateral securing the Allowed Intermediation Facility Claims.

102.        “Intermediation Counterparty” means Macquarie Energy North America Trading Inc., as a party to the Intermediation Facility.

103.       “Intermediation Facility” means the facility existing under the Intermediation Facility Agreement.

104.       “Intermediation Facility Agreement” means that certain Supply and Offtake Agreement, dated as of April 1, 2022, by and between Vertex Refining Alabama LLC and the Intermediation Counterparty, as may be amended from time to time in accordance with the terms thereof.

105.       “Intermediation Facility Claims” means any Claim on account of the Intermediation Facility.

106.       “Intermediation Facility Documents” means the Amended Intermediation Facility Agreement and any other documentation necessary to effectuate the incurrence of the Amended Intermediation Facility.

 8

107.             “Intermediation Facility Orders” means, as applicable, the interim and final orders of the Bankruptcy Court approving the terms of, and the Debtors’ entry into, the Amended Intermediation Facility.

108.             “Internal Revenue Code” means title 26 of the United States Code, 26 U.S.C. §§ 1-9834, as amended from time to time.

109.             “Joinder” means an executed joinder to the RSA substantially in the form attached as Exhibit F to the RSA providing, among other things, that the signing Holder of Claims or Interests is bound by the RSA.

110.             “Judicial Code” means title 28 of the United States Code, 28 U.S.C. §§ 1–4001, as amended from time to time.

111.             “July 2024 Warrants” means the warrants granted by Vertex to purchase 2,577,263 shares of Common Stock with an exercise price of $0.01 per share to certain lenders and their affiliates pursuant to that certain Warrant Agreement, dated July 26, 2024, by and between Vertex and Continental Stock Transfer & Trust Company, as warrant agent.

112.             “June 2024 Warrants” means the warrants granted by Vertex to purchase 0.5 million shares of Common Stock with an exercise price of $1.23 per share to certain lenders and their affiliates pursuant to that certain Warrant Agreement, dated June 25, 2024, by and between Vertex and Continental Stock Transfer & Trust Company, as warrant agent.

113.             “Law” means any federal, state, local, or foreign law (including common law), statute, code, ordinance, rule, regulation, decree, injunction, order, ruling, assessment, writ, or other legal requirement or judgment, in each case, that is validly adopted, promulgated, issued, or entered by a governmental authority of competent jurisdiction (including the Bankruptcy Court).

114.              “Lien” means a lien as defined in section 101(37) of the Bankruptcy Code.

115.             “Management Incentive Plan” means, if the Recapitalization Transaction occurs, the Reorganized Debtors’ management incentive plan.

116.             “May 2022 Warrants” means the warrants granted by Vertex to purchase 0.25 million shares of Common Stock with an exercise price of $9.25 per share to certain of the lenders and their affiliates pursuant to that certain Warrant Agreement, dated May 26, 2022, by and between Vertex and Continental Stock Transfer & Trust Company, as warrant agent.

117.             “MIP Documents” means, collectively, the documents governing the Management Incentive Plan, if any, as such documents may be amended, supplemented, or otherwise modified from time to time in accordance with their terms.

118.             “New Board” means, if the Recapitalization Transaction occurs, the board of directors or similar Governing Body of Reorganized Vertex, which shall be acceptable to the Required Consenting Term Loan Lenders.

119.             “New Common Stock” means, if the Recapitalization Transaction occurs, the new common stock, shares, or units of Reorganized Vertex issued on the Effective Date.

120.             “New Organizational Documents” means, if the Recapitalization Transaction occurs, the documents providing for corporate governance of Reorganized Vertex and the other Reorganized Debtors, as applicable, including charters, bylaws, operating agreements, or other organizational documents or shareholders’ agreements, as applicable, which shall be consistent with section 1123(a)(6) of the Bankruptcy Code (as applicable).

121.             “Notice of Proposed Assumption/Assignment” means a notice setting forth a schedule of Executory Contracts and Unexpired Leases and proposed Cure amounts which shall be assumed by the applicable Post-Effective Date Debtors under section 365 of the Bankruptcy Code.

 9

122.             “Other Priority Claim” means any Claim, other than an Administrative Claim or a Priority Tax Claim, entitled to priority in right of payment under section 507(a) of the Bankruptcy Code.

123.             “Other Secured Claim” means any Secured Claim against the Debtors other than a DIP Claim, a Priority Tax Claim, an Amended Intermediation Facility Claim, or a Term Loan Claim (to the extent such Claim does not become a DIP Claim pursuant to the DIP Orders).

124.             “Person” has the meaning set forth in section 101(41) of the Bankruptcy Code.

125.             “Petition Date” means the date on which the Debtors commenced the Chapter 11 Cases.

126.             “Plan” means this Joint Chapter 11 Plan of Vertex Energy, Inc. and Its Debtor Affiliates (which may be modified, amended, or supplemented from time to time in accordance with the Bankruptcy Code, the Bankruptcy Rules, the RSA, or the terms hereof, as the case may be, and the Plan Supplement, which is incorporated herein by reference).

127.             “Plan Administrator” means, if the Asset Sale occurs, the person selected by the Required Consenting Term Loan Lenders to liquidate the Wind-Down Assets and make distributions under the Plan.

128.             “Plan Administrator Agreement” means, if the Asset Sale occurs, that certain agreement entered into no later than the Effective Date setting forth, among other things, the Plan Administrator’s rights, powers, obligations, and compensation, all of which shall be consistent with the applicable provisions of the Plan.

129.             “Plan Distribution” means a payment or distribution to Holders of Allowed Claims, Allowed Interests, or other eligible Entities under and in accordance with the Plan.

130.             “Plan Supplement” means the compilation of documents and forms of documents, agreements, schedules, and exhibits to the Plan (in each case, as may be altered, amended, modified, or supplemented from time to time in accordance with the terms hereof and in accordance with the Bankruptcy Code and Bankruptcy Rules) to be Filed by the Debtors prior to the Confirmation Hearing to the extent available, and any additional documents Filed prior to the Effective Date as amendments to the Plan Supplement, including the following, as applicable: (a) the Assumed Executory Contracts and Unexpired Leases List, (b) the Rejected Executory Contracts and Unexpired Leases List; (c) the Schedule of Retained Causes of Action; (d) the identity of the Plan Administrator (if any); (e) the Plan Administrator Agreement (if any); (f) the Wind-Down Budget (if any); (g) the New Organizational Documents (if any); (h) the Exit Intermediation Facility Documents (if any); (i) the Restructuring Transactions Memorandum; (j) the identity of the New Board, if applicable; and (k) solely to the extent required under section 1129(a)(5) of the Bankruptcy Code, the MIP Documents.

131.             “Post-Effective Date Debtors” means the Reorganized Debtors, the Wind-Down Debtors, or the Plan Administrator, as applicable.

132.             “Postpetition Financing Documents” means the DIP Facility Documents, the Amended Intermediation Facility Documents, and any related documents or agreements governing the DIP Facility and the Amended Intermediation Facility.

133.             “Postpetition Financing Facilities” means, collectively, the DIP Facility and the Amended Intermediation Facility.

134.             “Priority Tax Claim” means any Claim of a Governmental Unit of the kind specified in section 507(a)(8) of the Bankruptcy Code.

135.             “Pro Rata” means the proportion that an Allowed Claim or an Allowed Interest in a particular Class bears to the aggregate amount of Allowed Claims or Allowed Interests in that Class, unless otherwise indicated.

 10

136.             “Professional” means an Entity: (a) employed pursuant to a Bankruptcy Court order in accordance with sections 327, 363, or 1103 of the Bankruptcy Code and to be compensated for services rendered prior to or on the Confirmation Date, pursuant to sections 327, 328, 329, 330, 331, and 363 of the Bankruptcy Code; or (b) awarded compensation and reimbursement by the Bankruptcy Court pursuant to section 503(b)(4) of the Bankruptcy Code.

137.             “Professional Fee Amount” means the aggregate amount of Professional Fee Claims and other unpaid fees and expenses that the Professionals estimate they have incurred or will incur in rendering services to the Debtors prior to the Effective Date as set forth in Article II.D of the Plan.

138.             “Professional Fee Claim” means a Claim by a Professional seeking an award by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the Confirmation Date under sections 330, 331, 503(b)(2), 503(b)(3), 503(b)(4), or 503(b)(5) of the Bankruptcy Code.

139.             “Professional Fee Escrow Account” means an interest-bearing account funded by the Post-Effective Date Debtors with Cash on the Effective Date in an amount equal to the Professional Fee Amount.

140. “Proof of Claim” means a proof of Claim Filed against any of the Debtors in the Chapter 11 Cases.

141.             “Purchase Agreement” means the Third-Party Asset Purchase Agreement or the Credit Bid Asset Purchase Agreement, as applicable.

142.             “Purchaser” means, if the Asset Sale occurs, (a) in the event of one or more Third-Party Sale Transactions, the Person(s), Entity, or Entities, as applicable, with the Successful Bid(s), and (b) in the event of a Credit Bid Sale Transaction, the DIP Lenders and/or Term Loan Lenders.

143.             “Recapitalization Transaction” means a restructuring under the Plan pursuant to which, among other things, the Reorganized Debtors distribute all New Common Stock to Holders of DIP Claims and/or Term Loan Claims on the Effective Date, subject to the Management Incentive Plan.

144.             “Reinstate,” “Reinstated,” or “Reinstatement” means reinstate, reinstated, or reinstatement with respect to Claims and Interests, that the Claim or Interest shall be rendered Unimpaired in accordance with section 1124 of the Bankruptcy Code.

145.             “Rejected Executory Contracts and Unexpired Leases List” means the list, as determined by the Debtors or the Post-Effective Date Debtors, as applicable, of Executory Contracts and Unexpired Leases that will be rejected pursuant to the Plan, which list shall be included in the Plan Supplement.

146.             “Related Party” means each of, and in each case in its capacity as such, current and former directors, managers, officers, committee members, members of any governing body, equity holders (regardless of whether such interests are held directly or indirectly), affiliated investment funds or investment vehicles, managed accounts or funds, predecessors, participants, successors, assigns, subsidiaries, Affiliates, partners, limited partners, general partners, principals, members, management companies, fund advisors or managers, employees, agents, trustees, advisory board members, financial advisors, attorneys (including any other attorneys or professionals retained by any current or former director or manager in his or her capacity as director or manager of an Entity), accountants, investment bankers, consultants, representatives, and other professionals and advisors and any such person’s or Entity’s respective heirs, executors, estates, and nominees.

147.             “Released Parties” means, collectively, and in each case in its capacity as such: (a) the Debtors; (b) the Reorganized Debtors; (c) the Wind-Down Debtors; (d) the Plan Administrator; (e) the DIP Agent and each DIP Lender; (f) the Agent; (g) the Consenting Stakeholders; (h) the Intermediation Counterparty; (i) all Holders of Claims; (j) all Holders of Equity Interests; (k) each current and former Affiliate of each Entity in clause (a) through the following clause (l); and (l) each Related Party of each Entity in clause (a) through this clause (l); provided, however, that in each case, an Entity shall not be a Released Party if it: (x) elects to not opt in to the Third-Party Release; or (y) timely objects to the Third-Party Release and such objection is not withdrawn before Confirmation.

 11

148.             “Releasing Parties” means, collectively, and in each case in its capacity as such: (a) the Debtors; (b) the Reorganized Debtors; (c) the Wind-Down Debtors; (d) the Plan Administrator; (e) the DIP Agent and each DIP Lender; (f) the Agent; (g) the Consenting Stakeholders; (h) the Intermediation Counterparty; (i) all Holders of Claims; (j) all Holders of Equity Interests; (k) each current and former Affiliate of each Entity in clause (a) through the following clause (l); and (l) each Related Party of each Entity in clause (a) through this clause (l) for which such Entity is legally entitled to bind such Related Party to the releases contained in the Plan; provided, however, that in each case, an Entity shall not be a Releasing Party if it: (x) elects to not opt in to the Third-Party Release contained in the Plan; or (y) timely objects to the Third-Party Release and such objection is not withdrawn before Confirmation.

149.             “Reorganized Debtors” means, if the Recapitalization Transaction occurs, collectively, some or all the Debtors, or any successor thereto, by merger, consolidation, or otherwise, on or after the Effective Date.

150.             “Reorganized Vertex” means Vertex or any successor or assign thereto, by merger, consolidation, or otherwise, on and after the Effective Date.

151.             “Required Consenting Term Loan Lenders” means, as of the relevant date, Consenting Term Loan Lenders holding at least 80% of the aggregate outstanding principal amount of the Term Loan Claims that are held by the Consenting Term Loan Lenders.

152.             “Restructuring Expenses” means the reasonable and documented fees and expenses accrued since the inception of their respective engagements related to the Restructuring Transactions (including the Plan) and not previously paid by, or on behalf of, the Debtors of: (a) the Consenting Term Loan Lender Advisors, (b) the Agent, (c) the DIP Agent, and (d) the DIP Lender Advisors, in each case, in accordance with any applicable engagement letter of such professional or other agreements, including terms agreed to in the DIP Orders, and in each case, without further order of, or application to, the Bankruptcy Court by such consultant or professionals.

153.              “Restructuring Term Sheet” means the term sheet attached to the RSA as Exhibit B.

154.             “Restructuring Transactions” means the transactions described in Article IV of the Plan and the Restructuring Transactions Memorandum.

155.             “Restructuring Transactions Memorandum” means that certain memorandum consented to by the Required Consenting Term Loan Lenders, as may be amended, supplemented, or otherwise modified from time to time, describing the steps to be carried out to effectuate the Restructuring Transactions, the form of which shall be included in the Plan Supplement.

156.             “RFS Program” means the Clean Air Act’s renewable fuel standard program at 42 U.S.C. § 7545(o), including regulations promulgated thereunder, which is administered by the EPA.

157.             “RIN” means renewable identification numbers under the RFS Program, as defined in 40 C.F.R. § 80.1401.

158.             “RIN Liabilities” means any liabilities or obligations of the Debtors or Reorganized Debtors under the Clean Air Act, included regulations promulgated thereunder, including any obligation to generate, acquire, or otherwise obtain or retire RINs, and any commitments, undertakings, fines, or liabilities of the Debtors or Reorganized Debtors relating to the RFS Program, that accrue or arise prior to the Effective Date.

159.             “RSA” means that certain restructuring support agreement, dated as of September 24, 2024, by and among the Debtors and the Consenting Stakeholders, including the Restructuring Term Sheet and all other exhibits thereto, as may be amended, modified, or supplemented from time to time, in accordance with its terms.

160.            “Sale Order” means the Third-Party Sale Order or the Credit Bid Sale Order, as applicable.

 12

161.             “Schedule of Retained Causes of Action” means the schedule of certain Causes of Action of the Debtors that are not released, waived, or transferred pursuant to the Plan, as the same may be amended, modified, or supplemented from time to time.

162.             “Schedules” means, collectively, the schedules of assets and liabilities, the schedules of Executory Contracts and Unexpired Leases, the Schedule of Retained Causes of Action, and the statements of financial affairs Filed by the Debtors pursuant to section 521 of the Bankruptcy Code, including any amendments or supplements thereto.

163.             “SEC” means the United States Securities and Exchange Commission.

164.             “Secured Claim” means a Claim: (a) secured by a valid, perfected, and enforceable Lien on collateral to the extent of the value of such collateral, as determined in accordance with section 506(a) of the Bankruptcy Code or (b) subject to a valid right of setoff pursuant to section 553 of the Bankruptcy Code to the extent of the amount subject to setoff.

165.             “Securities Act” means the Securities Act of 1933, as amended, 15 U.S.C. §§ 77a–77aa, or any similar federal, state, or local law, as now in effect or hereafter amended, and the rules and regulations promulgated thereunder.

166.            “Security” means any security, as defined in section 2(a)(1) of the Securities Act.

167.             “Solicitation Materials” means all materials to be distributed in connection with the solicitation of votes to approve the Plan.

168.             “Successful Bid” means one or more binding Asset Sale proposals that are determined to be the highest or otherwise best proposal by the Debtors, in their business judgment.

169.            “Term Loan” means loans made pursuant to the Term Loan Agreement.

170.             “Term Loan Agreement” means that certain loan and security agreement, dated as of April 1, 2022, by and among Vertex Refining Alabama LLC, as borrower, Vertex, as parent and guarantor, the Agent, and the Term Loan Lenders, setting forth the terms and conditions of the Term Loan, as such agreement may be amended, restated, amended and restated, supplemented, or otherwise modified and in effect prior to the date hereof.

171.             “Term Loan Claims” means any Claim arising under, derived from, secured by, based on, or related to the Term Loan or Term Loan Agreement.

172.             “Term Loan Documents” means the Loan Documents under and as defined in the Term Loan Agreement.

173.            “Term Loan Lenders” means the lenders party to the Term Loan Agreement.

174.             “Third-Party Asset Purchase Agreement” means those certain asset purchase agreements to be entered into as part of the Third-Party Sale Transaction and as approved by a Third-Party Sale Order, by and among the Debtors, as sellers, and the Purchaser(s), as buyer(s) pursuant to one or more Successful Bids, which includes all exhibits and schedules thereto, and as may be amended, modified, or supplemented in accordance with the terms thereof.

175.            “Third-Party Release” means the release set forth in Article IX.D of this Plan.

176.             “Third-Party Sale Order” means one or more Bankruptcy Court orders approving the Debtors entry into one or more Third-Party Asset Purchase Agreement(s) in connection with the Third-Party Sale Transaction, in each case, in form and substance reasonably acceptable to the Debtors, the Required Consenting Term Loan Lenders, and the Purchaser(s).

 13

177.             “Third-Party Sale Transaction” means an Asset Sale to a Purchaser that is not the DIP Lenders and/or the Term Loan Lenders.

178.             “Trustee” means U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, in its capacity as trustee under the 2027 Convertible Notes.

179.             “Unexpired Lease” means a lease to which one or more of the Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

180.             “Unimpaired” means, with respect to a Class of Claims or Interests, a Class of Claims or Interests that is unimpaired within the meaning of section 1124 of the Bankruptcy Code.

181.            “U.S. Trustee” means the Office of the United States Trustee for the Southern District of Texas.

182.            “Vertex” means Vertex Energy, Inc.

183.            “Warrants” means, collectively, the 2022 Warrants, the December 2023 Warrants, the June 2024 Warrants, and the July 2024 Warrants.

184.            “Wind Down” means, if the Asset Sale occurs, the wind down and dissolution of the Debtors’ Estates following the Effective Date as set forth in Article IV.H hereof.

185.            “Wind-Down Amount” means Cash in an amount set forth in the Wind-Down Budget to be determined in the Debtors’ in their reasonable discretion and consented to by the Required Consenting Term Loan Lenders, provided that such amount shall be sufficient to (a) fund the estimated fees, costs, and expenses necessary to fully administer and Wind Down the Estates of the Debtors, including the fees, costs, and expenses of the Plan Administrator, and (b) pay in full in Cash all Claims required to be paid under the Bankruptcy Code and Plan in order for the Effective Date to occur or otherwise assumed or required to be paid under the terms of the Plan, in each case to the extent not liquidated and paid in full in Cash on the Effective Date.

186.            “Wind-Down Assets” means, if the Wind Down occurs, on the Effective Date, all assets of the Estates vested in the Post-Effective Date Debtors to be administered by the Plan Administrator, and, thereafter, all assets held from time to time by the Post-Effective Date Debtors to be administered by the Plan Administrator.

187.            “Wind-Down Budget” means that certain budget governing the fees, expenses, and disbursements required to fund the Wind Down, which shall be acceptable to the Debtors and the Required Consenting Term Loan Lenders.

188.            “Wind-Down Debtors” means, if the Asset Sale occurs, some or all the Debtors, or any successor(s) thereto, by merger, consolidation, or otherwise, on or after the Effective Date.

189.            “Wind-Down Reserve” means, if the Asset Sale occurs, the Debtors’ bank account or accounts used to fund all expenses and payments required to be made by the Wind-Down Debtors, which account will be funded on the Effective Date with Cash in the Wind-Down Amount. For the avoidance of doubt, the Wind-Down Reserve shall become property of the Post-Effective Date Debtors on the Effective Date.

B.	Rules of Interpretation.

For purposes of this Plan: (1) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender; (2) unless otherwise specified, any reference herein to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that the referenced document shall be substantially in that form or substantially on those terms and conditions; provided that nothing in this clause (2) shall affect any party’s consent rights over any of the Definitive Documents or any amendments thereto (both as that term is defined herein and as defined in

 14

the RSA); (3) unless otherwise specified, any reference herein to an existing document, schedule, or exhibit, whether or not Filed, having been Filed or to be Filed shall mean that document, schedule, or exhibit, as it may thereafter be amended, modified, or supplemented in accordance with the Plan or Confirmation Order, as applicable; (4) any reference to an Entity as a Holder of a Claim or Interest includes that Entity’s successors and assigns; (5) unless otherwise specified, all references herein to “Articles” are references to Articles hereof or hereto; (6) unless otherwise specified, all references herein to exhibits are references to exhibits in the Plan Supplement; (7) unless otherwise specified, the words “herein,” “hereof,” and “hereto” refer to the Plan in its entirety rather than to a particular portion of the Plan; (8) subject to the provisions of any contract, certificate of incorporation, by-law, instrument, release, or other agreement or document created or entered into in connection with the Plan, the rights and obligations arising pursuant to the Plan shall be governed by, and construed and enforced in accordance with applicable federal law, including the Bankruptcy Code and Bankruptcy Rules; (9) unless otherwise specified, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words “without limitation”; (10) captions and headings to Articles are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; (11) unless otherwise specified herein, the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; (12) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be; (13) all references to docket numbers of documents Filed in the Chapter 11 Cases are references to the docket numbers under the Bankruptcy Court’s CM/ECF system; (14) all references to statutes, regulations, orders, rules of courts, and the like shall mean as amended from time to time, and as applicable to the Chapter 11 Cases, unless otherwise stated; (15) any immaterial effectuating provisions may be interpreted by the Post-Effective Date Debtors in such a manner that is consistent with the overall purpose and intent of the Plan all without further notice to or action, order, or approval of the Bankruptcy Court or any other Entity, and such interpretation shall be conclusive; (16) all references herein to consent, acceptance, or approval may be conveyed by counsel for the respective parties that have such consent, acceptance, or approval rights, including by electronic mail; (17) references to “shareholders,” “directors,” and/or “officers” shall also include “members” and/or “managers,” as applicable, as such terms are defined under the applicable state limited liability company Laws; and (18) unless otherwise specified, any action to be taken on the Effective Date may be taken on or as soon as reasonably practicable thereafter.

C.	Computation of Time.

Unless otherwise specifically stated herein, the provisions of Bankruptcy Rule 9006(a) shall apply in computing any period of time prescribed or allowed herein. If the date on which a transaction may occur pursuant to the Plan shall occur on a day that is not a Business Day, then such transaction shall instead occur on the next succeeding Business Day.

D.	Governing Law.

Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) or unless otherwise specifically stated, the laws of the State of New York, without giving effect to the principles of conflict of laws (other than section 5-1401 and section 5-1402 of the New York General Obligations Law), shall govern the rights, obligations, construction, and implementation of the Plan, any agreements, documents, instruments, or contracts executed or entered into in connection with the Plan (except as otherwise set forth in those agreements, in which case the governing law of such agreement shall control), and corporate governance matters; provided that corporate governance matters relating to the Debtors or the Post-Effective Date Debtors, as applicable, not incorporated or formed in New York shall be governed by the laws of the state of incorporation or formation of the relevant Debtor or the Post-Effective Date Debtors, as applicable.

E.	Reference to Monetary Figures.

All references in the Plan to monetary figures shall refer to currency of the United States of America, unless otherwise expressly provided herein.

 15

F.	Reference to the Debtors or the Post-Effective Date Debtors.

Except as otherwise specifically provided in this Plan to the contrary, references in this Plan to the Debtors or the Post-Effective Date Debtors shall mean the Debtors and the Post-Effective Date Debtors, as applicable, to the extent the context requires.

G.	Nonconsolidated Plan.

Although for purposes of administrative convenience and efficiency this Plan has been Filed as a joint plan for each of the Debtors and presents together Classes of Claims against and Interests in the Debtors, the Plan does not provide for the substantive consolidation of any of the Debtors.

H.	Controlling Document.

In the event of an inconsistency between the Plan and the Disclosure Statement, the terms of the Plan shall control in all respects. In the event of an inconsistency between the Plan and the Plan Supplement, the terms of the relevant provision in the Plan Supplement shall control (unless stated otherwise in such Plan Supplement document or in the Confirmation Order). In the event of an inconsistency between the Confirmation Order and the Plan, including the Plan Supplement, the Confirmation Order shall control.

I.	Consultation, Notice, Information, and Consent Rights.

Notwithstanding anything herein to the contrary, all consultation, information, notice, and consent rights of the parties to the RSA, as applicable, and as respectively set forth therein, with respect to the form and substance of the Plan, all exhibits to the Plan, the Plan Supplement, and all other Definitive Documents, including any amendments, restatements, supplements, or other modifications to such agreements and documents, and any consents, waivers, or other deviations under or from any such documents, shall be incorporated herein by this reference (including to the applicable definitions in Article I.A hereof) and fully enforceable as if stated in full herein until such time as the RSA is terminated in accordance with its terms.

ARTICLE II.

ADMINISTRATIVE CLAIMS, PRIORITY CLAIMS, AND RESTRUCTURING EXPENSES

In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, DIP Claims, Amended Intermediation Facility Claims, Professional Fee Claims, and Priority Tax Claims have not been classified and, thus, are excluded from the Classes of Claims and Interests set forth in Article III hereof.

A.	Administrative Claims.

Except with respect to Administrative Claims that are Professional Fee Claims, and except to the extent that an Administrative Claim has already been paid during the Chapter 11 Cases or a Holder of such Allowed Administrative Claim and the applicable Debtor(s) agree to less favorable treatment, each Holder of an Allowed Administrative Claim (including claims of the type described in section 503(b)(9) of the Bankruptcy Code) shall be paid in full in Cash: (i) if such Administrative Claim is Allowed on or prior to the Effective Date, on the Effective Date, or as soon as reasonably practicable thereafter (or, if not then due, when such Allowed Administrative Claim is due or as soon as reasonably practicable thereafter); (ii) if such Administrative Claim is not Allowed as of the Effective Date, no later than thirty (30) days after the date on which an order allowing such Administrative Claim becomes a Final Order, or as soon as reasonably practicable thereafter; (iii) if such Allowed Administrative Claim is based on liabilities incurred by the Debtors in the ordinary course of their business after the Petition Date, in accordance with the terms and conditions of the particular transaction giving rise to such Allowed Administrative Claim without any further action by the Holder of such Allowed Administrative Claim; (iv) at such time and upon such terms as may be agreed upon by such Holder and the Debtor; or (v) at such time and upon such terms as set forth in an order of the Bankruptcy Court.

 16

B.	DIP Claims.

On the Effective Date, except to the extent that a Holder of an Allowed DIP Claim agrees to less favorable treatment, and in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for each Allowed DIP Claim, each Holder of an Allowed DIP Claim (which shall include interest, fees, and all other amounts due and owing under the DIP Facility) shall receive on account of such Allowed DIP Claim (a) payment in full in Cash, or (b) such other terms agreed to by the Holders of DIP Claims; provided, however, that treatment agreeable to the holders of DIP Claims shall include (x) if the Recapitalization Transaction occurs (i) equitization of all DIP Claims (on a pro rata basis along with allowed Term Loan Claims) not refinanced by an exit facility acceptable to the holders of DIP Claims and the Company Parties, and/or (ii) to the extent exit financing is raised by the Company Parties, refinancing of all or part of the DIP Claims, on terms acceptable to the DIP Lenders, by an exit facility acceptable to the holders of DIP Claims and the Company Parties; or (y) if the Credit Bid Sale Transaction occurs, on account of any DIP Claims not bid as part of such transaction such holders shall receive their pro rata share of all Excess Distributable Cash until paid in full.

Unless and until Allowed DIP Claims are satisfied in accordance with the terms of the Plan, then notwithstanding entry of the Confirmation Order and anything to the contrary in this Plan or the Confirmation Order, (i) none of the DIP Claims shall be discharged, satisfied or released, or otherwise affected in whole or in part, and each of the DIP Claims shall remain outstanding, (ii) none of the Liens securing the DIP Claims shall be deemed to have been waived, released, satisfied, or discharged, in whole or in part, and (iii) neither the DIP Loan Agreement nor any other agreement, instrument or document executed at any time in connection therewith shall be deemed terminated, discharged, satisfied or released, or otherwise affected in whole or in part, and each such agreement, instrument and document shall remain in effect.

Upon the satisfaction of Allowed DIP Claims in accordance with the terms of the Plan, all Liens and security interests securing the DIP Claims shall be automatically terminated and of no further force and effect without any further notice to or action, order, or approval of the Bankruptcy Court or any other Person or Entity.

C.	Amended Intermediation Facility Claims.

On the Effective Date, except to the extent that the Intermediation Counterparty agrees to less favorable treatment, and in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for each Allowed Amended Intermediation Facility Claim, the Intermediation Counterparty, as a Holder of an Allowed Amended Intermediation Facility Claim (which shall include interest, fees, and all other amounts due and owing under the Amended Intermediation Facility) shall receive on account of such Allowed Amended Intermediation Facility Claim: (a) payment in full in Cash in accordance with the DIP Orders, or (b) such other treatment agreed to by the Debtors and Holders of Amended Intermediation Facility Claims.

D.	Professional Fee Claims.

1.	Final Fee Applications and Payment of Professional Fee Claims.

All requests for payment of Professional Fee Claims for services rendered and reimbursement of expenses incurred prior to the Confirmation Date must be Filed no later than forty-five (45) days after the Effective Date. The Bankruptcy Court shall determine the Allowed amounts of such Professional Fee Claims after notice and a hearing in accordance with the procedures established by the Bankruptcy Court. The Post-Effective Date Debtors shall pay Professional Fee Claims in Cash in the amount the Bankruptcy Court allows, including from the Professional Fee Escrow Account, which the Post-Effective Date Debtors will establish in trust for the Professionals and fund with Cash equal to the Professional Fee Amount on the Effective Date.

2.	Professional Fee Escrow Account.

On the Effective Date, the Post-Effective Date Debtors shall establish and fund the Professional Fee Escrow Account with Cash equal to the Professional Fee Amount, which shall be funded by the Post-Effective Date Debtors. The Professional Fee Escrow Account shall be maintained in trust solely for the Professionals. Such funds shall not

 17

be considered property of the Estates of the Debtors or the Post-Effective Date Debtors. The amount of Professional Fee Claims owing to the Professionals shall be paid in Cash to such Professionals by the Post-Effective Date Debtors from the Professional Fee Escrow Account as soon as reasonably practicable after such Professional Fee Claims are Allowed. When all such Allowed amounts owing to Professionals have been paid in full, any remaining amount in the Professional Fee Escrow Account shall promptly be paid to the Post-Effective Date Debtors without any further action or order of the Bankruptcy Court.

3.	Professional Fee Amount.

Professionals shall reasonably estimate their unpaid Professional Fee Claims and other unpaid fees and expenses incurred in rendering services to the Debtors before and as of the Effective Date, and shall deliver such estimate to the Debtors no later than two (2) Business Days before the Effective Date; provided, however, that such estimate shall not be deemed to limit the amount of the fees and expenses that are the subject of the Professional’s final request for payment of Filed Professional Fee Claims. If a Professional does not provide an estimate, the Debtors or Post-Effective Date Debtors may estimate the unpaid and unbilled fees and expenses of such Professional.

4.	Post-Confirmation Fees and Expenses.

Except as otherwise specifically provided in the Plan, from and after the Confirmation Date, the Debtors shall, in the ordinary course of business and without any further notice to or action, order, or approval of the Bankruptcy Court, pay in Cash the reasonable and documented legal, professional, or other fees and expenses related to implementation of the Plan and Consummation incurred by the Debtors. Upon the Confirmation Date, any requirement that Professionals comply with sections 327 through 331, 363, and 1103 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and the Debtors may employ and pay any Professional in the ordinary course of business without any further notice to or action, order, or approval of the Bankruptcy Court.

E.	Priority Tax Claims.

Except to the extent that a Holder of an Allowed Priority Tax Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Priority Tax Claim, on the Effective Date, each Holder of such Allowed Priority Tax Claim shall be treated in accordance with the terms set forth in section 1129(a)(9)(C) of the Bankruptcy Code.

F.	Payment of Restructuring Expenses.

The Restructuring Expenses incurred, or estimated to be incurred, up to and including the Effective Date, shall be paid in full in Cash on the Effective Date or as reasonably practicable thereafter (to the extent not previously paid during the course of the Chapter 11 Cases) in accordance with, and subject to, the terms set forth herein, without any requirement to file a fee application with the Bankruptcy Court, without the need for itemized time detail, or without any requirement for Bankruptcy Court review or approval. All Restructuring Expenses to be paid on the Effective Date shall be estimated prior to and as of the Effective Date and such estimates shall be delivered to the Debtors at least two (2) Business Days before the anticipated Effective Date; provided, however, that such estimates shall not be considered an admission or limitation with respect to such Restructuring Expenses. On the Effective Date, final invoices for all Restructuring Expenses incurred prior to and as of the Effective Date shall be submitted to the Debtors. In addition, the Debtors and the Post-Effective Date Debtors, as applicable, shall continue to pay pre- and post-Effective Date, when due and payable in the ordinary course, Restructuring Expenses related to implementation, consummation, and defense of the Plan, whether incurred before, on, or after the Effective Date.

 18

ARTICLE III.

CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS

A.	Classification of Claims and Interests.

This Plan constitutes a separate Plan proposed by each Debtor. Except for the Claims addressed in Article II of the Plan, all Claims and Interests are classified in the Classes set forth below in accordance with sections 1122 and 1123(a)(1) of the Bankruptcy Code. A Claim or an Interest, or any portion thereof, is classified in a particular Class only to the extent that any portion of such Claim or Interest qualifies within the description of that Class and is classified in other Classes to the extent that any portion of such Claim or Interest qualifies within the description of such other Classes. A Claim or an Interest also is classified in a particular Class for the purpose of receiving distributions under the Plan only to the extent that such Claim or Interest is an Allowed Claim or Interest in that Class and has not been paid, released, or otherwise satisfied prior to the Effective Date.

The classification of Claims against and Interests in the Debtors pursuant to the Plan is as follows:

Class	Claims and Interests	Status	Voting Rights
Class 1	Other Secured Claims	Unimpaired	Not Entitled to Vote (Deemed to Accept)
Class 2	Other Priority Claims	Unimpaired	Not Entitled to Vote (Deemed to Accept)
Class 3	Intermediation Facility Claims	Unimpaired	Not Entitled to Vote (Deemed to Accept)
Class 4	Term Loan Claims	Impaired	Entitled to Vote
Class 5	General Unsecured Claims at Debtors other than Vertex	Impaired	Entitled to Vote
Class 6	Other General Unsecured Claims at Vertex	Impaired	Entitled to Vote
Class 7	2027 Convertible Notes Claims	Impaired	Entitled to Vote
Class 8	Intercompany Claims	Unimpaired / Impaired	Not Entitled to Vote (Deemed to Accept or Deemed to Reject)
Class 9	Intercompany Interests	Unimpaired / Impaired	Not Entitled to Vote (Deemed to Accept or Deemed to Reject)
Class 10	Interests in Vertex	Impaired	Not Entitled to Vote (Deemed to Reject)

B.	Treatment of Claims and Interests.

Each Holder of an Allowed Claim or Allowed Interest, as applicable, shall receive under the Plan the treatment described below in full and final satisfaction, settlement, compromise, release, and discharge of and in exchange for such Holder’s Allowed Claim or Allowed Interest, except to the extent different treatment is agreed to by the Post-Effective Date Debtors and the Holder of such Allowed Claim or Allowed Interest, as applicable. Unless otherwise indicated, the Holder of an Allowed Claim or Allowed Interest, as applicable, shall receive such treatment on the Effective Date or as soon as reasonably practicable thereafter.

 19

1.	Class 1 - Other Secured Claims.

(a)	Classification: Class 1 consists of all Other Secured Claims.

(b)	Treatment: On the Effective Date, each Holder of an Allowed Other Secured Claim shall receive, at the option of the applicable Debtor, in full and final satisfaction of such Allowed Other Secured Claim, unless otherwise agreed to by such Holder:

(i)	payment in full in Cash in an amount equal to its Allowed Other Secured Claim;

(ii)	the collateral securing its Allowed Other Secured Claim;

(iii)	Reinstatement of its Allowed Other Secured Claim; or

(iv)	such other treatment rendering its Allowed Other Secured Claim Unimpaired in accordance with section 1124 of the Bankruptcy Code.

(c)	Voting: Class 1 is Unimpaired under the Plan. Holders of Allowed Other Secured Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Holders of Allowed Other Secured Claims are not entitled to vote to accept or reject the Plan.

2.	Class 2 - Other Priority Claims.

(a)	Classification: Class 2 consists of all Other Priority Claims.

(b)	Treatment: Each Holder of an Allowed Other Priority Claim, in full and final satisfaction of such Allowed Other Priority Claim, unless otherwise agreed to by such Holder, shall be paid in full in Cash on the Effective Date or in the ordinary course of business as and when due, or otherwise receive treatment consistent with the provisions of section 1129(a) of the Bankruptcy Code.

(c)	Voting: Class 2 is Unimpaired under the Plan. Holders of Allowed Other Priority Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Holders of Allowed Other Priority Claims are not entitled to vote to accept or reject the Plan.

3.	Class 3 – Intermediation Facility Claims.

(a)	Classification: Class 3 consists of all Intermediation Facility Claims.

(b)	Treatment: On the Effective Date, each Holder of an Allowed Intermediation Facility Claim shall receive, in full and final satisfaction of such Allowed Intermediation Facility Claim, unless otherwise agreed to by such Holder:

(i)	if the Recapitalization Transaction occurs, such Intermediation Facility Claims shall be (a) refinanced and paid off in Cash in full by the Exit Intermediation Facility, or (b) replaced by obligations arising under the Exit Intermediation Facility in an amount equal to such Holders Allowed Intermediation Facility Claim; or

(ii)	if the Asset Sale occurs, (a) solely to the extent of any proceeds of the Intermediation Collateral, payment in full in Cash, (b) the Intermediation Collateral, (c) Reinstatement of its Allowed Intermediation Facility Claim, or (d) such other treatment rendering its Allowed Intermediation Facility Claim

 20

Unimpaired in accordance with section 1124 of the Bankruptcy Code.

(c)	Voting: Class 3 is Unimpaired under the Plan. Holders of Allowed Intermediation Facility Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Holders of Allowed Intermediation Facility Claims are not entitled to vote to accept or reject the Plan.

4.	Class 4 - Term Loan Claims.

(a)	Classification: Class 4 consists of all Term Loan Claims.

(b)	Allowance: On the Effective Date, the Term Loan Claims shall be Allowed in the aggregate principal amount of at least $271.9 million, plus accrued and unpaid interest on such principal amount through the Effective Date, fees, premiums, costs, and other amounts due and owing under the Term Loan Agreement.

(c)	Treatment: On the Effective Date, each Holder of Allowed Term Loan Claim (or its designated Affiliate, managed fund or account, or other designee) shall receive, in full and final satisfaction of such Allowed Term Loan Claims, unless otherwise agreed to by such Holder:

(i)	if the Recapitalization Transaction occurs, each Holder of an Allowed Term Loan Claim shall receive (a) its pro rata share (calculated on account of unpaid DIP Claims and Allowed Term Loan Claims) of the New Common Stock, and/or (b) such other terms as agreed to by the Debtors and the Holders of Term Loan Claims;

(ii)	if the Credit Bid Sale Transaction occurs, (a) to the extent of the Credit Bid, all assets to be disposed of pursuant to such Credit Bid Sale Transaction in accordance with the Bankruptcy Court Order approving the Credit Bid Sale Transaction and corresponding Credit Bid Purchase Agreement, and (b) for any remaining portion not included in the Credit Bid, (i) its pro rata share of the Excess Distributable Cash (if any) after payment in satisfaction of all Allowed DIP Claims, or (ii) such other terms agreed to by the Debtors and the Holders of Term Loan Claims;

(iii)	if the Third-Party Sale Transaction occurs, each Holder of an Allowed Term Loan Claim shall receive its pro rata share of the Excess Distributable Cash (if any), after payment or satisfaction, as applicable, of all Allowed DIP Claims.

(d)	Voting: Class 4 is Impaired under the Plan. Holders of Allowed Term Loan Claims are entitled to vote to accept or reject the Plan.

5.	Class 5 – General Unsecured Claims at Debtors Other Than Vertex.

(a)	Classification: Class 5 consists of all General Unsecured Claims at Debtors other than Vertex.

(b)	Treatment: Each Holder of an Allowed General Unsecured Claim at Debtors other than Vertex shall receive, in full and final satisfaction of such Allowed General Unsecured Claim at Debtors other than Vertex, unless otherwise agreed to by such Holder:

(i)	if the Recapitalization Transaction occurs, on the Effective Date, all Allowed General Unsecured Claims at Debtors other than Vertex shall be cancelled, released, and extinguished and will be of no further force or effect, and Holders

 21

of Allowed General Unsecured Claims at Debtors other than Vertex shall not receive any distribution, property, or other value under the Plan on account of such Allowed General Unsecured Claims at Debtors other than Vertex; or

(ii)	if the Asset Sale occurs, its pro rata share of the Excess Distributable Cash (if any) after payment or satisfaction, as applicable, of all Allowed DIP Claims and Allowed Term Loan Claims.

(c)	Voting: Class 5 is Impaired under the Plan. Holders of Allowed General Unsecured Claims at Debtors other than Vertex are entitled to vote to accept or reject the Plan.

6.	Class 6 - Other General Unsecured Claims at Vertex.

(a)	Classification: Class 6 consists of all General Unsecured Claims at Vertex.

(b)	Treatment: Each Holder of Allowed Other General Unsecured Claims at Vertex shall receive, in full and final satisfaction of such Allowed Other General Unsecured Claims at Vertex, unless otherwise agreed to by such Holder:

(i)	if the Recapitalization Transaction occurs, on the Effective Date, all Holders of Allowed Other General Unsecured Claims at Vertex shall be cancelled, released, and extinguished and will be of no further force or effect, and Holders of Allowed Other General Unsecured Claims at Vertex shall not receive any distribution, property, or other value under the Plan on account of such Allowed Other General Unsecured Claims at Vertex; or

(ii)	if the Asset Sale occurs, its pro rata share of the Excess Distributable Cash (if any) after payment or satisfaction, as applicable, of all Allowed DIP Claims, Allowed Term Loan Claims, and Allowed General Unsecured Claims at Debtors other than Vertex.

(c)	Voting: Class 6 is Impaired under the Plan. Holders of Allowed Other General Unsecured Claims at Vertex are entitled to vote to accept or reject the Plan.

7.	Class 7 – 2027 Convertible Notes Claims.

(a)	Classification: Class 7 consists of all 2027 Convertible Notes Claims.

(b)	Treatment: Each Holder of Allowed 2027 Convertible Notes Claims shall receive, in full and final satisfaction of such Allowed 2027 Convertible Notes Claims, unless otherwise agreed to by such Holder:

(i)	if the Recapitalization Transaction occurs, on the Effective Date, all Holders of Allowed 2027 Convertible Notes Claims shall be cancelled, released, and extinguished and will be of no further force or effect, and Holders of Allowed 2027 Convertible Notes Claims shall not receive any distribution, property, or other value under the Plan on account of such Allowed 2027 Convertible Notes Claims; or

(ii)	if the Asset Sale occurs, its pro rata share of the Excess Distributable Cash (if any) after payment or satisfaction, as applicable, of all Allowed DIP Claims, Allowed Term Loan Claims, and Allowed General Unsecured Claims at Debtors

 22

other than Vertex.

(c)	Voting: Class 7 is Impaired under the Plan. Holders of Allowed 2027 Convertible Notes Claims are entitled to vote to accept or reject the Plan.

8.	Class 8 - Intercompany Claims.

(d)	Classification: Class 8 consists of all Intercompany Claims.

(e)	Treatment: Subject to the Restructuring Transactions Memorandum, on the Effective Date,

(a)	if the Recapitalization Transaction occurs, Intercompany Claims shall be reinstated, set off, settled, distributed, contributed, cancelled, or released or otherwise addressed at the option of the Reorganized Debtors, without any distribution; or (b) if the Asset Sale occurs, Intercompany Claims shall be reinstated, set off, settled, distributed, contributed, cancelled, or released or otherwise addressed at the option of the successor to the Debtors without any distribution.

(f)	Voting: Holders of Intercompany Claims are either Unimpaired, and as such, Holders of Intercompany Claims are conclusively presumed to have accepted the Plan under section 1126(f) of the Bankruptcy Code, or Impaired, and as such, Holders of Intercompany Claims are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Holders of Intercompany Claims are not entitled to vote to accept or reject the Plan.

9.	Class 9 – Intercompany Interests.

(a)	Classification: Class 9 consists of all Intercompany Interests.

(b)	Treatment: Subject to the Restructuring Transactions Memorandum, on the Effective Date,

(a)	if the Recapitalization Transaction occurs, Intercompany Interests shall be reinstated, set off, settled, distributed, contributed, cancelled, or released or otherwise addressed at the option of the Reorganized Debtors, without any distribution; or (b) if the Asset Sale occurs, Intercompany Interests shall be reinstated, set off, settled, distributed, contributed, cancelled, or released or otherwise addressed at the option of the successor to the Debtors without any distribution.

(c)	Voting: Holders of Intercompany Interests are either Unimpaired, and as such, Holders of Intercompany Interests are conclusively presumed to have accepted the Plan under section 1126(f) of the Bankruptcy Code, or Impaired, and as such, Holders of Intercompany Interests are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Holders of Intercompany Interests are not entitled to vote to accept or reject the Plan.

10.	Class 10 – Interests in Vertex.

(a)	Classification: Class 10 consists of all Interests in Vertex.

(b)	Treatment: On the Effective Date, except to the extent that a Holder of an Interest in Vertex agrees to less favorable treatment, each Holder of an Allowed Interest in Vertex shall receive, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Interest in Vertex:

(i)	if the Recapitalization Transaction occurs, all Interests in Vertex shall be cancelled, released, and extinguished and will be of no further force or effect, and Holders of Interests in Vertex shall not receive any distribution, property, or other

 23

value under the Plan on account of such Interest in Vertex; or

(ii)	if the Asset Sale occurs, its pro rata share of the Excess Distributable Cash (if any) after payment or satisfaction, as applicable, of all Allowed DIP Claims, Allowed Term Loan Claims, Allowed General Unsecured Claims at Debtors other than Vertex, Allowed Other General Unsecured Claims at Vertex, and Allowed 2027 Convertible Notes Claims.

(c)	Voting: Class 10 is Impaired under the Plan. Holders of Interests in Vertex are deemed to have rejected the Plan under section 1126(g) of the Bankruptcy Code. Holders of Interests in Vertex are not entitled to vote to accept or reject the Plan.

C.	Special Provision Governing Unimpaired Claims.

Except as otherwise provided in the Plan, nothing under the Plan shall affect the Debtors’ or the Post-Effective Date Debtors’ rights regarding any Unimpaired Claims, including, all rights regarding legal and equitable defenses to, or setoffs or recoupments against, any such Unimpaired Claims.

D.	Elimination of Vacant Classes.

Any Class of Claims or Interests that does not have a Holder of an Allowed Claim or Allowed Interest or a Claim or Interest temporarily Allowed by the Bankruptcy Court as of the date of the Confirmation Hearing shall be deemed eliminated from the Plan for purposes of voting to accept or reject the Plan and for purposes of determining acceptance or rejection of the Plan by such Class pursuant to section 1129(a)(8) of the Bankruptcy Code.

E.	Voting Classes, Presumed Acceptance by Non-Voting Classes.

If a Class contains Claims or Interests eligible to vote and no Holders of Claims or Interests eligible to vote in such Class vote to accept or reject the Plan, the Holders of such Claims or Interests in such Class shall be deemed to have accepted the Plan.

F.	Intercompany Interests.

To the extent Reinstated under the Plan, distributions on account of Intercompany Interests are (a) if the Recapitalization Transaction occurs, not being received by Holders of such Intercompany Interests on account of their Intercompany Interests but for the purposes of administrative convenience, for the ultimate benefit of the Holders of New Common Stock, and in exchange for the Debtors’ and Post-Effective Date Debtors’ agreement under the Plan to make certain distributions to the Holders of Allowed Claims; or (b) if the Asset Sale occurs, being received by Holders of such Intercompany Interests solely to use certain funds and assets as set forth in the Plan and Plan Supplement to make certain distributions and satisfy certain obligations of certain other Debtors and Wind-Down Debtors, as applicable, to the Holders of certain Allowed Claims and for uses that are otherwise contemplated by the Plan and the Plan Supplement, in each case, in accordance with the terms of the applicable Sale Order.

G.	Confirmation Pursuant to Sections 1129(a)(10) and 1129(b) of the Bankruptcy Code.

Section 1129(a)(10) of the Bankruptcy Code shall be satisfied for purposes of Confirmation by acceptance of the Plan by one or more of the Classes entitled to vote pursuant to Article III.B of the Plan. The Debtors shall seek Confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code with respect to any rejecting Class of Claims or Interests. The Debtors reserve the right to modify the Plan in accordance with Article XI of the Plan to the extent, if any, that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification, including by modifying the treatment applicable to a Class of Claims or Interests to render such Class of Claims or Interests Unimpaired to the extent permitted by the Bankruptcy Code and the Bankruptcy Rules.

 24

H.	Controversy Concerning Impairment.

If a controversy arises as to whether any Claims or Interests, or any Class of Claims or Interests, are Impaired, the Bankruptcy Court shall, after notice and a hearing, determine such controversy on or before the Confirmation Date.

I.	Subordinated Claims.

The allowance, classification, and treatment of all Allowed Claims and Allowed Interests and the respective distributions and treatments under the Plan take into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code, or otherwise. Pursuant to section 510 of the Bankruptcy Code, the Post-Effective Date Debtors reserve the right to re-classify any Allowed Claim or Allowed Interest in accordance with any contractual, legal, or equitable subordination relating thereto.

ARTICLE IV.

MEANS FOR IMPLEMENTATION OF THE PLAN

A.	General Settlement of Claims and Interests.

As discussed in detail in the Disclosure Statement and as otherwise provided herein, pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the classification, distributions, releases, and other benefits provided under the Plan, upon the Effective Date, the provisions of the Plan shall constitute a good faith compromise and settlement of all Claims and Interests and controversies resolved pursuant to the Plan. The Plan shall be deemed a motion to approve the good faith compromise and settlement of all such Claims, Interests, and controversies pursuant to Bankruptcy Rule 9019, and the entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of such compromise and settlement under section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, as well as a finding by the Bankruptcy Court that such settlement and compromise is fair, equitable, reasonable, and in the best interests of the Debtors and their Estates. Subject to Article VI hereof, all distributions made to Holders of Allowed Claims and Allowed Interests (as applicable) in any Class are intended to be and shall be final.

B.	Restructuring Transactions.

The Debtors shall pursue the Recapitalization Transaction unless the Debtors, with the prior written consent of the Required Consenting Term Loan Lenders, determine that pursuit of the Successful Bid(s) or the Credit Bid is in the best interests of the Debtors’ Estates and their stakeholders. If the Third-Party Sale Transaction occurs, the Debtors and Purchaser(s) shall be authorized to take all actions as may be deemed necessary or appropriate to consummate the Third-Party Sale Transaction pursuant to the terms of the Third-Party Asset Purchase Agreement(s) and the Third-Party Sale Order. If the Credit Bid Sale Transaction occurs, the Debtors and the DIP Lenders and/or Term Loan Lenders shall be authorized to take all actions as may be deemed necessary or appropriate to consummate the Credit Bid Sale Transaction pursuant to the terms of the Credit Bid Purchase Agreement and the Credit Bid Sale Order. To the extent an Asset Sale occurs, the Debtors shall consummate the Asset Sale, and among other things, all of the Debtors’ assets other than the Excluded Liabilities (as defined in the applicable Purchase Agreement) shall be transferred to and vest in the Purchaser(s) free and clear of all Liens, charges, or other encumbrances including the Excluded Liabilities (as defined in the applicable Purchase Agreement) and, unless otherwise ordered by the Bankruptcy Court by Final Order, the RIN Liabilities pursuant to the terms of the applicable Purchase Agreement.

Before, on, and after the Effective Date, the applicable Debtors or the Post-Effective Date Debtors shall enter into any transaction and shall take any actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan that are consistent with and pursuant to the terms and conditions of the Plan, including, as applicable: (i) the execution and delivery of appropriate agreements or other documents of merger, amalgamation, consolidation, restructuring, conversion, disposition, transfer, arrangement, continuance, dissolution, sale, purchase, or liquidation containing terms that are consistent with the terms of the Plan and that satisfy the applicable requirements of applicable law and any other terms to which the applicable Entities

 25

may agree; (ii) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan and having other terms for which the applicable parties agree; (iii) the filing of appropriate certificates or articles of incorporation, reincorporation, merger, consolidation, conversion, amalgamation, arrangement, continuance, or dissolution pursuant to applicable state or provincial law; (iv) if the Recapitalization Transaction occurs, the execution, delivery, and entry into the Exit Intermediation Facility Documents, if any, the issuance and distribution of the New Common Stock as set forth in the Plan, the implementation of the management Incentive Plan and the execution and delivery of the MIP Documents, and the execution and delivery of the New Organizational Documents and any certificates or articles of incorporation, bylaws, or such other applicable formation documents (if any) of each Post-Effective Date Debtor (including all actions to be taken, undertakings to be made, obligations to be incurred, and fees and expenses to be paid by the Debtors and/or the Post-Effective Date Debtors, as applicable); (v) if the Credit Bid Sale Transaction occurs, entry into the Exit Intermediation Facility Documents; (vi) if the Wind-Down occurs, the execution and delivery of appropriate documentation and taking of such other actions as may be necessary to implement the Wind-Down; (vii) such other transactions that, in the reasonable business judgment of the Debtors or the Post-Effective Date Debtors, as applicable, the DIP Lenders, and the Intermediation Counterparty are required to effectuate the Restructuring Transactions; and (viii) all other actions that the applicable Entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable law.

The Confirmation Order shall and shall be deemed to, pursuant to both section 1123 and section 363 of the Bankruptcy Code, authorize, among other things, all actions as may be necessary or appropriate to effectuate any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan.

The Confirmation Order shall authorize the Debtors and the Post-Effective Date Debtors, as applicable, to undertake the Restructuring Transactions contemplated by the RSA and other Definitive Documents, including pursuant to sections 363, 365, 1123(a)(5)(B), and 1123(a)(5)(D) of the Bankruptcy Code.

C.	Director, Officer, and Manager Liability Insurance.

Subject to the RSA, after the Effective Date, Reorganized Vertex or the Purchaser(s), as applicable, will not terminate or otherwise reduce the coverage under any D&O Liability Insurance Policies (including any “tail policy”) in effect or purchased as of the Petition Date, and all members, managers, directors, and officers of the Debtors who served in such capacity at any time prior to the Effective Date or any other individuals covered by such insurance policies, will be entitled to the full benefits of any such policy for the full term of such policy regardless of whether such members, managers, directors, officers, or other individuals remain in such positions on or after the Effective Date.

D.	Employment Obligations.

On the Plan Effective Date, the Reorganized Debtors (in the case of a Recapitalization Transaction), the DIP Lenders and/or the Term Loan Lenders (in the case of a Credit Bid Sale Transaction), or the purchaser (in the case of a Third-Party Sale Transaction), shall (a)(i) assume all employment agreements or letters, indemnification agreements, severance agreements, or other agreements entered into with current and former employees (provided, however, that solely with respect to the assumption of such agreements in connection with a Recapitalization Transaction or a Credit Bid Sale Transaction, such assumption is contingent upon implementation and execution by the employee of amended employment agreements, in form and substance reasonably satisfactory to the Required Consenting Term Loan Lenders and consistent with the amendments set forth on Schedule 1 attached to the Restructuring Term Sheet; provided, further that the failure to implement such amended employment agreements will cause the Reorganized Debtors (in the case of a Recapitalization Transaction), or the DIP Lenders and/or the Term Loan Lenders (in the case of a Credit Bid Sale Transaction), to reject such agreements, if applicable), or (ii) enter into new agreements with such employees on terms and conditions acceptable to the Reorganized Debtors or purchaser, as applicable, and such employee, and (b) assume and/or honor in the ordinary course of business any contracts, agreements, policies, programs, and plans, in accordance with their respective terms, for, among other things, compensation, including any incentive plans, retention plans, health care benefits, disability benefits, deferred compensation benefits, savings, severance benefits, retirement benefits, welfare benefits, workers’ compensation insurance, supplemental executive retirement plans, change-in-control agreements, and accidental death and dismemberment insurance for the directors, officers, and employees of any of the Company Parties who served in such capacity on or after the effective date of

 26

the RSA or, in each case, the full amount necessary to satisfy such obligations shall be set aside to satisfy such obligations, which such amount shall be included in the Wind-Down Reserve.

For the avoidance of doubt, pursuant to section 1129(a)(13) of the Bankruptcy Code, as of the Effective Date, all retiree benefits (as such term is defined in section 1114 of the Bankruptcy Code), if any, shall continue to be paid in accordance with applicable law.

E.	Cancellation of Notes, Instruments, Certificates, and Other Documents.

On the Effective Date, except as otherwise provided in the Plan or the Confirmation Order, all notes, instruments, certificates, and other documents evidencing Claims or Interests, including credit agreements and indentures, shall automatically be deemed cancelled, discharged, and of no further force and effect, and the obligations of the Debtors and any non-Debtor Affiliate thereunder or in any way related thereto shall be deemed satisfied in full, cancelled, discharged, and of no force or effect, and the DIP Agent and the Agent shall be released from all duties and obligations thereunder. Holders of or parties to such cancelled instruments, certificates, and other documentation will have no rights arising from or relating to such instruments, securities, and other documentation, or the cancellation thereof, except the rights provided for pursuant to this Plan or a Confirmation Order; provided, however, that provisions of the Term Loan Agreement that survive the termination of the Term Loan Agreement pursuant to its terms shall continue in full force and effect.

Notwithstanding the foregoing or anything to the contrary herein, any such agreement that governs the rights of the Holder of a Claim or Interest shall continue in effect solely for purposes of, as applicable: (a) enabling Holders of Allowed Claims under such agreements to receive distributions under the Plan as provided herein, and (b) allowing and preserving the rights of the DIP Agent, the Agent, and any other applicable paying agent or trustee to (i) make distributions in satisfaction of Allowed Claims under such agreements; (ii) maintain and exercise their respective charging liens against any such distributions, and to preserve any rights of the DIP Agent and the Agent to payment of fees and expenses as against any Distributions to the Holders, including any rights to priority of payment and/or to exercise charging liens (if any) and enforce its rights under such agreement; (iii) seek compensation and reimbursement for any reasonable and documented fees and expenses incurred in making such distributions; (iv) maintain and enforce any right to indemnification, expense reimbursement, contribution, or subrogation or any other claim or entitlement, (v) exercise their rights and obligations relating to the interests of their holders; and (vi) appear and be heard in these Chapter 11 Cases.

F.	Section 1146 Exemption.

To the fullest extent permitted by section 1146(a) of the Bankruptcy Code, any transfers (whether from a Debtor to a Post-Effective Date Debtor or to any other Person) of property under the Plan or pursuant to: (a) the issuance, Reinstatement, distribution, transfer, or exchange of any debt, Equity Security, or other interest in the Debtors or the Post-Effective Date Debtors, as applicable; (b) the Restructuring Transactions; (c) the creation, modification, consolidation, termination, refinancing, and/or recording of any mortgage, deed of trust, or other security interest, or the securing of additional indebtedness by such or other means; (d) the making, assignment, or recording of any lease or sublease; (e) the grant of collateral as security pursuant to the Plan; or (f) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plan, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, or other similar tax or governmental assessment, and upon entry of the Confirmation Order, the appropriate state or local governmental officials or agents shall forego the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, recordation fee, or governmental assessment. All filing or recording officers (or any other Person with authority over any of the foregoing), wherever located and by whomever appointed, shall comply with the requirements of section 1146(c) of the Bankruptcy Code, shall forego the collection of any such tax or governmental assessment, and shall accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

 27

G.	The Recapitalization Transaction.

If the Recapitalization Transaction occurs, the following provisions shall govern.

1.	The Reorganized Debtors.

On the Effective Date, the New Board shall be established, and each Reorganized Debtor shall adopt its New Organizational Documents. The Reorganized Debtors shall be authorized to adopt any other agreements, documents, and instruments and to take any other actions contemplated under the Plan as necessary to consummate the Plan.

2.	Sources of Consideration for Plan Distributions.

The Debtors shall fund or make distributions under the Plan, as applicable, with: (i) the Exit Intermediation Facility, (ii) the New Common Stock, and (iii) the Debtors’ Cash on hand. Each distribution and issuance referred to in Article VI of the Plan shall be governed by the terms and conditions set forth in the Plan applicable to such distribution or issuance and by the terms and conditions of the instruments or other documents evidencing or relating to such distribution or issuance, which terms and conditions shall bind each Entity receiving such distribution or issuance. The issuance, distribution, or authorization, as applicable, of certain Securities in connection with the Plan, including the New Common Stock, will be exempt from Securities Act registration, as described more fully in Article IV.E below.

(a)	The Exit Intermediation Facility

On the Effective Date, the Reorganized Debtors shall enter into the Exit Intermediation Facility, the terms, conditions, structure, and principal amount of which will be set forth in the Exit Intermediation Facility Documents which shall be in form and substance reasonably acceptable to the Reorganized Debtors and the Required Consenting Term Loan Lenders. Confirmation of the Plan shall be deemed approval of the Exit Intermediation Facility, including the Exit Intermediation Facility documents, as applicable, and all transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred by the Reorganized Debtors in connection therewith, including the payment of all fees, indemnities, expenses, and other payments provided for therein and authorization of the Reorganized Debtors to enter into and execute the Exit Intermediation Facility Documents and such other documents as may be required to effectuate the treatment afforded by the Exit Intermediation Facility.

On the Effective Date, all of the Liens and security interests to be granted in accordance with the Exit Intermediation Facility documents (a) shall be deemed to be granted, (b) shall be legal, binding, and enforceable Liens on, and security interests in, the collateral granted thereunder in accordance with the terms of the Exit Intermediation Facility documents, (c) shall be deemed automatically perfected on the Effective Date, subject only to such Liens and security interests as may be permitted under the Exit Intermediation Facility documents, and (d) shall not be subject to recharacterization or equitable subordination for any purposes whatsoever and shall not constitute preferential transfers or fraudulent conveyances under the Bankruptcy Code or any applicable non-bankruptcy law. The Reorganized Debtors and the persons and entities granted such Liens and security interests shall be authorized to make all filings and recordings, and to obtain all governmental approvals and consents necessary to establish and perfect such Liens and security interests under the provisions of the applicable state, federal, or other law that would be applicable in the absence of the Plan and the Confirmation Order (it being understood that perfection shall occur automatically by virtue of the entry of the Confirmation Order and any such filings, recordings, approvals, and consents shall not be required), and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties.

(b)	New Common Stock.

Reorganized Vertex shall be authorized to issue a certain number of shares of New Common Stock pursuant to its New Organizational Documents and any options or other equity awards, if any, reserved for the Management Incentive Plan. On the Effective Date, the New Common Stock shall be issued and distributed pursuant to, and in accordance with the Plan.

 28

All of the shares of New Common Stock issued pursuant to the Plan shall be duly authorized, validly issued, fully paid, and non-assessable. Each distribution and issuance referred to in Article VI hereof shall be governed by the terms and conditions set forth in the Plan applicable to such distribution or issuance and by the terms and conditions of the instruments evidencing or relating to such distribution or issuance, which terms and conditions shall bind each Entity receiving such distribution or issuance. The New Common Stock will not be registered under the Securities Act or listed on any national securities exchange as of the Effective Date.

As of the Effective Date, the Reorganized Debtors do not expect to be subject to reporting requirements promulgated by the SEC.

3.	Corporate Existence.

Except as otherwise provided in the Plan, the New Organizational Documents, or the Restructuring Transactions Memorandum, each Debtor shall continue to exist after the Effective Date as a separate corporate Entity, limited liability company, partnership, or other form, as the case may be, with all the powers of a corporation, limited liability company, partnership, or other form, as the case may be, pursuant to the applicable law in the jurisdiction in which such Debtor is incorporated or formed and pursuant to the certificate of incorporation and by-laws (or other formation documents) in effect prior to the Effective Date, except to the extent such certificate of incorporation and by-laws (or other formation documents) are amended under the Plan or otherwise, and to the extent such documents are amended, such documents are deemed to be amended pursuant to the Plan and require no further action or approval (other than any requisite filings required under applicable state, provincial, or federal law). On or after the Effective Date, the respective certificate of incorporation and bylaws (or other formation documents) of one or more of the Reorganized Debtors may be amended or modified in accordance with the terms therein without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules. On or after the Effective Date, one or more of the Reorganized Debtors may be disposed of, dissolved, wound down, or liquidated without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

4.	Vesting of Assets in the Reorganized Debtors.

Except as otherwise provided in the Plan, the Confirmation Order, or any agreement, instrument, or other document incorporated herein, on the Effective Date, all property in each Estate, all Causes of Action, and any property acquired by any of the Debtors pursuant to the Plan shall vest in the Reorganized Debtors, free and clear of all Liens, Claims, charges, Causes of Action, or other encumbrance and interests. On and after the Effective Date, except as otherwise provided in the Plan the Confirmation Order, or any agreement, instrument, or other document incorporated herein, each Reorganized Debtor may operate its business and may use, acquire, or dispose of property and compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

5.	Corporate Action.

Upon the Effective Date, all actions contemplated under the Plan shall be deemed authorized and approved in all respects, including: (a) selection of the directors, officers, or managers for the Reorganized Debtors; (b) the distribution of the New Common Stock; (c) implementation of the Restructuring Transactions; (d) entry into the Exit Intermediation Facility Documents; (e) all other actions contemplated under the Plan (whether to occur before, on, or after the Effective Date); (f) adoption of the New Organizational Documents; (g) the rejection, assumption, or assumption and assignment, as applicable, of Executory Contracts and Unexpired Leases; (h) adoption or assumption, as applicable, of the Employment Obligations; and (i) all other acts or actions contemplated or reasonably necessary or appropriate to promptly consummate the Restructuring Transactions contemplated by the Plan (whether to occur before, on, or after the Effective Date). All matters provided for in the Plan involving the corporate structure of the Debtors or the Reorganized Debtors, and any corporate action required by the Debtors or the Reorganized Debtor, as applicable, in connection with the Plan shall be deemed to have occurred and shall be in effect, without any requirement of further action by the security Holders, directors, officers, or managers of the Debtors or the Reorganized Debtors, as applicable. On or (as applicable) prior to the Effective Date, the appropriate officers of the Debtors or the Reorganized Debtors, as applicable, shall be authorized and (as applicable) directed to issue, execute, and deliver the agreements, documents, securities, and instruments contemplated under the Plan (or necessary or

 29

desirable to effect the transactions contemplated under the Plan) in the name of and on behalf of the Reorganized Debtors, including the New Common Stock, the New Organizational Documents, the Exit Intermediation Facility, the Exit Intermediation Facility Documents, and any and all other agreements, documents, securities, and instruments relating to the foregoing. The authorizations and approvals contemplated by this Article IV.G.5 shall be effective notwithstanding any requirements under non-bankruptcy law.

6.	New Organizational Documents.

On or immediately prior to the Effective Date, the New Organizational Documents shall be adopted or amended in a manner acceptable to the Debtors, as may be necessary to effectuate the transactions contemplated by the Plan. To the extent required under the Plan or applicable non-bankruptcy law, each of the Reorganized Debtors will file its New Organizational Documents with the applicable Secretaries of State and/or other applicable authorities in its respective state, province, or country of incorporation or formation in accordance with the corporate laws of the respective state, province, or country of incorporation or formation. The New Organizational Documents will prohibit the issuance of non-voting Equity Securities, to the extent required under section 1123(a)(6) of the Bankruptcy Code. For the avoidance of doubt, the New Organizational Documents shall be included as exhibits to the Plan Supplement. After the Effective Date, each Reorganized Debtor may amend and restate its constituent and governing documents as permitted by the laws of its jurisdiction of incorporation or formation and the terms of such documents, and the Reorganized Debtors may file such amended certificates or articles of incorporation, bylaws, or other applicable formation and constituent documents as permitted by the laws of the applicable states, provinces, or countries of incorporation or formation and the New Organizational Documents without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

7.	Directors and Officers of the Reorganized Debtors.

As of the Effective Date, the term of the current members of the board of directors of Vertex shall expire, and the members for the initial term of the New Board shall be appointed. The initial members of the New Board will be identified in the Plan Supplement, to the extent known at the time of filing. Except to the extent that a current director on the board of directors of Vertex is designated to serve as a director, manager, or sole manager of a Reorganized Debtor, the current directors on the board of directors of Vertex prior to the Effective Date, in their capacities as such, shall have no continuing obligations to Vertex on or after the Effective Date, and such director shall be deemed to have resigned or shall otherwise cease to be a director of Vertex on the Effective Date. Each of the directors, managers, sole managers, and officers of each of the Reorganized Debtors shall serve pursuant to the terms of the applicable New Organizational Documents of such Reorganized Debtor and may be designated, replaced, or removed in accordance with such New Organizational Documents.

8.	Effectuating Documents; Further Transactions.

On and after the Effective Date, the Reorganized Debtors and the New Board are authorized to and may issue, execute, deliver, file, or record such contracts, Securities, instruments, releases, and other agreements or documents and take such actions as may be necessary to effectuate, implement, and further evidence the terms and conditions of the Plan and the Securities issued pursuant to the Plan in the name of and on behalf of the Reorganized Debtors, without the need for any approvals, authorization, or consents except for those expressly required pursuant to the Plan.

9.	Certain Securities Law Matters.

Any New Common Stock issued under the Plan will be issued (a) to the fullest extent permitted and applicable, without registration under the Securities Act or similar federal, state or local laws in reliance on the exemption set forth in section 1145 of the Bankruptcy Code or (b) to the extent section 1145 is not permitted or applicable, pursuant to other applicable exemptions under the Securities Act. For the avoidance of doubt, the New Common Stock underlying the Management Incentive Plan will not be issued in reliance on section 1145 of the Bankruptcy Code.

 30

Pursuant to section 1145 of the Bankruptcy Code, the offering, issuance, and distribution of New Common Stock in reliance on the exemption set forth in section 1145 of the Bankruptcy Code shall be exempt from, among other things, the registration and prospectus delivery requirements of section 5 of the Securities Act and any other applicable federal, state, local, or other law requiring registration prior to the offering, issuance, distribution, or sale of securities. Such shares of New Common Stock issued in reliance on the exemption set forth in section 1145 of the Bankruptcy Code (a) will not be “restricted securities” as defined in rule 144(a)(3) under the Securities Act, and (b) will be freely tradable and transferable in the United States by each recipient thereof that (i) is an entity that is not an “underwriter” as defined in section 1145(b)(1) of the Bankruptcy Code, (ii) is not an “affiliate” of the Debtors as defined in Rule 144(a)(1) under the Securities Act, (iii) has not been such an “affiliate” within 90 days of the time of the transfer, and (iv) has not acquired such securities from an “affiliate” within one year of the time of transfer. Notwithstanding the foregoing, the shares of New Common Stock issued in reliance on the exemption set forth in section 1145 of the Bankruptcy Code will remain subject to compliance with applicable securities laws and any rules and regulations of the SEC, if any, applicable at the time of any future transfer of such securities and subject to any restrictions in the New Organizational Documents. The availability of the exemption under section 1145 of the Bankruptcy Code or any other applicable securities laws shall not be a condition to the occurrence of the Effective Date.

Any New Common Stock that cannot be issued in reliance on the exemption set forth in section 1145 of the Bankruptcy Code, including the New Common Stock underlying the Management Incentive Plan, will be offered, issued, and distributed in reliance upon Section 4(a)(2) of the Securities Act, Regulation D promulgated thereunder, Regulation S under the Securities Act, and/or other available exemptions from registration, will be considered “restricted securities,” will bear customary legends and transfer restrictions, and may not be transferred except pursuant to an effective registration statement or under an available exemption from the registration requirements of the Securities Act.

The Debtors recommend that potential recipients of securities issued under the Plan consult their own counsel concerning their ability to freely trade such securities in compliance with the federal securities laws and any applicable “Blue Sky” laws. The Debtors make no representation concerning the ability of a person to dispose of such securities.

Should the Reorganized Debtors elect on or after the Effective Date to reflect any ownership of the securities to be issued under the Plan through the facilities of DTC, the Reorganized Debtors need not provide any further evidence other than the Plan or the Confirmation Order with respect to the treatment of the securities to be issued under the Plan under applicable securities laws. DTC shall be required to accept and conclusively rely upon the Plan and Confirmation Order in lieu of a legal opinion regarding whether the securities to be issued under the Plan are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services. Notwithstanding anything to the contrary in the Plan, no Entity (including, for the avoidance of doubt, DTC) may require a legal opinion regarding the validity of any transaction contemplated by the Plan, including, for the avoidance of doubt, whether the securities to be issued under the Plan are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services.

10.	Management Incentive Plan.

If the Recapitalization Transaction occurs, on or as soon as reasonably practicable following the Effective Date, Reorganized Vertex shall adopt and implement the Management Incentive Plan, which will reserve a pool of up to 10% of the New Common Stock as of the Effective Date, to be issued to management employees of the Reorganized Debtors on terms and conditions reflected in the MIP Documents (if any) and as determined by the New Board.

11.	Preservation of Causes of Action.

In accordance with section 1123(b) of the Bankruptcy Code, but subject to Article IX hereof, the Reorganized Debtors shall retain and may enforce all rights to commence and pursue, as appropriate, any and all Causes of Action, whether arising before or after the Petition Date, including any actions specifically enumerated in the Schedule of Retained Causes of Action, and the Reorganized Debtors’ rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date, other than the Causes of Action released by the Debtors pursuant to the releases and exculpations contained in the Plan, including in Article IX.

 31

The Reorganized Debtors may pursue such Causes of Action, as appropriate, in accordance with the best interests of the Reorganized Debtors. No Person or Entity may rely on the absence of a specific reference in the RSA, the Plan, the Plan Supplement, or the Disclosure Statement to any Cause of Action against it as any indication that the Debtors or Reorganized Debtors, as applicable, will not pursue any and all available Causes of Action against it. The Debtors or Reorganized Debtors, as applicable, expressly reserve all rights to prosecute any and all Causes of Action against any Person or Entity, except as otherwise expressly provided in the Plan, including Article IX of the Plan. Unless any Causes of Action against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan or a Bankruptcy Court order, the Reorganized Debtors expressly reserve all Causes of Action, for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of the Confirmation or Consummation.

The Reorganized Debtors reserve and shall retain such Causes of Action notwithstanding the rejection or repudiation of any Executory Contract or Unexpired Lease during the Chapter 11 Cases or pursuant to the Plan. In accordance with section 1123(b)(3) of the Bankruptcy Code, any Causes of Action that a Debtor may hold against any Person or Entity shall vest in the Reorganized Debtors, except as otherwise expressly provided in the Plan, including Article IX of the Plan. The Reorganized Debtors, through their authorized agents or representatives, shall retain and may exclusively enforce any and all such Causes of Action. The Reorganized Debtors shall have the exclusive right, authority, and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any such Causes of Action and to decline to do any of the foregoing without the consent or approval of any third party or further notice to or action, order, or approval of the Bankruptcy Court.

12.	Closing the Chapter 11 Cases.

Upon the occurrence of the Effective Date, the Reorganized Debtors shall be permitted to close all of the Chapter 11 Cases except for one of the Chapter 11 Cases, as determined by the Reorganized Debtors, and all contested matters relating to each of the Debtors, including objections to Claims, shall be administered and heard in such Chapter 11 Case.

H.	The Asset Sale.

If the Asset Sale occurs, the following provisions shall govern.

1.	The Wind Down.

If the Asset Sale occurs, on and after the Effective Date, the Plan Administrator will be authorized and directed to implement the Plan and any applicable orders of the Bankruptcy Court in accordance with Wind-Down Budget and Article VII of this Plan, and the Plan Administrator shall have the power and authority to take any action necessary to wind down and dissolve the Debtors’ Estates.

As soon as practicable after the Effective Date, the Plan Administrator shall: (a) to the extent applicable, file a certificate of dissolution or equivalent document, together with all other necessary corporate and company documents, to effect the dissolution of the Debtors under the applicable laws of their state of incorporation or formation (as applicable); and (b) take such other actions in accordance with the Wind-Down Budget as the Plan Administrator may determine to be necessary or desirable to carry out the purposes of the Plan. Any certificate of dissolution or equivalent document may be executed by the Plan Administrator without need for any action or approval by the shareholders, board of directors or managers, or Governing Body of any Debtor. From and after the Effective Date, except with respect to the Post-Effective Date Debtors as set forth herein, the Debtors (a) for all purposes shall be deemed to have withdrawn their business operations from any state in which the Debtors were previously conducting, or are registered or licensed to conduct, their business operations, and shall not be required to file any document, pay any sum, or take any other action in order to effectuate such withdrawal, (b) shall be deemed to have canceled pursuant to this Plan all Interests, and (c) shall not be liable in any manner to any taxing authority for franchise, business, license, or similar taxes accruing on or after the Effective Date. Notwithstanding the Debtors’ dissolution, the Debtors shall be deemed to remain intact solely with respect to the preparation, filing, review, and resolution of applications for Professional Fee Claims.

 32

2.	The Wind-Down Reserve.

On or prior to the Effective Date, the Debtors shall establish the Wind-Down Reserve by depositing Cash on hand or drawing on the undrawn amounts of the DIP Facility, in the amount of the Wind-Down Amount into the Wind-Down Reserve. The Wind-Down Reserve shall be used by the Post-Effective Date Debtors to (a) fund the estimated fees, costs, and expenses necessary to fully administer and Wind Down the Debtors’ Estates, including the fees, costs, and expenses of the Plan Administrator to Wind Down the Debtors’ Estates, and (b) pay in full in Cash all Claims required to be paid under the Bankruptcy Code and Plan in order for the Effective Date to occur or otherwise assumed or required to be paid under the terms of the Plan, in each case to the extent not liquidated and paid in full in Cash on the Effective Date; provided that all costs and expenses associated with the Wind Down and the storage of records and documents shall constitute expenses of the Wind-Down Debtors and shall be paid from the Wind-Down Reserve in accordance with the Wind-Down Budget. Any amount remaining in the Wind-Down Reserve after the dissolution of the Wind-Down Debtors shall be distributed on account of unpaid DIP Claims or any other Claims and Interests in accordance with the priorities and treatment set forth herein until such Claims are paid in full. In no event shall the Plan Administrator be required or permitted to use its personal funds or assets for such purposes.

3.	Vesting of Assets in the Wind-Down Debtors.

Except as otherwise provided in the Plan, the Confirmation Order, the Purchase Agreement(s) (if any), and/or the Sale Order (if any), any order of the Bankruptcy Court approving an Asset Sale, or any agreement, instrument, or other document incorporated herein or therein, or any agreement, instrument, or other document incorporated in the Plan or the Plan Supplement, on the Effective Date, the assets of the Debtors shall vest in the Wind-Down Debtors for the purpose of liquidating the Estates, free and clear of all Liens, Claims, charges, or other encumbrances, including, for the avoidance of doubt, the RIN Liabilities; provided that, after funding the Professional Fee Escrow Account, the collateral, or proceeds of sales of such collateral, of the Wind-Down Debtors securing the DIP Claims and/or the Amended Intermediation Facility Claims shall remain subject to the liens and claims of the DIP Lenders and the Intermediation Counterparty, as applicable, to the same extent as such liens and claims were enforceable against the Debtors and the Debtors’ assets until such DIP Claims and/or Amended Intermediation Facility Claims are repaid in full pursuant to Article II. On and after the Effective Date, except as otherwise provided for in the Plan, the DIP Orders, or the Intermediation Facility Orders, the Debtors and the Wind-Down Debtors may operate their business and use, acquire, or dispose of property in accordance with the Wind-Down Budget, and compromise or settle any Claims, Interests, or Causes of Action.

4.	Sources of Consideration for Plan Distributions.

The Post-Effective Date Debtors will fund distributions under the Plan with: (a) Cash on hand on the Effective Date; (b) Excess Distributable Cash; and (c) the revenues and proceeds of all Wind-Down Assets of the Debtors.

Notwithstanding anything to the contrary in the Plan or in the Purchase Agreement, on the Effective Date, any Cause of Action not settled, released, discharged, enjoined, or exculpated under the Plan on or prior to the Effective Date shall vest in the Wind-Down Debtors and shall be subject to administration by the Plan Administrator.

5.	Post-Effective Date Debtors.

On and after the Effective Date, the Post-Effective Date Debtors shall continue in existence for purposes of: (a) winding down the Debtors’ business and affairs as expeditiously as reasonably possible in accordance with the Wind-Down Budget; (b) resolving Disputed Claims; (c) making distributions on account of Allowed Claims as provided hereunder; (d) funding distributions in accordance with the Wind-Down Budget; (e) enforcing and prosecuting claims, interests, rights, and privileges under the Causes of Action on the Schedule of Retained Causes of Action in an efficacious manner and only to the extent the benefits of such enforcement or prosecution are reasonably believed to outweigh the costs associated therewith; (f) filing appropriate tax returns; (g) complying with any continuing obligations under the DIP Orders and/or the Intermediation Facility Orders; (h) complying with any cooperation or other obligations under the Amended Intermediation Facility; and (i) administering the Plan in an efficient manner. The Post-Effective Date Debtors shall be deemed to be substituted as the party-in-lieu of the Debtors in all matters, including (x) motions, contested matters, and adversary proceedings pending in the Bankruptcy Court,

 33

DIP Orders (as applicable), and Intermediation Facility Orders (as applicable) and (y) all matters pending in any courts, tribunals, forums, or administrative proceedings outside of the Bankruptcy Court, in each case without the need or requirement for the Plan Administrator to file motions or substitutions of parties or counsel in each such matter.

6.	Dissolution and Governing Bodies of the Debtors.

As of the Effective Date, the board of directors of Vertex shall be dissolved without any further action required on the part of the Debtors or the Debtors’ officers, directors, managers, shareholders, members, or Governing Bodies, and any remaining officers, directors, managers, or managing members of any Debtor shall be dismissed without any further action required on the part of any such Debtor, the equity holders of the Debtors, the officers, directors, managers, or Governing Body, as applicable, of the Debtors, or the members of any Debtor. Subject in all respects to the terms of this Plan, the Debtors shall be dissolved as soon as practicable on or after the Effective Date, but in no event later than the closing of the Chapter 11 Cases.

As of the Effective Date, the Plan Administrator shall act as the sole officer, director, manager, and Governing Body, as applicable, of the Debtors with respect to its affairs. Subject in all respects to the terms of this Plan, the Plan Administrator shall have the power and authority to take any action necessary to effectuate the Wind Down and dissolve any of the Debtors, including those powers set forth in Article VII.A.1.

The filing by the Plan Administrator of any of the Debtors’ certificate of dissolution shall be authorized and approved in all respects without further action under applicable law, regulation, order, or rule, including any action by the stockholders, members, board of directors, or board of managers.

7.	Release of Liens.

Except as otherwise expressly provided herein or in the Confirmation Order, on the Effective Date, all Liens on any property of any Debtors or the Wind-Down Debtors shall automatically terminate, all property subject to such Liens shall be automatically released, and all guarantees of any Debtors or the Wind-Down Debtors shall be automatically discharged and released; provided that notwithstanding anything to the contrary set forth in this Plan, subject to the funding of the Professional Fee Escrow Account, (a) all Liens of the DIP Agent or the DIP Lenders and/or the Intermediation Counterparty, as applicable, on any property of any Debtors or the Wind-Down Debtors shall remain valid, binding, and in full effect on and after the Effective Date, (b) all property of the Debtors and Wind-Down Debtors shall remain subject to the Liens and claims of the DIP Agent or DIP Lenders and/or the Intermediation Counterparty, as applicable, and shall continue to secure all Obligations (as defined in the DIP Loan Agreement or the Amended Intermediation Facility Agreement, as applicable) owing to the or the DIP Agent or the DIP Lenders and/or the Intermediation Counterparty, as applicable, (c) all guarantees of any Debtors or the Wind-Down Debtors in favor of the DIP Lenders and/or the Intermediation Counterparty, as applicable, shall be reaffirmed and remain in full force and effect, and (d) the proceeds of sales of any collateral of the Wind-Down Debtors securing the DIP Claims and/or the Amended Intermediation Facility Claims shall remain subject to the liens and claims of the DIP Agent or the DIP Lenders and the Intermediation Counterparty, respectively, to the same extent as such liens and claims were enforceable against the Debtors and the Debtors’ assets, in each case of (a)-(d) until the DIP Agent or the DIP Lenders and/or the Intermediation Counterparty, as applicable, receive their distributions or other treatment in accordance with Article II.

8.	Corporate Action.

Upon the Effective Date, all actions contemplated under the Plan, regardless of whether taken before, on, or after the Effective Date, shall be deemed authorized and approved in all respects, including: (a) consummation of the Wind Down; and (b) all other actions contemplated under the Plan (whether to occur before, on, or after the Effective Date). All matters provided for in the Plan or deemed necessary or desirable by the Debtors before, on, or after the Effective Date involving the corporate structure of the Debtors or the Wind-Down Debtors, and any corporate action required by the Debtors or the Wind-Down Debtors in connection with the Plan or corporate structure of the Debtors or Wind-Down Debtors, shall be deemed to have occurred and shall be in effect on the Effective Date, without any requirement of further action by the security holders, directors, managers, or officers of the Debtors or the Wind-Down Debtors. Before, on, or after the Effective Date, the appropriate officers of the Debtors or the Wind-Down Debtors, as applicable, shall be authorized to issue, execute, and deliver the agreements, documents, securities, and instruments

 34

contemplated under the Plan (or necessary or desirable to effect the transactions contemplated under the Plan) in the name of and on behalf of the Wind-Down Debtors. The authorizations and approvals contemplated by this Article IV.H shall be effective notwithstanding any requirements under non-bankruptcy law.

9.	Effectuating Documents; Further Transactions.

Prior to the Effective Date, the Debtors are, and on and after the Effective Date, the Wind-Down Debtors, the Plan Administrator, and the officers and members thereof are, authorized to and may issue, execute, deliver, file, or record to the extent not inconsistent with any provision of this Plan such contracts, securities, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of the Plan, without the need for any approvals, authorizations, notice, or consents, except for those expressly required pursuant to the Plan.

10.	Preservation of Causes of Action.

Unless any Cause of Action against a Person or an Entity is expressly acquired pursuant to the Purchase Agreement, waived, relinquished, exculpated, released, compromised, or settled in the Plan or a Final Order, in accordance with section 1123(b) of the Bankruptcy Code, the Debtors shall convey to the Plan Administrator all rights to commence, prosecute, or settle, as appropriate, any and all Causes of Action, including any action specifically enumerated in the Schedule of Retained Causes of Action, whether arising before or after the Petition Date, which shall vest in the Plan Administrator pursuant to the terms of the Plan. The Plan Administrator may enforce all rights to commence, prosecute, or settle, as appropriate, any and all Causes of Action, whether arising before or after the Petition Date, and the Plan Administrator’s rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date. The Plan Administrator may, in its reasonable business judgment, pursue such Causes of Action and may retain and compensate professionals in the analysis or pursuit of such Causes of Action to the extent the Plan Administrator deems appropriate, including on a contingency fee basis. No Person or Entity may rely on the absence of a specific reference in the Plan or the Disclosure Statement to any Cause of Action against them as any indication that the Debtors or the Plan Administrator will not pursue any and all available Causes of Action against them. The Debtors and the Plan Administrator expressly reserve all rights to prosecute any and all Causes of Action against any Person or Entity, except as otherwise expressly provided in the Plan; provided that the Wind-Down Debtors, in consultation with the Plan Administrator after the Effective Date, may prosecute any such Cause of Action against any party only in connection with their objection to and resolution of any Claim asserted by such party. Unless any Cause of Action against an Entity is expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan or a Final Order, the Plan Administrator expressly reserves all Causes of Action for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of the Confirmation or Consummation. The Plan Administrator shall have the exclusive right, authority, and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any such Causes of Action, or to decline to do any of the foregoing, without the consent or approval of any third party or any further notice to, or action, order, or approval of, the Bankruptcy Court.

11.	Closing the Chapter 11 Cases.

Upon the occurrence of the Effective Date, the Plan Administrator shall be permitted to close all of the Chapter 11 Cases except for one of the Chapter 11 Cases as determined by the Plan Administrator and the Wind-Down Debtors and all contested matters relating to each of the Debtors, including objections to Claims, shall be administered and heard in such Debtor’s Chapter 11 Case.

 35

ARTICLE V.

TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A.	Assumption and Rejection of Executory Contracts and Unexpired Leases.

If the Recapitalization Transaction occurs, on the Effective Date, except as otherwise provided herein, all Executory Contracts or Unexpired Leases that are not otherwise rejected will be deemed assumed by the applicable Reorganized Debtor or Reorganized Vertex, as applicable, in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code, other than those that: (a) are identified on the Rejected Executory Contracts and Unexpired Leases List; (b) previously expired or terminated pursuant to their own terms; (c) have been previously assumed or rejected by the Debtors pursuant to a Final Order; (d) are the subject of a motion to reject that is pending on the Effective Date; or (e) have an ordered or requested effective date of rejection that is after the Effective Date.

If the Asset Sale occurs, on the Effective Date, except as otherwise provided herein, all Executory Contracts or Unexpired Leases that are not otherwise assumed will be deemed rejected by the applicable Wind-Down Debtor or the Plan Administrator, as applicable, in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code, other than those that: (a) are identified on the Assumed Executory Contracts and Unexpired Leases List; (b) previously expired or terminated pursuant to their own terms; (c) have been previously assumed or rejected by the Debtors pursuant to a Final Order; (d) are the subject of a motion to assume that is pending on the Effective Date; or (e) have an ordered or requested effective date of rejection that is after the Effective Date.

Entry of the Confirmation Order shall constitute an order of the Bankruptcy Court approving the assumptions, assumptions and assignments, or rejections of the Executory Contracts or Unexpired Leases as set forth in the Plan, the Assumed Executory Contract and Unexpired Leases List, or the Rejected Executory Contracts and Unexpired Leases List, as applicable, pursuant to sections 365(a) and 1123 of the Bankruptcy Code. Except as otherwise specifically set forth herein, assumptions or rejections of Executory Contracts and Unexpired Leases pursuant to the Plan are effective as of the Effective Date. Each Executory Contract or Unexpired Lease assumed pursuant to the Plan or by Bankruptcy Court order but not assigned to a third party before the Effective Date shall revest in and be fully enforceable by the applicable contracting Post-Effective Date Debtor in accordance with its terms, except as such terms may have been modified by the provisions of the Plan or any order of the Bankruptcy Court authorizing and providing for its assumption. Any motions to assume Executory Contracts or Unexpired Leases pending on the Effective Date shall be subject to approval by a Final Order on or after the Effective Date but may be withdrawn, settled, or otherwise prosecuted by the Post-Effective Date Debtors.

To the maximum extent permitted by law, to the extent any provision in any Executory Contract or Unexpired Lease assumed or assumed and assigned pursuant to the Plan restricts or prevents, or purports to restrict or prevent, or is breached or deemed breached by, the assumption or assumption and assignment of such Executory Contract or Unexpired Lease (including any “change of control” provision), then such provision shall be deemed modified such that the transactions contemplated by the Plan shall not entitle the non-Debtor party thereto to terminate such Executory Contract or Unexpired Lease or to exercise any other default-related rights with respect thereto. Notwithstanding anything to the contrary in the Plan, the Debtors, or the Post-Effective Date Debtors, as applicable, reserve the right to alter, amend, modify, or supplement the Assumed Executory Contracts and Unexpired Leases List and the Rejected Executory Contracts and Unexpired Leases List at any time up to forty-five (45) days after the Effective Date. All Indemnification Provisions shall be deemed Executory Contracts and shall be assumed by the Post-Effective Date Debtors and/or Reorganized Vertex, as applicable, under the Plan. None of the Post-Effective Date Debtors shall amend and/or restate its organizational documents on or after the Effective Date to, and the applicable organizational documents shall not, terminate, reduce, discharge, impair, or adversely affect in any way the rights of parties that are entitled to and benefit from the Indemnification Provisions.

To the extent that the D&O Liability Insurance Policies are considered to be Executory Contracts, notwithstanding anything in the Plan, the Purchase Agreement (if any), and/or the Sale Order (if any) to the contrary, effective as of the Effective Date, the Post-Effective Date Debtors shall be deemed to have assumed all unexpired D&O Liability Insurance Policies with respect to the Debtors’ directors, managers, officers, and employees serving on or before the Petition Date pursuant to section 365(a) of the Bankruptcy Code, entry of the Confirmation Order will constitute the Bankruptcy Court’s approval of the Post-Effective Date Debtors’ assumption of each of the

 36

unexpired D&O Liability Insurance Policies. Notwithstanding anything to the contrary contained herein, Confirmation of the Plan shall not discharge, impair, or otherwise modify any indemnity obligations assumed by the foregoing assumption of the D&O Liability Insurance Policies, and each such indemnity obligation will be deemed and treated as an Executory Contract that has been assumed by the Post-Effective Date Debtors under the Plan as to which no Proof of Claim need be Filed.

B.	Claims Based on Rejection of Executory Contracts or Unexpired Leases.

Unless otherwise provided by a Final Order of the Bankruptcy Court, all Proofs of Claim with respect to Claims arising from the rejection of Executory Contracts or Unexpired Leases, pursuant to the Plan or the Confirmation Order, if any, must be Filed with the Bankruptcy Court within thirty (30) days after the later of (a) the date of entry of an order of the Bankruptcy Court (including the Confirmation Order) approving such rejection, (b) the effective date of such rejection, and (c) the Effective Date. Any Claims arising from the rejection of an Executory Contract or Unexpired Lease not Filed with the Bankruptcy Court within such time will be automatically disallowed, forever barred from assertion, and shall not be enforceable against the Debtors or the Post-Effective Date Debtors, the Estates, or their property without the need for any objection by the Post-Effective Date Debtors or further notice to, or action, order, or approval of the Bankruptcy Court or any other Entity, and any Claim arising out of the rejection of the Executory Contract or Unexpired Lease shall be deemed fully satisfied, released, and discharged, notwithstanding anything in the Proof of Claim to the contrary. All Allowed Claims arising from the rejection of the Debtors’ Executory Contracts or Unexpired Leases shall be classified as General Unsecured Claims and shall be treated in accordance with Article III.B of the Plan and may be objected to in accordance with the provisions of Article VIII of the Plan and the applicable provisions of the Bankruptcy Code and Bankruptcy Rules.

C.	Cure of Defaults for Assumed Executory Contracts and Unexpired Leases.

No later than seven (7) calendar days before the Confirmation Hearing, the Debtors shall serve notices of proposed assumptions to the counterparties to the agreements listed on the Assumed Executory Contracts and Unexpired Leases List, which shall include a description of the procedures for resolving disputes related to the proposed assumption of applicable Executory Contracts and Unexpired Leases. In the event that any Executory Contract or Unexpired Lease is added to the Assumed Executory Contracts and Unexpired Leases List after the provision of notices of proposed assumptions described above, a notice of proposed assumption with respect to such Executory Contract or Unexpired Lease will be sent promptly to the counterparty thereof.

Unless otherwise agreed in writing by the parties in the applicable Executory Contract or Unexpired Lease, any objection by a counterparty to an Executory Contract or Unexpired Lease to a proposed assumption or related Cure amount must be Filed, served, and actually received by counsel to the Debtors no later than the date and time specified in the notice (which shall not be less than fourteen (14) days after such notice is served). The Debtors or the Post-Effective Date Debtors, as applicable, may reconcile and settle in the ordinary course of the Debtors’ business any dispute (following a timely filed objection) regarding any Cure or any other matter pertaining to assumption without any further notice to or action, order, or approval of the Bankruptcy Court.

Any counterparty to an Executory Contract or Unexpired Lease that fails to object timely to the proposed assumption or Cure amount (including any request for an additional or different cure amount) will be deemed to have assented to such assumption or Cure amount and any untimely request for an additional or different Cure amount shall be disallowed and forever barred, estopped, and enjoined from assertion, and shall not be enforceable against any Post-Effective Date Debtor, without the need for any objection by the Post-Effective Date Debtors or any other party in interest or any further notice to or action, order, or approval of the Bankruptcy Court.

The Debtors or the Post-Effective Date Debtors, as applicable, shall pay the Cure amounts, if any, on the Effective Date or as soon as reasonably practicable thereafter or on such other terms as the parties to such Executory Contracts or Unexpired Leases may agree; provided that if a dispute regarding assumption or Cure is unresolved as of the Effective Date, then payment of the applicable Cure amount shall occur as soon as reasonably practicable after such dispute is resolved. Any Cure shall be deemed fully satisfied, released, and discharged upon payment of the Cure.

 37

The assumption of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall result in the full release and satisfaction of any nonmonetary defaults arising from or triggered by the filing of these Chapter 11 Cases, including defaults of provisions restricting the change in control or ownership interest composition or any bankruptcy-related defaults, arising at any time prior to the effective date of assumption. Any and all Proofs of Claim based upon Executory Contracts or Unexpired Leases that have been assumed in the Chapter 11 Cases, including pursuant to the Confirmation Order, shall be deemed disallowed and expunged as of the later of (a) the date of entry of an order of the Bankruptcy Court (including the Confirmation Order) approving such assumption, (b) the effective date of such assumption, or (c) the Effective Date without the need for any objection thereto or any further notice to or action, order, or approval of the Bankruptcy Court.

D.	Preexisting Obligations to the Debtors Under Executory Contracts and Unexpired Leases.

Rejection of any Executory Contract or Unexpired Lease pursuant to the Plan shall not constitute a termination of preexisting obligations owed to the Debtors or the Post-Effective Date Debtors, as applicable, under such Executory Contracts or Unexpired Leases. In particular, notwithstanding any nonbankruptcy law to the contrary, the Post-Effective Date Debtors expressly reserve and do not waive any right to receive, or any continuing obligation of a counterparty to provide, warranties or continued maintenance obligations with respect to goods previously purchased by the Debtors pursuant to rejected Executory Contracts or Unexpired Leases.

E.	Insurance Policies.

Each of the Debtors’ insurance policies and any agreements, documents, or instruments relating thereto, are treated as Executory Contracts under the Plan. Unless otherwise provided in the Plan, on the Effective Date, (a) the Debtors shall be deemed to have assumed all insurance policies and any agreements, documents, and instruments relating to coverage of all insured Claims and (b) such insurance policies and any agreements, documents, or instruments relating thereto shall revest in the Post-Effective Date Debtors.

F.	Modifications, Amendments, Supplements, Restatements, or Other Agreements.

Unless otherwise provided in the Plan, each Executory Contract or Unexpired Lease that is assumed shall include all modifications, amendments, supplements, restatements, or other agreements that in any manner affect such Executory Contract or Unexpired Lease, and all Executory Contracts and Unexpired Leases related thereto, if any, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests, unless any of the foregoing agreements has been previously rejected or repudiated or is rejected or repudiated under the Plan.

Modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease, or the validity, priority, or amount of any Claims that may arise in connection therewith.

G.	Indemnification Provisions.

Subject to the RSA, all Indemnification Provisions, consistent with applicable law, currently in place (whether in the by-laws, certificates of incorporation or formation, limited liability company agreements, limited partnership agreements, other organizational documents, board resolutions, indemnification agreements, employment contracts, or otherwise) for the benefit of current and former directors, officers, managers, employees, attorneys, accountants, investment bankers, and other professionals of, or acting on behalf of, the Debtors, as applicable, shall be (a) reinstated and remain intact, irrevocable, and shall survive the Effective Date on terms no less favorable to such current and former directors, officers, managers, employees, attorneys, accountants, investment bankers, and other professionals of, or acting on behalf of, the Debtors than the Indemnification Provisions in place prior to the Effective Date, and (b) shall be assumed by the Reorganized Debtors (in the case of a Recapitalization Transaction), the DIP Lenders and/or Term Loan Lenders (in the case of a Credit Bid Sale Transaction), or the Purchaser (in the case of a Third-Party Sale Transaction).

 38

H.	Collective Bargaining Agreements.

The Collective Bargaining Agreement and any agreements, documents, or instruments relating thereto, are treated as and deemed to be Executory Contracts under the Plan.

If the Recapitalization Transaction occurs, on the Effective Date, the Reorganized Debtors, as applicable, shall be deemed to have assumed the Collective Bargaining Agreement and any agreements, documents, and instruments related thereto. All Proofs of Claim Filed for amounts due under the Collective Bargaining Agreement shall be considered satisfied by the agreement and obligation to assume and cure in the ordinary course as provided herein. On the Effective Date, any Proofs of Claim Filed with respect to the Collective Bargaining Agreement shall be deemed disallowed and expunged, without further notice to or action, order, or approval of the Bankruptcy Court.

If the Asset Sale occurs, to the extent the Collective Bargaining Agreement has not already been assumed and assigned to the Purchaser, terminated, or otherwise expired, the Collective Bargaining Agreement shall terminate in accordance with its terms as of or after the Effective Date. Such termination shall not constitute a rejection of the Collective Bargaining Agreement or implicate section 1113 of the Bankruptcy Code. The Plan Administrator is authorized to take any action that it deems necessary or appropriate to terminate the Collective Bargaining Agreement. For the avoidance of doubt and notwithstanding the foregoing, to the extent section 1113 is applicable, the termination of the Collective Bargaining Agreement shall be deemed to satisfy such provisions.

I.	Reservation of Rights.

Nothing contained in the Plan or the Plan Supplement, shall constitute an admission by the Debtors that any such contract or lease is in fact an Executory Contract or Unexpired Lease or that any of the Post-Effective Date Debtors have any liability thereunder. If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption or rejection, the Debtors or the Post-Effective Date Debtors, as applicable, shall have forty-five (45) days following entry of a Final Order resolving such dispute to alter its treatment of such contract or lease under the Plan.

J.	Nonoccurrence of Effective Date.

In the event that the Effective Date does not occur, the Bankruptcy Court shall retain jurisdiction with respect to any request to extend the deadline for assuming or rejecting Unexpired Leases pursuant to section 365(d)(4) of the Bankruptcy Code.

K.	Contracts and Leases Entered Into After the Petition Date.

Contracts and leases entered into after the Petition Date by any Debtor, including any Executory Contracts and Unexpired Leases assumed by such Debtor, will be performed by the applicable Debtor or the Post-Effective Date Debtors liable thereunder in the ordinary course of their business. Accordingly, such contracts and leases (including any assumed Executory Contracts and Unexpired Leases) will survive and remain unaffected by entry of the Confirmation Order.

ARTICLE VI.

PROVISIONS GOVERNING DISTRIBUTIONS

A.	Timing and Calculation of Amounts to Be Distributed.

Unless otherwise provided in the Plan, on the Effective Date (or if a Claim is not an Allowed Claim or Allowed Interest on the Effective Date, on the date that such Claim or Interest becomes an Allowed Claim or Allowed Interest, or as soon as reasonably practicable thereafter), each holder of an Allowed Claim or Allowed Interest (as applicable) shall receive the full amount of the distributions that the Plan provides for Allowed Claims or Allowed Interests (as applicable) in the applicable Class. In the event that any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day but shall be deemed to have been completed as of the

 39

required date. If and to the extent that there are Disputed Claims or Disputed Interests, distributions on account of any such Disputed Claims or Disputed Interests shall be made pursuant to the provisions set forth in Article VIII hereof. Except as otherwise provided in the Plan, holders of Claims or Interests shall not be entitled to interest, dividends, or accruals on the distributions provided for in the Plan, regardless of whether such distributions are delivered on or at any time after the Effective Date.

B.	Disbursing Agent.

All distributions under the Plan shall be made by the Disbursing Agent on the Effective Date. The Disbursing Agent shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court. Additionally, in the event that the Disbursing Agent is so otherwise ordered, all costs and expenses of procuring any such bond or surety shall be borne by the Post-Effective Date Debtors.

C.	Rights and Powers of Disbursing Agent.

1.	Powers of the Disbursing Agent.

The Disbursing Agent shall be empowered to: (a) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties under the Plan; (b) make all distributions contemplated hereby; (c) employ professionals to represent it with respect to its responsibilities; and (d) exercise such other powers as may be vested in the Disbursing Agent by order of the Bankruptcy Court, pursuant to the Plan, or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions hereof.

2.	Expenses Incurred On or After the Effective Date.

Except as otherwise ordered by the Bankruptcy Court, the amount of any reasonable fees and expenses incurred by the Disbursing Agent on or after the Effective Date (including taxes), and any reasonable compensation and expense reimbursement claims (including reasonable attorney fees and expenses), made by the Disbursing Agent shall be paid in Cash by the Post-Effective Date Debtors.

D.	Delivery of Distributions and Undeliverable or Unclaimed Distributions.

1.	Record Date for Distribution.

On the Distribution Record Date, the Claims Register shall be closed and any party responsible for making distributions shall instead be authorized and entitled to recognize only those record Holders listed on the Claims Register as of the close of business on the Distribution Record Date. If a Claim, other than one based on a publicly traded Security, is transferred twenty (20) or fewer days before the Distribution Record Date, the Distribution Agent shall make distributions to the transferee only to the extent practical and, in any event, only if the relevant transfer form contains an unconditional and explicit certification and waiver of any objection to the transfer by the transferor.

2.	Delivery of Distributions in General.

Except as otherwise provided herein, the Disbursing Agent shall make distributions to Holders of Allowed Claims and Allowed Interests (as applicable) as of the Distribution Record Date at the address for each such Holder as indicated on the Debtors’ records as of the date of any such distribution; provided that the manner of such distributions shall be determined at the discretion of the Post-Effective Date Debtors; provided further that the address for each Holder of an Allowed Claim shall be deemed to be the address set forth in any Proof of Claim Filed by that Holder.

3.	Minimum Distributions.

No fractional shares of New Common Stock shall be distributed and no Cash shall be distributed in lieu of such fractional amounts. When any distribution pursuant to the Plan on account of an Allowed Claim or Allowed Interest (as applicable) would otherwise result in the issuance of a number of shares of New Common Stock that is

 40

not a whole number, the actual distribution of shares of New Common Stock shall be rounded as follows: (a) fractions of one-half (½) or greater shall be rounded up to the next higher whole number and (b) fractions of less than one-half (½) shall be rounded down to the next lower whole number with no further payment therefore. The total number of authorized shares of New Common Stock to be distributed to Holders of Allowed Claims or Allowed Interests shall be adjusted as necessary to account for the foregoing rounding. For distribution purposes (including rounding), DTC will be treated as a single Holder.

4.	Undeliverable Distributions and Unclaimed Property.

In the event that any distribution to any Holder of Allowed Claims or Allowed Interests (as applicable) is returned as undeliverable, no distribution to such Holder shall be made unless and until the Disbursing Agent has determined the then-current address of such Holder, at which time such distribution shall be made to such Holder without interest; provided that such distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of one year from the Effective Date. After such date, all unclaimed property or interests in property shall revert to the Post-Effective Date Debtors automatically and without need for a further order by the Bankruptcy Court (notwithstanding any applicable federal, provincial or state escheat, abandoned, or unclaimed property laws to the contrary), and the Claim of any Holder of Claims and Interests to such property or Interest in property shall be discharged and forever barred.

5.	Surrender of Canceled Instruments or Securities.

On the Effective Date or as soon as reasonably practicable thereafter, each holder of a certificate or instrument evidencing a Claim or an Interest that has been cancelled in accordance with Article VI hereof shall be deemed to have surrendered such certificate or instrument to the Disbursing Agent. Such surrendered certificate or instrument shall be cancelled solely with respect to the Debtors, and such cancellation shall not alter the obligations or rights of any non-Debtor third parties vis-à-vis one another with respect to such certificate or instrument, including with respect to any indenture or agreement that governs the rights of the Holder of a Claim or Interest, which shall continue in effect for purposes of allowing holders to receive distributions under the Plan, charging liens, priority of payment, and indemnification rights. Notwithstanding anything to the contrary herein, this paragraph shall not apply to certificates or instruments evidencing Claims that are Reinstated under this Plan.

E.	Manner of Payment.

At the option of the Disbursing Agent, any Cash payment to be made hereunder may be made by check or wire transfer or as otherwise required or provided in applicable agreements.

F.	Compliance with Tax Requirements.

In connection with the Plan, to the extent applicable, the Disbursing Agent and the Post-Effective Date Debtors shall comply with all tax withholding and reporting requirements imposed on them by any Governmental Unit, and all distributions made pursuant to the Plan shall be subject to such withholding and reporting requirements. Notwithstanding any provision in the Plan to the contrary, the Post-Effective Date Debtors and the Disbursing Agent shall be authorized to take all actions necessary to comply with such withholding and reporting requirements, including liquidating a portion of the distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions, or establishing any other mechanisms they believe are reasonable and appropriate. Any such amounts deducted or withheld and timely paid to the appropriate taxing authority shall be deemed to have been distributed to and received by the applicable recipient for all purposes of the Plan. The Post-Effective Date Debtors reserve the right to allocate all distributions made under the Plan in compliance with all applicable wage garnishments, alimony, child support, and other spousal awards, Liens, and encumbrances.

Any person entitled to receive any property as an issuance or distribution under the Plan shall, upon request, deliver to the applicable Disbursing Agent an appropriate Form W-9 or (if the payee is a non-U.S. Person) Form W-8.

 41

G.	Allocations.

Distributions in respect of Allowed Claims shall be allocated first to the principal amount of such Claims (as determined for federal income tax purposes) and then, to the extent the consideration exceeds the principal amount of the Claims, to any portion of such Claims for accrued but unpaid interest.

H.	No Postpetition Interest on Claims.

Unless otherwise specifically provided for in the Plan or the Confirmation Order, or required by applicable bankruptcy and non-bankruptcy law, postpetition interest shall not accrue or be paid on any prepetition Claims against the Debtors, and no Holder of a prepetition Claim against the Debtors shall be entitled to interest accruing on or after the Petition Date on any such prepetition Claim. Additionally, and without limiting the foregoing, interest shall not accrue or be paid on any Disputed Claim with respect to the period from the Effective Date to the date a final distribution is made on account of such Disputed Claim, if and when such Disputed Claim becomes an Allowed Claim.

I.	Foreign Currency Exchange Rate.

Except as otherwise provided in a Bankruptcy Court order, as of the Effective Date, any Claim asserted in currency other than U.S. dollars shall be automatically deemed converted to the equivalent U.S. dollar value using the exchange rate for the applicable currency as published in The Wall Street Journal (National Edition) on the Effective Date.

J.	Setoffs and Recoupment.

Except as expressly provided in this Plan, each Post-Effective Date Debtor may, pursuant to section 553 of the Bankruptcy Code, set off and/or recoup against any Plan Distributions to be made on account of any Allowed Claim, any and all claims, rights, and Causes of Action that such Post-Effective Date Debtor may hold against the Holder of such Allowed Claim to the extent such setoff or recoupment is either (a) agreed in amount among the relevant Post-Effective Date Debtor(s) and Holder of Allowed Claim or (b) otherwise adjudicated by the Bankruptcy Court or another court of competent jurisdiction; provided that neither the failure to effectuate a setoff or recoupment nor the allowance of any Claim hereunder shall constitute a waiver or release by a Post-Effective Date Debtor or its successor of any and all claims, rights, and Causes of Action that such Post-Effective Date Debtor or its successor may possess against the applicable Holder. In no event shall any Holder of Claims against, or Interests in, the Debtors be entitled to recoup any such Claim or Interest against any claim, right, or Cause of Action of the Debtors or the Post-Effective Date Debtors, as applicable, unless such Holder actually has performed such recoupment and provided notice thereof in writing to the Debtors in accordance with Article XIII.G of the Plan on or before the Effective Date, notwithstanding any indication in any Proof of Claim or otherwise that such Holder asserts, has, or intends to preserve any right of recoupment.

K.	Claims Paid or Payable by Third Parties.

1.	Claims Paid by Third Parties.

The Debtors or the Post-Effective Date Debtors, as applicable, shall reduce in full a Claim, and such Claim shall be disallowed without a Claim objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court, to the extent that the Holder of such Claim receives payment in full on account of such Claim from a party that is not a Debtor or a Post-Effective Date Debtor. Subject to the last sentence of this paragraph, to the extent a Holder of a Claim receives a distribution on account of such Claim and receives payment from a party that is not a Debtor or a Post-Effective Date Debtor on account of such Claim, such Holder shall, within fourteen (14) days of receipt thereof, repay or return the distribution to the applicable Post-Effective Date Debtor, to the extent the Holder’s total recovery on account of such Claim from the third party and under the Plan exceeds the amount of such Claim as of the date of any such distribution under the Plan. The failure of such Holder to timely repay or return such distribution shall result in the Holder owing the applicable Post-Effective Date Debtor annualized interest at the Federal Judgment Rate on such amount owed for each Business Day after the fourteen (14)-day grace period specified above until the amount is repaid.

 42

2.	Claims Payable by Third Parties.

No distributions under the Plan shall be made on account of an Allowed Claim that is payable pursuant to one of the Debtors’ insurance policies until the Holder of such Allowed Claim has exhausted all remedies with respect to such insurance policy. To the extent that one or more of the Debtors’ insurers agrees to satisfy in full or in part a Claim (if and to the extent adjudicated by a court of competent jurisdiction), then immediately upon such insurers’ agreement, the applicable portion of such Claim may be expunged without a Claim objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court.

3.	Applicability of Insurance Policies.

Except as otherwise provided in the Plan, distributions to Holders of Allowed Claims shall be in accordance with the provisions of any applicable insurance policy. Nothing contained in the Plan shall constitute or be deemed a waiver of any Cause of Action that the Debtors or any Entity may hold against any other Entity, including insurers under any policies of insurance, nor shall anything contained herein constitute or be deemed a waiver by such insurers of any defenses, including coverage defenses, held by such insurers.

ARTICLE VII.

THE PLAN ADMINISTRATOR

The following provisions shall apply only if the Asset Sale occurs and a Plan Administrator is appointed.

A.	The Plan Administrator.

The powers of the Plan Administrator shall include any and all powers and authority to implement the Plan and wind down the business and affairs of the Debtors and Wind-Down Debtors, including: (a) making distributions under the Plan; (b) liquidating, receiving, holding, investing, supervising, and protecting the Wind-Down Assets in accordance with the Wind-Down Budget; (c) taking all steps to execute all instruments and documents necessary to effectuate the distributions to be made under the Plan; (d) making distributions from the Wind-Down Reserve to facilitate the Wind Down; (e) establishing and maintaining bank accounts in the name of the Wind-Down Debtors; (f) subject to the terms set forth herein, employing, retaining, terminating, or replacing professionals to represent it with respect to its responsibilities or otherwise effectuating the Plan to the extent necessary; (g) paying all reasonable fees, expenses, debts, charges, and liabilities of the Wind-Down Debtors; (h) except as otherwise provided for herein, enforcing and prosecuting claims, interests, rights, and privileges under the Causes of Action on the Schedule of Retained Causes of Action in accordance with Article IV; (i) administering and paying taxes of the Wind-Down Debtors, including filing tax returns; (j) representing the interests of the Wind-Down Debtors or the Estates before any taxing authority in all matters, including any action, suit, proceeding, or audit; and (k) exercising such other powers as may be vested in it pursuant to order of the Bankruptcy Court or pursuant to the Plan, the Confirmation Order, or any applicable orders of the Bankruptcy Court or as the Plan Administrator reasonably deems to be necessary and proper to carry out the provisions of the Plan in accordance with the Wind-Down Budget.

The filing of the final monthly report (for the month in which the Effective Date occurs) and all subsequent quarterly reports shall be the responsibility of the Plan Administrator.

The Plan Administrator may resign at any time upon thirty (30) days’ written notice delivered to the Bankruptcy Court; provided that such resignation shall only become effective upon the appointment of a permanent or interim successor Plan Administrator in accordance with the Plan Administrator Agreement. Upon its appointment, the successor Plan Administrator, without any further act, shall become fully vested with all of the rights, powers, duties, and obligations of its predecessor (as set forth in the Plan Administrator Agreement) and all responsibilities of the predecessor Plan Administrator relating to the Wind-Down Debtors in the Plan Administrator Agreement shall be terminated.

 43

1.	Plan Administrator Rights and Powers.

The Plan Administrator shall retain and have all the rights, powers, and duties necessary to carry out his or her responsibilities under this Plan in accordance with the Wind-Down Budget, and as otherwise provided in the Confirmation Order. The Plan Administrator shall be the exclusive trustee of the assets of the Wind-Down Debtors for the purposes of 31 U.S.C. § 3713(b) and 26 U.S.C. § 6012(b)(3), as well as the representative of the Estates appointed pursuant to section 1123(b)(3)(B) of the Bankruptcy Code.

2.	Retention of Professionals.

The Plan Administrator shall have the right to retain the services of attorneys, accountants, and other professionals that, at the discretion of the Plan Administrator, are necessary to assist the Plan Administrator in the performance of his or her duties for the Wind-Down Debtors. The reasonable fees and expenses of such professionals, if applicable, shall be paid from the Wind-Down Reserve upon the monthly submission of statements to the Plan Administrator. The payment of the reasonable fees and expenses of the Wind-Down Debtors’ retained professionals shall be made in the ordinary course of business from the Wind-Down Reserve and shall not be subject to the approval of the Bankruptcy Court.

3.	Compensation and Expenses of the Plan Administrator.

The Plan Administrator’s post-Effective Date compensation will be set forth in the Plan Supplement and paid out of the Wind-Down Reserve. Except as otherwise ordered by the Bankruptcy Court, the fees and expenses incurred by the Plan Administrator on or after the Effective Date (including taxes) and any reasonable compensation and expense reimbursement Claims (including attorney fees and expenses) made by the Plan Administrator in connection with such Plan Administrator’s duties shall be paid without any further notice to, or action, order, or approval of, the Bankruptcy Court in Cash from the Wind-Down Reserve if such amounts relate to any actions taken hereunder.

4.	Plan Administrator Expenses.

All costs, expenses, and obligations incurred by the Plan Administrator or the Wind-Down Debtors in administering the Plan or in effecting distributions thereunder (including the reimbursement of reasonable expenses), including any costs, expenses, or obligations in any manner connected, incidental, or related thereto, shall be paid from the Wind-Down Reserve.

The Debtors and the Plan Administrator, as applicable, shall not be required to give any bond or surety or other security for the performance of their duties unless otherwise ordered by the Bankruptcy Court. However, in the event that the Plan Administrator is so ordered after the Effective Date, all costs and expenses of procuring any such bond or surety shall be paid for with Cash from the Wind-Down Reserve.

5.	Wind-Down Budget.

The Debtors shall include in the Plan Supplement a Wind-Down Budget.

B.	Tax Returns.

From and after the Effective Date, the Plan Administrator shall complete and file all final or otherwise required federal, state, and local tax returns for each of the Debtors reflecting all tax consequences relating to the activities of the Post-Effective Date Debtors as attributable to and for the account of the Debtors, and, pursuant to section 505(b) of the Bankruptcy Code, may request an expedited determination of any unpaid tax liability of such Debtor or its Estate for any tax incurred during the administration of such Debtor’s Chapter 11 Case, as determined under applicable tax laws.

 44

C.	Dissolution of the Wind-Down Debtors.

Upon a certification to be Filed with the Bankruptcy Court by the Plan Administrator of all distributions having been made and completion of all its duties under the Plan and entry of a final decree closing the last of the Chapter 11 Cases, the Wind-Down Debtors shall be deemed to be dissolved without any further action by the Wind-Down Debtors, including the filing of any documents with the secretary of state for the state in which the Wind-Down Debtors is formed or any other jurisdiction. The Plan Administrator, however, shall have authority to take all necessary actions to dissolve the Wind-Down Debtors in and withdraw the Wind-Down Debtors from the applicable state(s).

ARTICLE VIII.

PROCEDURES FOR RESOLVING CONTINGENT,

UNLIQUIDATED, AND DISPUTED CLAIMS

A.	Allowance of Claims.

After the Effective Date, the Post-Effective Date Debtors, as applicable, shall have and retain any and all rights and defenses such Debtor had with respect to any Claim or Interest immediately before the Effective Date. The Post-Effective Date Debtors, as applicable, may affirmatively determine to deem Unimpaired Claims Allowed to the same extent such Claims would be allowed under applicable non-bankruptcy law.

B.	Claims Administration Responsibilities.

The Debtors and the Post-Effective Date Debtors, as applicable, shall have the exclusive authority to (a) File, withdraw, or litigate to judgment any objections to Claims, (b) settle or compromise any such objections to Claims without further notice to or action, order, or approval of the Bankruptcy Court, and (c) administer and adjust the Claims Register to reflect such settlements or compromises without further notice to or action, order, or approval of the Bankruptcy Court. Except as otherwise provided herein, from and after the Effective Date, each Post-Effective Date Debtor shall have and retain any and all rights and defenses such Debtor had immediately prior to the Effective Date with respect to any Claim or Interest (including any Disputed Claim or Interest), including the Causes of Action retained pursuant to Article IV.G.11 or Article IV.H.10 of the Plan, as applicable.

C.	Disputed Claims Process.

If the Debtors, Post-Effective Date Debtors, or the Plan Administrator dispute any Proof of Claim that is Filed on account of an Unimpaired Claim, such dispute shall be determined, resolved, or adjudicated, as the case may be, in the manner as if the Chapter 11 Cases had not been commenced and shall survive the Effective Date as if the Chapter 11 Cases had not been commenced; provided that the Debtors, the Post-Effective Date Debtors, or the Plan Administrator, as applicable, or the Holder of such Claim may elect to have the validity or amount of any Claim adjudicated by the Bankruptcy Court instead. If a Holder makes such an election, the Bankruptcy Court shall apply the law that would have governed the dispute if the Chapter 11 Cases had not been filed.

If the Debtors, the Post-Effective Date Debtors, or the Plan Administrator, as applicable, dispute any Impaired Claim that is not Allowed as of the Effective Date pursuant to Article III.B or a Final Order entered by the Bankruptcy Court (which may include the Confirmation Order), the Debtors, the Post-Effective Date Debtors, or the Plan Administrator, as applicable, shall File an objection with, and the dispute shall be determined, resolved, or adjudicated before, the Bankruptcy Court.

D.	Disputed Claims Reserve.

On or before the Effective Date, the Debtors or the Post-Effective Date Debtors, as applicable, shall be authorized, but not directed, to establish one or more Disputed Claims Reserve, which Disputed Claims Reserve shall be administered by the Post-Effective Date Debtors, to the extent applicable.

 45

The Post-Effective Date Debtors may, in their sole discretion, hold Cash in the Disputed Claims Reserve Amount in the Disputed Claims Reserve in trust for the benefit of the Holders of the total estimated amount of General Unsecured Claims ultimately determined to be Allowed after the Effective Date. The Post-Effective Date Debtors shall distribute such amounts (net of any expenses) as provided herein, as such Claims are resolved by a Final Order or agreed to by settlement, and such amounts will be distributable on account of such Claims as such amounts would have been distributable had such Claims been Allowed Claims as of the Effective Date under Article III of the Plan solely to the extent of the amounts available in the applicable Disputed Claims Reserve. Pending the resolution of such Claims, a portion of the Cash to be received by Holders of such Claims may be held back and, if the Asset Sale occurs, deposited into the Wind-Down Reserve as further described in Article IV.H.2., and to the extent that any property is deposited into such reserve, the reserve is expected to be subject to “disputed ownership fund” treatment under section 1.468B-9 of the United States Treasury Regulations.

E.	Estimation of Claims and Interests.

Before, on, or after the Effective Date, the Debtors or the Post-Effective Date Debtors, as applicable, may at any time request that the Bankruptcy Court estimate any Disputed Claim or Interest that is contingent or unliquidated pursuant to section 502(c) of the Bankruptcy Code for any reason, regardless of whether any party in interest previously has objected to such Claim or Interest or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction to estimate any such Claim or Interest, including during the litigation of any objection to any Claim or Interest or during the appeal relating to such objection. Notwithstanding any provision otherwise in the Plan, a Claim that has been expunged from the Claims Register, but that either is subject to appeal or has not been the subject of a Final Order, shall be deemed to be estimated at zero dollars, unless otherwise ordered by the Bankruptcy Court. In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim or Interest, that estimated amount shall constitute a maximum limitation on such Claim or Interest for all purposes under the Plan (including for purposes of distributions), and the relevant Post-Effective Date Debtor may elect to pursue any supplemental proceedings to object to any ultimate distribution on such Claim or Interest.

F.	Adjustment to Claims or Interests without Objection.

Any duplicate Claim or Interest or any Claim or Interest that has been paid, satisfied, amended, or superseded may be adjusted or expunged on the Claims Register by the Post-Effective Date Debtors without the Post-Effective Date Debtors having to File an application, motion, complaint, objection, or any other legal proceeding seeking to object to such Claim or Interest and without any further notice to or action, order, or approval of the Bankruptcy Court.

G.	Disallowance of Claims or Interests.

Except as otherwise expressly set forth herein, and subject to the terms hereof, including Article IX, and the DIP Order, all Claims and Interests of any Entity from which property is sought by the Debtors under sections 542, 543, 550, or 553 of the Bankruptcy Code or that the Debtors or the Post-Effective Date Debtors allege is a transferee of a transfer that is avoidable under sections 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a) of the Bankruptcy Code shall be deemed disallowed if: (a) the Entity, on the one hand, and the Debtors or the Post-Effective Date Debtors, as applicable, on the other hand, agree or the Bankruptcy Court has determined by Final Order that such Entity or transferee is liable to turn over any property or monies under any of the aforementioned sections of the Bankruptcy Code; and (b) such Entity or transferee has failed to turn over such property by the date set forth in such agreement or Final Order.

Except as otherwise provided herein or as agreed to by the Post-Effective Date Debtors, any and all Proofs of Claim Filed after the Claims Bar Date shall be deemed disallowed and expunged as of the Effective Date without any further notice to or action, order, or approval of the Bankruptcy Court, and Holders of such Claims may not receive any distributions on account of such Claims, unless such late Proof of Claim has been deemed timely Filed by a Final Order.

 46

H.	No Distributions Pending Allowance.

Notwithstanding any other provision of the Plan, if any portion of a Claim or Interest is a Disputed Claim or Interest, as applicable, no payment or distribution provided hereunder shall be made on account of such Claim or Interest unless and until such Disputed Claim or Interest becomes an Allowed Claim or Interest; provided that if only the Allowed amount of an otherwise valid Claim or Interest is Disputed, such Claim or Interest shall be deemed Allowed in the amount not Disputed and payment or distribution shall be made on account of such undisputed amount.

I.	Distributions After Allowance.

To the extent that a Disputed Claim or Interest ultimately becomes an Allowed Claim or Interest, distributions (if any) shall be made to the Holder of such Allowed Claim or Interest in accordance with the provisions of the Plan. As soon as reasonably practicable after the date that the order or judgment of the Bankruptcy Court Allowing any Disputed Claim or Interest becomes a Final Order, the Disbursing Agent shall provide to the holder of such Claim or Interest the distribution (if any) to which such Holder is entitled under the Plan as of the Effective Date, without any interest to be paid on account of such Claim or Interest.

ARTICLE IX.

SETTLEMENT, RELEASE, INJUNCTION, AND RELATED PROVISIONS

A.	Discharge of Claims and Termination of Interests.

Pursuant to section 1141(d) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan, the Confirmation Order, or in any contract, instrument, or other agreement or document created or entered into pursuant to the Plan, the distributions, rights, and treatment that are provided in the Plan shall be in complete satisfaction, discharge, and release, effective as of the Effective Date, of Claims (including any Intercompany Claims resolved or compromised after the Effective Date by the Post-Effective Date Debtors), Interests, and Causes of Action of any nature whatsoever, including any interest accrued on Claims or Interests from and after the Petition Date, whether known or unknown, against, liabilities of, Liens on, obligations of, rights against, and Interests in, the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims or Interests, including demands, liabilities, and Causes of Action that arose before the Effective Date, any liability (including withdrawal liability) to the extent such Claims or Interests relate to services performed by employees of the Debtors prior to the Effective Date and that arise from a termination of employment, any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not: (a) a Proof of Claim based upon such debt or right is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code; (b) a Claim or Interest based upon such debt, right, or Interest is Allowed pursuant to section 502 of the Bankruptcy Code; or (c) the Holder of such a Claim or Interest has accepted the Plan. The Confirmation Order shall be a judicial determination of the discharge of all Claims and Interests subject to the occurrence of the Effective Date.

B.	Release of Liens.

Subject to the Wind Down and except as otherwise provided in the Exit Intermediation Facility Documents, the Plan, the Confirmation Order, or any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan and, in the case of a Secured Claim, satisfaction in full of the portion of the Secured Claim that is Allowed as of the Effective Date, except for Other Secured Claims that the Debtors elect to reinstate in accordance with Article III.B.1 hereof, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released and discharged, and all of the right, title, and interest of any Holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Post-Effective Date Debtors and their successors and assigns. Any Holder of such Secured Claim (and the applicable agents for such Holder) shall be authorized and directed, at the sole cost and expense of the Post-Effective Date Debtors, to release any collateral or other property of any Debtor (including any Cash Collateral and possessory collateral) held by such Holder (and the applicable agents for such Holder), and to take such actions as may be reasonably requested by the Post-Effective Date Debtors to evidence the

 47

release of such Lien, including the execution, delivery, and filing or recording of such releases. The presentation or filing of the Confirmation Order to or with any federal, state, provincial, or local agency or department shall constitute good and sufficient evidence of, but shall not be required to effect, the termination of such Liens.

C.	Releases by the Debtors.

Notwithstanding anything contained in this Plan to the contrary, pursuant to section 1123(b) of the Bankruptcy Code, in exchange for good and valuable consideration, including the obligations of the Debtors under the Plan and the contributions and services of the Released Parties in facilitating the implementation of the restructuring contemplated by the Plan, the adequacy of which is hereby confirmed, on and after the Effective Date, each Released Party is, and is deemed to be, hereby conclusively, absolutely, unconditionally, irrevocably, and forever released and discharged by the Debtors, the Reorganized Debtors, the Wind-Down Debtors, and their Estates, in each case on behalf of themselves and their respective successors, assigns, and representatives, and any and all other Entities who may purport to assert any Cause of Action, directly or derivatively, by, through, for, or because of the foregoing Entities, from any and all Claims and Causes of Action, including any derivative claims, asserted or assertable on behalf of the Debtors, the Reorganized Debtors, the Wind-Down Debtors, or their Estates, as applicable, whether known or unknown, foreseen or unforeseen, matured or unmatured, existing or hereafter arising, in law, equity, contract, tort or otherwise, that the Debtors, the Reorganized Debtors, the Wind-Down Debtors, or their Estates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim against, or Interest in, a Debtor, the Reorganized Debtors, the Wind-Down Debtor, their Estates, or other Entity, based on or relating to, or in any manner arising from, in whole or in part, the Debtors (including the Debtors’ capital structure, management, ownership, or operation thereof), the purchase, sale, or rescission of any security of the Debtors, Reorganized Debtors, or the Wind-Down Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in this Plan, the business or contractual arrangements between or among any Debtor and any Released Party, the ownership and/or operation of the Debtors by any Released Party or the distribution of any Cash or other property of the Debtors to any Released Party, the assertion or enforcement of rights and remedies against the Debtors, the Debtors’ in- or out-of-court restructuring efforts, any Avoidance Actions (but excluding Avoidance Actions brought as counterclaims or defenses to Claims asserted against the Debtors), intercompany transactions between or among a Debtor or an Affiliate of a Debtor and another Debtor or Affiliate of a Debtor, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, or filing of the RSA, and related prepetition transactions, the Postpetition Financing Facilities, the Postpetition Financing Documents, the Intermediation Facility, the Intermediation Facility Documents, the Term Loan, the Term Loan Documents, the 2027 Convertible Notes, the Subordinated Unsecured Note, the Disclosure Statement, the Plan (including, for avoidance of doubt, the Plan Supplement), before or during the Chapter 11 Cases, any other Definitive Document, or any Restructuring Transactions, contract, instrument, release, or other agreement or document (including any legal opinion requested by any Entity regarding any transaction, contract, instrument, document or other agreement contemplated by the Plan or the reliance by any Released Party on the Plan or the Confirmation Order in lieu of such legal opinion) relating to any of the foregoing, created or entered into in connection with the RSA, the Postpetition Financing Facilities, the Postpetition Financing Documents, the Intermediation Facility, the Intermediation Facility Documents, the Term Loan, the Term Loan Documents, the 2027 Convertible Notes, the Subordinated Unsecured Note, the Disclosure Statement, the Plan (including, for avoidance of doubt, the Plan Supplement), any other Definitive Document, or any Restructuring Transactions, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Restructuring Transactions, including the issuance or distribution of Securities pursuant to the Restructuring Transactions, or the distribution of property pursuant to the Restructuring Transactions, or upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before, in respect of the foregoing clause, the Effective Date. Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release (i) any Causes of Action identified in the Schedule of Retained Causes of Action, and (ii) any post-Effective Date obligations of any party or Entity under the Plan, the Confirmation Order, any Restructuring Transaction, or any document, instrument, or Agreement (including those set forth in the Plan Supplement) executed to implement the Plan, including the Exit Intermediation Facility Documents (if any), or any Claim or obligation arising under the Plan.

 48

Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release (i) any Causes of Action identified in the Schedule of Retained Causes of Action, (ii) any post-Effective Date obligations of any party or Entity under the Plan, the Confirmation Order, any Restructuring Transaction, or any document, instrument, or Agreement (including those set forth in the Plan Supplement) executed to implement the Plan or any Claim or obligation arising under the Plan, or (iii) any Released Party from any claim or Cause of Action arising from an act or omission that is determined by a Final Order to have constituted actual fraud, willful misconduct, or gross negligence.

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the Debtor Release, which includes by reference each of the related provisions and definitions contained in the Plan, and further, shall constitute the Bankruptcy Court’s finding that the Debtor Release is: (a) in exchange for the good and valuable consideration provided by each of the Released Parties, including, without limitation, the Released Parties’ substantial contributions to facilitating the Restructuring Transactions and implementing the Plan; (b) a good faith settlement and compromise of the Claims released by the Debtor Release; (c) in the best interests of the Debtors and all Holders of Claims and Interests; (d) fair, equitable, and reasonable; (e) given and made after due notice and opportunity for hearing; and (f) a bar to any of the Debtors, the Reorganized Debtors, the Wind-Down Debtors, or the Debtors’ Estates asserting any Claim or Cause of Action released pursuant to the Debtor Release.

D.	Releases by the Releasing Parties.

Notwithstanding anything contained in this Plan to the contrary, on and after the Effective Date, in exchange for good and valuable consideration, including the obligations of the Debtors under the Plan and the contributions and services of the Released Parties in facilitating the implementation of the restructuring contemplated by the Plan, the adequacy of which is hereby confirmed, pursuant to section 1123(b) of the Bankruptcy Code, in each case except for Claims arising under, or preserved by, the Plan, to the fullest extent permitted under applicable law, each Released Party (other than the Debtors, the Reorganized Debtors, or the Wind-Down Debtors) is, and is deemed to be, hereby conclusively, absolutely, unconditionally, irrevocably and forever, released and discharged by each and all of the Releasing Parties (other than the Debtors, the Reorganized Debtors, or the Wind-Down Debtors), from any and all Claims and Causes of Action, in each case on behalf of themselves and their respective successors, assigns, and representatives, and any and all Entities who may purport to assert any Claim or Cause of Action, directly or derivatively, by, through, for, or because of the foregoing Entities, from any and all Claims and Causes of Action, including any derivative claims, asserted or assertable on behalf of any of the foregoing Entities, whether known or unknown, foreseen or unforeseen, matured or unmatured, existing or hereafter arising, in law, equity, contract, tort, or otherwise, including any derivative claims asserted or assertable on behalf of the Debtors, the Reorganized Debtors, the Wind-Down Debtors, or their Estates, that such Entity would have been legally entitled to assert (whether individually or collectively) or on behalf of the Holder of any Claim against, or Interest in, a Debtor, the Reorganized Debtors, the Wind-Down Debtors, or their Estates or other Entity, based on or relating to, or in any manner arising from, in whole or in part, the Debtors (including the capital structure, management, ownership, or operation thereof), the purchase, sale, or rescission of any security of the Debtors, the Reorganized Debtors, or the Wind-Down Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in this Plan, the business or contractual arrangements between or among any Debtor and any Released Party, the ownership and/or operation of the Debtors by any Released Party or the distribution of any Cash or other property of the Debtors to any Released Party, the assertion or enforcement of rights or remedies against the Debtors, the Debtors’ in- or out-of-court restructuring efforts, any Avoidance Actions (but excluding Avoidance Actions brought as counterclaims or defenses to Claims asserted against the Debtors), intercompany transactions between or among a Debtor or an Affiliate of a Debtor and another Debtor or Affiliate of a Debtor, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, or filing of the RSA and related prepetition transactions, the Postpetition Financing Facilities, the Postpetition Financing Documents, the Intermediation Facility, the Intermediation Facility Documents, the Term Loan, the Term Loan Documents, the 2027 Convertible Notes, the Subordinated Unsecured Note, the Disclosure Statement, the Plan (including, for avoidance of doubt, the Plan Supplement), before and during the Chapter 11 Cases, any other Definitive Document, or any Restructuring Transactions, contract, instrument, release, or other agreement or document (including any legal opinion requested by any Entity regarding any transaction, contract, instrument, document or other agreement contemplated by the Plan or the reliance by

 49

any Released Party on the Plan or the Confirmation Order in lieu of such legal opinion) relating to any of the foregoing, created or entered into in connection with the RSA, the Postpetition Financing Facilities, the Postpetition Financing Documents, the Intermediation Facility, the Intermediation Facility Documents, the Term Loan, the Term Loan Documents, the 2027 Convertible Notes, the Subordinated Unsecured Note, the Disclosure Statement, the Plan (including, for avoidance of doubt, the Plan Supplement), before or during the Chapter 11 Cases, any other Definitive Document, or any Restructuring Transactions, any preference, fraudulent transfer, or other avoidance claim arising pursuant to chapter 5 of the Bankruptcy Code or other applicable law, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of Securities pursuant to the Restructuring Transactions and/or Plan, or the distribution of property pursuant to the Restructuring Transactions and/or the Plan or any other related agreement, or upon any other act or omission, transaction, agreement, event, or other occurrence related or relating to any of the foregoing taking place on or before the Effective Date. Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release any post-Effective Date obligations of any party or Entity under the Plan, the Confirmation Order, any Restructuring Transaction, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan, including the Exit Intermediation Facility Documents (if any), or any Claim or obligation arising under the Plan.

Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release (i) any post-Effective Date obligations of any party or Entity under the Plan, the Confirmation Order, any Restructuring Transaction, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan or any Claim or obligation arising under the Plan, or (ii) any Released Party from any claim or Cause of Action arising from an act or omission that is determined by a Final Order to have constituted actual fraud, willful misconduct, or gross negligence.

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the Third-Party Release, which includes by reference each of the related provisions and definitions contained herein, and, further, shall constitute the Bankruptcy Court’s finding that the Third-Party Release is: (a) consensual; (b) essential to the Confirmation of the Plan; (c) given in exchange for the good and valuable consideration provided by each of the Released Parties, including, without limitation, the Released Parties’ substantial contributions to facilitating the Restructuring Transactions and implementing the Plan; (d) a good faith settlement and compromise of the Claims released by the Third-Party Release; (e) in the best interests of the Debtors and their Estates; (f) fair, equitable, and reasonable; (g) given and made after due notice and opportunity for hearing; and (h) a bar to any of the Releasing Parties asserting any Claim or Cause of Action released pursuant to the Third-Party Release.

E.	Exculpation.

Notwithstanding anything contained in this Plan to the contrary, to the fullest extent permissible under applicable law and without affecting or limiting either the Debtor Release or Third-Party Release, effective as of the Effective Date, no Exculpated Party shall have or incur liability or obligation for, and each Exculpated Party is hereby released and exculpated from any Cause of Action for any claim arising from the Petition Date through the Effective Date related to any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, filing, or termination of the RSA and related prepetition transactions, the Postpetition Financing Facilities, the Postpetition Financing Documents, the Disclosure Statement, the Plan (including, for avoidance of doubt, the Plan Supplement), any other Definitive Document, or any Restructuring Transaction, contract, instrument, release or other agreement or document (including any legal opinion requested by any Entity regarding any transaction, contract, instrument, document or other agreement contemplated by the Plan or the reliance by any Released Party on the Plan or the Confirmation Order in lieu of such legal opinion) relating to any of the foregoing, created or entered into in connection with the RSA, the Disclosure Statement, the Plan, the Plan Supplement, before or during the Chapter 11 Cases, any preference, fraudulent transfer, or other avoidance claim arising pursuant to chapter 5 of the Bankruptcy Code or other applicable law, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of Securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, or upon any other related act or omission, transaction, agreement, event, or other

 50

occurrence taking place on or before the Effective Date, except for Claims related to any act or omission that is determined in a Final Order by a court of competent jurisdiction to have constituted actual fraud, willful misconduct, or gross negligence, but in all respects such Entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan.

The Exculpated Parties have, and upon confirmation of the Plan shall be deemed to have, participated in good faith and in compliance with the applicable laws with regard to the solicitation of votes and distribution of consideration pursuant to the Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan.

Solely with respect to the exculpation provisions, notwithstanding anything to the contrary herein the Plan, each of the 1125(e) Exculpation Parties shall not incur liability for any Cause of Action or Claim related to any act or omission in connection with, relating to, or arising out of, in whole or in part, (a) the solicitation of acceptance or rejection of the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code or (b) the participation, in good faith and in compliance with the applicable provisions of the Bankruptcy Code, in the offer, issuance, sale, or purchase of a security, offered or sold under the Plan. No Entity or Person may commence or pursue a Claim or Cause of Action of any kind against any of the Exculpated Parties or 1125(e) Exculpation Parties that arose or arises from, in whole or in part, a Claim or Cause of Action subject to the terms of this paragraph, without this Court (i) first determining, after notice and a hearing, that such Claim or Cause of Action represents a colorable Claim for actual fraud, gross negligence, or willful misconduct against any such Exculpated Party or 1125(e) Exculpation Party and such party is not exculpated pursuant to this provision; and (ii) specifically authorizing such Entity or Person to bring such Claim or Cause of Action against any such Exculpated Party or 1125(e) Exculpation Party. The Bankruptcy Court will have sole and exclusive jurisdiction to adjudicate the underlying colorable Claim or Causes of Action.

F.	Injunction.

Except as otherwise expressly provided in the Plan or the Confirmation Order or for obligations issued or required to be paid pursuant to the Plan or the Confirmation Order, all Entities who have held, hold, or may hold Claims, Interests, or Causes of Action that have been released, discharged, or are subject to exculpation are permanently enjoined, from and after the Effective Date, from taking any of the following actions against, as applicable, the Debtors, the Post-Effective Date Debtors, the Exculpated Parties, or the Released Parties: (1) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims, Interests, or Causes of Action; (2) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such Entities on account of or in connection with or with respect to any such Claims, Interests, or Causes of Action; (3) creating, perfecting, or enforcing any encumbrance of any kind against such Entities or the property or the Estates of such Entities on account of or in connection with or with respect to any such Claims, Interests, or Causes of Action; (4) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from such Entities or against the property of such Entities on account of or in connection with or with respect to any such Claims, Interests, or Causes of Action unless such Holder has Filed a motion requesting the right to perform such setoff on or before the Effective Date, and notwithstanding an indication of a Claim, Interest, or Causes of Action or otherwise that such Holder asserts, has, or intends to preserve any right of setoff pursuant to applicable law or otherwise; and (5) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims, Interests, or Causes of Action released or settled pursuant to the Plan. Notwithstanding anything to the contrary in the Plan, the Plan Supplement, or the Confirmation Order, the automatic stay pursuant to section 362 of the Bankruptcy Code shall remain in full force and effect with respect to the Debtors and any property dealt with by the Plan until the closing of these Chapter 11 Cases.

No Person or Entity may commence or pursue a Claim or Cause of Action, as applicable, of any kind against the Debtors, the Post-Effective Date Debtors, the 1125(e) Exculpation Parties, the Exculpated Parties, or the Released Parties, as applicable, that relates to or is reasonably likely to relate to any act or omission in connection with, relating to, or arising out of a Claim or Cause of Action, as applicable, subject to Article IX.C,

 51

Article IX.D, and Article IX.E hereof, without the Bankruptcy Court (1) first determining, after notice and a hearing, that such Claim or Cause of Action, as applicable, represents a colorable Claim of any kind, and (2) specifically authorizing such Person or Entity to bring such Claim or Cause of Action, as applicable, against any such Debtor, Reorganized Debtor, 1125(e) Exculpation Party, Exculpated Party, or Released Party, as applicable. The Bankruptcy Court will have sole and exclusive jurisdiction to adjudicate the underlying colorable Claim or Causes of Action.

G.	Protections Against Discriminatory Treatment.

Consistent with section 525 of the Bankruptcy Code and the Supremacy Clause of the U.S. Constitution, all Entities, including Governmental Units, shall not discriminate against the Post-Effective Date Debtors or deny, revoke, suspend, or refuse to renew a license, permit, charter, franchise, or other similar grant to, condition such a grant to, discriminate with respect to such a grant against, the Post-Effective Date Debtors, or another Entity with whom the Post-Effective Date Debtors have been associated, solely because each Debtor has been a debtor under chapter 11 of the Bankruptcy Code, has been insolvent before the commencement of the Chapter 11 Cases (or during the Chapter 11 Cases but before the Debtors are granted or denied a discharge), or has not paid a debt that is dischargeable in the Chapter 11 Cases.

H.	Document Retention.

On and after the Effective Date, the Post-Effective Date Debtors may maintain documents in accordance with their standard document retention policy, as may be altered, amended, modified, or supplemented by the Post-Effective Date Debtors.

I.	Reimbursement or Contribution.

If the Bankruptcy Court disallows a Claim for reimbursement or contribution of an Entity pursuant to section 502(e)(1)(B) of the Bankruptcy Code, then to the extent that such Claim is contingent as of the time of allowance or disallowance, such Claim shall be forever disallowed and expunged notwithstanding section 502(j) of the Bankruptcy Code, unless prior to the Confirmation Date: (1) such Claim has been adjudicated as non-contingent or (2) the relevant Holder of a Claim has Filed a non-contingent Proof of Claim on account of such Claim and a Final Order has been entered prior to the Confirmation Date determining such Claim as no longer contingent.

ARTICLE X.

CONDITIONS PRECEDENT TO CONSUMMATION OF THE PLAN

A.	Conditions Precedent to the Effective Date.

It shall be a condition to the Effective Date of the Plan that the following conditions shall have been satisfied or waived pursuant to the provisions of Article X.B hereof:

i.	the RSA shall not have been validly terminated by the parties thereto and shall remain in full force and effect;

ii.	there shall not have been instituted or threatened or be pending any action, proceeding, application, claim, counterclaim or investigation (whether formal or informal) (or there shall not have been any material adverse development to any action, application, claim, counterclaim or proceeding currently instituted, threatened or pending) before or by any court, governmental, regulatory or administrative agency or instrumentality, domestic or foreign, or by any other person, domestic or foreign, in connection with the Restructuring Transactions that, in the reasonable judgment of the Debtors and the Required Consenting Term Loan Lenders would prohibit, prevent, or restrict consummation of the Restructuring Transactions;

iii.	an order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall not have been enacted, entered, issued, promulgated, enforced or deemed applicable by any court or

 52

governmental, regulatory or administrative agency or instrumentality, domestic or foreign, that, in the reasonable judgment of the Debtors and the Required Consenting Term Loan Lenders, would prohibit, prevent, or restrict consummation of the Restructuring Transactions;

iv.	each document or agreement constituting the Definitive Documents shall have been executed and/or effectuated;

v.	to the extent invoiced, the payment of all reasonable and documented fees and expenses of the Debtors’ professionals (solely if payment of such fees and expenses have been authorized by the Bankruptcy Court, including under the DIP Order) and the Required Consenting Term Loan Advisors’ professionals related to the implementation of the Restructuring Transactions and not previously paid by the Debtors;

vi.	all professional fees and expenses of retained professionals required to be approved by the Bankruptcy Court, including the Restructuring Expenses, shall have been paid in full or amounts sufficient to pay such fees and expenses after the Effective Date have been placed in the professional fee escrow account;

vii.	the Bankruptcy Court shall have entered the Confirmation Order and such order shall not have been reversed, stayed, modified, dismissed, vacated, or reconsidered;

viii.	if the Recapitalization Transaction occurs:

a.	the New Common Stock shall have been issued by Reorganized Vertex; and

b.	the Reorganized Debtors shall have entered into the Exit Intermediation Facility and all conditions precedent to consummation of the Exit Intermediation Facility shall have been waived or satisfied in accordance with their terms thereof and the closing of the Exit Intermediation Facility documents shall have occurred.

ix.	if the Asset Sale occurs:

a.	consummation of the Asset Sale shall have occurred and the Wind-Down Reserve shall have been fully funded in Cash.

B.	Waiver of Conditions.

The conditions to Confirmation and Consummation set forth in this Article X may be waived by the Debtors only with the prior written consent of the DIP Lenders, without notice, leave, or order of the Bankruptcy Court or any formal action other than proceedings to confirm or consummate the Plan.

C.	Effect of Failure of Conditions.

If Consummation does not occur, the Plan shall be null and void in all respects and nothing contained in the Plan or the Disclosure Statement shall: (1) constitute a waiver or release of any Claims by the Debtors, Claims, or Interests; (2) prejudice in any manner the rights of the Debtors, any Holders of Claims or Interests, or any other Entity; or (3) constitute an admission, acknowledgment, offer, or undertaking by the Debtors, any Holders of Claims or Interests, or any other Entity.

D.	Substantial Consummation.

“Substantial Consummation” of the Plan, as defined in 11 U.S.C. § 1101(2), shall be deemed to occur on the Effective Date.

 53

ARTICLE XI.

MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN

A.	Modification and Amendments.

Except as otherwise specifically provided in this Plan and consistent with the approval rights set forth in the RSA, the Debtors reserve the right to modify the Plan, whether such modification is material or immaterial, and seek Confirmation consistent with the Bankruptcy Code and, as appropriate, not resolicit votes on such modified Plan. Subject to those restrictions on modifications set forth in the Plan and the RSA, and the requirements of section 1127 of the Bankruptcy Code, Rule 3019 of the Federal Rules of Bankruptcy Procedure, and, to the extent applicable, sections 1122, 1123, and 1125 of the Bankruptcy Code, each of the Debtors expressly reserves its respective rights to revoke or withdraw, or, to alter, amend, or modify the Plan with respect to such Debtor, one or more times, after Confirmation, and, to the extent necessary may initiate proceedings in the Bankruptcy Court to so alter, amend, or modify the Plan, or remedy any defect or omission, or reconcile any inconsistencies in the Plan, the Disclosure Statement, or the Confirmation Order, in such matters as may be necessary to carry out the purposes and intent of the Plan.

B.	Effect of Confirmation on Modifications.

Entry of the Confirmation Order shall mean that all modifications or amendments to the Plan since the solicitation thereof are approved pursuant to section 1127(a) of the Bankruptcy Code and do not require additional disclosure or resolicitation under Bankruptcy Rule 3019.

C.	Revocation or Withdrawal of Plan.

The Debtors reserve the right to revoke or withdraw the Plan prior to the Confirmation Date and to File subsequent plans of reorganization. If the Debtors revoke or withdraw the Plan, or if Confirmation or Consummation does not occur, then: (1) the Plan shall be null and void in all respects; (2) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain of any Claim or Interest or Class of Claims or Interests), assumption or rejection of Executory Contracts or Unexpired Leases effected under the Plan, and any document or agreement executed pursuant to the Plan, shall be deemed null and void; and (3) nothing contained in the Plan shall: (a) constitute a waiver or release of any Claims or Interests; (b) prejudice in any manner the rights of such Debtor or any other Entity; or (c) constitute an admission, acknowledgement, offer, or undertaking of any sort by such Debtor or any other Entity.

ARTICLE XII.
RETENTION OF JURISDICTION

Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, on and after the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, or relating to, the Chapter 11 Cases and the Plan pursuant to sections 105(a) and 1142 of the Bankruptcy Code, including jurisdiction to:

i.	allow, disallow, determine, liquidate, classify, estimate, or establish the priority, secured or unsecured status, or amount of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the secured or unsecured status, priority, amount, or allowance of Claims or Interests;

ii.	decide and resolve all matters related to the granting and denying, in whole or in part, any applications for allowance of compensation or reimbursement of expenses to Professionals authorized pursuant to the Bankruptcy Code or the Plan;

iii.	resolve any matters related to: (a) the assumption, assumption and assignment, or rejection of any Executory Contract or Unexpired Lease to which a Debtor is party or with respect to which a Debtor may be liable and to hear, determine, and, if necessary, liquidate, any Claims arising therefrom, including

 54

Cure pursuant to section 365 of the Bankruptcy Code; (b) any potential contractual obligation under any Executory Contract or Unexpired Lease that is assumed; (c) the Post-Effective Date Debtors amending, modifying, or supplementing, after the Effective Date, pursuant to Article V hereof, any Executory Contracts or Unexpired Leases to the list of Executory Contracts and Unexpired Leases to be assumed or rejected or otherwise; and (d) any dispute regarding whether a contract or lease is or was executory or expired;

iv.	ensure that distributions to Holders of Allowed Claims and Allowed Interests (as applicable) are accomplished pursuant to the provisions of the Plan;

v.	adjudicate, decide, or resolve any motions, adversary proceedings, contested or litigated matters, and any other matters, and grant or deny any applications involving a Debtor that may be pending on the Effective Date;

vi.	adjudicate, decide, or resolve any and all matters related to section 1141 of the Bankruptcy Code;

vii.	enter and implement such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of the Plan and all contracts, instruments, releases, indentures, and other agreements or documents created or entered into in connection with the Plan or the Disclosure Statement;

viii.	enter and enforce any order for the sale of property pursuant to sections 363, 1123, or 1146(a) of the Bankruptcy Code;

ix.	resolve any cases, controversies, suits, disputes, or Causes of Action that may arise in connection with the Consummation, interpretation, or enforcement of the Plan or any Entity’s obligations incurred in connection with the Plan;

x.	issue injunctions, enter and implement other orders, or take such other actions as may be necessary to restrain interference by any Entity with Consummation or enforcement of the Plan;

xi.	resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the releases, injunctions, exculpations, and other provisions contained in Article IX hereof and enter such orders as may be necessary or appropriate to implement such releases, injunctions, exculpations, and other provisions;

xii.	resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the repayment or return of distributions and the recovery of additional amounts owed by the Holder of a Claim or Interest for amounts not timely repaid pursuant to Article VI.K hereof;

xiii.	enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated;

xiv.	determine any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, indenture, or other agreement or document created in connection with the Plan, the Plan Supplement, or the Disclosure Statement, including the RSA and the Purchase Agreement (if applicable);

xv.	enter an order concluding or closing the Chapter 11 Cases;

xvi.	adjudicate any and all disputes arising from or relating to distributions under the Plan or any transactions contemplated therein;

xvii.	consider any modifications of the Plan, to cure any defect or omission, or to reconcile any inconsistency in any Bankruptcy Court order, including the Confirmation Order;

 55

xviii.	determine requests for the payment of Claims and Interests entitled to priority pursuant to section 507 of the Bankruptcy Code;

xix.	hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan or the Confirmation Order, including disputes arising under agreements, documents, or instruments executed in connection with the Plan;

xx.	hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

xxi.	hear and determine all disputes involving the existence, nature, scope, or enforcement of any exculpations, discharges, injunctions and releases granted in the Plan, including under Article IX hereof, regardless of whether such termination occurred prior to or after the Effective Date;

xxii.	enforce all orders previously entered by the Bankruptcy Court; and

xxiii.	hear any other matter not inconsistent with the Bankruptcy Code.

ARTICLE XIII.
MISCELLANEOUS PROVISIONS

A.	Immediate Binding Effect.

Subject to Article X.A hereof and notwithstanding Bankruptcy Rules 3020(e), 6004(h), or 7062 or otherwise, upon the occurrence of the Effective Date, the terms of the Plan (including, for the avoidance of doubt, the Plan Supplement) shall be immediately effective and enforceable and deemed binding upon the Debtors, the Post-Effective Date Debtors, and any and all Holders of Claims or Interests (irrespective of whether such Claims or Interests are deemed to have accepted the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, discharges, and injunctions described in the Plan, each Entity acquiring property under the Plan, and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors.

B.	Additional Documents.

On or before the Effective Date, the Debtors may File with the Bankruptcy Court such agreements and other documents as may be necessary to effectuate and further evidence the terms and conditions of the Plan. The Debtors or the Post-Effective Date Debtors, as applicable, and all Holders of Claims or Interests receiving distributions pursuant to the Plan and all other parties in interest shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan.

C.	Payment of Statutory Fees.

All fees payable pursuant to section 1930(a) of the Judicial Code, as determined by the Bankruptcy Court at a hearing pursuant to section 1128 of the Bankruptcy Code, shall be paid by each of the Post-Effective Date Debtors (or the Disbursing Agent on behalf of each of the Post-Effective Date Debtors) for each quarter (including any fraction thereof) until the Chapter 11 Cases are converted, dismissed, or closed, whichever occurs first.

D.	Statutory Committee and Cessation of Fee and Expense Payment.

On the Effective Date, any statutory committee appointed in the Chapter 11 Cases shall dissolve and members thereof shall be released and discharged from all rights and duties from or related to the Chapter 11 Cases. The Post- Effective Date Debtors shall no longer be responsible for paying any fees or expenses incurred by the members of or advisors to any statutory committees after the Effective Date.

 56

E.	Reservation of Rights.

Except as expressly set forth in the Plan, the Plan shall have no force or effect unless the Bankruptcy Court shall enter the Confirmation Order, and the Confirmation Order shall have no force or effect if the Effective Date does not occur. None of the Filing of the Plan, any statement or provision contained in the Plan, or the taking of any action by any Debtor with respect to the Plan, the Disclosure Statement, or the Plan Supplement shall be or shall be deemed to be an admission or waiver of any rights of any Debtor with respect to the Holders of Claims or Interests prior to the Effective Date.

F.	Successors and Assigns.

The rights, benefits, and obligations of any Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign, Affiliate, officer, manager, director, agent, representative, attorney, beneficiaries, or guardian, if any, of each Entity.

G.	Notices.

All notices, requests, and demands to or upon the Debtors to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

6.	if to the Debtors, to:

Vertex Energy, Inc.

1331 Gemini Street Suite 250

Houston, Texas 77058

Attention: James P. Gregory, Secretary & General Counsel

Email address: jgregory@ruddylaw.com

with copies to:

Kirkland & Ellis LLP
601 Lexington Avenue

New York, New York 10022
Facsimile: (212) 446-4900
Attention: Brian Schartz, P.C.

E-mail addresses: brian.schartz@kirkland.com

-and-

Kirkland & Ellis LLP

333 West Wolf Point Plaza

Chicago, Illinois 60654

Facsimile: (312) 862-2200

Attention: John R. Luze and Rachael M. Bentley

E-mail address: john.luze@kirkland.com and rachael.bentley@kirkland.com

7.	if to a Consenting Term Loan Lender or DIP Lender, to:

Sidley Austin LLP

787 7th Avenue

New York, NY 10019

Attention: Leslie A. Plaskon and Michele A. Nudelman

 57

E-mail address: lplaskon@sidley.com and mnudelman@sidley.com

-and-

Sidley Austin LLP

1999 Avenue of the Stars, 17th Floor

Los Angeles, CA 90067

Attention: Genevieve G. Weiner

E-mail address: gweiner@sidley.com

After the Effective Date, the Debtors have authority to send a notice to Entities that to continue to receive documents pursuant to Bankruptcy Rule 2002, such Entity must File a renewed request to receive documents pursuant to Bankruptcy Rule 2002. After the Effective Date, the Debtors are authorized to limit the list of Entities receiving documents pursuant to Bankruptcy Rule 2002 to those Entities who have Filed such renewed requests.

H.	Term of Injunctions or Stays.

Unless otherwise provided in the Plan or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases pursuant to sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court, and extant on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order) shall remain in full force and effect until the Effective Date. All injunctions or stays contained in the Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms.

I.	Entire Agreement.

Except as otherwise indicated, the Plan (including, for the avoidance of doubt, the Plan Supplement) supersedes all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into the Plan.

J.	Exhibits.

All exhibits and documents included in the Plan Supplement are incorporated into and are a part of the Plan as if set forth in full in the Plan. After the exhibits and documents are Filed, copies of such exhibits and documents shall be available upon written request to the Debtors’ counsel at the address above or by downloading such exhibits and documents from the Debtors’ restructuring website at https://www.veritaglobal.net/vertex or the Bankruptcy Court’s website at www.txs.uscourts.gov/bankruptcy. To the extent any exhibit or document is inconsistent with the terms of the Plan, unless otherwise ordered by the Bankruptcy Court, the non-exhibit or non-document portion of the Plan shall control.

K.	Nonseverability of Plan Provisions.

If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is: (1) valid and enforceable pursuant to its terms; (2) integral to the Plan and may not be deleted or modified without the Debtors’ consent; and (3) nonseverable and mutually dependent.

 58

L.	Votes Solicited in Good Faith.

Upon entry of the Confirmation Order, the Debtors will be deemed to have solicited votes on the Plan in good faith and in compliance with the Bankruptcy Code, and pursuant to section 1125(e) of the Bankruptcy Code, the Debtors, the 1125(e) Exculpation Parties, and each of their respective Affiliates, agents, representatives, members, principals, shareholders, officers, directors, managers, employees, advisors, and attorneys will be deemed to have participated in good faith and in compliance with the Bankruptcy Code in the offer, issuance, sale, and purchase of securities offered and sold under the Plan and any previous plan, and, therefore, neither any of such parties or individuals or the Post-Effective Date Debtors will have any liability for the violation of any applicable law, rule, or regulation governing the solicitation of votes on the Plan or the offer, issuance, sale, or purchase of the Securities offered and sold under the Plan and any previous plan.

M.	Waiver or Estoppel.

Each Holder of a Claim or Interest shall be deemed to have waived any right to assert any argument, including the right to argue that its Claim or Interest should be Allowed in a certain amount, in a certain priority, secured or not subordinated by virtue of an agreement made with the Debtors or their counsel, or any other Entity, if such agreement was not disclosed in the Plan, the Disclosure Statement, or papers Filed with the Bankruptcy Court prior to the Confirmation Date.

 59

Dated: September 25, 2024	Vertex Energy, Inc.
/s/ R. Seth Bullock
R. Seth Bullock
Chief Restructuring Officer

EXHIBIT B

Restructuring Support Agreement

B-1

Execution Version

THIS RESTRUCTURING SUPPORT AGREEMENT IS NOT AN OFFER OR ACCEPTANCE WITH RESPECT TO ANY SECURITIES OR A SOLICITATION OF ACCEPTANCES OF A CHAPTER 11 PLAN WITHIN THE MEANING OF SECTION 1125 OF THE BANKRUPTCY CODE. ANY SUCH OFFER OR SOLICITATION WILL COMPLY WITH ALL APPLICABLE SECURITIES LAWS AND/OR PROVISIONS OF THE BANKRUPTCY CODE. NOTHING CONTAINED IN THIS RESTRUCTURING SUPPORT AGREEMENT SHALL BE AN ADMISSION OF FACT OR LIABILITY OR, UNTIL THE OCCURRENCE OF THE AGREEMENT EFFECTIVE DATE ON THE TERMS DESCRIBED HEREIN, DEEMED BINDING ON ANY OF THE PARTIES HERETO.

THIS RESTRUCTURING SUPPORT AGREEMENT IS THE PRODUCT OF SETTLEMENT DISCUSSIONS AMONG THE PARTIES HERETO. ACCORDINGLY, THIS RESTRUCTURING SUPPORT AGREEMENT IS PROTECTED BY RULE 408 OF THE FEDERAL RULES OF EVIDENCE AND ANY OTHER APPLICABLE STATUTES OR DOCTRINES PROTECTING THE USE OR DISCLOSURE OF CONFIDENTIAL SETTLEMENT DISCUSSIONS.

THIS RESTRUCTURING SUPPORT AGREEMENT DOES NOT PURPORT TO SUMMARIZE ALL OF THE TERMS, CONDITIONS, REPRESENTATIONS, WARRANTIES, AND OTHER PROVISIONS WITH RESPECT TO THE RESTRUCTURING TRANSACTIONS DESCRIBED HEREIN, WHICH TRANSACTIONS WILL BE SUBJECT TO THE COMPLETION OF THE DEFINITIVE DOCUMENTS INCORPORATING THE TERMS SET FORTH HEREIN AND THE CLOSING OF ANY RESTRUCTURING TRANSACTION SHALL BE SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN SUCH DEFINITIVE DOCUMENTS AND THE APPROVAL RIGHTS OF THE PARTIES SET FORTH HEREIN AND IN SUCH DEFINITIVE DOCUMENTS, IN EACH CASE, SUBJECT TO THE TERMS HEREOF.

RESTRUCTURING SUPPORT AGREEMENT

This RESTRUCTURING SUPPORT AGREEMENT (including all exhibits, annexes, and schedules hereto in accordance with Section 14.02, this “Agreement”) is made and entered into as of September 24, 2024 (the “Execution Date”), by and among the following parties (each of the following described in sub-clauses (i) through (ii) of this preamble, and any Entity that subsequently becomes a party hereto by executing and delivering to counsel to the Company Parties and counsel to each of the Consenting Stakeholders a Joinder, collectively, the “Parties”):1

i.	Vertex Energy, Inc., a company incorporated under the Laws of Nevada (“Vertex”), and each of its Affiliates listed on Exhibit A to this Agreement that have executed and delivered counterpart signature pages to this Agreement to counsel to the Consenting Stakeholders (the Entities in this clause (i), collectively, the “Company Parties”); and

[1]	Capitalized terms used but not defined in the preamble and recitals to this Agreement have the meanings ascribed to them in Section 1.

ii.	the undersigned holders of, or investment advisors, sub-advisors, or managers of discretionary accounts that hold Term Loan Claims that have executed and delivered counterpart signature pages to this Agreement, a Joinder, or a Transfer Agreement to counsel to the Company Parties (the Entities in this clause (ii), collectively, the “Consenting Term Loan Lenders,” and together with any person or Entity that subsequently becomes a Party hereto by executing and delivering a Joinder to counsel to the Company Parties and counsel to the Consenting Term Loan Lenders, the “Consenting Stakeholders”).

RECITALS

WHEREAS, the Company Parties and the Consenting Stakeholders have in good faith and at arms’ length negotiated or been apprised of certain restructuring and recapitalization transactions with respect to the Company Parties’ capital structure on the terms set forth in this Agreement and as specified in the term sheet attached as Exhibit B hereto (together with any exhibits and appendices annexed thereto, the “Restructuring Term Sheet,” and such transactions, as described in this Agreement and the Restructuring Term Sheet, the “Restructuring Transactions”);

WHEREAS, the Company Parties intend to implement the Restructuring Transactions through the commencement by the Debtors of voluntary cases under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101–1532 (as amended, the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court,” and the cases commenced, the “Chapter 11 Cases”); and

WHEREAS, the Parties have agreed to take certain actions in support of the Restructuring Transactions on the terms and conditions set forth in this Agreement and the Restructuring Term Sheet;

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Party, intending to be legally bound hereby, agrees as follows:

AGREEMENT

Section 1.	Definitions and Interpretation.

1.01.	Definitions. The following terms shall have the following definitions:

“2027 Convertible Notes” means that certain 6.250% senior unsecured convertible notes due 2027, issued by Vertex Energy, Inc. pursuant to that certain indenture, dated as of November 1, 2021, by and between Vertex and the Trustee, as may be amended, modified, amended and restated, or otherwise supplemented from time to time.

“2027 Convertible Notes Claim” means any Claim on account of the 2027 Convertible Notes.

2

“Affiliate” has the meaning set forth in section 101(2) of the Bankruptcy Code as if such Entity was a debtor in a case under the Bankruptcy Code.

“Agent” means Cantor Fitzgerald Securities, in its capacity as administrative agent and collateral agent under the Term Loan.

“Agreement” has the meaning set forth in the preamble to this Agreement and, for the avoidance of doubt, includes all the exhibits, annexes, and schedules hereto in accordance with Section 14.02 (including the Restructuring Term Sheet).

“Agreement Effective Date” means the date on which the conditions set forth in Section 2.01 have been satisfied or waived by the appropriate Party or Parties in accordance with this Agreement.

“Agreement Effective Period” means, with respect to a Party, the period from the Agreement Effective Date to the Termination Date applicable to that Party.

“Alternative Restructuring Proposal” means any written or oral plan, inquiry, proposal, offer, bid, term sheet, discussion, or agreement with respect to (a) a sale, disposition, new-money investment, restructuring, reorganization, merger, amalgamation, acquisition, consolidation, dissolution, debt investment, equity investment, liquidation, asset sale, share issuance, tender offer, recapitalization, plan of reorganization, share exchange, business combination, joint venture, partnership, debt incurrence (including, without limitation, any debtor-in-possession financing, use of cash collateral, or exit financing) or similar transaction or series of transactions involving any one or more Company Parties or the debt, equity, or other interests in any one or more of the Company Parties, other than the Restructuring Transactions, or (b) any other transaction involving any one or more of the Company Parties that is an alternative to one or more of the Restructuring Transactions. For the avoidance of doubt, any inquiry, proposal, offer, bid, term sheet, discussion, agreement, or sale in connection with and/or pursuant to the Bidding Procedures is not an Alternative Restructuring Proposal.

“Bankruptcy Code” has the meaning set forth in the Recitals to this Agreement.

“Bankruptcy Court” has the meaning set forth in the Recitals to this Agreement.

“Bidding Procedures” means the procedures governing the submission and evaluation of bids to purchase all, substantially all, or any portion of the Company’s assets and/or Equity Interests.

“Bidding Procedures Motion” means the Debtors’ Emergency Motion for Entry of an Order (I) Approving the Bidding Procedures and Auction, (II) Scheduling Bid Deadlines, an Auction, Objection Deadlines, and a Sale Hearing, (III) Approving the Assumption and Assignment Procedures, (IV) Approving the Form and Manner of Notice of a Sale Transaction, the Auction, the Sale Hearings, and Assumption and Assignment Procedures, (V) Authorizing the Sale of the Debtors’ Assets Free and Clear of All Encumbrances, and (VI) Granting Related Relief.

3

“Bidding Procedures Order” means the order of the Bankruptcy Court approving the Bidding Procedures Motion.

“Business Day” means any day other than a Saturday, Sunday, or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state of New York.

“Causes of Action” means any Claims, interests, damages, remedies, causes of action, demands, rights, actions, controversies, proceedings, agreements, suits, obligations, liabilities, accounts, defenses, offsets, powers, privileges, licenses, Liens, indemnities, guaranties, and franchises of any kind or character whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, contingent or non-contingent, liquidated or unliquidated, secured or unsecured, assertable, directly or derivatively, matured or unmatured, suspected or unsuspected, whether arising before, on, or after the Petition Date, in contract, tort, law, equity, or otherwise. Causes of Action also include: (a) all rights of setoff, counterclaim, or recoupment and claims under contracts or for breaches of duties imposed by law or in equity; (b) the right to object to or otherwise contest Claims or Equity Interests; (c) claims pursuant to section 362 or chapter 5 of the Bankruptcy Code; (d) such claims and defenses as fraud, mistake, duress, and usury, and any other defenses set forth in section 558 of the Bankruptcy Code; and (e) any avoidance actions arising under chapter 5 of the Bankruptcy Code or under similar local, state, federal, or foreign statutes and common law, including fraudulent transfer Laws.

“Chapter 11 Cases” has the meaning set forth in the Recitals to this Agreement.

“Claim” has the meaning ascribed to it in section 101(5) of the Bankruptcy Code.

“Company Claims/Equity Interests” means any Claim against, or Equity Interest in, a Company Party, including, without limitation, the Term Loan Claims and any Claims and/or Equity Interests held by Consenting Stakeholders.

“Company Parties” has the meaning set forth in the preamble to this Agreement.

“Confidentiality Agreement” means an executed confidentiality agreement, including with respect to the issuance of a “cleansing letter” or other public disclosure of material non-public information agreement, in connection with any proposed Restructuring Transactions.

“Confirmation Order” means the conformation order with respect to the Plan.

“Consenting Stakeholders” has the meaning set forth in the preamble to this Agreement.

“Consenting Term Loan Lenders” has the meaning set forth in the preamble to this Agreement.

“Debtors” means the Company Parties that commence Chapter 11 Cases.

“Definitive Documents” means, collectively, each of the documents listed in Section 3.01 of this Agreement.

4

“DIP Agent” means Cantor Fitzgerald Securities, as the administrative agent and collateral agent under the DIP Credit Agreement, its successors, assigns, or any replacement agent appointed pursuant to the terms of the DIP Credit Agreement.

“DIP Claim” means any Claim on account of the DIP Facility.

“DIP Facility” means the new super-senior, secured debtor-in-possession financing facility made in accordance with the terms of the DIP Loan Agreement.

“DIP Lenders” has the meaning set forth in the DIP Term Sheet.

“DIP Loan Agreement” means the Senior Secured Super-Priority Debtor-In-Possession Loan and Security Agreement by and among certain Company Parties, the DIP Agent, and the lenders party thereto setting forth the terms and conditions of a $280 million debtor in possession financing facility.

“DIP Loan Documents” means the DIP Loan Agreement and any other documentation necessary to effectuate the incurrence of the DIP Facility.

“DIP Orders” means, as applicable, the interim and final orders of the Bankruptcy Court approving, among other things, the terms of the debtor-in-possession financing, which shall be consistent with the DIP Loan Agreement.

“DIP Term Sheet” means the term sheet attached hereto as Exhibit C.

“Disclosure Statement” means the related disclosure statement with respect to the Plan.

“Disclosure Statement Order” means an order entered by the Bankruptcy Court approving the adequacy of the Disclosure Statement

“Entity” shall have the meaning set forth in section 101(15) of the Bankruptcy Code.

“Equity Interests” means, collectively, the shares (or any class thereof), common stock, preferred stock, limited liability company interests, partnership interests, and any other equity, ownership, or profits interests of any Company Party, and options, warrants, rights, or other securities or agreements to acquire or subscribe for, or which are convertible into the shares (or any class thereof) of, common stock, preferred stock, limited liability company interests, or other equity, ownership, or profits interests of any Company Party (in each case whether or not arising under or in connection with any employment agreement).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Execution Date” has the meaning set forth in the preamble to this Agreement.

“First Day Pleadings” means the first-day pleadings that the Company Parties determine are necessary or desirable to file.

5

“Governmental Body” means any U.S. or non-U.S. federal, state, municipal, or other government, or other department, commission, board, bureau, agency, public authority, or instrumentality thereof, or any other U.S. or non-U.S. court or arbitrator.

“Intermediation Facility Term Sheet” means the term sheet attached hereto as Exhibit D.

“Joinder” means an executed form of the joinder providing, among other things, that the signing holder of Company Claims/Equity Interests is bound by the terms of this Agreement, substantially in the form attached hereto as Exhibit F.

“Law” means any federal, state, local, or foreign law (including common law), statute, code, ordinance, rule, regulation, decree, injunction, order, ruling, assessment, writ, or other legal requirement or judgment, in each case, that is validly adopted, promulgated, issued, or entered by a governmental authority of competent jurisdiction (including the Bankruptcy Court).

“Management Incentive Plan” has the meaning set forth in the Restructuring Term Sheet.

“Milestones” has the meaning set forth in Section 6.01(b).

“Named Executive Officers and Directors” has the meaning set forth in the Term Loan Credit Agreement.

“Parties” has the meaning set forth in the preamble of this Agreement.

“Permitted Transfer” means a Transfer of any Company Claims/Equity Interests that meets the requirements of Section 8.01.

“Permitted Transferee” means each transferee of any Company Claims/Equity Interests who meets the requirements of Section 8.01.

“Petition Date” means the first date any of the Company Parties commences a Chapter 11 Case.

“Plan” means the joint plan of reorganization filed by the Debtors under chapter 11 of the Bankruptcy Code that embodies the Restructuring Transactions.

“Plan Effective Date” means the occurrence of the effective date of the Plan according to its terms.

“Plan Supplement” means the compilation of documents and forms of documents, schedules, and exhibits to the Plan that will be filed by the Debtors with the Bankruptcy Court.

“Potential Purchasers” means a group of potential transaction counterparties participating in the PWP Marketing Process to be determined by the Company Parties.

6

“Purchase Agreement” means any asset or stock purchase agreement to be entered into as part of the Sale Transaction by and among the Company Parties, as sellers, and the Successful Bidder (if any).

“PWP Marketing Process” means the marketing process launched on September 3, 2024, by the Company Parties with the assistance of their investment banker, Perella Weinberg Partners Group, LP.

“Qualified Marketmaker” means an Entity that (a) holds itself out to the public or the applicable private markets as standing ready in the ordinary course of business to purchase from customers and sell to customers Company Claims/Equity Interests (or enter with customers into long and short positions in Company Claims/Equity Interests), in its capacity as a dealer or market maker in Company Claims/Equity Interests and (b) is, in fact, regularly in the business of making a market in claims against issuers or borrowers (including debt securities or other debt).

“Remedial Action” means any action to enforce, request the enforcement of (including any request upon a trustee or agent), or direct the enforcement of any of the rights and remedies available under any credit agreement, indenture, note, loan agreement, guaranty, collateral or security agreement, or any agreements or instruments entered into in connection with any of the foregoing or any amendments or supplements to any of the foregoing (each, a “Debt Document”), including, without limitation, any action to accelerate or collect any amounts with respect to the obligations under a Debt Document, the sending of any written notice to the Company Party that a default or event of default has occurred under a Debt Document and is continuing, the sending of any written request to any trustee or agent under a Debt Document to initiate an action, suit or proceeding such Debt Document, or any action to exercise any rights or remedies under such Debt Document, which is actually known to the Company Parties.

“Related Fund” means, with respect to any Entity, any fund, account or investment vehicle that is controlled, advised or managed by (a) such Entity, (b) an Affiliate of such Entity, or (c) the same investment manager, advisor, or subadvisor that controls, advises, or manages such Entity or an Affiliate of such investment manager, advisor, or subadvisor.

“Related Party” means each of, and in each case in its capacity as such, current and former directors, managers, officers, committee members, members of any governing body, equity holders (regardless of whether such interests are held directly or indirectly), affiliated investment funds or investment vehicles, managed accounts or funds, predecessors, participants, successors, assigns, subsidiaries, Affiliates, partners, limited partners, general partners, principals, members, management companies, fund advisors or managers, employees, agents, trustees, advisory board members, financial advisors, attorneys (including any other attorneys or professionals retained by any current or former director or manager in his or her capacity as director or manager of an Entity), accountants, investment bankers, consultants, representatives, and other professionals and advisors and any such person’s or Entity’s respective heirs, executors, estates, and nominees.

“Required Consenting Stakeholders” means the Required Consenting Term Loan Lenders.

“Required Consenting Term Loan Advisor” means Sidley Austin LLP.

7

“Required Consenting Term Loan Lenders” means, as of the relevant date, Consenting Term Loan Lenders holding at least 80% of the aggregate outstanding principal amount of the Term Loan Claims that are held by Consenting Term Loan Lenders.

“Required DIP Lenders” has the meaning set forth in the DIP Term Sheet.

“Restructuring Expenses” means the reasonable and documented fees and expenses incurred by the Agent, any Term Loan Lender, or any DIP Lender including legal fees and expenses of any legal counsel and fees and expenses of Houlihan Lokey Capital, Inc., as financial advisor to the Term Loan Lenders and DIP Lenders.

“Restructuring Term Sheet” has the meaning set forth in the recitals of this Agreement.

“Restructuring Transactions” means the transactions described in this Agreement and the Restructuring Term Sheet.

“Rules” means Rule 501(a)(1), (2), (3), (7), (8), (9), (12), and (13) of the Securities Act.

“Sale Documents” means all agreements, instruments, pleadings, orders or other related documents utilized to consummate the Sale Transaction, including, but not limited to, the Bidding Procedures, Bidding Procedures Motion, Bidding Procedures Order, Sale Order(s), and Purchase Agreement, each of which shall contain terms and conditions that are materially consistent with this Agreement.

“Sale Order” means one or more orders of the Bankruptcy Court approving a Sale Transaction.

“Sale Transaction” means the sale of all, substantially all, or any portion of the Company Parties’ assets and/or Equity Interests.

“Securities Act” means the Securities Act of 1933, as amended.

“Shell Claims” means any Claim on account of transactions by and between Vertex Refining Alabama LLC and the Shell Party.

“Shell Party” means Shell Energy North America (US), L.P.

“Solicitation Materials” means all materials to be distributed in connection with solicitation of votes to approve the Plan.

“Successful Bidder” has the meaning set forth in the Restructuring Term Sheet.

“Term Loan” means loans outstanding under the credit agreement, dated April 1, 2022, by and between Vertex Refining Alabama LLC, as borrower, Vertex, as parent and guarantor, Cantor Fitzgerald Securities, as agent, and the lenders party thereto.

“Term Loan Claims” means any Claim arising from or based upon the Term Loan.

8

“Term Loan Credit Agreement” has the meaning set forth in the Restructuring Term Sheet.

“Termination Date” means the date on which termination of this Agreement as to a Party is effective in accordance with Sections 12.01, 12.02, 12.03, or 12.04.

“Transfer” means to sell, resell, reallocate, use, pledge, assign, transfer, hypothecate, participate, donate, or otherwise encumber or dispose of, directly or indirectly (including through derivatives, options, swaps, pledges, forward sales or other transactions).

“Transfer Agreement” means an executed form of the transfer agreement providing, among other things, that a transferee is bound by the terms of this Agreement and substantially in the form attached hereto as Exhibit E.

“Trustee” means U.S. Bank National Association, in its capacity as trustee under the 2027 Convertible Notes

“U.S. Trustee” means the Office of the United States Trustee for the Southern District of Texas.

1.02.        Interpretation. For purposes of this Agreement, the following rules of interpretation shall apply:

(a)           in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender;

(b)           capitalized terms defined only in the plural or singular form shall nonetheless have their defined meanings when used in the opposite form;

(c)           unless otherwise specified, any reference herein to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions;

(d)           unless otherwise specified, any reference herein to an existing document, schedule, or exhibit shall mean such document, schedule, or exhibit, as it may have been or may be amended, restated, amended and restated, supplemented, or otherwise modified or replaced from time to time; provided that any capitalized terms herein which are defined with reference to another agreement, are defined with reference to such other agreement as of the date of this Agreement, without giving effect to any termination of such other agreement or amendments to such capitalized terms in any such other agreement following the date hereof;

(e)           unless otherwise specified, all references herein to “Sections” are references to Sections of this Agreement;

(f)            the words “herein,” “hereof,” “hereinafter,” “hereunder” and “hereto” refer to this Agreement in its entirety rather than to any particular portion of this Agreement;

9

(g)           captions and headings to Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of this Agreement;

(h)           references to “shareholders,” “directors,” and/or “officers” shall also include “members” and/or “managers,” as applicable, as such terms are defined under the applicable limited liability company Laws;

(i)            all exhibits attached hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein;

(j)            the use of “include” or “including” is without limitation, whether stated or not and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it; and

(k)           the phrase “counsel to the Consenting Stakeholders” refers in this Agreement to each counsel specified in Section 14.10 other than counsel to the Company Parties.

Section 2.	Effectiveness of this Agreement.

2.01. Agreement Effective Date. This Agreement shall become effective and binding upon each of the Parties at 12:00 a.m., prevailing Eastern Time, on the Agreement Effective Date, which is the date on which all of the following conditions have been satisfied or waived in accordance with this Agreement:

(a)           each of the Company Parties shall have executed and delivered counterpart signature pages of this Agreement to counsel to each of the Consenting Stakeholders;

(b)           holders of at least 80% of the aggregate outstanding principal amount of Term Loan Claims shall have executed and delivered counterpart signature pages of this Agreement to counsel to the Company Parties; and

(c)           counsel to the Company Parties shall have given notice to counsel to each of the Consenting Stakeholders in the manner set forth in Section 14.10 hereof (by email or otherwise) that the other conditions to the Agreement Effective Date set forth in this Section 2.01 have occurred.

Section 3.	Definitive Documents.

3.01.       The Definitive Documents governing the Restructuring Transactions shall include this Agreement and each of the following:

(a)	the Restructuring Term Sheet (and all exhibits thereto);

(b)	the Plan (and all exhibits thereto);

(c)	the Disclosure Statement (and all exhibits thereto);

(d)	the Solicitation Materials;

10

(e)           any order of the Bankruptcy Court approving the Disclosure Statement and the other Solicitation Materials (and motion(s) seeking approval thereof);

(f)	the DIP Orders;

(g)	the DIP Facility Documents;

(h)	the Confirmation Order;

(i)	the Plan Supplement; and

(j)            the Sale Documents, if any, including, but not limited to, the Bidding Procedures, the Bidding Procedures Motion, and the Bidding Procedures Order, Sale Order(s), and Purchase Agreement(s).

3.02.       The Definitive Documents not executed or in a form attached to this Agreement as of the Execution Date remain subject to negotiation and completion. Upon completion, the Definitive Documents and every other document, deed, agreement, filing, notification, letter, or instrument related to the Restructuring Transactions shall contain terms, conditions, representations, warranties, and covenants consistent with the terms of this Agreement, as they may be modified, amended, or supplemented in accordance with Section 13. Further, the Definitive Documents not executed or in a form attached to this Agreement as of the Execution Date shall otherwise be in form and substance, including with respect to any amendment, modification, or supplement thereto, reasonably acceptable to the Company Parties and the Required Consenting Stakeholders.

Section 4.	Commitments of the Consenting Stakeholders.

4.01.	General Commitments, Forbearances, and Waivers.

(a)           During the Agreement Effective Period, each Consenting Stakeholder agrees, in respect of all of its Company Claims/Equity Interests, to:

(i)       support the Restructuring Transactions, act in good faith, and vote all Company Claims/Equity Interests owned, held, or otherwise controlled by such Consenting Stakeholder and exercise any powers or rights available to it (including in any board, shareholders’, or creditors’ meeting or in any process requiring voting or approval to which they are legally entitled to participate) in each case in favor of any matter requiring approval to the extent necessary to implement the Restructuring Transactions;

(ii)       use commercially reasonable efforts to cooperate with and assist the Company Parties in obtaining additional support for the Restructuring Transactions from the Company Parties’ other stakeholders;

(iii)       use commercially reasonable efforts to oppose any party or person from taking any actions contemplated in Section 4.02(b)(ii);

11

(iv)       give any notice, order, instruction, or direction to the applicable Agent/Trustee necessary to give effect to the Restructuring Transactions; and

(v)       negotiate in good faith and use commercially reasonable efforts to execute and implement the Definitive Documents that are consistent with this Agreement to which it is required to be a party.

(b)           During the Agreement Effective Period, each Consenting Stakeholder agrees, in respect of all of its Company Claims/Equity Interests, that it shall not directly or indirectly:

(i)       object to, delay, impede, or take any other action to interfere with acceptance, implementation, or consummation of the Restructuring Transactions;

(ii)       object to, delay, impede, or take any other action to interfere with entry of any Sale Document and/or consummation of, if any, Sale Transaction;

(iii)       propose, file, support, or vote (or allow any proxy appointed by it to vote) for any Alternative Restructuring Proposal;

(iv)       execute or file any motion, objection, pleading, or other document with any court (including any modifications or amendments thereof) that, in whole or in part, is not materially consistent with this Agreement and/or the Restructuring Term Sheet (nor directly or indirectly direct any other person or Entity to make such filing);

(v)       initiate, or have initiated on its behalf, any litigation or proceeding of any kind with respect to the Chapter 11 Cases, this Agreement, the Definitive Documents, or the other Restructuring Transactions contemplated herein against the Company Parties or the other Parties other than to enforce this Agreement or any Definitive Document or as otherwise permitted under this Agreement (nor directly or indirectly direct any other person or Entity to make such filing);

(vi)       object to any First Day Pleadings and “second day” pleadings consistent with this Agreement filed by the Debtors in furtherance of the Restructuring Transactions, including any motion seeking approval of the DIP Facility on the terms set forth herein and the DIP Credit Agreement;

(vii)       object to or commence any legal proceeding challenging the liens or claims (including the priority thereof) granted or proposed to be granted to the DIP Commitment Parties under the DIP Orders;

(viii)       exercise, or direct any other person to exercise (either directly or indirectly), any right or remedy for the enforcement, collection, or recovery of any of its Company Claims/Equity Interests;

(ix)       announce publicly their intention to not support the Restructuring Transactions;

12

(x)       object to, delay, impede, or take any other action to interfere with the Company Parties’ ownership and possession of their assets, wherever located, or interfere with the automatic stay arising under section 362 of the Bankruptcy Code; or

(xi)       take any action that is inconsistent in any material respect with the Restructuring Transactions.

4.02.	Commitments with Respect to Chapter 11 Cases.

(a)           During the Agreement Effective Period, each Consenting Stakeholder that is entitled to vote to accept or reject the Plan pursuant to its terms agrees that it shall, subject to receipt by such Consenting Stakeholder, whether before or after the commencement of the Chapter 11 Cases, of the Solicitation Materials;

(i)       vote each of its Company Claims/Equity Interest to accept the Plan by delivering its duly executed and completed ballot accepting the Plan on a timely basis following the commencement of the solicitation of the Plan and its actual receipt of the Solicitation Materials and the ballot;

(ii)       to the extent it is permitted to elect whether to opt in to the releases set forth in the Plan, elect to opt in to the releases set forth in the Plan by timely delivering its duly executed and completed ballot(s) indicating such election;

(iii)       not change, withdraw, amend, or revoke (or cause to be changed, withdrawn, amended, or revoked) any vote or election referred to in clauses (i) and (ii) above;

(iv)       agree to provide, and opt in to and not object to, the releases set forth in the Plan;

(v)       support all of the debtor and third-party releases, injunctions, discharge, indemnity, and exculpation provisions provided in the Plan, substantially consistent with those set forth in Annex 1 to the Restructuring Term Sheet;

(vi)       not directly or indirectly, through any person, seek, solicit, propose, support, assist, engage in negotiations in connection with or participate in the formulation, preparation, filing, or prosecution of any Alternative Restructuring Proposal or object to or take any other action that would reasonably be expected to prevent, interfere with, delay, or impede the solicitation, approval of the Disclosure Statement, or the confirmation and consummation of the Plan and the Restructuring Transactions; and

(vii)       support and take all actions reasonably requested by the Company Parties to facilitate the solicitation, approval of the Disclosure Statement, and confirmation and consummation of the Plan within the timeframes contemplated by this Agreement.

(b)           During the Agreement Effective Period, each Consenting Stakeholder, in respect of each of its Company Claims/Equity Interests, (i) will support, and (ii) will not directly or indirectly object to, delay, impede, or take any other action to interfere with, in each case, any motion or

13

other pleading or document filed by a Company Party in the Bankruptcy Court that is consistent with this Agreement.

4.03.        Commitments with Respect to PWP Marketing Process. During the Agreement Effective Date, each Consenting Stakeholder and its advisors agree that they shall:

(a)           promptly inform the Company Parties and/or counsel thereto in the event that they are contacted by a Potential Purchaser regarding the Company Parties or the PWP Marketing Process; and

(b)           not directly or indirectly communicate with the Potential Purchasers regarding the Company Parties or the PWP Marketing Process without the Company Parties’ prior written consent, which may be given by email from counsel thereto.

Section 5.             Additional Provisions Regarding the Consenting Stakeholders’ Commitments. Notwithstanding anything contained in this Agreement, nothing in this Agreement shall: (a) affect the ability of any Consenting Stakeholder to consult with any other Consenting Stakeholder, the Company Parties, or any other party in interest in the Chapter 11 Cases (including any official committee and the U.S. Trustee); (b) impair or waive the rights of any Consenting Stakeholder to assert or raise any objection permitted under this Agreement in connection with the Restructuring Transactions; and (c) prevent any Consenting Stakeholder from enforcing this Agreement or contesting whether any matter, fact, or thing is a breach of, or is inconsistent with, this Agreement.

Section 6.	Commitments of the Company Parties.

6.01.        Affirmative Commitments. Except as set forth in Section 7, during the Agreement Effective Period, the Company Parties agree to:

(a)           support and take all steps reasonably necessary and desirable to consummate the Restructuring Transactions in accordance with this Agreement;

(b)           comply with the milestones set forth in the Restructuring Term Sheet and in any DIP Order (collectively, the “Milestones”);

(c)           to the extent any legal or structural impediment arises that would prevent, hinder, or delay the consummation of the Restructuring Transactions contemplated herein, take all steps reasonably necessary and desirable to address any such impediment;

(d)           use commercially reasonable efforts to obtain any and all required regulatory and/or third-party approvals for the Restructuring Transactions;

(e)           negotiate in good faith and use commercially reasonable efforts to execute and deliver the Definitive Documents and any other required agreements to effectuate and consummate the Restructuring Transactions as contemplated by this Agreement;

(f)            use commercially reasonable efforts to seek additional support for the Restructuring Transactions from their other material stakeholders;

14

(g)           actively oppose and object to the efforts of any person seeking to object to, delay, impede, or take any other action to interfere with the acceptance, implementation, or consummation of the Restructuring Transactions (including, if applicable, the filing of timely filed objections or written responses) to the extent such opposition or objection is reasonably necessary or desirable to facilitate implementation of the Restructuring Transactions;

(h)           upon reasonable request of any of the Consenting Stakeholders, inform counsel to the Consenting Stakeholders as to: (i) the status and progress of the Restructuring Transactions, including progress in relation to the Definitive Documents; and (ii) the status of obtaining any necessary or reasonably desirable authorizations (including any consents) from each Consenting Stakeholder, any competent judicial body, governmental authority, banking, taxation, supervisory, or regulatory body or any stock exchange;

(i)            notify counsel to the Consenting Stakeholders in writing (email being sufficient) of any Remedial Action taken by any creditor within two (2) Business Days of the Company Parties receiving notice or obtaining actual knowledge of such Remedial Action;

(j)            notify counsel to the Consenting Stakeholders in writing (e-mail being sufficient) the commencement of any material governmental or third-party complaints, litigations, investigations, or hearings (or communications indicating that the same may be contemplated or threatened), in each case, as soon as reasonable possible, but no later than within two Business Days of the Company Parties receiving notice or obtaining knowledge of any of the foregoing;

(k)           notify counsel to the Consenting Stakeholders (email being sufficient) within two calendar days of the Company Parties receiving notice or obtaining actual knowledge of: (i) any event or circumstance that has occurred that would permit any Party to terminate, or that would result in the termination of, this Agreement; (ii) any matter or circumstance that they know to be a material impediment to the implementation or consummation of the Restructuring Transactions; (iii) a material breach of this Agreement (including a material breach by any Company Parties); and (iv) any representation or statement made or deemed to be made by any of them under this Agreement that is or proves to have been materially incorrect or misleading in any respect when made or deemed to be made;

(l)            use commercially reasonable efforts to maintain its and its Affiliates’ good standing under the Laws of the state or other jurisdiction in which they are incorporated or organized;

(m)          upon reasonable request of any of the Consenting Stakeholders, provide the Consenting Stakeholders with reasonable access to the Company Parties’ books and records during normal business hours on reasonable advance notice to the Company Parties’ representatives and without disruption to the operation of the Company Parties’ business;

(n)           provide to counsel to the Consenting Stakeholders drafts of: (i) First Day Pleadings and all orders sought pursuant thereto; (ii) Bidding Procedures Motion; (iii) Sale Order; (iv) the Plan; (v) the Plan Supplement; (vi) the Disclosure Statement; (vii) the Disclosure Statement Order; (viii) the Solicitation Materials; (ix) the DIP Orders; (x) the Confirmation Order, and (xi) all other material filings, in each case, at least two calendar days prior to the date on which the Company Party files such pleading;

15

(o)           use commercially reasonable efforts to provide to counsel to the Consenting Stakeholders all material draft motions and pleadings not listed in subsection (n) above that the Company Parties or any of its Affiliates intend to file with the Bankruptcy Court at least two calendar days prior to the date on which such party files such pleading; and

(p)           promptly pay Restructuring Expenses, subject to appropriate Bankruptcy Court approval.

6.02.        Negative Commitments. Except as set forth in Section 7, during the Agreement Effective Period, each of the Company Parties shall not directly or indirectly:

(a)           object to, delay, impede, or take any other action to interfere with acceptance, implementation, or consummation of the Restructuring Transactions;

(b)           take any action that is inconsistent in any material respect with, or is intended to frustrate or impede approval, implementation, and consummation of the Restructuring Transactions described in, this Agreement or the Plan;

(c)           modify the Plan, in whole or in part, in a manner that is not consistent with this Agreement in all material respects;

(d)           file any motion, pleading, or Definitive Documents with the Bankruptcy Court or any other court (including any modifications or amendments thereof) that, in whole or in part, is not materially consistent with this Agreement or the Plan;

(e)           solicit, initiate, endorse, propose, file, support, approve, or otherwise promote or advance any Alternative Restructuring Proposal. For the avoidance of doubt, actions taken by the Company as part of the PWP Marketing Process, or otherwise in accordance with the Bidding Procedures (which such procedures shall be in form and substance acceptable to the Required Consenting Term Loan Lenders) shall not be a violation of this Section 6.02(e);

(f)            sell, or file any motion or application seeking to sell, any material assets, other than in the ordinary course of business, without the prior written consent of the Required Consenting Stakeholders (which may be by email);

(g)           other than as provided in this Agreement and the Restructuring Term Sheet, amend any of their corporate governance or organizational documents without the prior written consent of the Required Consenting Stakeholders (which may be by email), not to be unreasonably withheld;

(h)           other than in the ordinary course of business or as required by Law or regulation, (i) enter into or amend, establish, adopt, restate, supplement, or otherwise modify or accelerate (x) any deferred compensation, incentive, success, retention, bonus, or other compensatory arrangements, policies, programs, practices, plans, or agreements, including, without limitation, offer letters, employment agreements, consulting agreements, severance arrangements, or change in control arrangements with or for the benefit of Named Executive Officers and Directors, or (y) any contracts, arrangements, or commitments that entitle any Named Executive Officers and Directors to indemnification from the Company Parties, or (ii) amend or terminate any existing

16

compensation or benefit plans or arrangements (including employment agreements), in each case without the prior written consent of the Required Consenting Stakeholders (which may be by email);

(i)            other than in the ordinary course of business, (i) enter into any settlement regarding any Claims or Equity Interests, (ii) enter into any material agreement that is materially inconsistent with this Agreement, (ii) amend, supplement, modify, or terminate any material agreement in a way that is materially inconsistent with this Agreement, (iii) knowingly allow any material agreement to expire if such expiration would frustrate or impede consummation of the Restructuring Transactions, or (iv) knowingly allow any material permit, license or regulatory approval to lapse, expire, terminate or be revoked, suspended or modified, in each case without the prior written consent of the Required Consenting Stakeholders (which may be by email);

(j)            file with any court any motion, pleading, or Definitive Document (including any modifications or amendments thereto) that, in whole or in part, is materially inconsistent with this Agreement;

(k)           (i) operate its business outside the ordinary course, other than the Restructuring Transactions, or (ii) other than in the ordinary course of business or as contemplated by this Agreement transfer any material asset or right of the Company Parties (or its Affiliates) or any material asset or right used in the business of the Company Parties (or its Affiliates) to any person or entity;

(l)            other than in the ordinary course of business or as contemplated by this Agreement engage in any material merger, consolidation, disposition, acquisition, investment, dividend, incurrence of indebtedness, or other similar transaction; or

Section 7.	Additional Provisions Regarding Company Parties’ Commitments.

7.01.       Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall require a Company Party or the board of directors, board of managers, or similar governing body of a Company Party, after consulting with counsel, to take any action or to refrain from taking any action with respect to the Restructuring Transactions to the extent taking or failing to take such action would be inconsistent with applicable Law or its fiduciary obligations under applicable Law, and any such action or inaction pursuant to this Section 7.01 shall not be deemed to constitute a breach of this Agreement. The Company Parties shall give prompt written notice to counsel to the Consenting Stakeholders within two (2) calendar days of any determination made in accordance with this Section 7.01 to take any action or refrain from taking any inaction. Notwithstanding anything to the contrary herein, each Consenting Term Loan Lender reserves its rights to challenge any action taken or not taken by any Company Party in the exercise of its fiduciary obligations.

7.02.       Notwithstanding anything to the contrary in this Agreement (but subject to Section 7.01), each Company Party and their respective directors, officers, employees, investment bankers, attorneys, accountants, consultants, and other advisors or representatives shall have the rights to: (a) consider, respond to, and facilitate Alternative Restructuring Proposals that are unsolicited or received as part of the PWP Marketing Process; (b) provide access to non-public

17

information concerning any Company Party to any Entity or enter into Confidentiality Agreements or nondisclosure agreements with any Entity; (c) maintain or continue discussions or negotiations with respect to Alternative Restructuring Proposals that are unsolicited or received as part of the PWP Marketing Process; (d) otherwise cooperate with, assist, participate in, or facilitate any inquiries, proposals, discussions, or negotiation of Alternative Restructuring Proposals that are unsolicited or received as part of the PWP Marketing Process; and (e) enter into or continue discussions or negotiations with holders of Claims against or Equity Interests in a Company Party (including any Consenting Stakeholder), any other party in interest in the Chapter 11 Cases (including any official committee and the U.S. Trustee), or any other Entity regarding the Restructuring Transactions or Alternative Restructuring Proposals, provided that (x) if any Company Party receives an Alternative Restructuring Proposal, then such Company Party shall within two (2) calendar days of receiving such proposal, notify the Required Consenting Term Loan Advisor of the receipt of such proposal (email being sufficient) (y) provide the Required Consenting Term Loan Advisor with regular updates as to the status and progress of such Alternative Restructuring Proposal; and (z) use commercially reasonable efforts to respond promptly to reasonable information requests and questions from the Required Consenting Term Loan Advisor relating to such Alternative Restructuring Proposal.

7.03.       Nothing in this Agreement shall: (a) impair or waive the rights of any Company Party to assert or raise any objection permitted under this Agreement in connection with the Restructuring Transactions; or (b) prevent any Company Party from enforcing this Agreement or contesting whether any matter, fact, or thing is a breach of, or is inconsistent with, this Agreement.

Section 8.	Transfer of Equity Interests and Securities.

8.01.       During the Agreement Effective Period, no Consenting Stakeholder shall Transfer any ownership (including any beneficial ownership as defined in Rule 13d-3 under the Securities Exchange Act of 1934) in any Company Claims/Equity Interests to any affiliated or unaffiliated party, including any party in which it may hold a direct or indirect beneficial interest, unless:

(a)           in the case of any Company Claims/Equity Interests, the authorized transferee is either (i) a qualified institutional buyer as defined in Rule 144A of the Securities Act, (ii) a non-U.S. person in an offshore transaction as defined under Regulation S under the Securities Act, (iii) an institutional accredited investor (as defined in the Rules), or (iv) a Consenting Stakeholder;

(b)           either (i) the transferee executes and delivers to counsel to the Company Parties, at or before the time of the proposed Transfer, a Transfer Agreement or (ii) the transferee is a Consenting Stakeholder and the transferee provides notice of such Transfer (including the amount and type of Company Claim/Equity Interest transferred) to counsel to the Company Parties at or before the time of the proposed Transfer; and

(c)           such Transfer shall not violate the terms of any order entered by the Bankruptcy Court with respect to preservation of net operating losses.

8.02.        Upon compliance with the requirements of Section 8.01, the transferor shall be deemed to relinquish its rights (and be released from its obligations) under this Agreement to the extent of the rights and obligations in respect of such transferred Company Claims/Equity Interests

18

and the transferee shall be deemed to be a Consenting Stakeholder and a Party for all purposes under this Agreement and all of the Company Claims/Equity Interests then held (and subsequently acquired) by such transferee shall be subject to this Agreement.

8.03.        This Agreement shall in no way be construed to preclude the Consenting Stakeholders from acquiring additional Company Claims/Equity Interests; provided, however, that (a) such additional Company Claims/Equity Interests shall automatically and immediately upon acquisition by a Consenting Stakeholder be deemed subject to the terms of this Agreement (regardless of when or whether notice of such acquisition is given to counsel to the Company Parties or counsel to the Consenting Stakeholders) and (b) such Consenting Stakeholder must provide notice of such acquisition (including the amount and type of Company Claim/Equity Interest acquired) to counsel to the Company Parties within five (5) Business Days of the closing of such acquisition.

8.04.        This Section 8 shall not impose any obligation on any Company Party to issue any “cleansing letter” or otherwise publicly disclose information for the purpose of enabling a Consenting Stakeholder to Transfer any of its Company Claims/Equity Interests. Notwithstanding anything to the contrary herein, to the extent a Company Party and another Party have entered into a Confidentiality Agreement, the terms of such Confidentiality Agreement shall continue to apply and remain in full force and effect according to its terms, and this Agreement does not supersede any rights or obligations otherwise arising under such Confidentiality Agreements.

8.05.        Notwithstanding Section 8.01, a Qualified Marketmaker that acquires any Company Claims/Equity Interests with the purpose and intent of acting as a Qualified Marketmaker for such Company Claims/Equity Interests shall not be required to execute and deliver a Transfer Agreement in respect of such Company Claims/Equity Interests if (i) such Qualified Marketmaker subsequently Transfers such Company Claims/Equity Interests (by purchase, sale assignment, participation, or otherwise) within five (5) Business Days of its acquisition to a transferee that is an Entity that is not an Affiliate, affiliated fund, or affiliated Entity with a common investment advisor; (ii) the transferee otherwise is a Permitted Transferee under Section 8.01; and (iii) the Transfer otherwise is a Permitted Transfer under Section 8.01. To the extent that a Consenting Stakeholder is acting in its capacity as a Qualified Marketmaker, it may Transfer (by purchase, sale, assignment, participation, or otherwise) any right, title or interests in Company Claims/Equity Interests that the Qualified Marketmaker acquires from a holder of the Company Claims/Equity Interests who is not a Consenting Stakeholder without the requirement that the transferee be a Permitted Transferee.

8.06.        Notwithstanding anything to the contrary in this Section 8, the restrictions on Transfer set forth in this Section 8 shall not apply to the grant of any liens or encumbrances on any claims and interests in favor of a bank or broker-dealer holding custody of such claims and interests in the ordinary course of business and which lien or encumbrance is released upon the Transfer of such claims and interests.

8.07.	Any Transfer in violation of Section 8 shall be void ab initio.

Section 9.              Representations and Warranties of Consenting Stakeholders. Each Consenting Stakeholder, severally and not jointly, represents and warrants that, as of the date such Consenting

19

Stakeholder executes and delivers this Agreement and as of the Plan Effective Date:

(a)           it is the beneficial or record owner, or has validly executed unsettled trades, of the face amount of the Company Claims/Equity Interests or is the nominee, investment manager, or advisor for beneficial holders of the Company Claims/Equity Interests reflected in, and, having made reasonable inquiry, is not the beneficial or record owner of any Company Claims/Equity Interests other than those reflected in, such Consenting Stakeholder’s signature page to this Agreement or a Transfer Agreement, as applicable (as may be updated pursuant to Section 8);

(b)           it has the full power and authority to act on behalf of, vote and consent to matters concerning, such Company Claims/Equity Interests;

(c)           such Company Claims/Equity Interests are free and clear of any pledge, lien, security interest, charge, claim, equity, option, proxy, voting restriction, right of first refusal, or other limitation on disposition, Transfer, or encumbrances of any kind, that would adversely affect in any way such Consenting Stakeholder’s ability to perform any of its obligations under this Agreement at the time such obligations are required to be performed;

(d)           it has the full power to vote, approve changes to, and transfer all of its Company Claims/Equity Interests referable to it as contemplated by this Agreement subject to applicable Law;

(e)           it (i) has access to adequate information regarding the terms of this Agreement to make an informed and knowledgeable decision with regard to entering into this Agreement and

(ii) has such knowledge and experience in financial and business matters of this type that it is capable of evaluating the merits and risks of entering into this Agreement and of making an informed investment decision with respect hereto;

(f)            it has made no prior assignment, sale, participation, grant, conveyance, or other Transfer of, and has not entered into any agreement to assign, sell, participate, grant, convey, or otherwise Transfer, in whole or in part, any portion of its rights, title, or interest in any Company Claims/Equity Interests that is inconsistent with the representations and warranties of such Consenting Stakeholder herein or would render such Consenting Stakeholder otherwise unable to comply with this Agreement and perform its obligations hereunder; and

(g)           solely with respect to holders of Company Claims/Equity Interests, (i) it is either (A) a qualified institutional buyer as defined in Rule 144A of the Securities Act, (B) not a U.S. person (as defined in Regulation S of the Securities Act), or (C) an institutional accredited investor (as defined in the Rules), and (ii) any securities acquired by the Consenting Stakeholder in connection with the Restructuring Transactions will have been acquired for investment and not with a view to distribution or resale in violation of the Securities Act.

Section 10.           Representations and Warranties of Company Parties. Each Company Party represents and warrants that, as of the Execution Date, it believes that entry into this Agreement is consistent with the exercise of such Company Party’s fiduciary duties, and it has not entered into

20

or agreed to any arrangement with respect to an Alternative Restructuring Proposal.

Section 11.           Mutual Representations, Warranties, and Covenants. Each of the Parties represents, warrants, and covenants to each other Party, as of the date such Party executed and delivers this Agreement, a Transfer Agreement, or a Joinder, as applicable, and as of the Plan Effective Date:

(a)           it is validly existing and in good standing under the Laws of the state of its organization, and this Agreement is a legal, valid, and binding obligation of such Party, enforceable against it in accordance with its terms, except as enforcement may be limited by applicable Laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability;

(b)           except as expressly provided in this Agreement, the Plan, and the Bankruptcy Code, no consent or approval is required by any other person or Entity in order for it to effectuate the Restructuring Transactions contemplated by, and perform its respective obligations under, this Agreement;

(c)           the entry into and performance by it of, and the transactions contemplated by, this Agreement do not, and will not, conflict in any material respect with any Law or regulation applicable to it or with any of its articles of association, memorandum of association or other constitutional documents;

(d)           except as expressly provided in this Agreement, it has (or will have, at the relevant time) all requisite corporate or other power and authority to enter into, execute, and deliver this Agreement and to effectuate the Restructuring Transactions contemplated by, and perform its respective obligations under, this Agreement; and

(e)           except as expressly provided by this Agreement, it is not party to any restructuring or similar agreements or arrangements with the other Parties to this Agreement that have not been disclosed to all Parties to this Agreement.

Section 12.           Termination Events.

12.01.      Consenting Stakeholder Termination Events. This Agreement may be terminated with respect to (a) the Consenting Term Loan Lenders, by the Required Consenting Term Loan Lenders, and (b) with respect to any other Consenting Stakeholder, by such Consenting Stakeholder, in each case, upon written notice to all Parties in accordance with Section 14.10 hereof upon the occurrence of the following events:

(a)           the breach in any material respect by a Company Party of any of the representations, warranties, or covenants of the Company Parties set forth in this Agreement that (i) is adverse to the Consenting Term Loan Lender(s) seeking termination pursuant to this provision and (ii) remains uncured (to the extent curable) for five (5) Business Days after such terminating Consenting Term Loan Lender(s) transmit a written notice in accordance with Section 14.10 hereof detailing any such breach;

21

(b)           the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any final, non-appealable ruling or order that (i) enjoins the consummation of a material portion of the Restructuring Transactions and (ii) remains in effect for ten (10) Business Days after the Required Consenting Term Loan Lenders transmit a written notice in accordance with Section 14.10 hereof detailing any such issuance; provided, that this termination right may not be exercised by any Party that sought or requested such ruling or order in contravention of any obligation set out in this Agreement;

(c)	the Bankruptcy Court enters an order denying confirmation of the Plan; or

(d)           the entry of an order by the Bankruptcy Court, or the filing of a motion or application by any Company Party or any of its Affiliates seeking an order (without the prior written consent of the Required Consenting Term Loan Lenders, not to be unreasonably withheld), (i) converting one or more of the Chapter 11 Cases of a Company Party to a case under chapter 7 of the Bankruptcy Code, (ii) appointing an examiner with expanded powers beyond those set forth in sections 1106(a)(3) and (4) of the Bankruptcy Code or a trustee in one or more of the Chapter 11 Cases of a Company Party, or (iii) rejecting this Agreement;

(e)           the failure to meet a Milestone, which has not been waived or extended in a manner consistent with this Agreement, unless such failure is the result of any act, omission, or delay on the part of a terminating Consenting Stakeholder in violation of its obligations under this Agreement;

(f)            any Definitive Document is amended, modified, or supplemented in a manner that is (i) inconsistent with this Agreement and (b) materially, adversely and disproportionately affects the rights or treatment of the terminating Consenting Stakeholder; provided that this section shall only apply to a Consenting Stakeholder whose rights or treatment are materially, adversely and disproportionately affected by such amendment, modification, or supplement in a manner inconsistent with this Agreement and, if a Consenting Stakeholder terminates this Agreement, such Agreement shall otherwise remain in full force and effect with respect to all other Parties;

(g)           a Company Party or any of its Affiliates (i) publicly announces, or announces in writing, to any of the Consenting Term Loan Lenders or other holders of Company Claims/Equity Interests, its intention not to support or pursue the Restructuring Transactions; (ii) enter into definitive documentation regarding an Alternative Restructuring Proposal without the consent of the Required Consenting Term Loan Lenders; or (iii) breaches any of the covenants, agreements or obligations set forth in Section 6.02(e) hereof;

(h)           a Company Party or any of its Affiliates (i) repudiates or asserts a defense to any obligation or liability under the Loan Documents or this Agreement or (ii) initiates any action, suit or proceeding, at law or in equity, against the Agent or any Consenting Term Loan Lender;

(i)            if a Company Party (i) voluntarily commences any case or files any petition seeking bankruptcy, winding up, dissolution, liquidation, administration, moratorium, reorganization, or other relief under any federal, state, or foreign bankruptcy, insolvency, administrative receivership, or similar Law now or hereafter in effect, except as contemplated by this Agreement, (ii) consents to the institution of, or fails to contest in a timely and appropriate manner, any involuntary

22

proceeding or petition described in the immediately preceding clause (i) or such involuntary proceeding or petition remains pending as of the date that is ten (10) calendar days after the filing of such involuntary proceeding or petition, (iii) applies for or consents to the appointment of a receiver, administrator, administrative receiver, trustee, custodian, sequestrator, conservator, or similar official with respect to any Company Party or for a substantial part of such Company Party’s assets, or (iv) makes a general assignment or arrangement for the benefit of creditors;

(j)            a Company Party or any of its Affiliates files or seeks approval of, or the Bankruptcy Court enters a final order approving any Definitive Document that is materially inconsistent with this Agreement and materially adverse to any Consenting Stakeholder;

(k)           a Company Party or any of its Affiliates loses the exclusive right to file a chapter 11 plan or to solicit acceptances thereof pursuant to section 1121 of the Bankruptcy Code;

(l)            a Company Party or any of its Affiliates files or seeks approval of, or the Bankruptcy Court enters any order approving, any Definitive Document that is not materially consistent with this Agreement;

(m)          a Company Party or any of its Affiliates (i) files, amends, or modifies, or files a pleading seeking approval of, any Definitive Document or authority to amend or modify any Definitive Document, in a manner that is materially inconsistent with this Agreement or constitutes a material breach of this Agreement that has not been withdrawn within two (2) Business Days of receipt by the Company Parties of written notice (e-mail being sufficient) from the Required Consenting Stakeholders thereof , (ii) withdraws the Plan without the prior consent of the Required Consenting Stakeholders, or (iii) publicly announces its intention to take any such acts listed in the foregoing clause (i) or (ii); or

(n)           the entry of an order by the Bankruptcy Court or any other court of competent jurisdiction, or the filing of a motion, application, or other pleading by a Company Party seeking an order (without the prior written consent of the Required Consenting Stakeholders (which may be by email)), reversing or vacating the Confirmation Order.

12.02.      Company Party Termination Events. Any Company Party may terminate this Agreement as to all Parties upon prior written notice to all Parties in accordance with Section 14.10 hereof upon the occurrence of any of the following events:

(a)           the breach in any material respect by one or more of the Consenting Stakeholders of any provision set forth in this Agreement that remains uncured for a period of fifteen (15) Business Days after the receipt by the Consenting Stakeholders of notice of such breach;

(b)           the board of directors, board of managers, or such similar governing body of any Company Party determines, after consulting with counsel, (i) that proceeding with any of the Restructuring Transactions would be inconsistent with the exercise of its fiduciary duties or applicable Law or (ii) in the exercise of its fiduciary duties, to pursue an Alternative Restructuring Proposal;

(c)           the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any final, non-appealable ruling or order that (i) enjoins the

23

consummation of a material portion of the Restructuring Transactions and (ii) remains in effect for thirty (30) Business Days after such terminating Company Party transmits a written notice in accordance with Section 14.10 hereof detailing any such issuance; provided, that this termination right shall not apply to or be exercised by any Company Party that sought or requested such ruling or order in contravention of any obligation or restriction set out in this Agreement; or

(d)	the Bankruptcy Court enters an order denying confirmation of the Plan.

12.03.       Mutual Termination. This Agreement, and the obligations of all Parties hereunder, may be terminated by mutual written agreement among all of the following: (a) the Required Consenting Stakeholders; and (b) each Company Party.

12.04.       Automatic Termination. This Agreement shall terminate automatically as to all of the Parties without any further required action or notice immediately after the Plan Effective Date.

12.05.       Effect of Termination. Upon the occurrence of a Termination Date as to a Party, this Agreement shall be of no further force and effect as to such Party and each Party subject to such termination shall be released from its commitments, undertakings, and agreements under or related to this Agreement and shall have the rights and remedies that it would have had, had it not entered into this Agreement, and shall be entitled to take all actions, whether with respect to the Restructuring Transactions or otherwise, that it would have been entitled to take had it not entered into this Agreement, including with respect to any and all Claims or Causes of Action. Upon the occurrence of a Termination Date prior to the Confirmation Order being entered by a Bankruptcy Court, any and all consents or ballots tendered by the Parties subject to such termination before a Termination Date shall be deemed, for all purposes, to be null and void from the first instance and shall not be considered or otherwise used in any manner by the Parties in connection with the Restructuring Transactions and this Agreement or otherwise; provided, however, any Consenting Stakeholder withdrawing or changing its vote pursuant to this Section 12.05 shall promptly provide written notice of such withdrawal or change to each other Party to this Agreement and, if such withdrawal or change occurs on or after the Petition Date, file notice of such withdrawal or change with the Bankruptcy Court. Nothing in this Agreement shall be construed as prohibiting a Company Party or any of the Consenting Stakeholders from contesting whether any such termination is in accordance with its terms or to seek enforcement of any rights under this Agreement that arose or existed before a Termination Date. Except as expressly provided in this Agreement, nothing herein is intended to, or does, in any manner waive, limit, impair, or restrict (a) any right of any Company Party or the ability of any Company Party to protect and preserve its rights (including rights under this Agreement), remedies, and interests, including its claims against any Consenting Stakeholder, and (b) any right of any Consenting Stakeholder, or the ability of any Consenting Stakeholder, to protect and preserve its rights (including rights under this Agreement), remedies, and interests, including its claims against any Company Party or Consenting Stakeholder. No purported termination of this Agreement shall be effective under this Section 12.05 or otherwise if the Party seeking to terminate this Agreement is in material breach of this Agreement, except a termination pursuant to Section 12.02(b) or Section 12.02(c). Nothing in this Section 12.05 shall restrict any Company Party’s right to terminate this Agreement in accordance with Section 12.02(b).

24

Section 13.	Amendments and Waivers.

(a)           This Agreement may not be modified, amended, or supplemented, and no condition or requirement of this Agreement may be waived, in any manner except in accordance with this Section 13.

(b)           This Agreement may be modified, amended, or supplemented, or a condition or requirement of this Agreement may be waived, in a writing signed by: (i) each Company Party and (ii) the Required Consenting Term Loan Lenders, solely with respect to any modification, amendment, waiver or supplement that materially and adversely affects the rights of such Parties and unless otherwise specified in this Agreement; provided, however, that if the proposed modification, amendment, waiver, or supplement has a material, disproportionate, and adverse effect on any of the Company Claims/Equity Interests held by a Consenting Stakeholder, then the consent of each such affected Consenting Stakeholder shall also be required to effectuate such modification, amendment, waiver or supplement.

(c)           Any proposed modification, amendment, waiver or supplement that does not comply with this Section 13 shall be ineffective and void ab initio.

(d)           The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any Party to exercise, and no delay in exercising, any right, power, or remedy under this Agreement shall operate as a waiver of any such right, power, or remedy or any provision of this Agreement, nor shall any single or partial exercise of such right, power or remedy by such Party preclude any other or further exercise of such right, power or remedy or the exercise of any other right, power or remedy. All remedies under this Agreement are cumulative and are not exclusive of any other remedies provided by Law.

Section 14.	Miscellaneous

14.01.       Acknowledgement. Notwithstanding any other provision herein, this Agreement is not and shall not be deemed to be an offer with respect to any securities or solicitation of votes for the acceptance of a plan of reorganization for purposes of sections 1125 and 1126 of the Bankruptcy Code or otherwise. Any such offer or solicitation will be made only in compliance with all applicable securities Laws, provisions of the Bankruptcy Code, and/or other applicable Law.

14.02.       Exhibits Incorporated by Reference; Conflicts. Each of the exhibits, annexes, signatures pages, and schedules attached hereto is expressly incorporated herein and made a part of this Agreement, and all references to this Agreement shall include such exhibits, annexes, and schedules. In the event of any inconsistency between this Agreement (without reference to the exhibits, annexes, and schedules hereto) and the exhibits, annexes, and schedules hereto, this Agreement (without reference to the exhibits, annexes, and schedules thereto) shall govern.

14.03.       Further Assurances. Subject to the other terms of this Agreement, the Parties agree to execute and deliver such other instruments and perform such acts, in addition to the matters herein specified, as may be reasonably appropriate or necessary, or as may be required by order of

25

the Bankruptcy Court, from time to time, to effectuate the Restructuring Transactions, as applicable.

14.04.       Complete Agreement. Except as otherwise explicitly provided herein, this Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements, negotiations, understandings, and agreements, oral or written, among the Parties with respect thereto, other than any Confidentiality Agreement.

14.05.       GOVERNING LAW; SUBMISSION TO JURISDICTION; SELECTION OF FORUM. THIS AGREEMENT IS TO BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF. Each Party agrees that it shall bring any action or other proceeding in respect of any claim arising out of or related to this Agreement, to the extent possible, in the Bankruptcy Court, and solely in connection with claims arising under this Agreement: (a) irrevocably submits to the exclusive jurisdiction of the Bankruptcy Court; (b) waives any objection to laying venue in any such action or proceeding in the Bankruptcy Court; and (c) waives any objection that the Bankruptcy Court is an inconvenient forum or does not have jurisdiction over any Party hereto.

14.06.       TRIAL BY JURY WAIVER. EACH PARTY HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

14.07.       Execution of Agreement. This Agreement may be executed and delivered in any number of counterparts and by way of electronic signature and delivery, each such counterpart, when executed and delivered, shall be deemed an original, and all of which together shall constitute the same agreement. Except as expressly provided in this Agreement, each individual executing this Agreement on behalf of a Party has been duly authorized and empowered to execute and deliver this Agreement on behalf of said Party.

14.08.       Rules of Construction. This Agreement is the product of negotiations among the Company Parties and the Consenting Stakeholders, and in the enforcement or interpretation hereof, is to be interpreted in a neutral manner, and any presumption with regard to interpretation for or against any Party by reason of that Party having drafted or caused to be drafted this Agreement, or any portion hereof, shall not be effective in regard to the interpretation hereof. The Company Parties and the Consenting Stakeholders were each represented by counsel during the negotiations and drafting of this Agreement and continue to be represented by counsel.

14.09.       Successors and Assigns; Third Parties. This Agreement is intended to bind and inure to the benefit of the Parties and their respective successors and permitted assigns, as applicable. There are no third-party beneficiaries under this Agreement, and the rights or obligations of any Party under this Agreement may not be assigned, delegated, or transferred to any other person or Entity.

26

14.10.       Notices. All notices hereunder shall be deemed given if in writing and delivered, by electronic mail, courier, or registered or certified mail (return receipt requested), to the following addresses (or at such other addresses as shall be specified by like notice):

(a)	if to a Company Party, to:

Vertex Energy Inc.
1331 Gemini St., Suite 250
Houston, Texas 77058
Attention: James P. Gregory, Secretary & General Counsel
E-mail address: jgregory@ruddylaw.com

with copies to:

Kirkland & Ellis LLP
601 Lexington Avenue
New York, New York 10022

Attention:	Brian Schartz, P.C.
Josephine Fina
Brian Nakhaimousa
E-mail address:	bschartz@kirkland.com
josephine.fina@kirkland.com
brian.nakhaimousa@kirkland.com

and

Kirkland & Ellis LLP
300 North LaSalle Street
Chicago, IL 60654

Attention:	John Luze
Rachael Bentley
E-mail address:	john.luze@kirkland.com
rachael.bentley@kirkland.com

(b)	if to a Consenting Term Loan Lender, to:

Sidley Austin LLP
787 7th Avenue
New York, NY 10019

Attention:	Leslie A. Plaskon
Michele A. Nudelman
E-mail address:	lplaskon@sidley.com
mnudelman@sidley.com

and

27

Sidley Austin LLP
1999 Avenue of the Stars, 17th Floor
Los Angeles, CA 90067
Attention: Genevieve G. Weiner
E-mail address: gweiner@sidley.com

Any notice given by delivery, mail, or courier shall be effective when received.

14.11.       Independent Due Diligence and Decision Making. Each Consenting Stakeholder hereby confirms that its decision to execute this Agreement has been based upon its independent investigation of the operations, businesses, financial and other conditions, and prospects of the Company Parties.

14.12.       Enforceability of Agreement. Each of the Parties to the extent enforceable waives any right to assert that the exercise of termination rights under this Agreement is subject to the automatic stay provisions of the Bankruptcy Code, and expressly stipulates and consents hereunder to the prospective modification of the automatic stay provisions of the Bankruptcy Code for purposes of exercising termination rights under this Agreement, to the extent the Bankruptcy Court determines that such relief is required.

14.13.       Waiver. If the Restructuring Transactions are not consummated, or if this Agreement is terminated for any reason, the Parties fully reserve any and all of their rights and nothing herein shall be deemed to be a waiver thereof. Pursuant to Federal Rule of Evidence 408 and any other applicable rules of evidence, this Agreement and all negotiations relating hereto shall not be admissible into evidence in any proceeding other than a proceeding to enforce its terms or the payment of damages to which a Party may be entitled under this Agreement.

14.14.       Specific Performance. It is understood and agreed by the Parties that money damages would be an insufficient remedy for any breach of this Agreement by any Party, and each non-breaching Party shall be entitled to specific performance and injunctive or other equitable relief (without the posting of any bond and without proof of actual damages) as a remedy of any such breach, including an order of the Bankruptcy Court or other court of competent jurisdiction requiring any Party to comply promptly with any of its obligations hereunder.

14.15.       Several, Not Joint, Claims. Except where otherwise specified, the agreements, representations, warranties, and obligations of the Parties under this Agreement are, in all respects, several and not joint.

14.16.       Severability and Construction. If any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, invalid, or unenforceable, the remaining provisions shall remain in full force and effect if essential terms and conditions of this Agreement for each Party remain valid, binding, and enforceable.

14.17.       Remedies Cumulative. All rights, powers, and remedies provided under this Agreement or otherwise available in respect hereof at Law or in equity shall be cumulative and not alternative, and the exercise of any right, power, or remedy thereof by any Party shall not preclude the simultaneous or later exercise of any other such right, power, or remedy by such Party.

28

14.18.       Capacities of the Consenting Stakeholders. Each Consenting Stakeholder has entered into this agreement on account of all Company Claims/Equity Interests that it holds (directly or through discretionary accounts that it manages or advises) and, except where otherwise specified in this Agreement, shall take or refrain from taking all actions that it is obligated to take or refrain from taking under this Agreement with respect to all such Company Claims/Equity Interests.

14.19.       Survival. Notwithstanding (i) any Transfer of any Company Claims/Equity Interests in accordance with this Agreement or (ii) the termination of this Agreement in accordance with its terms, the agreements and obligations of the Parties in Section 14 and the Confidentiality Agreements (in accordance with their terms) shall survive such Transfer and/or termination and shall continue in full force and effect for the benefit of the Parties in accordance with the terms hereof and thereof. For the avoidance of doubt, the Parties acknowledge and agree that if this Agreement is terminated, Section 13 shall survive such termination, and any and all Releases shall remain in full force and effect.

14.20.       Email Consents. Where a written consent, acceptance, approval, or waiver is required pursuant to or contemplated by this Agreement, pursuant to Section 3.01, Section 13, or otherwise, including a written approval by the Company Parties or the Required Consenting Stakeholders, such written consent, acceptance, approval, or waiver shall be deemed to have occurred if, by agreement between counsel to the Parties submitting and receiving such consent, acceptance, approval, or waiver, it is conveyed in writing (including electronic mail) between each such counsel without representations or warranties of any kind on behalf of such counsel.

14.21.       Publicity; Non-Disclosure. No Consenting Stakeholder shall reference any of the Company Parties or the terms or status of the Restructuring Transactions in any press releases or other public statements without the Company Parties’ prior written consent. The Company Parties will submit to the counsel of the Consenting Stakeholders all press releases, public filings, or public announcements, in each case, to be made by any of the Company Parties announcing entry into this Agreement or the transactions contemplated hereby in advance of release and will reasonably consult with the counsel of the Consenting Stakeholders with respect to such communications. Except as required by Law or regulation or by any governmental or regulatory (including self-regulatory) authority, no Party or its advisors shall, directly or indirectly, (a) use the name of any Consenting Stakeholder in any public manner (including in any press release) or (b) disclose to any Person (including, for the avoidance of doubt, any other Consenting Stakeholder), other than legal, accounting, financial and other advisors to the Company Parties, the principal amount or percentage of any Company Claims, in each case, without such Consenting Stakeholder’s prior written consent; provided that (i) if such disclosure is required by Law, subpoena, or other legal process or regulation or by any governmental or regulatory (including self-regulatory) authority, the disclosing Party shall afford the relevant Consenting Stakeholder a reasonable opportunity to review and comment in advance of such disclosure if reasonably practicable and permitted by applicable Law and shall take all reasonable measures to limit such disclosure to the extent permitted by applicable Law and (ii) the foregoing shall not prohibit the public disclosure of the aggregate percentage or aggregate principal amount of Claims held by all the Consenting Stakeholders, collectively. Notwithstanding the foregoing, (A) any Party hereto may disclose the identities of the Parties hereto in any action to enforce this Agreement or in an action for damages as a result of any breaches hereof and (B) any Party hereto may disclose, to the

29

extent expressly consented to in writing by a Consenting Stakeholder, such Consenting Stakeholder’s identity and individual holdings.

14.22.	Relationship Among Consenting Stakeholders.

(a)           Notwithstanding anything to the contrary herein, the duties and obligations of the Consenting Stakeholders under this Agreement shall be several, not joint, with respect to each Consenting Stakeholder. None of the Consenting Stakeholders shall have any fiduciary duty, any duty of trust or confidence in any form, or other duties or responsibilities in any kind or form to each other, any Consenting Stakeholder, the Company Parties, or any of the Company Parties’ respective creditors or other stakeholders, and there are no commitments among or between the Consenting Stakeholders as a result of this Agreement or the transactions contemplated herein or in the Restructuring Term Sheet, in each case except as expressly set forth in this Agreement. No Party shall have any responsibility by virtue of this Agreement for any trading by any other Entity. It is understood and agreed that any Consenting Stakeholder may trade in any debt or equity securities of the Company Parties without the consent of the Company Parties or any Consenting Stakeholder, subject to Section 8 of this Agreement and applicable securities Laws. No prior history, pattern or practice of sharing confidence among or between any of the Consenting Stakeholders, and/or the Company Parties shall in any way affect or negate this understanding and Agreement, and each Consenting Stakeholder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Consenting Stakeholder to be joined as an additional party in any proceeding for such purpose. Nothing contained in this Agreement, and no action taken by any Consenting Stakeholder pursuant hereto is intended to constitute the Consenting Stakeholders as a partnership, an association, a joint venture or any other kind of Entity, or create a presumption that any Consenting Stakeholder is in any way acting in concert or as a member of a “group” with any other Consenting Stakeholder or Consenting Stakeholders within the meaning of Rule 13d-5 under the Exchange Act. As of the date hereof and for so long as this Agreement remains in effect, the Parties have no agreement, arrangement or understanding with respect to acting together for the purpose of acquiring, holding, voting, or disposing of any securities of any of the Company Parties and do not constitute a “group” within the meaning of Section 13(d)(3) of the Exchange Act or Rule 13d-5 promulgated thereunder. For the avoidance of doubt: (1) each Consenting Stakeholder is entering into this Agreement directly with the Company Parties and not with any other Consenting Stakeholder, (2) no other Consenting Stakeholder shall have any right to bring any action against any other Consenting Stakeholder with respect to this Agreement (or any breach thereof), and (3) no Consenting Stakeholder shall be deemed to be acting in concert or as any group with any other Consenting Stakeholder with respect to the obligations under this Agreement nor shall this Agreement create a presumption that the Consenting Stakeholders are in any way acting as a group. All rights under this Agreement are separately granted to each Consenting Stakeholder by the Company Parties and vice versa, and the use of a single document is for the convenience of the Company Parties. The decision to commit to enter into the transactions contemplated by this Agreement has been made independently. Nothing in this Agreement shall require any Consenting Stakeholder to incur any expenses, liabilities or other obligations, or agreement to any commitments, undertakings, concessions, indemnities, or other arrangements that could result in expenses or other obligations to any Consenting Stakeholder; provided that the preceding sentence shall not serve to limit, alter, or modify any Consenting Stakeholder’s express obligations hereunder.

30

(b)           The Company Parties acknowledges that the Consenting Stakeholders are engaged in a wide range of financial services and businesses, and, in furtherance of the foregoing, the Consenting Stakeholders and Company Parties acknowledge and agree that the obligations set forth in this Agreement shall only apply to the trading desk(s) and/or business group(s) of the Consenting Stakeholders that principally manage and/or supervise the Consenting Stakeholder’s investment in the Company Parties, and shall not apply to any other trading desk or business group of the Consenting Stakeholder so long as they are not acting at the direction or for the benefit of such Consenting Stakeholder.

14.23.       Good Faith Cooperation; Further Assurances. The Parties shall cooperate with each other in good faith and shall coordinate their activities (to the extent reasonably practicable) in respect of all matters concerning the implementation and consummation of the Restructuring. Further, each of the Parties shall take such action (including executing and delivering any other agreements and making and filing any required regulatory filings) as may be reasonably necessary to carry out the purposes and intent of this Agreement.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the day and year first above written.

31

EXHIBIT A

Company Parties

Bango Oil LLC
Cedar Marine Terminals, LP
Crossroad Carriers, L.P.
Crystal Energy, LLC
H&H Oil, L.P.
HPRM LLC
Tensile-Heartland Acquisition Corporation
Tensile-Myrtle Grove Acquisition Corporation
Vertex II GP, LLC
Vertex Acquisition Sub, LLC
Vertex Energy Operating, LLC
Vertex Marine Fuel Services LLC
Vertex Merger Sub, LLC
Vertex Recovery, L.P.
Vertex Recovery Management, LLC
Vertex Refining Alabama LLC
Vertex Refining LA, LLC
Vertex Refining Myrtle Grove LLC
Vertex Refining NV, LLC
Vertex Refining Texas LLC
Vertex Renewables LLC
Vertex Renewables Alabama LLC
Vertex Splitter Corporation

EXHIBIT B

Restructuring Term Sheet

VERTEX ENERGY, INC., ET AL.

RESTRUCTURING TERM SHEET September 24, 2024

This term sheet (together with all annexes, schedules, and exhibits hereto, the Term Sheet”) summarizes the Restructuring Transactions concerning the Company Parties agreed to by the Consenting Stakeholders and the Company Parties. The Restructuring Transactions will be consummated through either (a) a joint chapter 11 plan of reorganization filed by the Debtors in the Chapter 11 Cases (the “Plan of Reorganization”) or (b) a sale of all or substantially all of the Debtors’ assets through one or more sales conducted pursuant to section 363 of the Bankruptcy Code (the “Asset Sale”) followed by a wind-down of the estates by the Debtors through a joint plan of liquidation filed by the Debtors in the Chapter 11 Cases (the “Plan of Liquidation” and together with the Plan of Reorganized, the “Plan”), in each case, on the terms, and subject to the conditions, set forth in the Restructuring Support Agreement (together with the exhibits and schedules attached to such agreement, including this Term Sheet, each as may be amended, restated, supplemented, or otherwise modified from time to time in accordance with the terms thereof, the “RSA”).1

THIS TERM SHEET IS NEITHER AN OFFER WITH RESPECT TO ANY SECURITIES NOR A SOLICITATION OF ACCEPTANCES OF A CHAPTER 11 PLAN WITHIN THE MEANING OF SECTION 1125 OF THE BANKRUPTCY CODE. ANY SUCH OFFER OR SOLICITATION WILL COMPLY WITH ALL APPLICABLE SECURITIES LAWS AND/OR PROVISIONS OF THE BANKRUPTCY CODE. NOTHING CONTAINED IN THIS TERM SHEET SHALL BE AN ADMISSION OF FACT OR LIABILITY. THIS TERM SHEET DOES NOT ADDRESS ALL TERMS THAT WOULD BE REQUIRED IN CONNECTION WITH THE PROPOSED RESTRUCTURING TRANSACTIONS OR THAT WILL BE SET FORTH IN THE DEFINITIVE DOCUMENTATION.

Without limiting the generality of the foregoing, this Term Sheet and the undertakings contemplated herein are subject in all respects to the negotiation, execution, and delivery of definitive documentation acceptable to the Company Parties and the Consenting Term Loan Lenders, as applicable. The regulatory, tax, accounting, and other legal and financial matters and effects related to the Restructuring Transactions or any related restructuring or similar transaction have not been fully evaluated and any such evaluation may affect the terms and structure of any Restructuring Transactions or related transactions.

This Term Sheet is proffered in the nature of a settlement proposal in furtherance of settlement discussions. Accordingly, this Term Sheet and the information contained herein are entitled to protection from any use or disclosure to any party or person pursuant to Rule 408 of the Federal Rules of Evidence and any other applicable rule, statute, or doctrine of similar import protecting the use or disclosure of confidential settlement discussions.

[1]	Capitalized terms used but not defined herein shall have the meanings ascribed to them elsewhere in this Term Sheet or in the RSA to which this Term Sheet is attached.

RESTRUCTURING OVERVIEW
Restructuring Summary

The Restructuring Transactions will be consummated through the commencement by the Debtors of voluntary cases under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101–1532 (as amended, the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court,” and the cases commenced, the “Chapter 11 Cases,” and the date such Chapter 11 Cases are filed, the “Petition Date”) on a prearranged basis on the terms and subject to the conditions set forth in the RSA and this Term Sheet.

The Plan shall provide for, among other things, the treatment of Claims and Equity Interests if (a) a reorganization of the Company Parties occurs pursuant to which new common stock, limited liability company membership units, or the functional equivalent thereof of Vertex Energy, Inc. or any successor or assign thereto, by merger, consolidation, or otherwise, on and after the Plan Effective Date (“Reorganized Vertex,” and together with the other reorganized Company Parties, the “Reorganized Debtors”) is distributed to holders of Claims and/or Equity Interests as specifically provided for herein on the Plan Effective Date (the “New Common Stock,” and such transaction, the “Recapitalization Transaction”) and (b) the Asset Sale occurs.

The Restructuring Transactions will be consummated pursuant to the Recapitalization Transaction unless the Company Parties, with the prior written consent of the Required Consenting Term Loan Lenders, determine that pursuit of the highest or otherwise best Asset Sale proposal (or proposals), which may include a credit bid submitted by the DIP Lenders and/or Term Loan Lenders (a “Credit Bid” and the related sale, the “Credit Bid Sale Transaction”), is in the best interests of the Company Parties and their stakeholders (the “Successful Bid” and the party thereto, the “Successful Bidder”). An Asset Sale wherein the purchaser is someone other than the DIP Lenders and/or the Term Loan Lenders shall be referred to as a third-party sale transaction (the “Third-Party Sale Transaction”).

Asset Sale

The Company Parties will seek approval of the Bidding Procedures on the Petition Date and will seek to have the Bidding Procedures Motion heard at the first day hearing.

If the Company Parties select one or more Successful Bid(s), including any Credit Bid submitted by the Term Loan Lenders and/or the DIP Lenders, prior to consummation of the Asset Sale, the Company Parties shall establish and fund one or more reserves from Cash on hand of the Company Parties and undrawn amounts under the DIP Facility, in an amount to be determined at a later date by the Company Parties’ in their reasonable discretion and consented to by the Required Consenting Term Loan Lenders sufficient to (a) fund the estimated fees, costs, and expenses necessary to fully administer and wind down the Estates of the Company Parties, including the fees, costs, and expenses of the plan administrator selected by the Required Consenting Term Loan Lenders to wind down the Company Parties’ Estates (the “Plan Administrator”), and (b) pay in

2

full in Cash all Claims required to be paid under the Bankruptcy Code and Plan in order for the Plan Effective Date to occur or otherwise assumed or required to be paid under the terms of the Plan, in each case to the extent not liquidated and paid in full in Cash on the Plan Effective Date (collectively, the “Wind-Down Reserve”). The Company Parties shall be authorized to maintain the Wind-Down Reserve in an amount and for such time as is necessary, each as determined by the Plan Administrator, to fully reconcile, liquidate, and pay in full in Cash all applicable fees, costs, expenses, Claims, and other obligations described in the preceding sentence before distributing any excess distributable Cash to holders of DIP Claims or any other Claims and Equity Interests in accordance with the priorities and treatment described below.

Implementation Timeline

The Debtors shall seek entry of (i) an order to approve the bidding procedures (the “Bidding Procedures Order”) and (ii) a disclosure statement scheduling order (the “Scheduling Order”), each to be in form and substance reasonably acceptable to the Required Consenting Term Loan Lenders, reflecting the following dates (which dates, for the avoidance of doubt, shall not constitute milestones under the DIP Facility), subject to Bankruptcy Court approval:

●    Scheduling Order:

○     No later than fifty (50) days after the Petition Date, the Bankruptcy Court shall hold a hearing to consider approval of the adequacy of the disclosure statement;

○     No later than ninety (90) days after the Petition Date, the Bankruptcy Court shall hold a hearing to consider confirmation of a chapter 11 plan (the “Plan”).

●    Bidding Procedures Order:

○     No later than three (3) days after the Petition Date, publication of the notice of sale process;

○     No later than thirty-one (31) days after the Petition Date, the deadline for submitting indication of interest (the “IOI Deadline”);

○     If applicable, no later than fifty-seven (57) days after the Petition Date, the Bankruptcy Court shall hold a hearing to consider approval of an order approving the Credit Bid Sale Transaction;

○     If applicable, no later than sixty-one (61) days after the Petition Date, the deadline for submitting qualified bids for the Third-Party Sale Transaction (the “Bid Deadline”);

○     To the extent required, no later than five (5) days after the Bid Deadline, an auction to consider approval of the Third-Party Sale Transaction shall commence; and

○     If applicable, no later than eighty-five (85) days after the Petition Date, the Bankruptcy Court shall hold a hearing to consider approval of the Third-Party Sale Transaction.

Milestones	The Debtors shall comply with the below milestones:

3

○     No later than three (3) days after the Petition Date, subject to Bankruptcy Court availability, the Bankruptcy Court shall have entered the Interim DIP Order, the Scheduling Order and the Bidding Procedures Order;

○     No later than thirty (30) days after the Petition Date, the Bankruptcy Court shall have entered the Final DIP Order;

○     No later than thirty-five (35) days after the Petition Date, the IOI deadline;

○     No later than fifty (50) days after the Petition Date, the Bankruptcy Court shall have entered an order approving the Disclosure Statement;

○     If the Debtors elect to pursue a Credit Bid Sale Transaction, no later than seventy (70) days after the Petition Date, the Bankruptcy Court shall have entered an order approving the Credit Bid Sale Transaction (the “Credit Bid Sale Order”);

○     If the Debtors elect to pursue a Third-Party Sale Transaction, (a) the Bid Deadline shall be no later than sixty-five (65) days after the Petition Date; and (b) no later than ninety (90) days after the Petition Date, the Bankruptcy Court shall have entered an order approving such Third-Party Sale Transaction (the “Third-Party Sale Order”);

○     No later than ninety-five (95) days after the Petition Date, the order confirming the Plan shall have been entered; and

○     No later than one hundred and fifteen (115) days after the Petition Date, the Plan Effective Date shall have occurred.

Current Indebtedness

Intermediation Facility Claims: consisting of approximately $111.2 million[2] in outstanding principal, plus interest, fees, and other expenses, pursuant to that certain Supply and Offtake Agreement by and between Vertex Refining Alabama LLC (“Vertex Alabama”) and Macquarie Energy North America Trading Inc. (“Macquarie”), as may be amended from time to time (the “Intermediation Facility Agreement,” and the facility thereunder, the “Intermediation Facility” and the Claims thereunder, the “Intermediation Facility Claims”);

Term Loan Claims: consisting of approximately $271.9 million in outstanding principal, plus interest, fees, and other expenses, pursuant to that certain Loan and Security Agreement by and between Vertex Alabama, as borrower, Vertex, as parent and guarantor, Cantor Fitzgerald Securities, as agent, and the lenders party thereto (the credit agreement, the “Term Loan Agreement,” and the facility thereunder, the “Term Loan Facility,” and the Claims thereunder, the “Term Loan Claims”);

Finance Lease Claims: consisting of approximately $23.8 million in outstanding principal, plus interest, fees, and other expenses, pursuant to those certain finance, storage, and gas plant leases that the Company Parties enter into, as lessees,

[2]	As of September 12, 2024.

4

buyers, or debtors in relation to the equipment subject thereto (the “Finance Leases,” and the Claims thereunder, the “Finance Lease Claims”);

2027 Convertible Notes Claims: consisting of approximately $15.2 million in outstanding principal, plus interest, fees, and other expenses, pursuant to those 6.25% senior unsecured convertible notes due 2027 issued by Vertex pursuant to that certain indenture, dated as of November 1, 2021, by and between Vertex and U.S. National Bank, as trustee (the “2027 Convertible Notes,” and the Claims thereunder, the “2027 Convertible Notes Claims”);

Subordinated Unsecured Note Claims: consisting of approximately $0.4 million in outstanding principal, plus interest, fees, and other expenses pursuant to that certain subordinated unsecured promissory note whereby H&H Oil, L.P. issued a promissory note in the principal face amount of $1,466,667.00 (the “Subordinated Unsecured Note,” and the Claims thereunder, the “Subordinated Unsecured Note Claims”); and

Existing Equity Interests in Vertex: consisting of the Class A common stock issued by Vertex, which common stock trades on the Nasdaq Stock Market LLC under ticker symbol VTNR (the “Existing Common Stock,” and any interests arising from the Existing Common Stock at any given time prior to the Plan Effective Date, including any options or warrants, the “Equity Interests in Vertex”).

DIP Facility

To fund the administration of the Chapter 11 Cases and the implementation of the Restructuring Transactions, the Consenting Term Loan Lenders shall provide a $280 million super-senior, secured debtor-in-possession financing facility (the “DIP Facility,” the loans advanced thereunder, the “DIP Loans,” and the lenders thereunder, the “DIP Lenders”) and on the terms and conditions set forth in the DIP Term Sheet attached to the RSA as Exhibit C, the DIP Credit Agreement, and the DIP Orders.

The Company Parties shall seek approval of the DIP Facility through the DIP Orders, consistent with the DIP Term Sheet. The DIP Orders shall provide for the Company Parties’ consensual use of the cash collateral of the prepetition secured parties.

Amended Intermediation Facility

To permit the Company Parties to continue purchasing crude oil from Macquarie for the Company Parties’ ordinary course operations and for Macquarie to continue purchasing all Products (as defined in the Intermediation Facility Agreement), Macquarie and the Company Parties shall amend and restate the Intermediation Facility, on the terms and conditions set forth in the Intermediation Facility Term Sheet attached to the RSA as Exhibit D (the “Amended Intermediation Facility Agreement” and the facility thereunder, the “Amended Intermediation Facility”).

The Company Parties shall seek approval of the Amended Intermediation Facility from the Bankruptcy Court (a) on an interim basis, no later than five (5) days after the Petition Date, and (b) on a final basis, no later than thirty-five (35) days after the Petition Date.

5

Exit Intermediation Facility

If the Recapitalization Transaction occurs, on the Plan Effective Date, the Reorganized Debtors shall enter into an amended or new intermediation facility with a third-party provider or Macquarie on terms and conditions acceptable to the Reorganized Debtors and the Required Consenting Term Loan Lenders (the “Exit Intermediation Facility”).

CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS UNDER THE PLAN
Type of Claim	Treatment	Impairment / Voting
Unclassified Non-Voting Claims
DIP Claims

On the Plan Effective Date, each holder of an allowed DIP Claim (which shall include interest, fees, and all other amounts due and owing under the DIP Facility) shall receive, in full and final satisfaction of such Allowed DIP Claim (a) payment in full in Cash, or (b) such other terms agreed to by the holders of DIP Claims; provided, however, that treatment agreeable to the holders of DIP Claims shall include (x) if the Recapitalization Transaction occurs (i) equitization of all DIP Claims (on a pro rata basis along with allowed Term Loan Claims) not refinanced by an exit facility acceptable to the holders of DIP Claims and the Company Parties, and/or (ii) to the extent exit financing is raised by the Company Parties, refinancing of all or part of the DIP Claims, on terms acceptable to the DIP Lenders, by an exit facility acceptable to the holders of DIP Claims and the Company Parties; or (y) if the Credit Bid Sale Transaction occurs, on account of any DIP Claims not bid as part of such transaction such holders shall receive their pro rata share of all Excess Distributable Cash[3] until paid in full.

N/A
Amended Intermediation Facility Claims

On the Plan Effective Date, each holder of an allowed Amended Intermediation Facility Claim[4] (which shall include interest, fees, and all other amounts due and owing under the Amended Intermediation Facility) shall receive, in full and final satisfaction of such allowed Amended Intermediation Facility Claim, (a) payment in full in Cash in accordance with the DIP Orders, or (b) such other terms agreed to by the holders of

N/A

[3]	“Excess Distributable Cash” means Cash, if any, held by the Debtors on the Effective Date after funding the treatment of the Administrative Claims, Priority Tax Claims, Amended Intermediation Facility Claims, Other Secured Claims, and Other Priority Claims; provided that any Cash placed in (a) the Wind-Down Reserve and (b) the professional fee escrow account shall not be Excess Distributable Cash until after, in the case of sub-clause (a), all applicable claims have been paid or otherwise satisfied, and, in the case of sub-clause (b), all professional fee claims have either been paid (if allowed) or disallowed.

[4]	“Amended Intermediation Facility Claims” means any Claim held by Macquarie arising under or relating to the Amended Intermediation Facility Agreement or the interim and final orders of the Bankruptcy Court approving the terms of, and the Debtors’ entry into, the Amended Intermediation Facility.

6

Amended Intermediation Facility Claims.
Administrative Claims

Each holder of an allowed Administrative Claim shall receive cash equal to the full amount of its claim or such other treatment as required by section 1129(a)(9) of the Bankruptcy Code, unless otherwise agreed to by such holder or permitted by the Bankruptcy Code.

N/A
Priority Tax Claims	On the Plan Effective Date, each holder of an allowed Priority Tax Claim shall receive treatment in a manner consistent with section 1129(a)(9)(C) of the Bankruptcy Code.	N/A
Classified Claims and Equity Interests
Other Secured Claims	On the Plan Effective Date, each holder of an allowed Other Secured Claim shall receive, in full and final satisfaction of such allowed Other Secured Claim, unless otherwise agreed to by such holder: (a) payment in full in Cash in an amount equal to its allowed Other Secured Claim, (b) the collateral securing its allowed Other Secured Claim, (c) reinstatement of its allowed Other Secured Claim, or (d) such other treatment rendering its allowed Other Secured Claim unimpaired in accordance with section 1124 of the Bankruptcy Code.	Unimpaired / Deemed to Accept
Other Priority Claims	Each holder of an allowed Other Priority Claim, in full and final satisfaction of such allowed Other Priority Claim, unless otherwise agreed to by such holder, shall be paid in full in Cash on the Plan Effective Date or in the ordinary course of business as and when due, or otherwise receive treatment consistent with the provisions of section 1129(a) of the Bankruptcy Code.	Unimpaired / Deemed to Accept
Intermediation Facility Claims

On the Plan Effective Date, each holder of an allowed Intermediation Facility Claim shall receive, in full and final satisfaction of such allowed Intermediation Facility Claim, unless otherwise agreed to by such holder:

i.        if the Recapitalization Transaction occurs, such Intermediation Facility Claims shall be (a) refinanced and paid off in Cash in full by the Exit Intermediation Facility or (b) replaced by obligations arising under the Exit Intermediation Facility in an amount equal to its allowed Intermediation Facility Claim; or

ii.        if the Asset Sale occurs, (a) solely to the extent of any proceeds of collateral securing its allowed Intermediation Facility Claim (the “Intermediation Collateral”), payment in full in Cash, (b) the Intermediation Collateral, (c) reinstatement of its allowed Intermediation Facility Claim, or (d) such other treatment

Unimpaired / Deemed to Accept

7

rendering its allowed Intermediation Facility Claim unimpaired in accordance with section 1124 of the Bankruptcy Code.
Term Loan Claims	On the Plan Effective Date, each holder of an allowed Term Loan Claim shall receive, in full and final satisfaction of such allowed Term Loan Claim:	Impaired / Entitled to Vote
i. if the Recapitalization Transaction occurs, (a) its pro rata share (calculated on account of allowed Term Loan Claims and unpaid DIP Claims) of the New Common Stock, and/or (b) such other terms agreed to by the holders of Term Loan Claims;
ii. if the Credit Bid Sale Transaction occurs, (a) to the extent of the Credit Bid, all assets to be disposed of pursuant to such Credit Bid Sale Transaction in accordance with the Bankruptcy Court Order approving the Credit Bid Sale Transaction and the corresponding asset purchase agreement and (b) for any remaining portion not included in the Credit Bid, (i) its pro rata share of the Excess Distributable Cash (if any) after payment or satisfaction of all DIP Claims, or (ii) such other terms agreed to by the holders of Term Loan Claims;
iii. if the Third-Party Sale Transaction occurs, its pro rata share of the Excess Distributable Cash after payment or satisfaction, as applicable, of all DIP Claims.
General Unsecured Claims at Debtors other than Vertex	Each holder of an allowed General Unsecured Claim at Debtors other than Vertex shall receive, in full and final satisfaction of such allowed General Unsecured Claims at Debtors other than Vertex:	Impaired / Entitled to Vote
i. if the Recapitalization Transaction occurs, on the Plan Effective Date, all General Unsecured Claims at Debtors other than Vertex shall be cancelled, released, and extinguished and will be of no further force or effect, and holders of such Claims shall not receive any distribution, property, or other value under the Plan on account of such Claims; or
ii. if the Asset Sale occurs, its pro rata share of the Excess Distributable Cash after payment or satisfaction, as applicable, of all DIP Claims and Term Loan Claims.

8

Other General Unsecured Claims at Vertex

Each holder of an allowed General Unsecured Claim at Vertex shall receive, in full and final satisfaction of such allowed General Unsecured Claim at Vertex:

i.        if the Recapitalization Transaction occurs, on the Plan Effective Date, all General Unsecured Claims at Vertex shall be cancelled, released, and extinguished and will be of no further force or effect, and holders of such Claims shall not receive any distribution, property, or other value under the Plan on account of such Claim; or

ii.        if the Asset Sale occurs, its pro rata share of the Excess Distributable Cash after payment or satisfaction, as applicable, of all DIP Claims, Term Loan Claims, and General Unsecured Claims at Debtors other than Vertex.

Impaired / Entitled to Vote
2027 Convertible Notes Claims

Each holder of an allowed 2027 Convertible Notes Claim shall receive, in full and final satisfaction of such allowed 2027 Convertible Notes Claim:

i.        if the Recapitalization Transaction occurs, on the Plan Effective Date, all 2027 Convertible Notes Claims shall be cancelled, released, and extinguished and will be of no further force or effect, and holders of such Claims shall not receive any distribution, property, or other value under the Plan on account of such Claim; or

ii.        if the Asset Sale occurs, its pro rata share of the Excess Distributable Cash after payment or satisfaction, as applicable, of all DIP Claims, Term Loan Claims, and General Unsecured Claims at Debtors other than Vertex.

Impaired / Entitled to Vote
Intercompany Claims

On the Plan Effective Date, Intercompany Claims shall be:

i.        if the Recapitalization Transaction occurs, reinstated, set off, settled, distributed, contributed, cancelled, or released or otherwise addressed at the option of the Reorganized Debtors, without any distribution; or

ii.        if the Asset Sale occurs, reinstated, set off, settled, distributed, contributed, cancelled, or released or otherwise addressed at the option of the successor to the Debtors, without any distribution.

Unimpaired / Deemed to Accept or Impaired / Deemed to Reject
Intercompany	On the Plan Effective Date, Intercompany Claims shall be:	Unimpaired / Deemed to

9

Equity Interests

i.        if the Recapitalization Transaction occurs, reinstated, set off, settled, distributed, contributed, cancelled, or released or otherwise addressed at the option of the Reorganized Debtors, without any distribution; or

ii.        if the Asset Sale occurs, reinstated, set off, settled, distributed, contributed, cancelled, or released or otherwise addressed at the option of the successor to the Debtors, without any distribution.

Accept or Impaired / Deemed to Reject
Existing Equity Interests

Except to the extent that a holder of an Equity Interest in Vertex agrees to less favorable treatment, each holder of an Allowed Equity Interest in Vertex shall receive, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Equity Interest in Vertex:

i.        if the Recapitalization Transaction occurs, on the Plan Effective Date, all Equity Interests shall be cancelled, released, and extinguished and will be of no further force or effect, and holders of such Interests shall not receive any distribution, property, or other value under the Plan on account of such Interest; or

ii.        if the Asset Sale occurs, its pro rata share of the Excess Distributable Cash after payment or satisfaction, as applicable, of all DIP Claims, Term Loan Claims, General Unsecured Claims at Debtors other than Vertex, Other General Unsecured Claims at Vertex, and 2027 Convertible Notes Claims.

Impaired / Deemed to Reject
OTHER KEY TERMS
Securities Laws Matters

In the case of a Recapitalization Transaction, to the extent applicable, on the Plan Effective Date, Reorganized Vertex shall issue New Common Stock in accordance with the terms of the Plan.

Any New Common Stock issued under the Plan will be issued (a) to the fullest extent permitted and applicable, without registration under the Securities Act or similar federal, state, or local laws in reliance on the exemption set forth in section 1145 of the Bankruptcy Code or (b) to the extent section 1145 of the Bankruptcy Code is not permitted or applicable, pursuant to other applicable exemptions under the Securities Act. For the avoidance of doubt, New Common Stock underlying the Management Incentive Plan (as defined herein), will not be issued in reliance on section 1145 of the Bankruptcy Code.

Management Incentive Plan

If the Recapitalization Transaction occurs, Reorganized Vertex will reserve a pool of up to 10% of the New Common Stock for a post-emergence management incentive plan (the “Management Incentive Plan”) for management employees of

10

the Reorganized Debtors. The awardees, terms, and conditions of the Management Incentive Plan shall be determined by the board of the Reorganized Debtors.
Employment Obligations

The Parties consent to the continuation of the Debtors’ wages, compensation, and benefits programs according to existing terms and practices, including executive compensation programs and any motions in the Bankruptcy Court for approval thereof; provided, however, that (x) no increase in base compensation and regular course incentive opportunities or special, additional or supplemental cash compensation or bonuses, in each case, for Named Executive Officers and Directors (as defined in the Term Loan Agreement) shall be approved, adopted or ratified after the execution of the RSA, (y) no key employment agreement, director compensation arrangement, severance agreement, employee retention plan, management incentive plan or equity, equity-based and/or cash incentive plan or similar arrangement or agreement, in each case, with respect to Named Executive Officers and Directors, will be approved, adopted, amended, modified or ratified after the execution of the RSA and (z) no vesting will be discretionarily accelerated under any equity, equity-based, and/or cash incentive plan after the execution of the RSA, in each case, unless (1) approved by (a) the CRO and (b) all independent directors of the Board, (2) the disbursements associated with any such change pursuant to this proviso are disclosed as a separate line item in any Budget, and (3) any such transactions, agreements, plans or otherwise are not inconsistent with the Company Parties’ historical ordinary course of business practices as in effect prior to December 31, 2023.

On the Plan Effective Date, the Reorganized Debtors (in the case of a Recapitalization Transaction), the DIP Lenders and/or the Term Loan Lenders (in the case of a Credit Bid Sale Transaction), or the purchaser (in the case of a Third-Party Sale Transaction), shall (a)(i) assume all employment agreements or letters, indemnification agreements, severance agreements, or other agreements entered into with current and former employees (provided, however, that solely with respect to the assumption of such agreements in connection with a Recapitalization Transaction or a Credit Bid Sale Transaction, such assumption is contingent upon implementation and execution by the employee of amended employment agreements, in form and substance reasonably satisfactory to the Required Consenting Term Loan Lenders and consistent with the amendments set forth on Schedule 1 attached hereto; provided, further that the failure to implement such amended employment agreements will cause the Reorganized Debtors (in the case of a Recapitalization Transaction), or the DIP Lenders and/or the Term Loan Lenders (in the case of a Credit Bid Sale Transaction), to reject such agreements, if applicable), or (ii) enter into new agreements with such employees on terms and conditions acceptable to the Reorganized Debtors or purchaser, as applicable, and such employee, and (b) assume and/or honor in the ordinary course of business any contracts, agreements, policies, programs, and plans, in accordance with their respective terms, for, among other things, compensation, including any incentive plans, retention plans, health care benefits, disability benefits, deferred compensation benefits, savings, severance benefits, retirement benefits, welfare benefits, workers’ compensation insurance, supplemental executive retirement plans, change-in-control agreements, and accidental death and dismemberment insurance for the directors, officers, and employees of any of the Company Parties who served in such capacity on or after

11

the effective date of the RSA or, in each case, the full amount necessary to satisfy such obligations shall be set aside to satisfy such obligations, which such amount shall be included in the Wind-Down Reserve.

Pursuant to section 1129(a)(13) of the Bankruptcy Code, from and after the Plan Effective Date, all retiree benefits (as such term is defined in section 1114 of the Bankruptcy Code), if any, shall continue to be paid in accordance with applicable law.

Survival of Indemnification Provisions and D&O Insurance

Subject to the Bankruptcy Court’s entry of the Confirmation Order approving the releases as contemplated in the RSA, all indemnification provisions, consistent with applicable law, currently in place (whether in the by-laws, certificates of incorporation or formation, limited liability company agreements, limited partnership agreements, other organizational documents, board resolutions, indemnification agreements, employment contracts, or otherwise) for the benefit of current and former directors, officers, managers, employees, attorneys, accountants, investment bankers, and other professionals of, or acting on behalf of, the Company Parties, as applicable, shall be (a) reinstated and remain intact, irrevocable, and shall survive the Plan Effective Date on terms no less favorable to such current and former directors, officers, managers, employees, attorneys, accountants, investment bankers, and other professionals of, or acting on behalf of, the Company Parties than the indemnification provisions in place prior to the Plan Effective Date, and (b) shall be assumed by the Reorganized Debtors (in the case of a Recapitalization Transaction), the DIP Lenders and/or Term Loan Lenders (in the case of a Credit Bid Sale Transaction), or the purchaser (in the case of a Third-Party Sale Transaction).

After the Plan Effective Date, Reorganized Vertex or the purchaser, as applicable, will not terminate or otherwise reduce the coverage under any directors’ and officers’ insurance policies (including any “tail policy”) in effect or purchased as of the Petition Date (the “D&O Policy”), and all members, managers, directors, and officers of the Company Parties who served in such capacity at any time prior to the Plan Effective Date or any other individuals covered by such insurance policies, will be entitled to the full benefits of any such policy for the full term of such policy regardless of whether such members, managers, directors, officers, or other individuals remain in such positions on or after the Plan Effective Date.

Executory Contracts and Unexpired Leases

If the Recapitalization Transaction occurs, the Plan shall provide that executory contracts and unexpired leases that are not rejected as of the Plan Effective Date (either pursuant to the Plan or a separate motion) will be deemed assumed pursuant to section 365 of the Bankruptcy Code.

If the Asset Sale occurs, the Plan shall provide that executory contracts and unexpired leases that are not rejected as of the Plan Effective Date (either pursuant to the Plan or a separate motion) will be deemed rejected pursuant to section 365 of the Bankruptcy Code.

Retained Causes of Action	The Reorganized Debtors or the Plan Administrator, as applicable, shall retain all rights to commence and pursue any Causes of Action, other than any Causes of Action that the Debtors have released pursuant to the release and exculpation provisions of the Plan.

12

Retention of Jurisdiction	The Plan shall provide that the Bankruptcy Court shall retain jurisdiction for usual and customary matters.
Plan Releases and Exculpations

The Plan and Confirmation Order shall include customary exculpation provisions and debtor and third-party releases of claims, litigations, or other causes of action arising on or before the Plan Effective Date, substantially consistent with those set forth in Exhibit A to this Term Sheet

Tax Structure

To the extent practicable, the Restructuring Transactions contemplated by this Term Sheet will be structured so as to obtain the most beneficial tax structure for the Company Parties, as determined by the Company Parties and the Required Consenting Term Loan Lenders.

Other Customary Plan Provisions

The Plan will provide for other standard and customary provisions, including, among other things, provisions addressing the vesting of assets, release of liens, the compromise and settlement of Claims and Equity Interests, and the resolution of disputed Claims.

Conditions Precedent to Restructuring Effective Date

It shall be a condition to the Plan Effective Date that the following conditions shall have been satisfied or waived:

(i)        the RSA shall not have been validly terminated by the parties thereto;

(ii)       there shall not have been instituted or threatened or be pending any action, proceeding, application, claim, counterclaim or investigation (whether formal or informal) (or there shall not have been any material adverse development to any action, application, claim, counterclaim or proceeding currently instituted, threatened or pending) before or by any court, governmental, regulatory or administrative agency or instrumentality, domestic or foreign, or by any other person, domestic or foreign, in connection with the Restructuring Transactions that, in the reasonable judgment of the Company Parties and the Required Consenting Term Loan Lenders would prohibit, prevent, or restrict consummation of the Restructuring Transactions;

(iii)      an order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall not have been enacted, entered, issued, promulgated, enforced or deemed applicable by any court or governmental, regulatory or administrative agency or instrumentality, domestic or foreign, that, in the reasonable judgment of the Company Parties and the Required Consenting Term Loan Lenders, would prohibit, prevent, or restrict consummation of the Restructuring Transactions;

(iv)      each document or agreement constituting the Definitive Documents shall have been executed and/or effectuated;

(v)       to the extent invoiced, the payment of all reasonable and documented fees and expenses of the Company Parties’ professionals (solely if payment of such fees and expenses have been authorized by the Bankruptcy Court, including under the DIP Order) and the Required Consenting Term Loan Advisors’ professionals related to the implementation of the Restructuring Transactions and not previously paid by the Company Parties;

(vi)      all professional fees and expenses of retained professionals required to be

13

approved by the Bankruptcy Court shall have been paid in full or amounts sufficient to pay such fees and expenses after the Plan Effective Date have been placed in the professional fee escrow account;

(vii)      the Bankruptcy Court shall have entered the Confirmation Order and such order shall not have been reversed, stayed, modified, dismissed, vacated, or reconsidered;

(viii)     if the Recapitalization Transaction occurs:

a.    the New Common Stock shall have been issued by Reorganized Vertex; and

b.    the Reorganized Debtors shall have entered into the Exit Intermediation Facility and all conditions precedent to consummation of the Exit Intermediation Facility shall have been waived or satisfied in accordance with their terms thereof and the closing of the Exit Intermediation Facility documents shall have occurred.

(ix)      if the Asset Sale occurs, consummation of the Asset Sale shall have occurred and the Wind-Down Reserve shall have been fully funded in Cash.

14

Exhibit A

Form of Releases and Exculpation Language

“Exculpated Parties” means, collectively, and in each case in its capacity as such: (a) the Debtors; (b) the independent directors or managers of any Debtor; and (c) any statutory committee appointed in the Chapter 11 Cases and each of their respective members, solely in their respective capacities as such.

“Final Order” means an order or judgment of the Bankruptcy Court, or court of competent jurisdiction with respect to the subject matter that has not been reversed, stayed, modified, or amended, as entered on the docket in any Chapter 11 Case or the docket of any court of competent jurisdiction, and as to which the time to appeal, or seek certiorari or move for a new trial, reargument, or rehearing has expired and no appeal or petition for certiorari or other proceedings for a new trial, reargument, or rehearing has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been or may be timely Filed has been withdrawn or resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought or the new trial, reargument, or rehearing will have been denied, resulted in no stay pending appeal of such order, or has otherwise been dismissed with prejudice; provided that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be Filed with respect to such order will not preclude such order from being a Final Order.

“Postpetition Financing Facilities” means, collectively, the DIP Facility and the Amended Intermediation Facility.

“Postpetition Financing Documents” means the DIP Credit Agreement, the Amended Intermediation Facility Agreement, and any related documents or agreements governing the DIP Facility and the Amended Intermediation Facility.

“Related Party” means each of, and in each case in its capacity as such, current and former directors, managers, officers, committee members, members of any governing body, equity holders (regardless of whether such interests are held directly or indirectly), affiliated investment funds or investment vehicles, managed accounts or funds, predecessors, participants, successors, assigns, subsidiaries, Affiliates, partners, limited partners, general partners, principals, members, management companies, fund advisors or managers, employees, agents, trustees, advisory board members, financial advisors, attorneys (including any other attorneys or professionals retained by any current or former director or manager in his or her capacity as director or manager of an Entity), accountants, investment bankers, consultants, representatives, and other professionals and advisors and any such person’s or Entity’s respective heirs, executors, estates, and nominees.

“Released Parties” means, collectively, and in each case in its capacity as such: (a) the Debtors; (b) the Reorganized Debtors; (c) the Wind-Down Debtors; (d) the Plan Administrator; (e) the DIP Agent and each DIP Lender; (f) the Agent; (g) the Consenting Stakeholders; (h) the Intermediation Counterparty; (i) all Holders of Claims; (j) all Holders of Equity Interests; (k) each current and former Affiliate of each Entity in clause (a) through the following clause (l); and (l) each Related Party of each Entity in clause (a) through this clause (l); provided, however, that in each case, an Entity shall not be a Released Party if it: (x) elects to not opt in to the Third-Party Release; or (y) timely objects to the Third-Party Release and such objection is not withdrawn before Confirmation.

“Releasing Parties” means, collectively, and in each case in its capacity as such: (a) the Debtors; (b) the Reorganized Debtors; (c) the Wind-Down Debtors; (d) the Plan Administrator; (e) the DIP Agent and each DIP Lender; (f) the Agent; (g) the Consenting Stakeholders; (h) the Intermediation Counterparty; (i) all Holders of Claims; (j) all Holders of Equity Interests; (k) each current and former Affiliate of each Entity in clause (a) through the following clause (l); and (l) each Related Party of each Entity in clause (a) through this clause (l) for which such Entity is legally entitled to bind such Related Party to the releases contained in the Plan; provided, however, that in each case, an Entity shall not be a Releasing Party if it: (x) elects to not opt in to the Third-Party Release; or (y) timely objects to the Third-Party Release and such objection is not withdrawn before Confirmation.

“Wind-Down Debtors” means, if the Asset Sale occurs, some or all the Debtors, or any successor thereto, by merger, consolidation, or otherwise, on or after the Plan Effective Date.

Releases by the Debtors.

Notwithstanding anything contained in this Plan to the contrary, pursuant to section 1123(b) of the Bankruptcy Code, in exchange for good and valuable consideration, including the obligations of the Debtors under the Plan and the contributions and services of the Released Parties in facilitating the implementation of the restructuring contemplated by the Plan, the adequacy of which is hereby confirmed, on and after the Plan Effective Date, each Released Party is, and is deemed to be, hereby conclusively, absolutely, unconditionally, irrevocably, and forever released and discharged by the Debtors, the Reorganized Debtors, the Wind-Down Debtors, and their Estates, in each case on behalf of themselves and their respective successors, assigns, and representatives, and any and all other Entities who may purport to assert any Cause of Action, directly or derivatively, by, through, for, or because of the foregoing Entities, from any and all Claims and Causes of Action, including any derivative claims, asserted or assertable on behalf of the Debtors, the Reorganized Debtors, the Wind-Down Debtors, or their Estates, as applicable, whether known or unknown, foreseen or unforeseen, matured or unmatured, existing or hereafter arising, in law, equity, contract, tort or otherwise, that the Debtors, the Reorganized Debtors, the Wind-Down Debtors, or their Estates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim against, or Interest in, a Debtor, the Reorganized Debtors, the Wind-Down Debtor, their Estates, or other Entity, based on or relating to, or in any manner arising from, in whole or in part, the Debtors (including the Debtors’ capital structure, management, ownership, or operation thereof), the purchase, sale, or rescission of any security of the Debtors, Reorganized Debtors, or the Wind-Down Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in this Plan, the business or contractual arrangements between or among any Debtor and any Released Party, the ownership and/or operation of the Debtors by any Released Party or the distribution of any Cash or other property of the Debtors to any Released Party, the assertion or enforcement of rights and remedies against the Debtors, the Debtors’ in- or out-of-court restructuring efforts, any Avoidance Actions (but excluding Avoidance Actions brought as counterclaims or defenses to Claims asserted against the Debtors), intercompany transactions between or among a Debtor or an Affiliate of a Debtor and another Debtor or Affiliate of a Debtor, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, or filing of the RSA, and related prepetition transactions, the Postpetition Financing Facilities, the Postpetition Financing Documents, the Intermediation Facility, the Intermediation Facility Documents, the Term Loan Facility, the Term Loan Documents, the 2027 Convertible Notes, the Subordinated Unsecured Note, the Disclosure Statement, the Plan (including, for avoidance of doubt, the Plan Supplement), before or during the Chapter 11 Cases, any other Definitive Document, or any Restructuring Transactions, contract, instrument, release, or other agreement or document (including any legal opinion requested by any Entity regarding any transaction, contract, instrument, document or other agreement contemplated by the Plan or the reliance by any Released Party on the Plan or the Confirmation Order in lieu of such legal opinion) relating to any of the foregoing, created or entered into in connection with the RSA, the Postpetition Financing Facilities, the Postpetition Financing Documents, the Intermediation Facility, the Intermediation Facility Documents, the Term Loan Facility, the Term Loan Documents, the 2027 Convertible Notes, the Subordinated Unsecured Note, the Disclosure Statement, the Plan (including, for avoidance of doubt, the Plan Supplement), any other Definitive Document, or any Restructuring Transactions, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Restructuring Transactions, including the

2

issuance or distribution of Securities pursuant to the Restructuring Transactions, or the distribution of property pursuant to the Restructuring Transactions, or upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before, in respect of the foregoing clause, the Plan Effective Date.

Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release (i) any Causes of Action identified in the Schedule of Retained Causes of Action, (ii) any post-Plan Effective Date obligations of any party or Entity under the Plan, the Confirmation Order, any Restructuring Transaction, or any document, instrument, or Agreement (including those set forth in the Plan Supplement) executed to implement the Plan or any Claim or obligation arising under the Plan, or (iii) any Released Party from any claim or Cause of Action arising from an act or omission that is determined by a Final Order to have constituted actual fraud, willful misconduct, or gross negligence.

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the Debtor Release, which includes by reference each of the related provisions and definitions contained in the Plan, and further, shall constitute the Bankruptcy Court’s finding that the Debtor Release is: (a) in exchange for the good and valuable consideration provided by each of the Released Parties, including, without limitation, the Released Parties’ substantial contributions to facilitating the Restructuring Transactions and implementing the Plan; (b) a good faith settlement and compromise of the Claims released by the Debtor Release; (c) in the best interests of the Debtors and all Holders of Claims and Interests; (d) fair, equitable, and reasonable; (e) given and made after due notice and opportunity for hearing; and (f) a bar to any of the Debtors, the Reorganized Debtors, the Wind- Down Debtors, or the Debtors’ Estates asserting any Claim or Cause of Action released pursuant to the Debtor Release.

Releases by the Releasing Parties.

Notwithstanding anything contained in this Plan to the contrary, on and after the Plan Effective Date, in exchange for good and valuable consideration, including the obligations of the Debtors under the Plan and the contributions and services of the Released Parties in facilitating the implementation of the restructuring contemplated by the Plan, the adequacy of which is hereby confirmed, pursuant to section 1123(b) of the Bankruptcy Code, in each case except for Claims arising under, or preserved by, the Plan, to the fullest extent permitted under applicable law, each Released Party (other than the Debtors, the Reorganized Debtors, or the Wind-Down Debtors) is, and is deemed to be, hereby conclusively, absolutely, unconditionally, irrevocably and forever, released and discharged by each and all of the Releasing Parties (other than the Debtors, the Reorganized Debtors, or the Wind-Down Debtors), from any and all Claims and Causes of Action, in each case on behalf of themselves and their respective successors, assigns, and representatives, and any and all Entities who may purport to assert any Claim or Cause of Action, directly or derivatively, by, through, for, or because of the foregoing Entities, from any and all Claims and Causes of Action, including any derivative claims, asserted or assertable on behalf of any of the foregoing Entities, whether known or unknown, foreseen or unforeseen, matured or unmatured, existing or hereafter arising, in law, equity, contract, tort, or otherwise, including any derivative claims asserted or assertable on behalf of the Debtors, the Reorganized Debtors, the Wind-Down Debtors, or their Estates, that such Entity would have been legally entitled to assert (whether individually or collectively) or on behalf of the Holder of any Claim against, or Interest in, a Debtor, the Reorganized Debtors, the Wind-Down Debtors, or their Estates or other Entity, based on or relating to, or in any manner arising from, in whole or in part, the Debtors (including the capital structure, management, ownership, or operation thereof), the purchase, sale, or rescission of any security of the Debtors, the Reorganized Debtors, or the Wind-Down Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in this Plan, the business or contractual arrangements between or among any Debtor and any Released Party, the ownership and/or operation of the Debtors by

3

any Released Party or the distribution of any Cash or other property of the Debtors to any Released Party, the assertion or enforcement of rights or remedies against the Debtors, the Debtors’ in- or out-of-court restructuring efforts, any Avoidance Actions (but excluding Avoidance Actions brought as counterclaims or defenses to Claims asserted against the Debtors), intercompany transactions between or among a Debtor or an Affiliate of a Debtor and another Debtor or Affiliate of a Debtor, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, or filing of the RSA and related prepetition transactions, the Postpetition Financing Facilities, the Postpetition Financing Documents, the Intermediation Facility, the Intermediation Facility Documents, the Term Loan Facility, the Term Loan Documents, the 2027 Convertible Notes, the Subordinated Unsecured Note, the Disclosure Statement, the Plan (including, for avoidance of doubt, the Plan Supplement), before and during the Chapter 11 Cases, any other Definitive Document, or any Restructuring Transactions, contract, instrument, release, or other agreement or document (including any legal opinion requested by any Entity regarding any transaction, contract, instrument, document or other agreement contemplated by the Plan or the reliance by any Released Party on the Plan or the Confirmation Order in lieu of such legal opinion) relating to any of the foregoing, created or entered into in connection with the RSA, the Postpetition Financing Facilities, the Postpetition Financing Documents, the Intermediation Facility, the Intermediation Facility Documents, the Term Loan Facility, the Term Loan Documents, the 2027 Convertible Notes, the Subordinated Unsecured Note, the Disclosure Statement, the Plan (including, for avoidance of doubt, the Plan Supplement), before or during the Chapter 11 Cases, any other Definitive Document, or any Restructuring Transactions, any preference, fraudulent transfer, or other avoidance claim arising pursuant to chapter 5 of the Bankruptcy Code or other applicable law, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of Securities pursuant to the Restructuring Transactions and/or Plan, or the distribution of property pursuant to the Restructuring Transactions and/or the Plan or any other related agreement, or upon any other act or omission, transaction, agreement, event, or other occurrence related or relating to any of the foregoing taking place on or before the Plan Effective Date.

Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release (i) any post-Plan Effective Date obligations of any party or Entity under the Plan, the Confirmation Order, any Restructuring Transaction, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan or any Claim or obligation arising under the Plan, or (ii) any Released Party from any claim or Cause of Action arising from an act or omission that is determined by a Final Order to have constituted actual fraud, willful misconduct, or gross negligence.

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the Third-Party Release, which includes by reference each of the related provisions and definitions contained herein, and, further, shall constitute the Bankruptcy Court’s finding that the Third-Party Release is: (a) consensual; (b) essential to the Confirmation of the Plan; (c) given in exchange for the good and valuable consideration provided by each of the Released Parties, including, without limitation, the Released Parties’ substantial contributions to facilitating the Restructuring Transactions and implementing the Plan; (d) a good faith settlement and compromise of the Claims released by the Third-Party Release; (e) in the best interests of the Debtors and their Estates; (f) fair, equitable, and reasonable; (g) given and made after due notice and opportunity for hearing; and (h) a bar to any of the Releasing Parties asserting any Claim or Cause of Action released pursuant to the Third- Party Release.

Exculpation.

Notwithstanding anything contained in this Plan to the contrary, to the fullest extent permissible under applicable law and without affecting or limiting either the Debtor Release or Third-Party Release, effective as of the Effective Date, no Exculpated Party shall have or incur liability or obligation for, and

4

each Exculpated Party is hereby released and exculpated from any Cause of Action for any claim arising from the Petition Date through the Effective Date related to any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, filing, or termination of the Restructuring Support Agreement and related prepetition transactions, the Postpetition Financing Facilities, the Postpetition Financing Documents, the Disclosure Statement, the Plan (including, for avoidance of doubt, the Plan Supplement), any other Definitive Document, or any Restructuring Transaction, contract, instrument, release or other agreement or document (including any legal opinion requested by any Entity regarding any transaction, contract, instrument, document or other agreement contemplated by the Plan or the reliance by any Released Party on the Plan or the Confirmation Order in lieu of such legal opinion) relating to any of the foregoing, created or entered into in connection with the Restructuring Support Agreement, the Disclosure Statement, the Plan, the Plan Supplement, before or during the Chapter 11 Cases, any preference, fraudulent transfer, or other avoidance claim arising pursuant to chapter 5 of the Bankruptcy Code or other applicable law, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of Securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, or upon any other related act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date, except for Claims related to any act or omission that is determined in a Final Order by a court of competent jurisdiction to have constituted actual fraud, willful misconduct, or gross negligence, but in all respects such entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan.

The Exculpated Parties have, and upon confirmation of the Plan shall be deemed to have, participated in good faith and in compliance with the applicable laws with regard to the solicitation of votes and distribution of consideration pursuant to the Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan.

5

Schedule 1

Employment Agreement Amendments

In accordance with the Restructuring Support Agreement and the Restructuring Term Sheet, the Reorganized Debtors (in the case of a Recapitalization Transaction), or the DIP Lenders and/or the Term Loan Lenders (in the case of a Credit Bid Sale Transaction), shall only assume the Specified Employees’1 employment agreements if the following revisions, and only the following revisions, are made, in form and substance reasonably satisfactory to the Reorganized Debtors (in the case of a Recapitalization Transaction), or the DIP Lenders and/or the Term Loan Lenders (in the case of a Credit Bid Sale Transaction), each in their reasonable discretion.

●	Deletion of all “single-trigger” change in control provisions.
●	Deletion of all “walk away rights” providing the ability of an employee to terminate employment solely because of a change in control and to receive severance.
●	Deletion of prongs within “Good Reason” definitions relating to changes to a supervisor’s role with the Company.
●	Reduction of severance to 1x base plus bonus; provided that the CEO may have a severance of 2x base plus bonus.
●	Alignment of restrictive covenants to match with severance.

In the event the Specified Employees’ employment agreements are not revised as detailed herein, the Reorganized Debtors (in the case of a Recapitalization Transaction), or the DIP Lenders and/or the Term Loan Lenders (in the case of a Credit Bid Sale Transaction), will have no obligation to assume the Specified Employees’ employment agreements.

[1]	“Specified Employees” means those employees previously identified to counsel for the Company Parties by counsel for the Required Consenting Term Loan Lenders.

EXHIBIT C

DIP Term Sheet

VERTEX ENERGY, INC. (NASDAQ: VTNR)

SUMMARY OF INDICATIVE TERMS AND CONDITIONS

$280 MILLION DEBTOR-IN-POSSESSION FINANCING FACILITY

SEPTEMBER 24, 2024

This Summary of Indicative Terms (this “Term Sheet”) is intended to summarize certain basic terms of the proposed DIP Facility (as defined below) comprised of the DIP New Money Loans (as defined below) and the DIP Roll-Up Loans (as defined below). This Term Sheet is provided for convenience only and shall not create a binding or enforceable obligation on the Debtors (as defined below), the lenders, or any other party in any way and is not intended to detail all of the conditions, covenants, representations, warranties and other provisions to be contained in the definitive documentation for the DIP Facility. Additional terms and conditions may be added upon further diligence, discussions, and negotiations. Closing of the transactions described herein will be subject to completion of due diligence satisfactory to the lenders, final credit and other approvals by the lenders, documentation satisfactory to all parties and other appropriate conditions. A binding commitment with respect to the transactions described herein will arise only if and when both parties mutually execute and deliver definitive documents for the DIP Facility and the conditions to effectiveness therein are satisfied.

Reference is made to the (i) certain Loan and Security Agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Prepetition Loan Agreement” and the loans thereunder, the “Prepetition Loans”), by and among Vertex Refining Alabama LLC, a Delaware limited liability company, as the borrower (the “Prepetition Borrower”), Vertex Energy, Inc., a Delaware limited liability company (“Prepetition Parent”), Cantor Fitzgerald Securities, as administrative agent and as collateral agent under the loan documents (“Prepetition Agent”), each lender from time to time party thereto (the “Prepetition Lenders”) and the guarantors from time to time party to such Prepetition Loan Agreement (the “Prepetition Guarantors”), (ii) certain Supply and Offtake Agreement, dated as of April 1, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Prepetition Intermediation Facility” and together with the Prepetition Loan Agreement, the “Prepetition Finance Documents”), by and among Prepetition Borrower and with Macquarie Energy North America Trading Inc. (the “Prepetition Intermediator”) and (iii) certain Second Amended and Restated Intercreditor Agreement, dated as of June 3, 2024, by and the Prepetition Agent, the Prepetition Intermediator, the Prepetition Borrower and affiliates thereof (the “Prepetition Intercreditor Agreement”). As used in this Term Sheet, “Prepetition Term Loan Obligations” shall mean all outstanding obligations under the Prepetition Loan Agreement as of the Petition Date. Capitalized terms used but not defined herein shall have the meaning specified for such term in the Prepetition Loan Agreement or Annex D hereof.

Borrower:	The Prepetition Borrower as debtor and debtor-in-possession in the chapter 11 cases (together, including any chapter 11 cases filed by the Prepetition Borrower’s subsidiaries and affiliates, the “Chapter 11 Cases”) under chapter 11 of the United States Bankruptcy Code (as amended, the “Bankruptcy Code”) to be filed in the United States

Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”).
Guarantors:

The obligations of the Borrower under the DIP Facility (the “DIP Facility Obligations”) shall be guaranteed, jointly and severally, and secured as provided in and consistent with the priority set forth below under the heading “Security”, by the Prepetition Guarantors, in each case, as debtors and debtors-in-possession in the Chapter 11 Cases (the “Guarantors,” and together with the Borrower, the “Loan Parties”). Each Loan Party, in its capacity as a debtor and debtor-in-possession in the Chapter 11 Cases, is referred to in this Term Sheet as a “Debtor.”

The date of commencement of the Chapter 11 Cases is referred to in this Term Sheet as the “Petition Date”.

DIP Agent:	Cantor Fitzgerald Securities, as administrative agent and collateral agent for the DIP Lenders (in such capacities, the “DIP Agent”).
DIP Lenders:

Certain Prepetition Lenders or their affiliates, managed accounts or designees that elect to participate in the DIP Facility (collectively, the “DIP Lenders”).

No affiliate of any Loan Party shall become a DIP Lender.

DIP Facility:

A senior secured super-priority debtor-in-possession delayed draw term loan credit facility (the “DIP Facility”) in an aggregate principal amount of (i) $80 million of new money term loans made by the DIP Lenders on or after the Closing Date (such new money term loans plus all other obligations, including any increase in the principal amount thereof on account of any fees or interest that is paid-in-kind, collectively, the “DIP New Money Loans” and commitments with respect to such DIP New Money Loans, collectively, the “DIP New Money Commitment”), to be funded and made available to the Borrower as set forth below under the heading “Availability” and (ii) a “roll-up” of certain Prepetition Loans as described under the heading “DIP Roll-Up Loans” (including any increase in the principal amount thereof on account of any fees or interest that is paid-in-kind, collectively, the “DIP Roll-Up Loans”, and together with the DIP New Money Loans, collectively, the “DIP Loans”).

DIP Loans that are repaid or prepaid may not be reborrowed.

Closing Date:	As used in this Term Sheet, “Closing Date” shall mean the date on which each of the conditions specified under the heading

2

“Conditions to Effectiveness” below shall have been satisfied (or waived by the Required DIP Lenders). The Closing Date shall occur as promptly as is practical after the entry of the Interim DIP Order (as defined below) by the Bankruptcy Court; provided, however, that the Closing Date shall occur no later than one Business Day following entry of the Interim DIP Order.
DIP Roll-Up Loans:

Unless otherwise consented to by the Required DIP Lenders and the Debtors, (a) subject to and effective upon entry of the Interim DIP Order, $37,949,226.03 of 2024-1 Term Loans (as defined in the Pre-Petition Loan Agreement) shall be rolled into the DIP Facility on a pari passu basis (such loans, the “Interim Roll-Up Loans”), and (b) subject to and effective upon entry of the Final DIP Order, (i) $135,202,821.00 of Initial Term Loans or Additional Term Loans (as defined in the Pre-Petition Loan Agreement) that were funded on the Closing Date or the First Amendment Effective Date (as defined in the Pre-Petition Loan Agreement) shall be rolled into the DIP Facility on a pari passu basis (such loans, the “Restricted Roll-Up Loans”) and (ii) $26,847,952.97 in the aggregate of 2023 Term Loans or JS Loans (each as defined in the Pre-Petition Loan Agreement), shall be rolled into the DIP Facility on a pari passu basis (such loans, the “Final Roll-Up Loans”).

For the avoidance of doubt, the “Maximum Roll-Up Ratio” of DIP Roll-Up Loans to DIP New Money Loans shall not be greater than 2.5:1 in the aggregate.

Maturity Date:

All amounts outstanding under the DIP Facility shall be due and payable in full, and the DIP New Money Commitments thereunder shall terminate, on the Maturity Date. The “Maturity Date” shall be that date which is the earliest to occur of (a) the date that is four months after the Petition Date (which may be extended by two one-month extensions, at the request of the Borrower, so long as no Default or Event of Default has occurred or is continuing) (each, an “Extension”) subject to the Extension Economics, for a total term of up to six months) after the Petition Date, (b) the date that is thirty (30) days after the Petition Date if the Final DIP Order (as defined below) has not been approved by the Bankruptcy Court on or prior to such date, (c) the effective date of a confirmed chapter 11 plan (the “Plan Effective Date”) in the Chapter 11 Cases, and (d) the date the DIP Agent at the direction of the Required DIP Lenders, delivers the Termination Declaration.

3

“Final DIP Order” shall mean an order of the Bankruptcy Court authorizing and approving the DIP Facility on a final basis in form and substance satisfactory to the Required DIP Lenders and the Debtors.
Cash Collateral:	“Cash Collateral” has the meaning ascribed to it in section 363(a) of the Bankruptcy Code.
Use of Proceeds:	The Debtors will be permitted to use the proceeds of the DIP Facility and the Cash Collateral (a) for working capital needs, and general corporate and other purposes of the Loan Parties, in each case consistent with, subject to, and within the limitations contained in, the Budget (as defined below), taking into account permitted variances and (b) in addition, to pay the costs and expenses (including professional fees) of administering the Chapter 11 Cases, subject to, and within the limitations contained in, the Budget (as defined below), taking into account the Permitted Variance Levels.
Budget:

The use of the DIP New Money Loans shall be limited in accordance with the budget depicting, on a 13-week basis, a cashflow forecast of receipts and disbursements (the “Budget”), subject to the “Permitted Variance Levels” specified below, with variance reporting to be due on the fourth Business Day of each week beginning with the fourth Business Day following the first full week following the Petition Date.

Variance testing will begin with the first 4-week cumulative period following the Petition Date (the “Reporting Period”). For illustrative purposes, if the Petition Date occurs on September 20, 2024, the first variance report will be due on October 3, 2024, and the first testing period will be the cumulative four-week period from September 20 to October 18, 2024, with the variance report for such testing period to be due on October 24, 2024.

“Permitted Variance Level” means, with respect to total operating disbursements for the immediately preceding Reporting Period, 15%; provided that professional fees shall not be subject to variance testing. For purposes of the Permitted Variance Levels, the Debtors may carry forward to subsequent Reporting Periods for any overperformance during prior Reporting Periods.

The initial Budget covering the 13-week period commencing on the Petition Date (the “Initial Budget”) shall be the budget attached as Annex A to this Term Sheet, which is in form and substance acceptable to the Required DIP Lenders (such Initial

4

Budget and any subsequent Proposed Budget approved or deemed approved in accordance with the below, an “Approved Budget”). The Borrower shall deliver an updated Budget every fourth Thursday following the Petition Date, each of which shall cover the 13-week period commencing with the immediately succeeding week (each, a “Proposed Budget”); provided that, the Debtors shall be permitted to submit an additional Proposed Budget prior to the fourth Thursday following the Petition Date. The Proposed Budget will replace the previously delivered Approved Budget upon approval by the Required DIP Lenders in their sole discretion (email being sufficient), acting in good faith, or shall be deemed approved absent objection by the Required DIP Lenders within five (5) days after delivery of the Proposed Budget. If the Required DIP Lenders do not approve a Proposed Budget within five (5) days of the receipt thereof, the previously Approved Budget will continue to control and the Debtors shall be required to work in good faith with the Required DIP Lenders to modify such Proposed Budget until the Required DIP Lenders approve such Proposed Budget (which approval shall not be unreasonably withheld). Any single capital expenditure disbursement in excess of $1,000,000 shall be subject to the prior written approval of the Required DIP Lenders (which approval shall be deemed provided if the Required DIP Lenders do not object to such disbursement within 48 hours of receiving written notice thereof from the Borrower).

Availability:

The DIP New Money Loans shall be made available to draw in accordance with the Approved Budget for the purposes set forth above under the heading “Use of Proceeds” in an aggregate principal amount of up to $80 million consisting of (a) approximately $39.4 million (such amount, the “Interim DIP Amount”) on the day of, and in any event no later than the first Business Day following, the entry of the Interim DIP Order, (b) upon entry of the Final DIP Order, up to approximately $40.6 million (such amount, the “Final DIP Amount”) on the day of, and in any event no later than the first Business Day following, the entry of the Final DIP Order, and (c) upon the approval of a Credit Bid Sale Order or Third-Party Sale Order and three (3) days prior to a closing a Credit Bid Sale or Third-Party Sale, as applicable, in an amount necessary to fund the Wind-Down Reserve (as defined in the Restructuring Term Sheet) in each case, subject to the following paragraph.

The funding of the DIP New Money Loans (each,

5

an “Advance”) shall be subject to the “Conditions to Effectiveness” set forth below, the occurrence of the Closing Date and the following conditions (collectively, the “Conditions Precedent”):

(a)       at the time of the making any Advance and after giving effect to the same, the representations and warranties of the Loan Parties contained in the DIP Facility shall be true and correct in all material respects;

(b)       no Event of Default shall then exist or result from the making of such Advance;

(c)       the Debtors have complied and shall be in compliance (after giving effect to the applicable borrowing) with the most recently delivered budget constituting the Approved Budget (including any variance testing, but subject to the Permitted Variance Levels in such Approved Budget);

(d)       the Borrower shall certify, as of the date when any borrowing request is made, the satisfaction of all other Conditions Precedent for each Advance;

(e)       other than with respect to the draw of the Interim DIP Amount on and around the date that the Interim DIP Order is entered, the DIP Agent and the DIP Lenders shall have received a borrowing notice signed by the Borrower by at least 3:00 p.m. (prevailing Eastern Time) at least one (1) Business Day prior to the making of the requested Advance (it being understood that no Advance shall be funded on a non-Business Day); and

(f)        by no later than thirty (30) days after the Petition Date, the Bankruptcy Court shall have entered the Final DIP Order, and the Final DIP Order shall be in full force and effect and shall not have been reversed, modified, amended, stayed, vacated or subject to stay pending appeal, in the case of any modification or amendment, without the prior written consent of the Required DIP Lenders.

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close, or are in fact closed, in New York.

Security:	Subject and subordinate in all respects to the Carve Out at all

6

times and the limitations specified in the DIP Orders, the DIP Facility Obligations (a) will be entitled to super priority claim status pursuant to section 364(c)(1) of the Bankruptcy Code in accordance with the claim priorities set forth on Annex C and (b) will be secured by the “DIP Liens,” in accordance with the lien priorities set forth on Annex C.

Carve Out:	The DIP Orders each shall include a carve out, in the form attached hereto as Annex B (the “Carve Out”) and having the priorities set forth herein, including in Annex C.
Interest Rate:

During the term of the DIP Facility, the outstanding principal balance under the DIP Facility shall bear interest for the period commencing on the Closing Date through the date such DIP Facility Obligations are paid in full in cash or otherwise discharged in accordance with a Plan and with the consent of the Required DIP Lenders or same day funds at a rate equal to (x) in the case of DIP New Money Loans (and, for avoidance of doubt, any increase to the principal thereof in respect of any interest or fees paid-in-kind with respect to the same), Base Rate plus 9.50% per annum, and (y) in the case of DIP Roll-Up Loans (and, for avoidance of doubt, any increase to the principal thereof in respect of any interest or fees paid-in-kind with respect to the same), Base Rate plus (i) for the Interim Roll-Up Loans, 9.40% per annum, (ii) for the Restricted Roll-Up Loans, 9.60% per annum, and (iii) for the Final Roll-Up Loans, 9.40% per annum, in each case, accruing monthly and payable-in-kind as an increase to the principal amount of the applicable DIP Loans. All per annum rates shall be calculated on the basis of a 360-day year and actual days elapsed.

Default Rate:	2.00% above the applicable interest rate, payable in cash on demand upon written notice from the DIP Agent while an Event of Default is continuing. Notwithstanding anything to the contrary herein, (x) the Required DIP Lenders may waive the Default Rate on all outstanding DIP Loans if all underlying Event of Defaults could be waived by Required DIP Lenders and (y) the Supermajority Lenders may waive the Default Rate on all outstanding DIP Loans for any underlying Event of Default.
OID and Fees:

Commitment Fee: The Borrower shall pay to the DIP Lenders on the Closing Date an amount equal to 3.00% of the aggregate amount of the DIP New Money Commitments, which such amount shall be payable-in-kind as an increase to the principal amount of the DIP Loans.

Closing Fee: The Borrower shall pay to the DIP Lenders on the

7

Closing Date an amount equal to 3.00% of the aggregate amount of the DIP New Money Commitments, which amount shall be payable-in-kind as an increase to the principal amount of the DIP Loans.

The DIP Agent shall receive an annual administrative agency fee in an amount equal to $35,000, which fee shall be due and payable on the Closing Date in cash in immediately available funds.

Extension Economics:

Upon an Extension of the DIP Facility by one month, an Extension Fee equal to 2% on drawn amounts as of such date payable in kind shall be due.

Upon an Extension of the DIP Facility by an additional month, for any time period after the initial month extension has elapsed, a Second Extension Fee equal to 2% on drawn amounts as of such date payable in kind shall be due.

Amortization:	None.
Voluntary Prepayments:	The DIP Facility may be voluntarily prepaid, and the commitments thereunder voluntarily reduced by the Borrower, in whole or in part, together with all applicable fees and premiums, at any time upon two (2) Business Days’ notice to the DIP Agent.
Mandatory Prepayments:

Mandatory repayments customary for facilities of this type, including, the events listed below (subject to the lien priorities set forth above), shall be required and applied to borrowings under DIP Facility until paid in full (subject to certain exceptions and basket amounts (including certain accrued but not yet paid liabilities) to be negotiated):

Dispositions: Subject to the Budget, prepayments in an amount equal to 100% of the net cash proceeds of the disposition of any property or assets (other than property or assets that are Intermediation Facility Priority Collateral) net of amounts applied to repay related senior liens and other customary deductions individually with respect to contingent liabilities) of the Borrower and its subsidiaries, with no reinvestment rights.

Insurance / Condemnation Proceeds: Subject to the Budget, prepayments in an amount equal to 100% of the net cash proceeds of insurance paid on account of any loss or damage of any property or assets of the Borrower or received in connection with any condemnation events (other than property or assets that are Intermediation Facility Priority Collateral), in each case, with no reinvestment rights, unless the lost or

8

damaged property or assets is necessary for the go-forward business and the net proceeds are less than $20,000,000.

Incurrence of Non-Permitted Indebtedness: Prepayments in an amount equal to 100% of the net cash proceeds of any indebtedness incurred, in violation of covenants under the DIP Facility.

Equity Issuances: Prepayments in an amount equal to 100% of the net cash proceeds of any equity interests issued.

Adequate Protection:	The DIP Orders will provide that, as adequate protection, the Prepetition Lenders will receive, solely to the extent of any diminution of value of their interests in the collateral which secures the obligations under the Prepetition Loans as of the Petition Date and in accordance with the applicable provisions of the Bankruptcy Code, (i) a valid, enforceable, fully perfected lien on all of the DIP Collateral, subject and subordinate to the Carve Out and the lien priorities set forth in Annex C and (ii) to the extent of any insufficiency, claims with priority in payment to the extent provided by section 507(b) of the Bankruptcy Code, subject and subordinate to the Carve Out and claim priorities set forth in Annex C.
Waterfall:	The payment “waterfall” provisions of the Documentation shall provide for the payment of obligations in respect of the DIP New Money Loans prior to the payment of obligations in respect of the DIP Roll-Up Loans.
Documentation:

The documentation in respect of the DIP Facility, including, without limitation, the DIP credit agreement (collectively, the “Documentation”) shall be in customary form for facilities similar to the DIP Facility, consistent with the terms set forth in this Term Sheet, and otherwise in form and substance reasonably acceptable to the Required DIP Lenders and the Loan Parties.

The Interim DIP Order and Final DIP Order (collectively, the “DIP Orders”) and the motion seeking approval of the DIP Facility shall be in form and substance reasonably acceptable to the Required DIP Lenders and the Loan Parties. The Interim DIP Order and Final DIP Order will include terms customary for debtor in possession financing orders, including, without limitation, (i) modification of the automatic stay and credit-bidding rights, and, (ii) subject to entry of the Final DIP Order, “no marshaling” provisions, waivers of the imposition of costs pursuant to section 506(c) of the Bankruptcy Code and the “equities of the case” exception in section 552(b) of the

9

Bankruptcy Code.

All motions and proposed orders in connection with material relief sought by the Debtors in the Chapter 11 Cases, including all material “first day relief” and “second day relief”, shall be in form and substance reasonably acceptable to the Required DIP Lenders and the Loan Parties; provided, however, that the Debtors shall not be required to provide any declarations (other than the first day declaration, declaration in support of the DIP financing motion, declaration in support of any sale, and declaration in support of confirmation), retention applications, fee statements or fee applications, operating reports, and other administrative filings.

Milestones:

Borrower agrees to complete, or cause to be completed, all Milestones not later than the dates set forth herein (or such later date to which the Supermajority Lenders agree in their sole discretion).

●     No later than three (3) days after the Petition Date, subject to Bankruptcy Court availability, the Bankruptcy Court shall have entered the Interim DIP Order, the Scheduling Order (defined below) and the Bidding Procedures Order (defined below);

●     No later than thirty (30) days after the Petition Date, the Bankruptcy Court shall have entered the Final DIP Order;

●     No later than thirty-five (35) days after the Petition Date, the deadline for submitting indications of interest (the “IOI Deadline”);

●     No later than fifty (50) days after the Petition Date, the Bankruptcy Court shall have entered an order approving the disclosure statement;

●     If the Debtors elect to pursue a sale of some or substantially all of the Debtors’ assets pursuant to section 363 of the Bankruptcy Code (a “Sale”) to the DIP Lenders (the “Credit Bid Sale”), no later than seventy (70) days after the Petition Date, the Bankruptcy Court shall have entered an order approving the Credit Bid Sale (the “Credit Bid Sale Order”);

●     If the Debtors elect to pursue a Sale to a third party (such a Sale, a “Third-Party Sale”), (a) the Bid Deadline shall be no later than no later than sixty-five (65) days after the Petition Date; and (b) no later than ninety

10

(90) days after the Petition Date, the Bankruptcy Court shall have entered an order approving such Third Party Sale (the “Third-Party Sale Order”);

●     No later than ninety-five (95) days after the Petition Date, the order confirming the Plan shall have been entered; and

●     No later than one hundred and fifteen (115) days after the Petition Date, the Plan Effective Date shall have occurred.

Consistent with the foregoing milestones, the Debtors shall seek entry of (i) an order to approve the bidding procedures (the “Bidding Procedures Order”) and (ii) a disclosure statement scheduling order (the “Scheduling Order”), each in a form reasonably acceptable to the Required DIP Lenders, reflecting the following dates (which dates, for the avoidance of doubt, shall not constitute milestones under the DIP Facility), subject to Bankruptcy Court approval:

●     No later than three (3) days after the Petition Date, publication of the notice of sale process;

●     No later than thirty-one (31) days after the Petition Date, the IOI Deadline;

●     No later than fifty (50) days after the Petition Date, the Bankruptcy Court shall hold a hearing to consider approval of the adequacy of the disclosure statement;

●     If applicable, no later than fifty-seven (57) days after the Petition Date, the Bankruptcy Court shall hold a hearing to consider approval of the Credit Bid Sale Order;

●     If applicable, no later than sixty-one (61) days after the Petition Date, the deadline for submitting qualified bids for the Third-Party Sale (the “Bid Deadline”);

●     To the extent required, no later than five days after the Bid Deadline, an auction to consider approval of the Third-Party Sale shall commence;

●     If applicable, no later than eighty-five (85) days after the Petition Date, the Bankruptcy Court shall hold a hearing to consider approval of the Third-Party Sale; and

●     No later than ninety (90) days after the Petition Date, the Bankruptcy Court shall hold a hearing to consider confirmation of a chapter 11 plan (the “Plan”).

11

Affirmative Covenants:	Customary for transactions of this type (and to include reporting covenants, satisfaction of Milestones, provision of and compliance with the Approved Budget; delivery of material draft motions and pleadings (including, without limitation, first days, chapter 11 plan, and disclosure statement, sale procedure and sale motion and order, and KERP/KEIP motion and order, if any) (but excluding, for the avoidance of doubt, any declarations, retention applications, fee statements or fee applications, operating reports, and other administrative filings) shall be provided no later than two days (or as soon as reasonably practicable thereafter) prior to filing and shall be in form and substance reasonably satisfactory to the Required DIP Lenders prior to their being filed in the Chapter 11 Cases; subject to availability, update meetings and / or calls with the DIP Lenders and/or their advisors no less than weekly).
Negative Covenants:	Customary for transactions of this type (and to include limitations on indebtedness, liens, investments, acquisitions, restricted payments, dispositions of assets and transactions with affiliates) and which shall include carve outs as agreed among the parties, including to allow (i) for the indebtedness under the Prepetition Intermediation Facility and liens in favor of the Prepetition Intermediator on the Intermediation Facility Priority Collateral supporting such indebtedness and (ii) a postpetition hedging program, including through granting priming liens on DIP Collateral of the Borrower in connection thereof.
Financial Covenant:	To match Intermediation Facility. For the avoidance of doubt, compliance with the Budget shall, subject to permitted variances, (i) govern permitted uses of funds of the DIP Facility and (ii) be a condition to continued funding under the DIP Facility.
Conditions to Effectiveness:

The availability of the DIP Facility on the Closing Date shall be conditioned upon satisfaction of customary closing conditions for facilities of this type and purpose, including but not limited to:

●     The Bankruptcy Court shall have entered an interim order in form and substance satisfactory to the Required DIP Lenders and the Debtors (the “Interim DIP Order”) authorizing the transactions contemplated by the DIP Facility including, without limitation, authorizing the granting of superpriority claim status and the liens and charges (which liens and charges shall be continuing, valid, binding, enforceable, non-avoidable and automatically

12

perfected), authorizing the DIP Facility in a principal amount equal to the Interim DIP Amount. It is understood and agreed that such Interim DIP Order shall not have been reversed, modified, amended or stayed (other than with the prior written consent of the Required DIP Lenders, which may be withheld in their sole discretion). The Interim DIP Order shall also include provisions, in form and substance satisfactory to the Required DIP Lenders and the Debtors, (a) relating to permission for the consensual use of Cash Collateral in accordance with the Budget and (b) with respect to collateral security for the Prepetition Term Loan Obligations, the terms provided for under the “Documentation” section.

●     The Prepetition Intermediator shall not have objected to the entry of the DIP Order.

●     The DIP Agent shall have received UCC, tax and judgment lien searches and other appropriate evidence in form and substance reasonably satisfactory to the Required DIP Lenders evidencing the absence of any other liens or mortgages on the DIP Collateral, except the liens securing the Prepetition Finance Documents, Permitted Liens, and other existing liens acceptable to the Required DIP Lenders.

●     The DIP Lenders shall have received an Initial Budget as of the Closing Date, which Initial Budget shall be in form and substance satisfactory to the Required DIP Lenders, it being acknowledged and agreed that the budget set forth on Annex A is in form and substance acceptable to the Required DIP Lenders as an “Approved Budget” (as the same may be modified or superseded by a Proposed Budget).

●     The preparation, execution and delivery of Documentation reasonably satisfactory to the DIP Agent and the Required DIP Lenders containing representations and warranties, conditions, provisions for capital adequacy and additional costs, covenants and events of default customary in debtor in possession financing documents, including, without limitation, those representations, warranties, covenants and events of default referred to above.

●     Completion (after giving effect to the Interim DIP Order) of all filings and recordings necessary to provide the DIP Agent, for the benefit of the DIP Lenders and the DIP

13

Agent, with perfected liens, charges and security interests in the DIP Collateral and of the priority contemplated in this Term Sheet. Notwithstanding the foregoing and for the avoidance of doubt, the DIP Liens will be effective and perfected under the Interim DIP Order and without requiring the execution of mortgages, security agreements, financing statements or other agreements or filings.

●     Receipt of customary debtor in possession financing closing deliverables, resolutions, good standing certificates in each Borrower’s jurisdiction of formation (to the extent such concept is applicable), incumbency certificates, organizational documents, and lien searches, all in form and substance reasonably satisfactory to the Required DIP Lenders.

●     Execution and delivery of the DIP Agent’s fee letter and the DIP Lenders’ Fee Letter.

●     Payment of all reasonable and documented fees and out of pocket expenses (as set forth in “Expenses” below) required to be paid to the DIP Lenders and the DIP Agent on or before the Closing Date.

●     Receipt by the DIP Agent and the DIP Lenders of all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations and other customary conditions.

Events of Default:

The events of default under the DIP Facility (each, an “Event of Default,” and collectively, the “Events of Default”) include usual and customary events of default, subject to notice and opportunity to cure, including but not limited to:

●     failure to make any payment to the DIP Agent and DIP Lenders when due;

●     failure of any representation or warranty of any Loan Party contained in any Documentation to be true and correct in all material respects when made;

●     (i) prior to entry of the Final DIP Order, any failure to comply with the terms of the Interim DIP Order or any modification of the Interim DIP Order (including relating to the use of Cash Collateral) to the extent such modification is not satisfactory to the Required DIP Lenders in their sole discretion or (ii) after the entry of the

14

Final DIP Order, any failure to comply with the terms of the Final DIP Order or any modification of the Final DIP Order (including relating to the use of Cash Collateral) to the extent such modification is not satisfactory, as evidenced by a writing (email being acceptable), to the Required DIP Lenders in their sole discretion, in each case, including, without limitation, any Milestones; provided, that any modification to the required Milestones requires the agreement of the Supermajority Lenders, in their sole discretion;

●     the entry of any material monetary non-appealable judgment in excess of an amount to be agreed not otherwise stayed, bonded or satisfied within 30 days;

●     any Loan Party filing of a motion to convert any of the Chapter 11 Cases to cases under Chapter 7 of the Bankruptcy Code, or conversion of the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code;

●     the commencement by and of the Debtors of any winding up or liquidation proceeding other than the Chapter 11 Cases (for the avoidance of doubt, the commencement by the Debtors of any insolvency proceeding seeking recognition of these Chapter 11 Cases or enforcement of any order of the Bankruptcy Court shall not constitute an Event of Default);

●     the appointment of a receiver, receiver and manager, interim receiver, or similar official over all or any substantial portion of the DIP Collateral;

●     the dismissal of the Chapter 11 Cases;

●     the appointment in the Chapter 11 Cases of a chapter 11 trustee or an examiner with expanded powers;

●     any Loan Party shall (A) contest or dispute the validity or enforceability of any Documentation or any obligation owed under any Documentation in writing or deny in writing that it has any liability thereunder or (B) contest or dispute the validity or perfection of the DIP Loan, or the liens and security interests securing the DIP Loan;

●     the entry of an order granting relief from the automatic stay under section 362 of the Bankruptcy Code so as to allow a third party to exercise remedies against a material portion of the DIP Collateral;

●     except as permitted under the Prepetition Finance Documents with respect to the continuation of the

15

Prepetition Intermediation Facility or hedging activities, the grant of any super priority administrative expense claim or any lien or charge which is pari passu with or senior to those of the DIP Agent and the DIP Lenders under the DIP Facility;

●     the entry of the Final DIP Order shall not have occurred within 30 days after the Petition Date, or the Interim DIP Order (prior to entry of the Final DIP Order) or Final DIP Order shall cease to be in full force and effect or shall have been reversed, modified, amended, stayed, vacated or subject to stay pending appeal, in the case of any modification or amendment, without the prior written consent of the Required DIP Lenders;

●     cessation of liens or super-priority claims granted with respect to the DIP Facility to be valid, perfected and enforceable in all respects with the priority described in this Term Sheet; and

●     the termination of the RSA for any reason.

Remedies:

Without the need for any further relief from the automatic stay (except as expressly required below), upon written notice by the DIP Agent (acting upon the instructions of the Required DIP Lenders) to the Debtors, to the Intermediation Facility Provider, any statutory committee appointed in the Chapter 11 Cases, and the U.S. Trustee (with a copy filed with the Court) of the occurrence of an Event of Default:

(a)  the DIP Agent (acting upon the instructions of the Required DIP Lenders) may declare (i) all DIP Facility Obligations owing under the Documentation to be immediately due and payable, (ii) the termination, reduction or restriction of any unfunded DIP New Money Commitments to extend credit to the Borrower to the extent any such DIP New Money Commitments remain outstanding (other than as required to fund the Carve Out), and (iii) the termination of the DIP Facility and any other Documentation as to any future liability or obligation of the DIP Agent and the DIP Lenders, but without affecting any of the DIP Liens or the DIP Facility Obligations;

(b)  the DIP Agent (acting upon the instructions of the Required DIP Lenders) may declare a termination, reduction or restriction on the ability of the Debtors to use any Cash Collateral (other than the Intermediation Facility Priority Collateral) (subject to the Carve Out and the use of the Wind Down Reserve to fund the wind down of the Loan Parties in

16

accordance with the Approved Budget and other than Cash Collateral for payroll and other expenses critically necessary to preserve the value of the business of the Debtors); and

(c) the DIP Agent (acting upon the instructions of the Required DIP Lenders) may charge the default rate of interest under the DIP Facility;

any of the foregoing declarations in clauses (a)-(c) shall be made to the Debtors, and shall be referred to in this Term Sheet as a “Termination Declaration” and the date which is the earliest to occur of any such Termination Declaration and the Maturity Date being referred to in this Term Sheet as the “Termination Declaration Date”; provided, however, that in the case of the termination of the Debtors’ use of Cash Collateral or in the case of the enforcement of DIP Liens, the liens securing the Prepetition Term Loan Obligations, or other remedies with respect to the DIP Collateral or “Collateral” under the Prepetition Loan Agreement, the DIP Agent, the DIP Lenders, the Prepetition Agent, or the Prepetition Lenders, as applicable, the DIP Agent (acting at the request of the DIP Lenders) shall first file a motion (a “Stay Relief Motion”) with the Bankruptcy Court seeking emergency relief to exercise such remedies on at least five (5) Business Days’ written notice (the “Remedies Notice Period”) seeking an emergency hearing before the Court (the “Enforcement Hearing”).

At the Enforcement Hearing the Bankruptcy Court may consider whether an Event of Default has occurred and the Bankruptcy Court may fashion an appropriate remedy, including permitting the DIP Agent, the DIP Lenders, or the Prepetition Lenders, as applicable, to exercise any or all of their other rights and remedies set forth in the DIP Orders, the DIP Documents, or under other applicable law, pursuant to and subject to the terms and provisions of the DIP Orders, the DIP Documents or the Prepetition Loan Agreement, as applicable; provided, that, prior to the expiration of the Remedies Notice Period, the Debtors and any statutory committee appointed in the Chapter 11 Cases may seek an emergency hearing before the Court, and must provide prompt notice of such hearing to the Intermediation Facility Provider, primary counsel to each of the DIP Lenders or the Required Lenders to contest whether an Event of Default has occurred and to seek non-consensual use of Cash Collateral.

The Remedies Notice Period shall not expire until the conclusion of the Enforcement Hearing. Except as otherwise ordered by the Bankruptcy Court prior to the expiration of the Remedies Notice Period, after expiration of the Remedies

17

Notice Period, the Debtors shall waive their right to and shall not be entitled to seek relief, including, without limitation, under section 105 of the Bankruptcy Code, to the extent such relief would in any way impair or restrict the rights and remedies of the DIP Lenders.
“Required DIP Lenders”:	The DIP Lenders holding more than 66⅔% of the aggregate amount of outstanding DIP Loans and unfunded DIP New Money Commitments under the DIP Facility.
“Supermajority Lenders”:	The DIP Lenders holding more than 80% of the aggregate amount of outstanding DIP Loans and unfunded DIP New Money Commitments under the DIP Facility.
Voting Provisions:	Substantially similar to the Prepetition Loan Agreement.
Credit Bidding:

The DIP Agent and the Prepetition Agent shall have the right, without further application to or approval by the Bankruptcy Court, to “credit bid” (a) with respect to the DIP Agent, (i) the drawn amounts of DIP New Money Loans and (ii) subject to entry of the Final DIP Order, the full amount of the DIP Roll- Up Loans, and (b) with respect to the Prepetition Agent, the full amount of the Prepetition Loans (which, for the avoidance of doubt, shall exclude any Prepetition Loans actually rolled-up into the DIP Facility), in each case, in connection with any sale of all or any portion of the Borrower’s assets, including, without limitation, sales occurring pursuant to section 363 of the Bankruptcy Code or included as part of a Plan subject to confirmation under section 1129(b)(2)(A)(ii)–(iii) of the Bankruptcy Code.

Expenses:	DIP Lenders’ and DIP Agent’s actual, reasonable and documented out-of-pocket expenses associated with due diligence, negotiation and preparation of the DIP Facility; provided that, in the case of legal expenses, the DIP Agent and each of the DIP Lenders shall each be limited to one primary counsel, one local counsel for each relevant jurisdiction, and one of each of any specialty/regulatory/tax counsel reasonably required by any such DIP Agent or DIP Lender.
Indemnity:	Customary for similar debtor-in-possession financings.
Assignments; Participations:	Customary for similar debtor-in-possession financings; provided, that, for the avoidance of doubt, no DIP Lender assignments shall be permitted without the prior written consent of the Borrower (such consent not to be unreasonably withheld, conditioned, or delayed) until an Event of Default has

18

occurred and is continuing; provided further that assignments by a DIP Lender to an affiliate or approved fund of such DIP Lender shall not require Borrower consent.
Governing Law:	New York.
Confidentiality:	This Term Sheet is confidential and is delivered to you with the understanding that neither this Term Sheet nor any of its terms and substance shall be disclosed, directly or indirectly, to any other person except: (a) to your affiliates, and your and their respective employees, agents and advisors who are involved in the consideration of this matter; and (b) as disclosure may be compelled in a judicial or administrative proceeding or as otherwise required by law or any governing or regulatory body.

19

ANNEX A

TO TERM SHEET

INITIAL BUDGET

Vertex Energy

Initial DIP Budget

($ in millions)

		Fcst	Fcst	Fcst	Fcst	Fcst	Fcst	Fcst	Fcst	Fcst	Fcst	Fcst	Fcst	Fcst
	Forecast Week # >	1	2	3	4	5	6	7	8	9	10	11	12	13
	Period Ending Date >	27-Sep	4-Oct	11-Oct	18-Oct	25-Oct	1-Nov	8-Nov	15-Nov	22-Nov	29-Nov	6-Dec	13-Dec	20-Dec
	Receipts
1	SOA Receipts	$16	$32	$33	$33	$33	$33	$33	$33	$33	$33	$31	$30	$30
2	Non-Intermediated Refined Products Sales	9	9	11	11	14	11	11	14	11	11	13	9	9
3	Other VRA Receipts	—	3	—	—	1	3	—	—	1	—	3	—	1
4	Marrero Product Receipts	2	5	1	1	1	6	1	1	1	6	1	1	1
5	Marine Fuel & Other Receipts	1	1	2	2	2	2	2	2	2	2	2	2	2
6	Hedging Receipts	—	—	—	—	—	—	—	—	—	—	—	—	—
7	Total Receipts	$27	$50	$48	$48	$51	$55	$47	$50	$48	$51	$50	$42	$43
	Disbursements
8	SOA Disbursements	$(35)	$(48)	$(42)	$(42)	$(45)	$(49)	$(43)	$(45)	$(42)	$(45)	$(47)	$(37)	$(37)
9	Hedging Disbursements	—	—	—	—	—	—	(0)	—	—	—	(0)	—	—
10	Payroll & Benefits	(1)	(2)	(0)	(3)	(0)	(3)	(0)	(3)	(0)	(2)	(0)	(3)	(0)
11	Trade	(7)	(9)	(6)	(2)	(3)	(6)	(5)	(3)	(3)	(2)	(3)	(2)	(2)
12	Insurance, Taxes, Utilities, Other	(1)	(5)	(1)	(0)	(0)	(5)	(0)	(1)	(0)	(2)	(2)	(1)	(0)
13	CapEx	(0)	—	—	—	—	(0)	(0)	(0)	(0)	(1)	(0)	(0)	(0)
14	Total Operating Disbursements	$(44)	$(63)	$(49)	$(47)	$(48)	$(62)	$(49)	$(52)	$(46)	$(52)	$(54)	$(43)	$(40)
	Restructuring Activities
15	Restructuring Professional Fees	$—	$(2)	$(1)	$(1)	$(1)	$(2)	$(5)	$(2)	$(1)	$(3)	$(1)	$(1)	$(1)
16	Total Restructuring Activities	$—	$(2)	$(1)	$(1)	$(1)	$(2)	$(5)	$(2)	$(1)	$(3)	$(1)	$(1)	$(1)

17	Net Cash Flow	$(17)	$(15)	$(2)	$(0)	$2	$(10)	$(7)	$(4)	$0	$(4)	$(5)	$(2)	$2
18	Beginning Cash Balance[1]	$4	$27	$12	$9	$9	$11	$22	$15	$12	$12	$28	$23	$21
19	Net Cash Flow	(17)	(15)	(2)	(0)	2	(10)	(7)	(4)	0	(4)	(5)	(2)	2
20	DIP TL Draws / (Repayments)	39	—	—	—	—	21	—	—	—	20	—	—	—
21	Ending Cash Balance	$27	$12	$9	$9	$11	$22	$15	$12	$12	$28	$23	$21	$23
22	Available Balance on DIP	$41	$41	$41	$41	$41	$20	$20	$20	$20	$—	$—	$—	$—
23	Total Liquidity	$67	$52	$50	$50	$52	$42	$35	$32	$32	$28	$23	$21	$23
	Memo:
	VRA Refined Product Net Cash Flow
24	SOA Receipts	$16	$32	$33	$33	$33	$33	$33	$33	$33	$33	$31	$30	$30
25	SOA Disbursements	(35)	(48)	(42)	(42)	(45)	(49)	(43)	(45)	(42)	(45)	(47)	(37)	(37)
26	Non-Intermediated Refined Products Sales	9	9	11	11	14	11	11	14	11	11	13	9	9
27	Other VRA Receipts	—	3	—	—	1	3	—	—	1	—	3	—	1
28	Total - VRA Refined Product Net Cash Flow	$(11)	$(3)	$3	$3	$3	$(1)	$1	$2	$3	$(1)	$0	$2	$3

Notes:
1. Projected beginning cash balance as of 9/25/2024; profile reflects post-petition activity only

ANNEX B

TO TERM SHEET

CARVE OUT

1.	Carve Out.

(a)	Carve Out. As used in this Interim Order, the “Carve Out” means the sum of (i) all fees required to be paid to the Clerk of the Court and to the Office of the U.S. Trustee under section 1930(a) of title 28 of the United States Code plus interest at the statutory rate (without regard to the notice set forth in (iii) below); (ii) all reasonable fees and expenses up to $100,000 incurred by a trustee under section 726(b) of the Bankruptcy Code (without regard to the notice set forth in (iii) below); (iii) to the extent allowed at any time, whether by interim order, procedural order, or otherwise, all unpaid fees and expenses (the “Allowed Professional Fees”) incurred by persons or firms retained by the Debtors pursuant to section 327, 328, or 363 of the Bankruptcy Code (the “Debtor Professionals”) and the Committee pursuant to section 328 or 1103 of the Bankruptcy Code (the “Committee Professionals” and, together with the Debtor Professionals, the “Professional Persons”) at any time before or on the first business day following delivery by the DIP Agent of a Carve Out Trigger Notice (as defined below), whether allowed by the Court prior to or after delivery of a Carve Out Trigger Notice; and (iv) Allowed Professional Fees of Professional Persons in an aggregate amount not to exceed $500,000 incurred after the first business day following delivery by the DIP Agent of the Carve Out Trigger Notice, to the extent allowed at any time, whether by interim order, procedural order, or otherwise (the amounts set forth in this clause (iv) being the “Post-Carve Out Trigger Notice Cap”). For purposes of the foregoing, “Carve Out Trigger Notice” shall mean a written notice delivered by email (or other electronic means) by the DIP Agent, acting at the direction of the Required Lenders under and as defined in the Loan Documents, or the Pre-Petition Agent, acting at the direction of the Required Lenders under and as defined in the Pre-Petition Loan Agreement, as applicable, to the Debtors, their lead restructuring counsel, the U.S. Trustee, and counsel to the Committee, which notice may be delivered following the occurrence and during the continuation of an Event of Default and acceleration of the DIP Obligations under the DIP Facility or termination of the Debtors’ right to use Cash Collateral, as applicable, stating that the Post-Carve Out Trigger Notice Cap has been invoked.

(b)	Delivery of Weekly Fee Statements. Not later than 7:00 p.m. New York time on the third business day of each week starting with the first full calendar week following the Petition Date, each Professional Person shall deliver to the Debtors a statement setting forth a good-faith estimate of the amount of fees and expenses (collectively, “Estimated Fees and Expenses”) incurred during the preceding week by such Professional Person (through Saturday of such week, the “Calculation Date”), along with a good-faith estimate of the cumulative total amount of unreimbursed fees and expenses incurred through the applicable Calculation Date and a statement of the amount of such fees and expenses that have been paid to date by the Debtors (each such statement, a “Weekly Statement”); provided that, within one business day of the occurrence of the Termination Declaration Date (as defined below), each Professional Person shall deliver one additional statement (the “Final Statement”) setting forth a good-faith estimate of the amount of fees and expenses incurred during the period commencing on the calendar day after the most recent Calculation Date for which a Weekly Statement has been delivered and concluding on the Termination Declaration Date (and the Debtors shall cause such Weekly Statement and Final Statement to be delivered on the same day received to the DIP Agent). If any Professional Person fails to deliver a Weekly Statement within three (3) calendar days after such Weekly Statement is due, such Professional Person’s entitlement (if any) to any funds in the Pre-Carve Out Trigger Notice Reserve (as defined below) with respect to the aggregate unpaid amount of Allowed Professional Fees for the applicable period(s) for which such Professional Person failed to deliver a Weekly Statement covering such period shall be limited to the aggregate unpaid amount of Allowed Professional Fees included in the Approved Budget for such period for such Professional Person.

(c)	Carve Out Reserves.

(i)          Commencing with the week ended September 27, 2024, and on or before the Thursday of each week thereafter, the Debtors shall utilize all cash on hand as of such date and any available cash thereafter held by any Debtor to fund a reserve in an amount equal to the sum of (a) the greater of (i) the aggregate unpaid amount of all Estimated Fees and Expenses reflected in the Weekly Statement delivered on the immediately prior Wednesday to the Debtors and the DIP Agent, and (ii) the aggregate amount of unpaid Allowed Professional Fees contemplated to be incurred in the Approved Budget during such week, plus (b) the Post Carve Out Trigger Notice Cap, plus (c) an amount equal to the amount of Allowed Professional Fees set forth in the Approved Budget for the week occurring after the most recent Calculation Date. The Debtors shall deposit and hold such amounts in a segregated account maintained by the Debtors in trust (the “Funded Reserve Account”) to pay such Allowed Professional Fees (the “Funded Reserves”) prior to any and all other claims, and all payments of Allowed Professional Fees incurred prior to the Termination Declaration Date shall be paid first from such Funded Reserve Account.

(ii)         On the day on which a Carve Out Trigger Notice is given by the DIP Agent or the Pre-Petition Agent, as applicable, to the Debtors with a copy to counsel to the Committee (the “Termination Declaration Date”), the Carve Out Trigger Notice shall constitute a demand to the Debtors to, and the Debtors shall utilize all cash on hand as of such date, including cash in the Funded Reserve Account, and any available cash thereafter held by any Debtor to fund a reserve in an amount equal to the then unpaid amounts of the Allowed Professional Fees. The Debtors shall deposit and hold such amounts in a segregated account maintained by the Debtors in trust to pay such then unpaid Allowed Professional Fees (the “Pre-Carve Out Trigger Notice Reserve”) prior to any other claims. On the Termination Declaration Date, the Carve Out Trigger Notice shall also constitute a demand to the Debtors to utilize all cash on hand as of such date, including cash in the Funded Reserve Account, and any available cash thereafter held by any Debtor, after funding the Pre-Carve Out Trigger Notice Reserve, to fund a reserve in an amount equal to the Post-Carve -Out Trigger Notice Cap. The Debtors shall deposit and hold such amounts in a segregated account maintained by the Debtors in trust to pay such Allowed Professional Fees benefiting from the Post-Carve Out Trigger Notice Cap (the “Post-Carve Out Trigger Notice Reserve” and, together with the Pre-Carve Out Trigger Notice Reserve, the “Carve Out Reserves”) prior to any and all other claims.

(d)	Application of Carve Out Reserves.

(i)          All funds in the Pre-Carve Out Trigger Notice Reserve shall be used first to pay the obligations set forth in clauses (i) through (iii) of the definition of Carve Out set forth above (the “Pre-Carve Out Amounts”), but not, for the avoidance of doubt, the Post-Carve Out Trigger Notice Cap, until indefeasibly paid in full. If the Pre-Carve Out Trigger Notice Reserve has not been reduced to zero, all remaining funds shall be distributed first to the DIP Agent on account of the applicable DIP Obligations until indefeasibly paid in full, and thereafter to the Pre-Petition Lenders in accordance with their rights and priorities as of the Petition Date and as otherwise set forth in this Interim Order.

(ii)         All funds in the Post-Carve Out Trigger Notice Reserve shall be used first to pay the obligations set forth in clause (iv) of the definition of Carve Out set forth above (the “Post-Carve Out Amounts”), and then, to the extent the Post-Carve Out Trigger Notice Reserve has not been reduced to zero, to pay the DIP Agent for the benefit of the DIP Lenders, unless the DIP Obligations have been indefeasibly paid in full, in which case any such excess shall be paid to the Pre-Petition Lenders in accordance with their rights and priorities as of the Petition Date.

(iii)        Notwithstanding anything to the contrary in the Loan Documents or this Interim Order, if either of the Carve Out Reserves is not funded in full in the amounts set forth in Paragraph 17(c), then, any excess funds in one of the Carve Out Reserves following the payment of the Pre-Carve Out Amounts and Post-Carve Out Amounts, respectively (subject to the limits contained in the Post-Carve Out Trigger Notice Cap), shall be used to fund the other Carve Out Reserve, up to the applicable amount set forth in Paragraph 17(c), prior to making any payments to the DIP Agent or the Pre-Petition Lenders, as applicable.

(iv)        Notwithstanding anything to the contrary in the Loan Documents or this Interim Order, following delivery of a Carve Out Trigger Notice, the DIP Agent, the Pre-Petition Agent, and the Pre-Petition Lenders shall not sweep or foreclose on cash (including cash received as a result of the sale or other disposition of any assets) of the Debtors until the Carve Out Reserves have been fully funded, but shall have a security interest in any residual interest in the Carve Out Reserves, with any excess paid to the DIP Agent for application in accordance with the Loan Documents.

(v)         Further, notwithstanding anything to the contrary in this Interim Order, (i) disbursements by the Debtors from the Carve Out Reserves shall not constitute Loans (as defined in the DIP Loan Agreement) or increase or reduce the DIP Obligations, (ii) the failure of the Carve Out Reserves to satisfy in full the Allowed Professional Fees shall not affect the priority of the Carve Out with respect to any shortfall (as described below), and (iii) subject to the limitations with respect to the DIP Agent, DIP Lenders, the Pre-Petition Agent, and Pre-Petition Lenders set forth in this Paragraph 17, in no way shall the Initial Approved Budget, any subsequent Approved Budget, Carve Out, Post-Carve Out Trigger Notice Cap or Carve Out Reserves, or any of the foregoing be construed as a cap or limitation on the amount of the Allowed Professional Fees due and payable by the Debtors. For the avoidance of doubt and notwithstanding anything to the contrary in this Interim Order or the Loan Documents, the Carve Out shall be senior to all liens and claims securing the DIP Obligations, the Hedge Obligations, the Intermediation Obligations, the Adequate Protection Liens, the Pre-Petition Loan Obligations, the DIP Super-Priority Claims, the Hedging Superpriority Claims (as defined in the Intermediation Order), the Shell Superpriority Claims (as defined in the Intermediation Order), Intermediation Superpriority Claims (as defined in the Intermediation Order), and any and all other forms of adequate protection, liens, or claims securing the DIP Obligations, the Hedge Obligations, the Intermediation Obligations, the Pre-Petition Loan Obligations, and the Prepetition Intermediation Facility Obligations (as defined in the Intermediation Order).

(e)	Payment of Allowed Professional Fees Prior To the Termination Declaration Date. Any payment or reimbursement made prior to the occurrence of the Termination Declaration Date in respect of any Allowed Professional Fees shall not reduce the Carve Out.

(f)	No Direct Obligation to Pay Allowed Professional Fees. None of the DIP Agent, the DIP Lenders, the Pre-Petition Agent, the Pre-Petition Lenders, or the Intermediation Facility Secured Party shall be responsible for the payment or reimbursement of any fees or disbursements of any Professional Person incurred in connection with the Chapter 11 Cases or any successor cases under any chapter of the Bankruptcy Code. Nothing in this Interim Order or otherwise shall be construed to obligate the DIP Agent, the DIP Lenders, the Pre-Petition Agent, the Pre-Petition Lenders, or the Intermediation Facility Secured Party in any way, to pay compensation to, or to reimburse expenses of, any Professional Person or to guarantee that the Debtors have sufficient funds to pay such compensation or reimbursement.

(g)	Payment of Allowed Professional Fees on or After the Termination Declaration Date. Any payment or reimbursement made on or after the occurrence of the Termination Declaration Date in respect of any Allowed Professional Fees shall permanently reduce the Carve Out on a dollar- for-dollar basis. Any funding of the Carve Out shall be added to, and made a part of, the DIP Obligations secured by the DIP Collateral and shall be otherwise entitled to the protections granted under this Interim Order, the Loan Documents, the Bankruptcy Code, and applicable law.

ANNEX C

TO TERM SHEET

Relative Lien Priorities on Collateral1

Shared Collateral constituting Intermediation Facility Priority Collateral (other than Business Interruption Insurance Proceeds)	Shared Collateral constituting DIP Priority Collateral (other than Business Interruption Insurance Proceeds)	Shared Collateral constituting Business Interruption Insurance Proceeds[2]	DIP Exclusive Collateral
Carve Out	Carve Out	Carve Out	Carve Out
Permitted Priority Liens	Permitted Priority Liens	Permitted Priority Liens	Permitted Priority Liens
Intermediation Facility Liens	Hedging Liens	Hedging Liens/ Intermediation Facility Liens/DIP Liens	Hedging Liens[3]
Intermediation Facility Adequate Protection Liens	DIP Liens	Pre-Petition Term Loan Adequate Protection Liens/ Intermediation Facility Adequate Protection Liens	DIP Liens
Hedging Liens	Pre-Petition Term Loan Adequate Protection Liens	Pre-Petition Liens	Pre-Petition Term Loan Adequate Protection Liens
DIP Liens	Pre-Petition Liens	—	Pre-Petition Liens
Pre-Petition Term Loan Adequate Protection Liens	Intermediation Facility Liens	—	—
Pre-Petition Liens	Intermediation Facility Adequate Protection Liens	—	—

[1]	Terms used in this Annex C shall have the meaning given to such terms as defined herein or in this Term Sheet.

[2]	The Intermediator must have marshalled, taken, liquidated and exhausted all remedies and recoveries available to the Intermediator under the Intermediation Contracts from any other Intermediation Facility Priority Collateral, including Intermediation Title Property.

[3]	Only with respect to DIP Exclusive Collateral held by Participating Hedging Debtors.

Relative Claim Priorities1

Vertex Refining (with respect to proceeds of Intermediation Facility Priority Collateral (other than Business Interruption Insurance Proceeds))	Vertex Refining (with respect to proceeds of DIP Priority Collateral (other than Business Interruption Insurance Proceeds))	Vertex Refining (with respect to Business Interruption Insurance Proceeds)	Parent	Vertex Renewables	Participating Hedging Debtors (other than Vertex Refining, Parent and Vertex Renewables)	All Other Debtors
Carve Out	Carve Out	Carve Out	Carve Out	Carve Out	Carve Out	Carve Out
Intermediation Superpriority Claims	Superpriority Hedging Claims	Superpriority Hedging Claims/ DIP Super-Priority Claims/ Intermediation Superpriority Claims	Superpriority Hedging Claims	Superpriority Hedging Claims	Superpriority Hedging Claims	DIP Super-Priority Claims
Pre-Petition Intermediation Facility Adequate Protection Claims	DIP Super-Priority Claims	Pre-Petition Term Loan Adequate Protection Super-Priority Claims / Pre-Petition Intermediation Facility Adequate Protection Claims	All DIP Super-Priority Claims / Certain Intermediation Superpriority Claims (solely with respect to Business Interruption Insurance Proceeds)	All DIP Super-Priority Claims	DIP Super-Priority Claims	Pre-Petition Term Loan Adequate Protection Super-Priority Claims
Superpriority Hedging Claims	Intermediation Superpriority Claims		Intermediation Superpriority Claims (claims other than Business Interruption Insurance Proceeds)	Intermediation Superpriority Claims	Pre-Petition Term Loan Adequate Protection Super-Priority Claims	—

[1]	Terms used in this Annex C shall have the meaning given to such terms as defined herein or in this Term Sheet.

Vertex Refining (with respect to proceeds of Intermediation Facility Priority Collateral (other than Business Interruption Insurance Proceeds))	Vertex Refining (with respect to proceeds of DIP Priority Collateral (other than Business Interruption Insurance Proceeds))	Vertex Refining (with respect to Business Interruption Insurance Proceeds)	Parent	Vertex Renewables	Participating Hedging Debtors (other than Vertex Refining, Parent and Vertex Renewables)	All Other Debtors
DIP Super-Priority Claims	Pre-Petition Term Loan Adequate Protection Super-Priority Claims		Pre-Petition Term Loan Adequate Protection Super-Priority Claims / Certain Pre-Petition Intermediation Facility Adequate Protection Claims (solely with respect to Business Interruption Insurance Proceeds)	Pre-Petition Term Loan Adequate Protection Super-Priority Claims	—	—
Pre-Petition Term Loan Adequate Protection Super-Priority Claims	Pre-Petition Intermediation Facility Adequate Protection Claims		Pre-Petition Intermediation Facility Adequate Protection Claims (claims other than Business Interruption Insurance Proceeds)	—	—	—

ANNEX D
TO TERM SHEET

Certain Defined Terms

“Books” means, as to any Debtor, the books and records, including ledgers; records concerning such Debtor’s assets or liabilities, including the Collateral, business operations or financial condition; and all computer programs, or data storage, and the related devices and equipment, containing such information.

“Business Interruption Insurance Percentage” means, as of any date of determination, (i) with respect to the Intermediator, the percentage determined by dividing the outstanding Intermediation Obligations after the Intermediator has marshalled, taken, liquidated and exhausted all remedies and recoveries available to the Intermediator under the Intermediation Contracts (as defined in the Intermediation Order) from any other Intermediation Facility Priority Collateral and any insurance rights owned or held by the Intermediator in its own name covering such Intermediation Facility Priority Collateral to the Intermediation Obligations under the Intermediation Contracts, by the sum of such Intermediation Obligations, plus the outstanding Hedge Obligations plus the outstanding DIP Obligations, hereunder in each case, as of the time of the occurrence of the event giving rise to Business Interruption Insurance Proceeds; (ii) with respect to the Hedge Provider, the percentage determined by dividing the outstanding Hedge Obligations, by the sum of such Intermediation Obligations, plus the outstanding Hedge Obligations plus the outstanding DIP Obligations, hereunder in each case, as of the time of the occurrence of the event giving rise to Business Interruption Insurance Proceeds and (iii) with respect to the DIP Secured Parties hereunder, the difference between 100% and the percentages determined in items (i) and (ii) of this definition. For purposes of determining “Business Interruption Insurance Percentage” with respect to the Intermediator, the Intermediator shall be required to marshal, take, liquidate and exhaust all remedies and recoveries available to the Intermediator with respect to (x) all other categories of Intermediation Facility Priority Collateral, including Intermediation Title Property and (y) all insurance owned and held in the name of the Intermediator with respect to the Intermediation Facility Priority Collateral prior to receiving any recovery of Business Interruption Insurance Proceeds under policies required by the Intermediation Contracts and such policies shall be the secondary policy with respect to Intermediation Facility Priority Collateral.

“Business Interruption Insurance Proceeds” means proceeds of business interruption insurance policies maintained by Parent or Vertex Refining. Any Business Interruption Insurance Proceeds go, first, to satisfy the Carve Out, second, to any Permitted Priority Liens, and third, to any obligations secured by Hedging Liens, DIP Liens and Intermediation Facility Liens on a pari passu basis in accordance with the Business Interruption Insurance Percentage to claims secured by the DIP Liens, Hedging Liens and Intermediation Facility Liens.

“Catalyst Assets” means any catalyst assets and inventory constituting catalyst, precious metals assets and precious metals inventory and all additions, accessions and all rights related thereto.

“Carve Out” means the Carve Out (as defined in the DIP Order).

“Collateral” means all assets and interests in assets and proceeds thereof now owned or hereafter acquired by any Debtor or arising and wheresoever located, including all accessions thereto and products and proceeds thereof (other than Excluded Property (as defined in the DIP Order or as defined in the Intermediation Order)) in or upon which a Lien is granted by a Debtor to the Secured Parties with the priorities as set forth in Annex C.

“Debtors” means the Debtors (as defined in the DIP Order).

“DIP Exclusive Collateral” means all assets and interests in assets and proceeds thereof now owned or hereafter acquired by any Debtor (excluding, Vertex Refining and limited with respect to the Hedge Provider, only Participating Hedging Debtors) or arising and wheresoever located, including all accessions thereto and products and proceeds thereof (other than Excluded Property or any other Shared Collateral, including business interruption insurance policies maintained by Parent) in or upon which a Lien is granted by a Debtor to the Hedge Provider and DIP Secured Parties with the priorities as set forth in Annex C; provided that no Debtor shall grant a Lien to the Hedge Provider to the extent such Debtor does not constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guaranty by such Debtor.

“DIP Liens” means the DIP Liens (as defined in the DIP Order).

“DIP Obligations” means the DIP Obligations (as defined in the DIP Order).

“DIP Order” means that certain interim or final order (I) Authorizing The Debtors to Obtain Postpetition Financing, (II) Authorizing the Debtors to Use Cash Collateral, (III) Granting Liens and Providing Claims with Superpriority Administrative Expense Status, (IV) Granting Adequate Protection to the Pre-Petition Term Loan Secured Parties, (V) Modifying the Automatic Stay, (VI) Scheduling a Final Hearing, and (VII) Granting Related Relief.

“DIP Priority Collateral” means Shared Collateral other than the Intermediation Facility Priority Collateral including the DIP Secured Parties’ Business Interruption Insurance Percentage.

“DIP Secured Parties” means the DIP Secured Parties (as defined in the DIP Order).

“DIP Super-Priority Claims” means the DIP Super-Priority Claims (as defined in the DIP Order).

“Excluded Property” means Excluded Property (as defined in the DIP Order or as defined in the Intermediation Order).

“Hedge Facility” means the Hedge Facility (as defined in the Intermediation Order).

“Hedge Obligations” means the Hedge Obligations (as defined in the Intermediation Order) but shall not include any other Intermediation Obligations or Transaction Obligations (as defined in the Intermediation Contracts), including, without limitation, by virtue of setoff, netting, or indemnification rights under the Intermediation Contracts.

“Hedge Provider” means the Hedge Provider (as defined in the Intermediation Order).

“Hedging Liens” means the Hedging Liens (as defined in the Intermediation Order).

“Hydrocarbon Credit Support” means, as of any time, all Inventory constituting or consisting of Hydrocarbons (as defined in the Intermediation Contracts) then owned or at any time hereafter acquired by Vertex Refining, that is located at a Company Storage Location (as defined in the Intermediation Contracts); provided that “Hydrocarbon Credit Support” shall not include any Excluded Property or any Catalyst Assets.

“Independent Amount” means the Independent Amount (as defined in the Independent Amount Letter as in effect on the date hereof).

“Independent Amount Letter” means the independent amount letter entered into between Vertex Refining and the Intermediator in connection with the Intermediation Contracts, as may be amended from time to time.

“Intermediation Contracts” means the Intermediation Contracts (as defined in the Intermediation Order).

“Intermediation Title Property” means Intermediation Title Property (as defined in the Intermediation Order) or the Proceeds thereof and Supporting Obligations with respect thereto, and the Independent Amount.

“Intermediation Facility Adequate Protection Liens” means the Intermediation Facility Adequate Protection Liens (as defined in the Intermediation Order).

“Intermediation Facility Liens” means the Intermediation Facility Liens (as defined in the Intermediation Order).

“Intermediation Facility Priority Collateral” means all of the following assets of Vertex Refining (or Parent, solely with respect to business interruption insurance policies held by the Parent subject, clause (c)) with respect to which a Lien is granted as security for the Intermediation Obligations in each case whether tangible or intangible: (a) all Inventory subject to or intended to be sold as Intermediation Title Property under the Intermediation Contracts; (b) all Inventory constituting Hydrocarbon Credit Support; (c) the Intermediator’s Business Interruption Insurance Percentage of the proceeds of business interruption insurance policies; and (d) all Proceeds of (including other proceeds of insurance with respect to the foregoing), and Supporting Obligations (including Letter of Credit Rights) with respect to, any of the foregoing.

“Intermediation Obligations” means the Intermediation Obligations (as defined in the Intermediation Order), whether arising prepetition or post-petition, but shall not include any Hedge Obligations, including, without limitation, by virtue of setoff, netting, or indemnification rights under the Intermediation Contracts or Hedge Facility.

“Intermediation Order” means that certain interim or final order (I) Authorizing Continuation of the Intermediation Contracts, as Amended, (II) Authorizing the Debtors to Enter Into and Perform Postpetition Intermediation Transactions and Postpetition Hedging Transactions, (IV) Providing Superpriority Administrative Expense Status and Liens in respect of Postpetition Intermediation Transactions and Postpettion Hedging Transactions, (V) Granting Adequate Protection to the Intermediation Provider, (VI) Provider Superpriority Administrative Expense Status in respect of Purchaser Support Agreements, (VII) Modifying the Automatic Stay, (VIII) Scheduling a Final Hearing and (IX) Granting Related Relief.

“Intermediation Superpriority Claims” means the Intermediation Superpriority Claims (as defined in Intermediation Order).

“Intermediator” means Macquarie (as defined in the Intermediation Order). “Inventory” means “inventory” as defined in the UCC, including work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or at any time hereafter owned by or in the custody or possession, actual or constructive, of any Debtor, including such inventory as is temporarily out of its custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and each Debtor’s Books relating to any of the foregoing.

“Letter of Credit Rights” means “letter of credit rights” as defined in the UCC.

“Lien” means any pledge, bailment, lease, mortgage, deed of trust (or similar instrument), hypothecation, conditional sales and title retention agreement, charge, claim, encumbrance, preference, priority or other lien (statutory or otherwise) in favor of the Secured Parties under the DIP Order or Intermediation Order.

“Parent” means Vertex Energy, Inc., a Nevada corporation, as debtor and debtor-in-possession.

“Participating Hedging Debtors” means the Participating Hedging Debtors (as defined in Intermediation Order).

“Permitted Priority Liens” means the Permitted Priority Liens (as defined in the DIP Order or as defined in the Intermediation Order).

“Pre-Petition Intermediation Facility Adequate Protection Claims” means Pre-Petition Intermediation Facility Adequate Protection Claims (as defined in the Intermediation Order).

“Pre-Petition Liens” means the Pre-Petition Liens (as defined in the DIP Order).

“Pre-Petition Loan Obligations” means the Pre-Petition Loan Obligations (as defined in the DIP Order).

“Pre-Petition Term Loan Adequate Protection Liens” means the “Pre-Petition Term Loan Adequate Protection Liens (as defined in the DIP Order).

“Pre-Petition Term Loan Adequate Protection Super-Priority Claims” means the Pre-Petition Term Loan Adequate Protection Super-Priority Claims (as defined in the DIP Order).

“Proceeds” means “proceeds” as defined in the UCC.

“Secured Parties” means DIP Secured Parties, the Hedge Provider and the Intermediator.

“Shared Collateral” means all assets and interests in assets and proceeds thereof now owned or hereafter acquired by Vertex Refining and Parent (solely with respect to business interruption insurance policies maintained by Parent) thereby or arising and wheresoever located, including all accessions thereto and products and proceeds thereof (other than Excluded Property) in or upon which a Lien is granted by a Debtor with the priorities as set forth in Annex C. For the avoidance of doubt and notwithstanding anything to the contrary herein, Shared Collateral constituting Intermediation Facility Priority Collateral shall not include Intermediation Excluded Property.

“Shell Superpriority Claims” means the Shell Superpriority Claims (as defined in Intermediation Order).

“Superpriority Hedging Claims” means the Superpriority Hedging Claims (as defined in Intermediation Order).

“Supporting Obligations” means “supporting obligations” as defined in the UCC.

“UCC” means the Uniform Commercial Code as adopted and in effect in the State of New York, as amended from time to time; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, any Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

“Vertex Refining” means Vertex Refining Alabama, LLC, a Delaware limited liability company, as debtor and debtor-in-possession.

EXHIBIT D

Intermediation Facility Term Sheet

Indicative and Preliminary Terms and Conditions

for a proposed

Amended and Restated Supply and Offtake Agreement
(the “SOA”)

between

Macquarie Energy North America Trading, Inc.
(“Macquarie”)

and

Vertex Refining Alabama LLC
(“Vertex”)

This non-binding indicative term sheet is for discussion purposes only and contains only the general terms of a potential transaction. Any pricing or other economic or substantive terms contained in this term sheet are indicative only and, together with all other terms and conditions set forth herein, are subject to change. The contents of this document are not an offer to provide financing or otherwise lend money or provide commodities or hedging. Any future commitment will be subject to and contingent upon receipt of all Macquarie internal approvals, including each of Macquarie Bank Limited’s Risk Management Group, Executive Committee and Board of Directors, and all necessary external approvals required by Macquarie and approval by Macquarie’s counsel of the form and substance of all facility documentation. All approvals are at Macquarie’s absolute discretion. Neither party is under any obligation whatsoever (legal or otherwise) to conclude a transaction, whether by virtue of this non-binding indicative term sheet or otherwise. Any written or oral communications not ultimately included in a definitive written agreement may not be relied upon by either party as the basis for taking any action, foregoing any opportunity or incurring any costs, and would not create any obligations whatsoever on the part of either of the parties. This term sheet is proffered in the nature of a settlement proposal in furtherance of settlement discussions. Accordingly, the information contained herein is entitled to protection from any use or disclosure to any party or pursuant to Rule 408 of the Federal Rules of Evidence and any other applicable rule, statute, or doctrine of similar import protecting the use or disclosure of confidential settlement discussions.

GENERAL TERMS:

Parties:	Macquarie Energy North America Trading (together with Macquarie Bank Limited and certain other affiliates, “Macquarie”) and Vertex Refining Alabama LLC (“Vertex”) as debtor and debtor-in-possession in the chapter 11 cases (together, including any chapter 11 cases filed by Vertex’s subsidiaries and affiliates, the “Chapter 11 Cases”).

Transaction Summary:	Macquarie proposes to provide Vertex with an intermediation facility substantially on the terms and conditions set forth in that certain Supply and Offtake Agreement between Macquarie and Vertex dated as of April 1, 2022 and the “Transaction Documents” as defined and referenced therein (all as amended to date, the “Existing SOA” and the “Existing Transaction Documents”), amended and restated to give effect to the terms set forth in this Term Sheet and as otherwise negotiated by the Parties (as so amended and restated, the “Facility” and the Existing SOA as so amended and restated, the “Amended SOA”).

The Facility shall be amended to be fully committed during the term of the Amended SOA; provided however, that Macquarie may terminate the Facility in the event of an Event of Default or Termination Event in accordance with the terms of this Term Sheet, the Amended SOA and the intermediation orders. Notwithstanding the foregoing, Macquarie’s obligation to intermediate the Crude supply arrangements or product purchase transaction is subject to the terms set forth in more detail herein (including in ‘Suppliers’ below).

Vertex and Macquarie acknowledge and agree that (i) each intermediated crude supply contract with a third-party crude supplier and each intermediated product purchase transaction shall constitute an extension of credit and a “financial accommodation” to or for the benefit of Vertex within the meaning of Section 365(c)(2) and 365(e)(2) of the Bankruptcy Code.

Macquarie to provide documentation with respect to a hedge facility (the “Hedge Facility”), which terms are being discussed with Vertex. Hedge Facility will be limited to crack spread hedging in accordance with hedge program agreed as among Vertex, Macquarie and the Lenders, as specified in the Interim Intermediation Order. The Hedge Facility will be executed under the existing ISDA Master Agreement between Vertex and Macquarie Bank Limited, as amended in connection with the Chapter 11 Cases.

Term:	The earlier of (i) a 4 month term commencing on the Petition Date (as defined below) (or, with the prior written consent of Macquarie at the request of Vertex given no less than 10 calendar days before the end of the then current term (a “Term Extension Request”), two one-month extensions for a total term of up to [6] months after the Petition Date), (ii) the date upon which an Asset Sale is consummated (the “Change of Control Effective Date”) or (iii) the occurrence of the Plan Effective Date, but in the case of (ii), subject to the Step-Out Bridge Facility Period provisions below (the “Term”). In considering whether or not to consent to an Term Extension Request, Macquarie shall take into account factors such as it, in its sole discretion, deems relevant, including, without limitation, the application of Macquarie’s internal policies and procedures, whether the most recent Cashflow Forecast delivered to it evidences the Company’s ability to comply with the Minimum Liquidity Requirement for the duration of the Term (as so extended) and if a Default or Event of Default has occurred and is continuing with respect to the Company or if a Termination Event has occurred.

The date of commencement of the Chapter 11 Cases is referred to in this Term Sheet as the “Petition Date”.

If the Term ends of a date that is not the last day of a Month, the Company shall either (i) accept the transfer, by way of novation, of each contract entered into by Macquarie for the purchase of Crude Oil or Product with a Third Party Supplier (including any sale and purchase transaction entered into under a Tripartite Crude Supply Agreement) pursuant to the Amended SOA and in respect of which the relevant quantity of Crude Oil or Product that is the subject of such contract is in transit to the Refinery but has not yet arrived (collectively, the “In-Transit Inventory”); or (ii) if Macquarie determines that it will not able to novate each purchase contract to Vertex (including, without limitation, upon any Change of Control Effective Date to a counterparty with whom Macquarie is not able to conduct business), prepay to Macquarie an amount equal to the amount payable under the terms of the Amended SOA for all such In-Transit Inventory, in which case title and risk to such Crude Oil or Products shall pass upon delivery to the Company. If a purchase contract has not yet completed pricing as of the last day of the Term (each, an “Unpriced Contract”), then Macquarie shall estimate, in good faith and in a commercially reasonable manner, the price payable for any In-Transit Inventory that is the subject of an Unpriced Contract using the pricing benchmark(s) and differential(s) specified in such Unpriced Contract.

CREDIT TERMS:

Claim Status:

Subject and subordinate in all respects to the Carve Out (attached hereto as Exhibit A) reasonably acceptable to Macquarie (as further described in the intermediation orders and DIP orders), Macquarie will be granted (i) super priority administrative expense status on all Vertex obligations under the Facility (including any Vertex obligations arising during the interim period between the Petition Date and the date on which the Interim Intermediation Order is granted); (ii) priming liens on all Intermediation Priority Collateral that shall be senior in all respects to any other liens on such collateral granted and Vertex obligations under the Hedging Facility; and (iii) junior liens on all DIP Collateral (as defined in the DIP Orders) to the extent owned by Vertex. In addition, in-the-money obligations under the Hedging Facility owed to Macquarie Bank Limited are to be secured by a senior claim on all DIP collateral owned by eligible Debtors in priority to the DIP lenders). For the avoidance of doubt, the Carve Out will not impact Macquarie’s ownership of inventory in accordance with the Facility.

In addition, Macquarie will be granted administrative expense status on all contingent obligations of Vertex or Vertex Energy, Inc. under the guarantees issued by such entities to Macquarie in connection with the Vertex Renewables SOA.

Settlement Terms:	Provisional settlement of intermediated crude differentials upon Macquarie commitment, with final true-up at end of month (vs. the final true-up at the end of month per the Existing SOA).

Incremental IA:	Fixed $/bbl IA amounts to be increased due to refreshed historical basis differential analysis set in the monthly IA buildup .

Additional Protections:

Vertex and Lenders to acknowledge ownership of and title to inventory consistent with Existing SOA.

Vertex and Macquarie to confirm and agree unwind and liquidation procedures upon the occurrence of specified termination or liquidation events.

COMMERCIAL TERMS:

Rate:	As set forth in the Fee Letter.

Intermediation/Handling Fee:	Consistent with Existing SOA.

Upfront Fee:	As set forth in the Fee Letter.

Minimum Liquidity:	Vertex to maintain Unrestricted Cash (as defined in the Existing SOA) plus undrawn availability under the DIP at all times of $15,000,000.

Suppliers:	Macquarie to intermediate sourcing activities from STUSCO or, subject to the terms below, any other crude suppliers included on the Third Party Supplier “White List” on a “delivered” basis. Macquarie may also, from time to time, intermediate product purchases of Heavy Naptha at the request of Vertex but only from a product supplier included on the Third Party Supplier “White List”. Sourcing activities with Third Party Suppliers (other than STUSCO as permitted crude supplier) would be subject to good faith and timely review and consideration by Macquarie in accordance with its ordinary course practices and internal policies (including, without limitation, with respect to credit and sanctions) for approving crude oil, product and feedstock purchases from suppliers, in each case applied on a non-discriminatory basis. Macquarie’s acceptance may be conditioned on, among other things, (1) the availability of Crude Oil in the market of the types and grades specified by Vertex in any Transaction Supplement; (2) compliance with Macquarie’s internal policies and procedures (applied using good faith and in a non-discriminatory manner); and (3) Macquarie being satisfied that the Commitment Requirements are met. Among other things, if Macquarie determines, in good faith and in a commercially reasonable manner that the nomination or request to enter into an intermediated transaction, do not comply with Macquarie’ ordinary course practices and internal procedures, then Macquarie shall be under no obligation to accept a nomination or a request to enter into an intermediation transaction.

Macquarie would not be required to enter into a proposed supply crude intermediation transaction if entering into such proposed Macquarie Crude Procurement Contract would result in a breach of an existing third party crude oil suppliers exclusive right to supply Crude Oil to the Refinery under an existing third party supply agreement unless:

(i)	such third party supply agreement has effectively terminated (whether by rejection, other order of the Bankruptcy Court, or otherwise); and

(ii)	the first delivery under the proposed Macquarie Crude Procurement Contract is scheduled to occur after the end of the last Delivery Month for which Macquarie has made a binding election to intermediate Crude Oil with respect to such existing third party supply agreement.

Vertex and Macquarie would agree to and maintain a list of pre-approved crude oil and feedstock and product suppliers and contract terms in order to facilitate the approval of supply transactions with such suppliers, and would otherwise cooperate in good faith to facilitate expeditious review of proposed supply transactions. Vertex and Macquarie would agree on a framework for revising the list of pre-approved suppliers during the Term. Vertex and Macquarie will use good faith to populate the list of approved Crude GTCs after the Restructuring Effective Date.

Consultation	In all respects subject to the Bankruptcy Code and applicable confidentiality arrangements, prior to (x) submitting a motion to reject within the meaning of Section 365(a) of the Bankruptcy Code; or (y) exercising any right it may have to terminate, an existing third-party crude supply contract, any related tripartite crude supply agreement, any intermediated third party product offtake contract or related tripartite product offtake agreement, Vertex shall notify Macquarie in advance on a confidential basis (a “Supply/Offtake Consultation Notice”). As soon as reasonably practicable following receipt of a Supply/Offtake Consultation Notice and subject in all respects to the other terms and conditions under this Agreement and the Intermediation Orders, the Parties shall consult (i) with a view to ensuring that, to the extent that Vertex intends to request that Macquarie enter into third party intermediated sale and purchase transactions in lieu of obtaining supply or offtake from an existing exclusive third-party crude supplier, other third party suppliers, or existing third party product offtakers, there are sufficient arrangements in place between Macquarie and the Company such that (and subject to the provisions of the Amended SOA), Macquarie and the Company are operationally ready (to the extent feasible in advance) to facilitate the entry into of such third party intermediated sale or purchase transactions (if applicable); and (ii) with respect to any anticipated effects on the next upcoming Cashflow Forecast.

Commitment Requirement	(a)	no Default or Event of Default has occurred and is continuing with respect to the Company;

(b)	no Termination Event has occurred;

(c)	Macquarie has received a Cashflow Forecast in accordance with the requirements of the Amended SOA that:
(i)	is dated no earlier than 14 calendar days prior to the relevant date of determination; and
(ii)	demonstrates to the reasonable satisfaction of Macquarie that (x) the entry into of the relevant Macquarie Crude Procurement Contract or Included Product Purchase Transaction or the acceptance of the Monthly Crude Confirmation would not cause the Company to breach the Minimum Liquidity Requirement; and (y) the Company will remain in compliance with the Minimum Liquidity Requirement through the earlier of (1) the end of the period to which Cashflow Forecast relates; or (2) the Emergence Milestone Date; and

(d)	Macquarie has determined after applying all applicable “know- your customer” checks, that an Acceptable Plan or Sale that is approved by the Bankruptcy Court in connection with the Chapter 11 Cases (and any change in corporate ownership structure that may entail) would not prevent Macquarie from being able to transact with the Company for the duration of (x) in the case of a Monthly Crude Confirmation, the relevant Delivery Month to which such Monthly Crude Confirmation relates; or (y) the period from (and including) the date of acceptance of the relevant Transaction Supplement or Product Purchase Request up to (and including) the final delivery date for any Macquarie Crude Procurement Contract or Included Product Purchase Transaction; and

(e)	with respect to the Monthly Crude Confirmation delivered in connection with the STUSCO agreement, (i) no event or default, termination event or other like-event (howsoever defined or described) has occurred and is continuing under the STUSCO Agreement or the related Tripartite Crude Supply Agreement related thereto (or has been alleged to the Bankruptcy Court to have occurred and be continued; and (ii) no motion has been filed by the Company in the Bankruptcy Court to reject (within the meaning of Section 365 of the Bankruptcy Code) the STUSCO Agreement and/or the related Tripartite Crude Supply Agreement related thereto or the STUSCO Agreement and/or the Tripartite Crude Supply Agreement are not in full force and effect.

OTHER:

Scope:	Facility to comprise Vertex and third-party sites, facilities and have structure consistent with the Existing SOA.

Conditions Precedent:	The effectiveness of the Facility would be subject to satisfaction of the following conditions precedent, to be set forth in the documentation for the Facility, the Restructuring Support Agreement (“RSA”) or otherwise, as appropriate:

●	Conditions precedent to the funding of the Debtor-in-Possession Facility (“DIP”) shall have been satisfied, but for any conditions precedent which may be satisfied only by the satisfaction of the conditions precedent to the Facility;

●	Existing intermediated product sale agreements continue with current purchasers or any other purchasers having comparable credit quality or satisfactory credit assurances (e.g. LCs), subject to Macquarie’s consent, not to be unreasonably withheld and acting in good faith and on the understanding that Macquarie would not be required to enter into a proposed supply transaction prohibited under any existing intermediated product sale agreement(s), unless such intermediated product sale agreement has terminated (whether contractually or by virtue of an order entered by the Bankruptcy Court rejecting such intermediated product sale agreement) or such intermediated product sale agreement otherwise is not in full force or effect ;

●	Adequacy of crude supply arrangements, consistent with “Suppliers” above;

●	Sufficient cash flow forecast showing maintenance of minimum liquidity covenant through the Term (including any undrawn availability under the DIP Term Loan);

●	The RSA shall not have been validity terminated by the parties thereto;

●	Plan supported under the RSA shall contain releases in favor of Macquarie in relation to, without limitation, the Existing SOA, the Facility and all transactions thereunder;

●	Payment in full in the ordinary course of all reasonable and documented fees owed to Macquarie in connection with the Facility, and all reasonable and documented transaction fees and expenses incurred by Macquarie as further described below; and

●	Entry of Interim Orders re: Intermediation and DIP reasonably acceptable to Macquarie.

The Facility would become effective as of the date that all conditions precedent were satisfied (the “Effective Date”). Any payment obligations (i) in respect of which an invoice was issued prior to the Petition Date but which is not yet paid or due and payable as of the Petition Date; or (ii) become due and payable during the period from (and including) the Petition Date to (and including) the date on which the Interim Order is granted (including, without limitation, those arising in connection with sales of Crude Oil or Product between Macquarie and Vertex under the Existing SOA during the period between the Petition Date and the Effective Date) shall be subject to payment netting in accordance with the Existing SOA, with the net payment obligation being deferred until the [first] Business Day after the entry of the Interim Intermediation Order. If the Interim Intermediation Order is not granted within [3] days of the Petition Date, any deferred payments shall form part of the Termination Amount or Settlement Amount.

Reporting:	(1)	13-week cash flow forecasts to be provided every fourth Thursday in accordance with the requirements of the DIP Term Loan. If Vertex requests that Macquarie enter into a crude procurement contract or a product purchase transaction, Vertex must provide a 13-week cash flow forecast that is not more than 2-weeks old prior to any commitment to intermediate crude oil or product from third party suppliers on the agreed “white list”.

(2)	Weekly variance report to be provided in accordance with the timings and requirements of the DIP Term Loan.

(3)	End of day cash balances by no later than 10am CT on the following day.

Step-Out Bridge Facility:	Vertex may, by notice in writing to Macquarie at least ten (10) calendar days prior to the end of the Term, request that the Term be extended for a transitional period of no more than ninety (90) calendar days (the “Transitional Support Period”). Unless Macquarie determines, in accordance with its internal policies and procedures applied on a timely, good faith and non-discriminatory basis and after completing all necessary “know-your-customer” checks, that it is not able to transact with the Company or a Guarantor after the end of the Chapter 11 Case; or (ii) the Company does not provide a Cashflow Forecast to Macquarie that is dated no more than [two (2) weeks] prior to the Expiration Date; or (iii) any such Cashflow Forecast delivered by the Company does not evidence its ability to comply, on an ongoing basis, with the Minimum Liquidity Requirement (as may be amended by Macquarie, in its reasonable discretion, to reasonably reflect any change in creditworthiness or ownership structure of the Company after the date that would have been the scheduled end of the Term but for the Transitional Support Period for the duration of the Transitional Support Period. If Macquarie determines that it is able to and willing to extend the Term for the Transitional Support Period, then (i) subject to sub-paragraphs (ii) and (iii) below, the Term shall be extended by a period of time equal in length to the duration of the Transitional Support Period; (ii) the Company shall pay to Macquarie the “Transitional Extension Fee,” as set forth on the Fee Letter, on the first Business Day of the Transitional Support Period; and (iii) the terms of the Transaction Document shall be reasonably amended to the extent required by Macquarie in its reasonable discretion to reasonably reflect any change in creditworthiness or ownership structure of the Company following the date that would (but for the Transitional Support Period) have been the end of the Term.

Exit Facility:

Macquarie shall have the right to submit a commitment letter for an exit facility; the terms of any such exit facility to require input and consent from Lenders. Vertex to use good faith efforts to introduce Macquarie to interested qualified bidders.

If the Chapter 11 Cases end as a result of the occurrence of the effective date of the plan of reorganization supported under the RSA; and (b) Macquarie is selected to provide a new intermediation facility to the Company, the Upfront Fee (to the extent actually paid by the Company) shall be deemed credited towards any upfront fee payable by the Company to Macquarie in connection with the Exit Facility and the payment obligation of the Company shall be deemed reduced accordingly.

Transaction Fees and Expenses:

Vertex shall be responsible for payment of all reasonable and documented fees and out of pocket expenses of one primary counsel and local counsel to Macquarie incurred in connection with the negotiation and documentation of the Facility; fees shall be paid in Vertex’s bankruptcy case, subject to the terms of the DIP orders.

Optional Early Termination Right:	The Company may elect to terminate the Facility by providing the other Party with written notice of any such election pursuant to Article 28 (an “OET Notice”); provided that:
(a)	no such election will be effective until the date falling fifteen (15) calendar days following the date on which notice is delivered (or, if later, the end of the calendar month in which such notice is delivered or any termination date specified in such OET Notice) (the “Optional Early Termination Date”); and
(b)	simultaneously with the delivery of the OET Notice, the Company must provide evidence in form and substance reasonably acceptable to Macquarie that:

(i)	the Company will have sufficient funds available to it on the Optional Early Termination Date to (x) purchase all Crude Oil and Product owned by Macquarie pursuant to the Transaction Documents, in full, in cash, at a price consistent with the then applicable Current Month Pricing Benchmark; and (y) satisfy in full any other payment obligations owed to Macquarie under the terms of the Transaction Documents as of the Optional Early Termination;

(ii)	any Third Party Supply/Offtake Agreements in respect of which the delivery date for the relevant delivery of Crude Oil or Product (including, without limitation, In-Transit Inventory) has not occurred will either:

(1)	in relation to third party product sales transactions (including those entered into under a Tripartite Product Offtake Agreement) or third party crude sales be transferred, by way of novation to the Company: and

(2)	in the case of third party crude intermediation transactions, product purchase transaction and a Tripartite Crude Supply Agreement will be transferred, by way of novation, or otherwise prepaid for in the manner contemplated by the provisions relating to In-Transit Inventory.

(iii)	in consideration for delivering an OET Notice to Macquarie, the Company shall pay to Macquarie an amount equal to OET Fee set forth in the Fee Letter on the Optional Early Termination Date, which shall form part of the calculation of the amount payable by one Party to another in accordance with the settlement amount and termination amount provisions. For these purposes (and in consideration for the payment of the OET Fee), the amount payable upon early termination shall disregard any fee payments that would (but for the designation of an Optional Early Termination Date) have been payable by the Company to Macquarie for further calculation periods during the Term, it being acknowledged that any breakage costs incurred by Macquarie in connection with the termination, unwinding or redeploying of all Related Hedges as a result of such early termination shall nevertheless still form part of the amount calculated in accordance with the termination and settlement amount provisions.

Termination Rights	Termination rights of the Facility and the Hedge Facility would include (but are not limited to):

●	Failure of bankruptcy court to enter interim and final intermediation orders in form and substance reasonably acceptable to Macquarie within 3 and 30 days of the Petition Date, respectively;
●	Failure to enter interim and final DIP term loan orders reasonably acceptable to Macquarie within 3 and 30 days of the Petition Date, respectively;
●	Intermediation orders cease to be in full force and effect;
●	Failure to consummate 363 sale or confirm Plan of Reorganization reasonably acceptable to Macquarie by the Expiration Date; provided that a sale or Plan will be deemed acceptable to Macquarie if it provides for (i) purchase from Macquarie of all inventories owned by Macquarie in Included Storage Locations, on terms consistent with the pricing agreed under the Existing SOA; (ii) payment in full of all other Transaction Obligations (as defined in the Existing SOA) (or, where relating to performance extending beyond the relevant exit date, cash collateralization in full) and (iii) with respect to a plan of reorganization, such plan contains releases in favor of Macquarie similar in all material respects to such releases under the Plan of Reorganization;
●	Failure of Debtors to satisfy Facility obligations, including but not limited to Minimum Liquidity covenant;
●	Occurrence of an, Event of Default or Termination Event under the Hedge Facility;

●	Vertex’s case is converted to chapter 7; Vertex moves for conversion to chapter 7 or the appointment of a trustee or examiner with enlarged powers or such trustee or examiner is appointed;
●	DIP matures unpaid or is accelerated;
●	Any order is entered requiring Macquarie to avoid payments received pre- or post-petition; An order is entered that is materially adverse to protections afforded to Macquarie under the Intermediation Orders or the Plan;
●	DIP is not maintained and/or funded at the agreed funding level;
●	Vertex assigns the Facility to a third party without Macquarie’s consent;
●	Vertex files a motion proposing a transaction in relation to the sale of the Refinery that would not result in Vertex obligations under the Facility being performed in full; and
●	Other applicable termination rights consistent with Existing SOA.

Interim & Final Orders Approving Post-Petition Facility	Interim and final bankruptcy court orders approving the Facility and the Hedge Facility would contain terms reasonably acceptable to Macquarie and Vertex, including:

●	Subject and subordinate in all respects to the Carve Out (reasonably acceptable to Macquarie), super-priority administrative expense claims, priming liens on all current and after-acquired Intermediation Priority Collateral (to be defined) , senior prior liens on all DIP collateral in support of obligations owing to Macquarie under the Hedging Facility, and junior liens on all current and after-acquired Term Loan Priority DIP Collateral (as defined in the DIP Orders) as adequate protection;
●	Termination rights (as detailed above);
●	Carve Out provision as per intermediation orders;
●	Waiver/modification of Automatic Stay to permit Macquarie to exercise enforcement rights and remedies post-Petition upon the occurrence of any Termination Event without violating the stay, subject to market remedies and notice period;
●	Stipulations and waivers by Vertex, subject to the challenge period, as applicable, including:
○	Acknowledgement that indebtedness under Facility is without defense, counterclaim or offset;
○	Facility obligations are legal, valid and binding;
○	Macquarie has legal and beneficial title to Intermediation Priority Collateral, which is not property of estate;
○	SOA and Facility liens are valid, binding, enforceable and perfected;

○	SOA and Facility liens are not subject to avoidance, recharacterization, counterclaim, etc.;
○	Macquarie is not a control person or insider of Vertex;
○	SOA and Facility and transactions thereunder are forward contracts and/or swap agreements and the Facility is a master netting agreement and each of Macquarie, the SOA and Facility and transactions thereunder is entitled to all safe harbors and protections applicable to such persons, agreements and transactions under the Bankruptcy Code, in each case as defined under the Bankruptcy Code and subject to the Final Order; provided however, that Macquarie shall not exercise any termination rights on account of the bankruptcy (including any rights that are available to Macquarie related to forward contract safe harbors);
○	Macquarie is a forward contract merchant, financial participant, swap participant, and master netting agreement participant, in each case as defined under the Bankruptcy Code and subject to the Final Order;
○	Macquarie is oversecured and entitled to current payment of reasonable costs and expenses, subject to the Final Order;
○	Neither the Existing SOA nor the Facility nor any transaction thereunder was entered into with actual intent to hinder, delay or defraud creditors;
●	Challenge period to be the earlier of (i) [75] calendar days from the entry of the interim DIP order, (ii) solely for any Official Committee of Unsecured Creditors, [60] calendar days from the appointment of such committee, if any, or (iii) any such later date as has been ordered by the Court for cause upon a motion filed and served prior to the expiration of the challenge period.
●	Waiver and release of claims against Macquarie arising from the Facility, the transactions thereunder and the negotiations related thereto.
●	Waiver of right to surcharge collateral subject to Facility, equitable doctrine of marshaling or equities of the case exemption to setoff, subject to entry of final order approving Facility.
●	Authorization to enter into Facility and all related agreements on a post-petition basis, with all obligations thereunder deemed to be actual and necessary costs of preserving the estate.

Exhibit A

CARVE OUT

1.	Carve Out.

(a)	Carve Out. As used in this Interim Order, the “Carve Out” means the sum of (i) all fees required to be paid to the Clerk of the Court and to the Office of the U.S. Trustee under section 1930(a) of title 28 of the United States Code plus interest at the statutory rate (without regard to the notice set forth in (iii) below); (ii) all reasonable fees and expenses up to $100,000 incurred by a trustee under section 726(b) of the Bankruptcy Code (without regard to the notice set forth in (iii) below); (iii) to the extent allowed at any time, whether by interim order, procedural order, or otherwise, all unpaid fees and expenses (the “Allowed Professional Fees”) incurred by persons or firms retained by the Debtors pursuant to section 327, 328, or 363 of the Bankruptcy Code (the “Debtor Professionals”) and the Committee pursuant to section 328 or 1103 of the Bankruptcy Code (the “Committee Professionals” and, together with the Debtor Professionals, the “Professional Persons”) at any time before or on the first business day following delivery by the DIP Agent of a Carve Out Trigger Notice (as defined below), whether allowed by the Court prior to or after delivery of a Carve Out Trigger Notice; and (iv) Allowed Professional Fees of Professional Persons in an aggregate amount not to exceed $500,000 incurred after the first business day following delivery by the DIP Agent of the Carve Out Trigger Notice, to the extent allowed at any time, whether by interim order, procedural order, or otherwise (the amounts set forth in this clause (iv) being the “Post-Carve Out Trigger Notice Cap”). For purposes of the foregoing, “Carve Out Trigger Notice” shall mean a written notice delivered by email (or other electronic means) by the DIP Agent, acting at the direction of the Required Lenders under and as defined in the Loan Documents, or the Pre-Petition Agent, acting at the direction of the Required Lenders under and as defined in the Pre-Petition Loan Agreement, as applicable, to the Debtors, their lead restructuring counsel, the U.S. Trustee, and counsel to the Committee, which notice may be delivered following the occurrence and during the continuation of an Event of Default, and acceleration of the DIP Obligations under the DIP Facility or termination of the Debtors’ right to use Cash Collateral, as applicable, stating that the Post-Carve Out Trigger Notice Cap has been invoked.

(b)	Delivery of Weekly Fee Statements. Not later than 7:00 p.m. New York time on the third business day of each week starting with the first full calendar week following the Petition Date, each Professional Person shall deliver to the Debtors a statement setting forth a good-faith estimate of the amount of fees and expenses (collectively, “Estimated Fees and Expenses”) incurred during the preceding week by such Professional Person (through Saturday of such week, the “Calculation Date”), along with a good-faith estimate of the cumulative total amount of unreimbursed fees and expenses incurred through the applicable Calculation Date and a statement of the amount of such fees and expenses that have been paid to date by the Debtors (each such statement, a “Weekly Statement”); provided that, within one business day of the occurrence of the Termination Declaration Date (as defined below), each Professional Person shall deliver one additional statement (the “Final Statement”) setting forth a good-faith estimate of the amount of fees and expenses incurred during the period commencing on the calendar day after the most recent Calculation Date for which a Weekly Statement has been delivered and concluding on the Termination Declaration Date (and the Debtors shall cause such Weekly Statement and Final Statement to be delivered on the same day received to the DIP Agent). If any Professional Person fails to deliver a Weekly Statement within three (3) calendar days after such Weekly Statement is due, such Professional Person’s entitlement (if any) to any funds in the Pre-Carve Out Trigger Notice Reserve (as defined below) with respect to the aggregate unpaid amount of Allowed Professional Fees for the applicable period(s) for which such Professional Person failed to deliver a Weekly Statement covering such period shall be limited to the aggregate unpaid amount of Allowed Professional Fees included in the Approved Budget for such period for such Professional Person.

(c)	Carve Out Reserves.

(i)       Commencing with the week ended September 27, 2024, and on or before the Thursday of each week thereafter, the Debtors shall utilize all cash on hand as of such date and any available cash thereafter held by any Debtor to fund a reserve in an amount equal to the sum of (a) the greater of (i) the aggregate unpaid amount of all Estimated Fees and Expenses reflected in the Weekly Statement delivered on the immediately prior Wednesday to the Debtors and the DIP Agent, and (ii) the aggregate amount of unpaid Allowed Professional Fees contemplated to be incurred in the Approved Budget during such week, plus (b) the Post Carve Out Trigger Notice Cap, plus (c) an amount equal to the amount of Allowed Professional Fees set forth in the Approved Budget for the week occurring after the most recent Calculation Date. The Debtors shall deposit and hold such amounts in a segregated account maintained by the Debtors in trust (the “Funded Reserve Account”) to pay such Allowed Professional Fees (the “Funded Reserves”) prior to any and all other claims, and all payments of Allowed Professional Fees incurred prior to the Termination Declaration Date shall be paid first from such Funded Reserve Account.

(ii)       On the day on which a Carve Out Trigger Notice is given by the DIP Agent or the Pre-Petition Agent, as applicable, to the Debtors with a copy to counsel to the Committee (the “Termination Declaration Date”), the Carve Out Trigger Notice shall constitute a demand to the Debtors to, and the Debtors shall utilize all cash on hand as of such date, including cash in the Funded Reserve Account, and any available cash thereafter held by any Debtor to fund a reserve in an amount equal to the then unpaid amounts of the Allowed Professional Fees. The Debtors shall deposit and hold such amounts in a segregated account maintained by the Debtors in trust to pay such then unpaid Allowed Professional Fees (the “Pre-Carve Out Trigger Notice Reserve”) prior to any other claims. On the Termination Declaration Date, the Carve Out Trigger Notice shall also constitute a demand to the Debtors to utilize all cash on hand as of such date, including cash in the Funded Reserve Account, and any available cash thereafter held by any Debtor, after funding the Pre-Carve Out Trigger Notice Reserve, to fund a reserve in an amount equal to the Post-Carve -Out Trigger Notice Cap. The Debtors shall deposit and hold such amounts in a segregated account maintained by the Debtors in trust to pay such Allowed Professional Fees benefiting from the Post-Carve Out Trigger Notice Cap (the “Post-Carve Out Trigger Notice Reserve” and, together with the Pre-Carve Out Trigger Notice Reserve, the “Carve Out Reserves”) prior to any and all other claims.

(d)	Application of Carve Out Reserves.

(i)       All funds in the Pre-Carve Out Trigger Notice Reserve shall be used first to pay the obligations set forth in clauses (i) through (iii) of the definition of Carve Out set forth above (the “Pre-Carve Out Amounts”), but not, for the avoidance of doubt, the Post-Carve Out Trigger Notice Cap, until indefeasibly paid in full. If the Pre-Carve Out Trigger Notice Reserve has not been reduced to zero, all remaining funds shall be distributed first to the DIP Agent on account of the applicable DIP Obligations until indefeasibly paid in full, and thereafter to the Pre-Petition Lenders in accordance with their rights and priorities as of the Petition Date and as otherwise set forth in this Interim Order.

(ii)       All funds in the Post-Carve Out Trigger Notice Reserve shall be used first to pay the obligations set forth in clause (iv) of the definition of Carve Out set forth above (the “Post-Carve Out Amounts”), and then, to the extent the Post-Carve Out Trigger Notice Reserve has not been reduced to zero, to pay the DIP Agent for the benefit of the DIP Lenders, unless the DIP Obligations have been indefeasibly paid in full, in which case any such excess shall be paid to the Pre-Petition Lenders in accordance with their rights and priorities as of the Petition Date.

(iii)       Notwithstanding anything to the contrary in the Loan Documents or this Interim Order, if either of the Carve Out Reserves is not funded in full in the amounts set forth in Paragraph 17(c), then, any excess funds in one of the Carve Out Reserves following the payment of the Pre-Carve Out Amounts and Post-Carve Out Amounts, respectively (subject to the limits contained in the Post-Carve Out Trigger Notice Cap), shall be used to fund the other Carve Out Reserve, up to the applicable amount set forth in Paragraph 17(c), prior to making any payments to the DIP Agent or the Pre-Petition Lenders, as applicable.

(iv)       Notwithstanding anything to the contrary in the Loan Documents or this Interim Order, following delivery of a Carve Out Trigger Notice, the DIP Agent, the Pre-Petition Agent, and the Pre-Petition Lenders shall not sweep or foreclose on cash (including cash received as a result of the sale or other disposition of any assets) of the Debtors until the Carve Out Reserves have been fully funded, but shall have a security interest in any residual interest in the Carve Out Reserves, with any excess paid to the DIP Agent for application in accordance with the Loan Documents.

(v)       Further, notwithstanding anything to the contrary in this Interim Order, (i) disbursements by the Debtors from the Carve Out Reserves shall not constitute Loans (as defined in the DIP Loan Agreement) or increase or reduce the DIP Obligations, (ii) the failure of the Carve Out Reserves to satisfy in full the Allowed Professional Fees shall not affect the priority of the Carve Out with respect to any shortfall (as described below), and (iii) subject to the limitations with respect to the DIP Agent, DIP Lenders, the Pre-Petition Agent, and Pre-Petition Lenders set forth in this Paragraph 17, in no way shall the Initial Approved Budget, any subsequent Approved Budget, Carve Out, Post-Carve Out Trigger Notice Cap or Carve Out Reserves, or any of the foregoing be construed as a cap or limitation on the amount of the Allowed Professional Fees due and payable by the Debtors. For the avoidance of doubt and notwithstanding anything to the contrary in this Interim Order or the DIP Loan Documents, the Carve Out shall be senior to all liens and claims securing the DIP Obligations, the Hedge Obligations, the Intermediation Obligations, the Adequate Protection Liens, the Pre-Petition Loan Obligations, the DIP Super-Priority Claims, the Hedging Superpriority Claims (as defined in the Intermediation Order), the Shell Superpriority Claims (as defined in the Intermediation Order), Intermediation Superpriority Claims (as defined in the Intermediation Order), and any and all other forms of adequate protection, liens, or claims securing the DIP Obligations, the Hedge Obligations, the Intermediation Obligations, and the Pre-Petition Loan Obligations.

(e)	Payment of Allowed Professional Fees Prior to the Termination Declaration Date. Any payment or reimbursement made prior to the occurrence of the Termination Declaration Date in respect of any Allowed Professional Fees shall not reduce the Carve Out.

(f)	No Direct Obligation To Pay Allowed Professional Fees. None of the DIP Agent, the DIP Lenders, the Pre-Petition Agent, the Pre-Petition Lenders, or the Intermediation Facility Secured Party shall be responsible for the payment or reimbursement of any fees or disbursements of any Professional Person incurred in connection with the Chapter 11 Cases or any successor cases under any chapter of the Bankruptcy Code. Nothing in this Interim Order or otherwise shall be construed to obligate the DIP Agent, the DIP Lenders, the Pre-Petition Agent, the Pre-Petition Lenders, or the Intermediation Facility Secured Party in any way, to pay compensation to, or to reimburse expenses of, any Professional Person or to guarantee that the Debtors have sufficient funds to pay such compensation or reimbursement.

(g)	Payment of Allowed Professional Fees on or After the Termination Declaration Date. Any payment or reimbursement made on or after the occurrence of the Termination Declaration Date in respect of any Allowed Professional Fees shall permanently reduce the Carve Out on a dollar-for-dollar basis. Any funding of the Carve Out shall be added to, and made a part of, the DIP Obligations secured by the DIP Collateral and shall be otherwise entitled to the protections granted under this Interim Order, the Loan Documents, the Bankruptcy Code, and applicable law.

EXHIBIT E

Provision for Transfer Agreement

The undersigned (“Transferee”) hereby acknowledges that it has read and understands the Restructuring Support Agreement, dated as of September 24, 2024 (the “Agreement”),1 by and among Vertex Energy, Inc. and its Affiliates and subsidiaries bound thereto and the Consenting Stakeholders, including the transferor to the Transferee of any Company Claims/Equity Interests (each such transferor, a “Transferor”), and agrees to be bound by the terms and conditions thereof to the extent the Transferor was thereby bound, and shall be deemed a “Consenting Stakeholder” and a “Consenting Term Loan Lender” under the terms of the Agreement.

The Transferee specifically agrees to be bound by the terms and conditions of the Agreement and makes all representations and warranties contained therein as of the date of the Transfer, including the agreement to be bound by the vote of the Transferor if such vote was cast before the effectiveness of the Transfer discussed herein.

Date Executed:

Name:

Title:

Address:

E-mail address(es):

Aggregate Amounts Beneficially Owned or Managed on Account of:
Term Loan Claims
Equity Interests

[1]	Capitalized terms used but not otherwise defined herein shall having the meaning ascribed to such terms in the Agreement.

EXHIBIT F

Joinder Agreement

The undersigned (the “Joinder Party”) hereby acknowledges that it has read and understands that certain Restructuring Support Agreement, dated as September 24, 2024, by and among the Company Parties and the Consenting Stakeholders (as amended, amended and restated, supplemented, or otherwise modified from time to time in accordance with the terms thereof, the “Agreement”),1 and agrees to be bound by the terms and conditions thereof to the extent that the other Parties are thereby bound, and shall be deemed a “Consenting Stakeholder” under the terms of the Agreement.

The Joinder Party specifically agrees to be bound by the terms and conditions of the Agreement and makes all representations and warranties contained therein as of the date this Joinder Agreement is executed and any further date specified in the Agreement.

Date Executed:

Name:

Title:

Address:

E-mail address(es):

Aggregate Amounts Beneficially Owned or Managed on Account of:
Term Loan Claims
Equity Interests

[1]	Capitalized terms used but not otherwise defined herein shall having the meanings ascribed to such terms in the Agreement.

EXHIBIT C

Company Organizational Chart

C-1